Exhibit 10.43

CREDIT AND GUARANTY AGREEMENT

dated as of April 1, 2008

among

ABITIBI-CONSOLIDATED COMPANY OF CANADA,

ABITIBI-CONSOLIDATED INC.,

CERTAIN SUBSIDIARIES AND AFFILIATES OF ABITIBI-CONSOLIDATED INC.,

as Guarantors,

VARIOUS LENDERS,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Joint-Lead Arranger, Syndication Agent and Joint-Lead Bookrunner,

WACHOVIA CAPITAL MARKETS, LLC,

as Joint-Lead Arranger and Joint-Lead Bookrunner

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Administrative Agent,

and

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Documentation Agent

$400,000,000 Senior Secured Credit Facility

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4.7. Historical Financial Statements	57
4.8. Projections	57
4.9. No Material Adverse Change	58
4.10. No Restricted Junior Payments	58
4.11. Adverse Proceedings, Etc.	58
4.12. Tax Matters	58
4.13. Properties	58
4.14. Environmental Matters	59
4.15. No Defaults	60
4.16. Material Contracts	60
4.17. Governmental Regulation	60
4.18. Margin Stock	60
4.19. Employee Matters	60
4.20. Employee Benefit Plans	61
4.21. Certain Fees	62
4.22. Solvency	62
4.23. Related Agreements	63
4.24. Compliance with Statutes, Etc	63
4.25. Disclosure	63
4.26. PATRIOT Act	63
4.27. UK Credit Parties; Canadian Credit Parties; U.S. Credit Parties	64

SECTION 5. AFFIRMATIVE COVENANTS	64
5.1. Financial Statements and Other Reports	64
5.2. Existence	68
5.3. Payment of Taxes and Claims	68
5.4. Maintenance of Properties	69
5.5. Insurance	69
5.6. Books and Records; Inspections	69
5.7. Lender Meetings	70
5.8. Compliance with Laws	70
5.9. Environmental	70
5.10. Subsidiaries	71
5.11. Donohue Sale	72
5.12. Further Assurances	72
5.13. Miscellaneous Covenants	72

SECTION 6. NEGATIVE COVENANTS	74
6.1. Indebtedness	74
6.2. Liens	76
6.3. [Reserved]	79
6.4. Restricted Junior Payments	79
6.5. Restrictions on Subsidiary Distributions	80
6.6. Investments	81
6.7. [Reserved]	82
6.8. Fundamental Changes; Disposition of Assets; Acquisitions	82
6.9. Disposal of Subsidiary Interests	83

6.10. Sales and Lease-Backs	83
6.11. Transactions with Shareholders and Affiliates	84
6.12. Conduct of Business	84
6.13. Permitted Activities of Certain Companies	84
6.14. Amendments or Waivers of Organizational Documents and Certain Related Agreements	84
6.15. Amendments or Waivers with respect to Certain Indebtedness	84
6.16. Fiscal Year	85
6.17. Hedge Agreements	85

SECTION 7. GUARANTY	85
7.1. Guaranty of the Obligations	85
7.2. Contribution by Guarantors	85
7.3. Payment by Guarantors	86
7.4. Liability of Guarantors Absolute	87
7.5. Waivers by Guarantors	89
7.6. Guarantors' Rights of Subrogation, Contribution, Etc.	89
7.7. Subordination of Other Obligations	90
7.8. Continuing Guaranty	90
7.9. Authority of Guarantors or Borrower	90
7.10. Financial Condition of Borrower	91
7.11. Bankruptcy, Etc	91
7.12. Discharge of Guaranty Upon Sale of Guarantor	92
7.13. Indemnity	92

SECTION 8. EVENTS OF DEFAULT	92
8.1. Events of Default	92
8.2. Application of Proceeds	95

SECTION 9. AGENTS	96
9.1. Appointment of Agents	96
9.2. Powers and Duties	96
9.3. General Immunity	97
9.4. Agents Entitled to Act as Lender	98
9.5. Lenders' Representations, Warranties and Acknowledgment	99
9.6. Right to Indemnity	99
9.7. Successor Administrative Agent and Collateral Agent	100
9.8. Collateral Documents and Guaranty	101
9.9. Withholding Taxes	103

SECTION 10. MISCELLANEOUS	103
10.1. Notices	103
10.2. Expenses	105
10.3. Indemnity	105
10.4. Set-Off	106
10.5. Amendments and Waivers	107
10.6. Successors and Assigns; Participations	108

10.7. Independence of Covenants	111
10.8. Survival of Representations, Warranties and Agreements	111
10.9. No Waiver; Remedies Cumulative	111
10.10. Marshalling; Payments Set Aside	112
10.11. Severability	112
10.12. Obligations Several; Independent Nature of Lenders' Rights	112
10.13. Headings	112
10.14. APPLICABLE LAW	112
10.15. CONSENT TO JURISDICTION	112
10.16. WAIVER OF JURY TRIAL	113
10.17. Confidentiality	114
10.18. Usury Savings Clause	114
10.19. Counterparts	115
10.20. Effectiveness; Entire Agreement	115
10.21. PATRIOT Act	115
10.22. Electronic Execution of Assignments	116
10.23. No Fiduciary Duty	116
10.24. Joint and Several Liability	116
10.25. Limitations Act, 2002	116
10.26. Judgment Currency	117

APPENDICES:	A	Term Loan Commitments
	B	Notice Addresses, Principal Office

SCHEDULES:	4.1	Jurisdictions of Organization and Qualification
	4.2	Equity Interests and Ownership
	4.4	Required Approvals and Consents
	4.13	Real Estate Assets
	4.16	Material Contracts
	4.20	Employee Benefit Plans
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.5	Restrictions on Subsidiary Distributions
	6.6	Certain Investments
	6.11	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Term Loan Note
	C	[Reserved]
	D	Opinions of Counsel
	E	Assignment Agreement
	F	[Reserved]
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	G-3	Current Asset Amount Certificate
	H	Counterpart Agreement
	I-1	US Security Agreements
	I-2	Canadian Security Agreement
	I-3	UK Security Agreement
	I-4	Québec Security Agreements
	I-5	Netherlands Security Agreement
	I-6	Alabama River Mortgage
	J	Landlord Waiver and Consent Agreement
	K	Intercompany Note

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CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of April 1, 2008, is entered into by and among ABITIBI-CONSOLIDATED COMPANY OF CANADA, a company amalgamated under the laws of the Province of Québec, Canada ("Borrower"), ABITIBI-CONSOLIDATED INC., a corporation amalgamated under the laws of Canada ("Holdings"), CERTAIN SUBSIDIARIES AND AFFILIATES OF HOLDINGS, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent (in such capacity, "Syndication Agent"), as Administrative Agent (together with its permitted successors in such capacity, "Administrative Agent"), and as Documentation Agent (in such capacity, "Documentation Agent"), and GSCP, as Collateral Agent (together with its permitted successors in such capacity, "Collateral Agent").

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend certain Term Loans to Borrower in the aggregate principal amount of $400,000,000, the proceeds of which will be used to (i) refinance in part and cash collateralize Existing Refinanced Indebtedness, and (ii) pay fees, commissions and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement;

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its non-fixed assets (excluding intellectual property and a pledge of Equity Interests of its Subsidiaries) and proceeds of the foregoing as further set forth in the Collateral Documents; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on (i) substantially all of their respective non-fixed assets (excluding intellectual property and, except with respect to Equity Interests in the Subsidiaries of Donohue following the Donohue Sale, a pledge of Equity Interests of their respective Subsidiaries) and proceeds of the foregoing, and (ii) in the case of Donohue and its Subsidiaries that are Guarantors, following the Donohue Sale, substantially all of their respective assets, in each case as further set forth in the Collateral Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

"Abitibi Consolidated Europe" means Abitibi Consolidated Europe, a company organized in Belgium.

"Abitibi Entity" means each of Holdings, Donohue and their respective Subsidiaries.

"Abitibi SPV" means Abitibi-Consolidated U.S. Funding Corp., a Delaware corporation.

"AC Hydro Indebtedness" means the Indebtedness of ACH Limited Partnership, a Manitoba limited partnership, arising under (a) that Cdn$250,000,000 Credit Agreement dated as of March 31, 2007 among ACH Limited Partnership, as borrower, Caisse de Dépôt et Placement du Québec, as administrative agent, and Caisse de Dépôt et Placement du Québec, as the initial lender, and (b) that Cdn$15,000,000 Credit Agreement dated as of March 31, 2007 among ACH Limited Partnership, as borrower, and Canadian Imperial Bank of Commerce, as administrative agent and initial lender, in each case as same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

"ACSC" means Abitibi Consolidated Sales Corporation, a Delaware corporation.

"ACSC Securitization" means the program for the securitization of accounts receivable originated with Holdings and ACSC pursuant to the ACSC Securitization Documents.

"ACSC Securitization Documents" means (i) the Amended and Restated Receivables Purchase Agreement dated as of January 31, 2008 among Abitibi SPV, Eureka Securitisation, PLC, Citibank, N.A., Citibank, N.A., London Branch, the originators named therein, ACSC and Holdings, (ii) the Amended and Restated Purchase and Contribution Agreement dated as of January 31, 2008 among Holdings, ACSC and Abitibi SPV, and (iii) each other document executed in connection therewith, as each such document may be amended, restated, replaced, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

"ACSC Securitization Indebtedness" means Indebtedness owing by Abitibi SPV to the investor and the banks party to the ACSC Securitization Documents pursuant to the terms thereof.

"Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the greater of (I) 3.50% and (II) the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate

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determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by JPMorgan Chase Bank, N.A. for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

"Administrative Agent" as defined in the preamble hereto.

"Adverse Proceeding" means any action, claim (including any Environmental Claims), suit, charge, order, direction, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Abitibi Entity) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of any Abitibi Entity, threatened against or affecting any Abitibi Entity or any property of any Abitibi Entity.

"Affected Lender" as defined in Section 2.18(b).

"Affected Loans" as defined in Section 2.18(b).

"Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

"Agent" means each of Syndication Agent, Administrative Agent, Collateral Agent and Documentation Agent.

"Agent Affiliates" as defined in Section 10.1(b).

"Aggregate Amounts Due" as defined in Section 2.17.

"Aggregate Payments" as defined in Section 7.2.

"Agreement" means this Credit and Guaranty Agreement, dated as of April 1, 2008, as it may be amended, restated, supplemented or otherwise modified from time to time.

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"Alabama River Facilities Lease" means that certain Lease Agreement between the Industrial Development Board of Monroe County and Alabama River Newsprint Company, an Alabama general partnership, dated October 1, 1988, together with all amendments, supplements and modifications thereto.

"Alabama River Facilities Supplemental Lease" means that certain Lease Agreement between the Industrial Development Board of Monroe County and Alabama River Newsprint Company, an Alabama general partnership, successor in interest by merger to Alabama River Recycling Company, an Alabama general partnership, as the successor in interest by assignment to Alabama River Recycling Company, Inc., an Alabama corporation, dated May 1, 1992, together with all amendments, supplements and modifications thereto.

"Alabama River Facility" means the newsprint plant commonly referred to as "Alabama River", which is owned by the Industrial Development Board of Monroe County and leased to Alabama River Newsprint Company, an Alabama general partnership.

"Alabama River Mortgage" means a fully executed and notarized mortgage, in proper form for recording in the appropriate recording office in Alabama, encumbering the leasehold estate under the Alabama River Facilities Lease in the form of Exhibit I-6 attached hereto.

"Alabama River Supplemental Mortgage" means a fully executed and notarized mortgage, which amends and restates the Alabama River Mortgage, in proper form for recording in the appropriate recording office in Alabama, encumbering the Industrial Development Board of Monroe County's fee interest in the Alabama River Facility and the leasehold estate under the Alabama River Facilities Supplemental Lease in form and substance reasonably satisfactory to Collateral Agent.

"Applicable Margin" means (i) with respect to Eurodollar Rate Loans, 8.00% per annum and (ii) with respect to Base Rate Loans, 7.00% per annum.

"Applicable Reserve Requirement" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Term Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

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"Approved Electronic Communications" means any notice, demand communication, information, document or other material that any Credit Party provides to an Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Agents or to the Lenders by means of electronic communications pursuant to Section 10.1(b).

"Asset Sale" means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than Borrower or any Guarantor (other than Holdings)), in one transaction or a series of transactions, of all or any part of any Abitibi Entity's businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Holdings' or Donohue's Subsidiaries, other than (i) inventory (or other assets) sold, leased or licensed in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued), and (ii) sales, leases or licenses out of other assets for aggregate consideration of less than $3,000,000 with respect to any transaction or series of related transactions and less than $20,000,000 in the aggregate prior to the Maturity Date.

"Assignment Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

"Assignment Effective Date" as defined in Section 10.6(b).

"Augusta Newsprint" means Augusta Newsprint Company, a Georgia corporation.

"Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

"Base Rate" means, for any day, a rate per annum equal to the greatest of (i) 4.50%, (ii) the Prime Rate in effect on such day and (iii) the Federal Funds Effective Rate in effect on such day plus  1/ 2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

"Base Rate Loan" means a Term Loan bearing interest at a rate determined by reference to the Base Rate.

"Beneficiary" means each Agent and Lender.

"BIA" means the Bankruptcy and Insolvency Act (Canada).

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"Blocked Account" means a Deposit Account maintained by a Credit Party at a financial institution reasonably satisfactory to Collateral Agent and which is subject to a Blocked Account Agreement that is in full force and effect.

"Blocked Account Agreement" means a three-party agreement entered into by a Credit Party, Collateral Agent and a financial institution which maintains one or more Deposit Accounts for such Credit Party, in form and substance reasonably satisfactory to Collateral Agent (it being agreed and acknowledged that any such agreement that includes an indemnity owing by Collateral Agent, other than in respect of chargebacks or returned amounts in respect of the applicable account in accordance with normal banking practice in an amount not exceeding the amount received by Collateral Agent from such account after activation of Collateral Agent's sole control of such account pursuant to such agreement, shall not be satisfactory to Collateral Agent).

"Board of Governors" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

"Borrower" as defined in the preamble hereto.

"Business Day" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, the Province of Ontario or the Province of Québec or is a day on which banking institutions located in the State of New York, the City of Toronto or the City of Québec are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

"Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

"Canadian Credit Party" means each of Holdings, Borrower and each other Credit Party that (i) is organized under the laws of Canada or any province or territory thereof, (ii) carries on business in Canada, or (iii) has any title or interest in or to any property in Canada.

"Canadian Dollars" and the sign "Cdn$" mean the lawful money of Canada.

"Canadian Security Agreement" means the Security Agreement to be executed by each Credit Party that has its registered office or chief executive office situated in any jurisdiction in Canada outside of the Province of Québec or has any right, title or interest in any Collateral which is located in any jurisdiction in Canada outside of the Province of Québec or in respect of which the validity, perfection, effect of perfection or non-perfection, or priority of a security interest in such Collateral is governed by the laws of any jurisdiction in Canada other than the Province of Québec, substantially in the form of Exhibit I-2, as it may be amended, restated, supplemented or otherwise modified from time to time.

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"Cash" means money, currency or a credit balance in any demand or Deposit Account.

"Cash Equivalents" means, as at any date of determination, any of the following to the extent readily monetized: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or the Government of Canada, or (b) issued by any agency of the United States Government or the Government of Canada, the obligations of which are backed by the full faith and credit of such government, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any province of Canada, or any political subdivision of any such state or province or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by (a) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (x) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (y) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, or (b) any bank listed on Schedule I of the Bank Act (Canada) that has Tier 1 capital (as defined in OSFI Guideline A-1 on Capital Adequacy Requirements) of not less than $500,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

"CCAA" means the Companies' Creditors Arrangement Act (Canada).

"Change of Control" means, at any time, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than any holders of the Convertible Notes following conversion of the Convertible Notes in accordance with the terms thereof) (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Parent or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Parent; (ii) Parent shall cease to beneficially own and control directly 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of Holdings, provided that for purposes of this clause (ii), the exchangeable shares issued by AbitibiBowater Canada Inc. (f/k/a Bowater Canada, Inc.) outstanding on the Closing Date shall be deemed to have been exchanged for Equity Interests of Parent; (iii) Holdings shall cease to beneficially own and control directly 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of Borrower; (iv) Designated Donohue Parent and Borrower shall cease to collectively and beneficially own and control directly 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of Donohue; (v) Borrower shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of each Guarantor Subsidiary/Affiliate other than Donohue and its Subsidiaries; (vi) Donohue shall cease to beneficially own and control,

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directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of each of its Subsidiaries that is a Guarantor Subsidiary/Affiliate; (vii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Parent cease to be occupied by Persons who either (a) were members of the board of directors of Parent on the Closing Date or (b) were nominated for election by the board of directors of Parent, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (viii) any "change of control" or similar event under any Senior Note Documents, Convertible Note Documents or ACSC Securitization Documents shall occur.

"Closing Date" means the date on which Term Loans are made.

"Closing Date Certificate" means a Closing Date Certificate substantially in the form of Exhibit G-1.

"Collateral" means, collectively, all of the real, personal and mixed property (including Equity Interests of Subsidiaries of Donohue following the Donohue Sale) in which Liens are purported to be granted pursuant to the Collateral Documents as security for Obligations.

"Collateral Agent" as defined in the preamble hereto.

"Collateral Documents" means the US Security Agreements, the Canadian Security Agreement, the Québec Security Agreements, the UK Security Agreement, the Netherlands Security Agreement, the Intellectual Property Security Agreements, the Intercreditor Agreement, the Securitization Intercreditor Agreement, the Alabama River Mortgage, the Blocked Account Agreements, the Landlord Personal Property Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by or on behalf of or at the request of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations or to protect or preserve the interests of Collateral Agent or the Secured Parties therein.

"Collateral Questionnaire" means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal property of each Credit Party.

"Combined Capital Expenditures" means an amount equal to the sum, without duplication, of (i) Consolidated Capital Expenditures of Holdings and its Subsidiaries plus (ii) Consolidated Capital Expenditures of Donohue and its Subsidiaries.

"Commitment" means any Term Loan Commitment.

"Commodity Agreement" means any commodity exchange contract, commodity swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the commodity risk associated with the Abitibi Entities' operations and not for speculative purposes.

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"Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures of a Person and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of such Person and its Subsidiaries; provided that Consolidated Capital Expenditures shall not include any expenditures for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with Net Insurance/Condemnation Proceeds invested pursuant to Section 2.14(b) or with Net Asset Sale Proceeds invested pursuant to Section 2.14(a).

"Consolidated Net Tangible Assets" means the total amount of assets of the Abitibi Entities on a consolidated combined basis, including deferred pension costs, after deducting therefrom:

(1)	all current liabilities (excluding any Indebtedness classified as a current liability);

(2)	all goodwill, tradenames, trademarks, patents, unamortized debt discount and financing costs and all similar intangible assets; and

(3)	appropriate adjustments on account of minority interests of other Persons holding shares of any of the Abitibi Entities;

all as set forth in the most recent consolidated combined balance sheet of the Abitibi Entities delivered to Agents and the Lenders pursuant to Section 5.1(a), and as determined on a consolidated basis in accordance with GAAP.

"Contractual Obligation" means, as applied to any Person, any obligation of such Person under any Security issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

"Contributing Guarantors" as defined in Section 7.2.

"Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

"Conversion/Continuation Notice" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

"Convertible Notes" means the 8.00% Convertible Notes Due 2013 of Parent in the initial aggregate principal amount up to $350,000,000 and issued pursuant to the Convertible Note Indenture, as such notes may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

"Convertible Note Documents" means the Convertible Note Indenture, the Convertible Notes and each other document executed in connection with such notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

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"Convertible Note Indenture" means that certain Indenture, dated April 1, 2008, between Parent, as issuer, Bowater Incorporated, as guarantor, and The Bank of New York Trust Company, N.A., as trustee, pursuant to which the Convertible Notes are issued.

"Counterpart Agreement" means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

"Credit Document" means any of this Agreement, the Notes, if any, the Collateral Documents, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of or at the request of a Credit Party (or any officer of a Credit Party pursuant to the terms hereof) for the benefit of any Agent or any Lender in connection herewith on or after the date hereof.

"Credit Extension" means the making of a Term Loan.

"Credit Party" means each of Holdings, Borrower and Donohue, and each of their respective Subsidiaries that provides a Guaranty from time to time.

"Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Abitibi Entities' operations and not for speculative purposes.

"Current Asset Amount" means, at any time, an amount equal to the sum of, without duplication: (a) Net Eligible Accounts multiplied by 85%, plus (b) Net Eligible Inventory multiplied by 70%, minus (c) reserves established with respect to identifiable risks or contingencies by the Administrative Agent and Collateral Agent in their commercially reasonable discretion.

"Current Asset Amount Certificate" means a Current Asset Amount Certificate substantially in the form of Exhibit G-3.

"Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

"Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

"Designated Donohue Parent" means either Parent or a wholly-owned Subsidiary of Parent that is organized under the laws of any State of the United States of America but is not Bowater Incorporated or any Subsidiary thereof.

"Disqualified Equity Interests" means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of

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the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations and the termination of the Commitments.

"Documentation Agent" as defined in the preamble hereto.

"Dollars" and the sign "$" mean the lawful money of the United States of America.

"Donohue" means Donohue Corp., a Delaware corporation.

"Donohue Cash Collateral Account" means a Deposit Account in the name of the Collateral Agent bearing interest (in accordance with Collateral Agent's customary practices) on behalf of Borrower at the Federal Funds Rate.

"Donohue Cash Collateral Proceeds" means $150,000,000 of Cash held in the Donohue Cash Collateral Account.

"Donohue Sale" means (i) the recapitalization of preferred Equity Interests of Donohue into common Equity Interests of Donohue, and immediately thereafter (ii) the sale by Borrower of all or a majority of the common Equity Interests of Donohue to the Designated Donohue Parent in exchange for the assumption by the Designated Donohue Parent of approximately Cdn$142,000,000 of Indebtedness (and any accrued and unpaid interest thereon) owing by Borrower to Donohue, in each case pursuant to agreements in form and substance reasonably satisfactory to the Administrative Agent; provided that, immediately upon consummation of the Donohue Sale, Donohue and its Subsidiaries that are Guarantor Subsidiary/Affiliates shall have:

(a) granted First Priority Liens on substantially all of their assets (including all Equity Interests of their respective Subsidiaries (including Abitibi SPV)) pursuant to the US Security Agreement to Collateral Agent as security for the Obligations;

(b) granted First Priority Liens on the Alabama River Facility pursuant to the Alabama River Mortgage to Collateral Agent as security for the Obligations;

(c) delivered to Collateral Agent (i) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state of Alabama with respect to the Alabama River Mortgage, and (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation, attachment, validity and perfection of the security interests in favor of Collateral Agent in Collateral described in clause (a) of this proviso and such other matters governed by the laws of each jurisdiction in which any such Credit Party or any such Collateral is located as Collateral Agent may reasonably request, in each case in the form set forth in Exhibit D attached hereto;

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(d) delivered to Collateral Agent (x) an ALTA mortgagee title insurance policy (and copies of all recorded documents listed as exceptions to title or otherwise referred to therein) issued by a title company reasonably satisfactory to Collateral Agent with respect to the Alabama River Mortgage (the "Alabama Title Policy"), in amounts not less than the fair market value of the Alabama River Facility, in form and substance reasonably satisfactory to Collateral Agent, and (y) evidence satisfactory to Collateral Agent that the title company and/or the appropriate Governmental Authorities have been paid all expenses and premiums of the title company and all other sums required in connection with the issuance of the Alabama Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Alabama River Mortgage in the appropriate real estate records;

(e) delivered to Collateral Agent flood certifications with respect to the Alabama River Mortgage and evidence of flood insurance if the Alabama River Facility is a Flood Hazard Property and located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors, in form and substance reasonably satisfactory to Collateral Agent;

(f) delivered to Collateral Agent an ALTA survey of the Alabama River Facility, certified to Collateral Agent and dated not more than twenty days prior to the consummation of the Donohue Sale;

(g) delivered to Collateral Agent reports and other information (including a Phase 1 environmental report), in form, scope and substance satisfactory to Administrative Agent and Collateral Agent, regarding environmental matters relating to the Alabama River Facility;

(h) delivered to Administrative Agent a Solvency Certificate from Holdings dated the date of the consummation of the Donohue Sale and addressed to Administrative Agent and Lenders, in form, scope and substance satisfactory to Administrative Agent, and demonstrating that, after giving effect to the consummation of the Donohue Sale, Holdings and its Subsidiaries, taken as a whole, are and will be Solvent;

(i) delivered to Administrative Agent a Solvency Certificate from Donohue, dated the date of the consummation of the Donohue Sale and addressed to Administrative Agent and Lenders, in form, scope and substance satisfactory to Administrative Agent, and demonstrating that, after giving effect to the consummation of the Donohue Sale, Donohue and its Subsidiaries, taken as a whole, are and will be Solvent;

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(j) delivered to Administrative Agent and Collateral Agent fully executed and notarized Intellectual Property Security Agreements, in proper form for filing or recording in all appropriate places in all applicable jurisdictions, memorializing and recording the encumbrance of the Intellectual Property Assets listed in Schedule 5.2 to the US Security Agreements; and

(k) delivered to Administrative Agent a certificate of the chief financial officers of Borrower and Donohue certifying that the conditions to the Donohue Sale set forth in this proviso have been complied with in all respects.

"Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act or as defined under the Canadian Securities Administrators National Instrument 45-106, as amended, supplemented, replaced or otherwise modified from time to time) and which extends credit or buys loans in the ordinary course of business; provided, no Affiliate of any Credit Party shall be an Eligible Assignee.

"Employee Benefit Plan" means (i) in respect of any Credit Party other than a Canadian Credit Party, any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates, and (ii) in respect of any Canadian Credit Party, any employee benefit plan of any nature or kind that is not a Pension Plan and is maintained by or contributed to, or required to be maintained by or contributed to, by such Canadian Credit Party.

"Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, charge, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any Environmental Law or any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

"Environmental Laws" means any and all current or future foreign or domestic, federal, state, provincial or municipal or any subdivision of any of them laws (including the common law), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to: (i) environmental matters, including those relating to any Hazardous Materials Activity and endangered or threatened species; (ii) the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, management, control, containment, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing; (iii) any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment; (iv) forestation; or (v) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare; in each case, in any manner applicable to or in relation to any Abitibi Entity or any Facility.

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"Equity Interests" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

"Equivalent Amount" in one currency on any day means the amount of such currency that would result from Administrative Agent converting into such currency another currency at approximately 12:00 noon (New York time) on such day in accordance with Administrative Agent's customary practice for commercial loans being administered by it.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

"ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Abitibi Entity shall continue to be considered an ERISA Affiliate of any such Abitibi Entity within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Abitibi Entity and with respect to liabilities arising after such period for which such Abitibi Entity could be liable under the Internal Revenue Code or ERISA.

"ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Abitibi Entity or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Abitibi Entity or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Abitibi Entity or any of their respective ERISA Affiliates pursuant

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to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Abitibi Entity or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Abitibi Entity or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Abitibi Entity or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Abitibi Entity or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code.

"Eurodollar Rate Loan" means a Term Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

"Event of Default" means each of the conditions or events set forth in Section 8.1.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

"Exchange Note Cash Collateral Account" means a Deposit Account in the name of the Collateral Agent bearing interest (in accordance with Collateral Agent's customary practices) on behalf of Borrower at the Federal Funds Rate.

"Exchange Note Cash Collateral Arrangement" means the arrangement pursuant to which the Exchange Note Cash Collateral Proceeds are deposited in the Exchange Note Cash Collateral Account in accordance with Section 5.13(d).

"Exchange Note Cash Collateral Proceeds" means $6,336,137.77 of Cash held in the Exchange Note Cash Collateral Account.

"Excluded Deposit Accounts" means, collectively, (i) Deposit Accounts of the Credit Parties subject to Liens securing the ACSC Securitization, (ii) payroll accounts of the Credit Parties, (iii) trust accounts of the Credit Parties, (iv) zero-balance Deposit Accounts of the Credit Parties that sweep all cash therein on a daily basis to a Blocked Account, (v) the Senior Secured Note Collateral Account and (vi) Deposit Accounts of the Credit Parties holding less than $100,000 individually or $300,000 in the aggregate.

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"Existing Refinanced Indebtedness" means, collectively, (i) Indebtedness under the Credit Agreement dated as of October 3, 2005 among Holdings and Borrower, as borrowers, Canadian Imperial Bank of Commerce, as administrative agent, and the lenders from time to time parties thereto, (ii) the 6.95% notes due 2008 issued by Holdings, (iii) the 5.25% notes due 2008 issued by the Borrower and (iv) the 7.875% notes due 2009 issued by Abitibi-Consolidated Finance L.P.

"Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Abitibi Entity or any of their respective predecessors or Affiliates.

"Fair Share" as defined in Section 7.2.

"Fair Share Contribution Amount" as defined in Section 7.2.

"Federal Funds Effective Rate" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

"Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings or Donohue, as applicable, that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries or Donohue and its Subsidiaries, as applicable, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

"Financial Plan" as defined in Section 5.1(i).

"First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Lien permitted by clauses (a), (b), (c), (d), (e), (g), (h), (i), (j), (n), (r), (s), (t), (v), (w) and (y) of Section 6.2.

"Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

"Fiscal Year" means the fiscal year of the Abitibi Entities ending on December 31 of each calendar year.

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"Flood Hazard Property" means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

"Funding Guarantors" as defined in Section 7.2.

"Funding Notice" means a notice substantially in the form of Exhibit A-1.

"GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles set forth in the opinions and pronouncements of the Canadian Institute of Chartered Accountants in effect as of the date of determination thereof, provided, that, if Borrower so elects upon notice to the Administrative Agent, then for periods following the date of such election, "GAAP" shall means generally accepting accounting principles in the United States ("US GAAP") in effect as of the date of determination thereof; provided further, that any such election, once made shall be irrevocable. If Borrower elects to use US GAAP, each provision of Section 5.1 that requires an analysis including comparative figures to be provided in respect of a previous period shall be deemed to require comparative figures to be provided in respect of the previous two such periods, with such figures being reconciled in accordance with US GAAP.

"Governmental Acts" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

"Governmental Authority" means any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, court, agency, authority, tribunal or instrumentality or political subdivision thereof or any other entity, officer or examiner exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, a province of Canada, Canada, England and Wales, or a foreign entity or government.

"Governmental Authorization" means any permit, license, approval, authorization, plan, directive, consent order or consent decree or other like instrument of or from or required by any Governmental Authority.

"Grantor" as defined in each of the US Security Agreements, the Canadian Security Agreement, the Quebec Security Agreements, the UK Security Agreement and the Netherlands Security Agreement.

"Guaranteed Obligations" as defined in Section 7.1.

"Guarantor" means each of Holdings, Donohue, each Subsidiary of Holdings (including Produits Forestiers Saguenay Inc. but excluding Borrower) and each Subsidiary of Donohue, in each case other than Abitibi SPV, Star Lake, Augusta Newsprint, Abitibi Consolidated Europe, Donohue Malbaie Inc., Compagnie de Flottage du St-Maurice Ltee, Produits Forestiers La Tuque Inc., Manicouagan Power Company, Abitibi-Consolidated Hydro Inc., ACH Limited Partnership and its Subsidiaries, and the Liquidated Subsidiaries.

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"Guarantor Subsidiary/Affiliate" means each Guarantor other than Holdings.

"Guaranty" means the guaranty of each Guarantor set forth in Section 7.

"Hazardous Materials" means any chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard or cause an adverse effect to the health and safety of the owners, occupants or any Persons or property in the vicinity of any Facility or to the indoor or outdoor environment, including asbestos, petroleum (or any breakdown constituents), dioxin, pentachlorophenol and polychlorinated biphenyls.

"Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

"Hedge Agreement" means an Interest Rate Agreement, a Commodity Agreement or a Currency Agreement.

"Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

"Historical Financial Statements" means as of the Closing Date, the audited financial statements of Holdings and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated.

"Holdings" as defined in the preamble hereto.

"Increased-Cost Lenders" as defined in Section 2.23.

"Indebtedness" means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or

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held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, provided that the amount of any such Indebtedness that is nonrecourse to the credit of that Person shall be determined to be the lesser of (A) the amount of such Indebtedness and (B) the value of the property or assets subject to such Lien; (vi) the undrawn amount of any letter of credit or banker's acceptance issued or accepted, as the case may be, for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or otherwise; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Hedge Agreement, in each case, whether entered into for hedging or speculative purposes.

"Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), fines, penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to address, control, manage, remove, remediate, clean up or abate any Hazardous Materials Activity), Taxes, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state, provincial or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents (or any related fee letter) or the transactions contemplated hereby or thereby (including the Lenders' agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or any related fee letter); (ii) the engagement letter delivered by any Agent or any Lender to Borrower with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, occupation or use, or practice of any Abitibi Entity.

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"Indemnitee" as defined in Section 10.3.

"Insolvency Laws" means any of the BIA, the CCAA, the WURA, the UK Insolvency Act and the Bankruptcy Code, each as now and hereafter in effect, any successors to such statutes, and any other applicable insolvency or other similar law of any jurisdiction including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

"Intellectual Property" has the meaning assigned to that term in the US Security Agreements.

"Intellectual Property Asset" means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any Intellectual Property.

"Intellectual Property Security Agreements" means the patent security agreement, the copyright security agreement and the trademark security agreement referred to in the US Security Agreements.

"Intercompany Note" means (i) a promissory note substantially in the form of Exhibit K evidencing Indebtedness owed among Credit Parties and their Subsidiaries or (ii) any other promissory note evidencing such Indebtedness in form and substance reasonably satisfactory to the Administrative Agent.

"Intercreditor Agreement" means the Intercreditor Agreement dated as of April 1, 2008, among the Credit Parties, the Collateral Agent and Wells Fargo Bank National Association, in its capacity as the collateral trustee under the Senior Secured Note Documents, as it may be amended, restated, supplemented or otherwise modified from time to time.

"Interest Payment Date" means with respect to (i) any Loan that is a Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

"Interest Period" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Borrower in the Funding Notice or applicable Conversion/Continuation Notice, (i) initially, commencing on the Closing Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Maturity Date.

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"Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Abitibi Entities' operations and not for speculative purposes.

"Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

"Internal Revenue Code" means the U.S. Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

"Investment" means (i) any direct or indirect purchase or other acquisition by any Abitibi Entity of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary/Affiliate); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings or Donohue from any Person (other than Holdings or any Guarantor Subsidiary/Affiliate), of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by any Abitibi Entity to any other Person (other than Holdings or any Guarantor Subsidiary/Affiliate), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Hedge Agreement, whether entered into for hedging or speculative purposes. The amount of any Investment of the type described in clauses (i), (ii) and (iii) above shall be the original cost of such Investment plus the cost of all additions thereto minus the amount of all payments (other than payments of interest and dividend payments) received in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

"Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

"Landlord Personal Property Collateral Access Agreement" means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit J attached hereto with such amendments or modifications as may be approved by Collateral Agent.

"Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property.

"Lender" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

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"Lien" means (i) any lien, mortgage, hypothec, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

"Liquidated Subsidiaries" means each of 9150-3383 Quebec Inc., 4042140 Canada Inc. (Sub 1) and Bridgewater Paper Leasing Limited.

"Loan" means a Term Loan.

"Margin Stock" as defined in Regulation U of the Board of Governors as in effect from time to time.

"Material Adverse Effect" means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or condition (financial or otherwise) of the Abitibi Entities taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

"Material Contract" means any contract or other arrangement to which any Abitibi Entity is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

"Maturity Date" means the earlier of (i) March 30, 2009, and (ii) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

"Maximum Amount" means an amount equal to the Commitment of all Lenders as of the Closing Date, minus the aggregate amount of any prepayments of the Term Loans made pursuant to Section 2.13 and Section 2.14.

"Moody's" means Moody's Investor Services, Inc.

"Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

"NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

"Narrative Report" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Abitibi Entities in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

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"Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise (including by way of milestone payment), but only as and when so received) received by any Abitibi Entity from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by any Abitibi Entity in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

"Net Eligible Accounts" means, at any time, an amount equal to the sum of, without duplication: (a) (i) the book value of trade accounts receivable of the Credit Parties (other than accounts receivable subject to the ACSC Securitization), as reflected on the combined consolidated balance sheet of the Abitibi Entities as of the last day of the most recently ended month, plus (ii) the residual value of accounts receivable of the Credit Parties subject to the ACSC Securitization that is due and payable in cash, which shall consist of (A) the book value of the deferred purchase price note owing from Abitibi SPV to ACSC and (B) the book value of ACSC's shareholder's equity in Abitibi SPV, in each case as reflected on the balance sheet of ACSC as of the last day of the most recently ended month, plus (iii) the book value of non-trade accounts receivable (including any Tax refunds) of the Credit Parties that are due and payable in cash, as reflected on the combined consolidated balance sheet of the Abitibi Entities as of the last day of the most recently ended month, in each case provided that such accounts receivable are subject to valid and enforceable First Priority Liens in favor of the Secured Parties, minus (b) (i) any reserves or allowances for doubtful accounts receivable identified by the Credit Parties, as reflected on the combined consolidated balance sheet of the Abitibi Entities as of the last day of the most recently ended month, (ii) any accounts receivable owing to any of the Credit Parties from any Affiliate thereof, (iii) any accounts receivable owing to any of the Credit Parties from any Governmental Authority (other than Tax refunds included in clause (a)(iii) of this definition), and (iv) any accounts receivable subject to an offset by the account debtor (to the extent of such offset).

"Net Eligible Inventory" means, at any time, an amount equal to the sum of, without duplication: (i) the book value of inventory of the Credit Parties subject to valid and enforceable First Priority Liens in favor of the Secured Parties, as reflected on the combined consolidated balance sheet of the Abitibi Entities as of the last day of the most recently ended month, less (ii) any reserves relating to such inventory identified by the Credit Parties, as reflected on the combined consolidated balance sheet of the Abitibi Entities as of the last day of the most recently ended month, less (iii) the book value of any inventory that is obsolete or otherwise non-saleable, less (iv) the book value of any in-transit inventory, less (v) beginning with the month ended April 30, 2008, a three months' rent reserve for each warehouse having in excess of $1,000,000 of inventory at such time for which the Collateral Agent has not received an executed Landlord Personal Property Collateral Access Agreement, provided that no such

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reserves shall be included in such calculation if more than 75% of all inventory located at warehouses at such time is located at warehouses for which the Collateral Agent has received an executed Landlord Personal Property Collateral Access Agreement.

"Net Insurance/Condemnation Proceeds" means an amount equal to: (i) any Cash payments or proceeds received by any Abitibi Entity (a) under any casualty, business interruption, or "key man" insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of any Abitibi Entity by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by any Abitibi Entity in connection with the adjustment or settlement of any claims of such Abitibi Entity in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

"Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, "unrealized losses" means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that date).

"Netherlands Security Agreement" means the Security Agreement to be executed by each Credit Party that has any right, title or interest in any Collateral which is located in the Netherlands or in respect of which the validity, perfection, effect of perfection or non-perfection or priority of a security interest in such Collateral is governed by the laws of any jurisdiction in the Netherlands, substantially in the form of Exhibit I-5, as same may be amended, restated, supplemented or otherwise modified from time to time.

"Non-Public Information" means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

"Note" means a Term Note.

"Notice" means a Funding Notice or a Conversion/Continuation Notice.

"Obligations" means all obligations of every nature of each Credit Party, including obligations from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

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"Obligee Guarantor" as defined in Section 7.7.

"Organizational Documents" means (i) with respect to any corporation or company, its certificate, articles or memorandum of incorporation, organization, association or amalgamation, its letters patent or other constating documents, in each case, as amended, and its by-laws, if any, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating or incorporation agreement, as amended, and (v) in addition to the foregoing, with respect to Augusta Newsprint, the call agreement entered into among its partners and their affiliates. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

"Parent" means AbitibiBowater Inc., a Delaware corporation.

"PATRIOT Act" as defined in Section 3.1(v).

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

"PCTFA" as defined in Section 3.1(v).

"Pension Plan" means, in respect of any Credit Party other than a Canadian Credit Party, any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA and is subject to Title IV of ERISA, and in respect of any Canadian Credit Party, each pension, supplementary pension, retirement savings or other retirement income plan or arrangement of any kind, registered or non-registered, established, maintained or contributed to by such Canadian Credit Party in respect of its employees or former employees, but does not include the Canada Pension Plan or the Québec Pension Plan that is maintained by the Government of Canada or the Province of Québec, respectively.

"Permitted Joint Venture Dispositions" means:

(a) the sale of Equity Interests and/or assets of Bridgewater Paper Company Limited to a Person that is not an Affiliate of the Abitibi Entities in exchange for fair market value in connection with a Joint Venture, so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of such sale or shall be caused thereby, (ii) no prepayment of the Term Loans shall be required under Section 2.14(d) on a pro forma basis after giving effect to such sale as of the last day of the month most recently ended (unless such prepayment is made concurrent therewith), (iii) following the consummation of such sale, Bridgewater Paper Company Limited shall continue to (and, in the case of any such sale of assets, the Person purchasing such assets shall) be a Subsidiary of Holdings or Donohue, be a Guarantor under this Agreement, and be a Grantor of Liens on Collateral under the Collateral Documents, and (iv) the Net Asset Sale Proceeds therefrom are applied in accordance with Section 2.15(a); and

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(b) the transfer of Borrower's Rivière-aux-Rats sawmill and the timber rights held by Produits Forestiers La Tuque Inc. to Produits Forestiers Mauricie L.P., and the concurrent issuance, directly or indirectly, of any limited or general partnership interest in such limited partnership, or in any general partner of such limited partnership, in exchange therefor, which issuance shall constitute fair market value therefor, or any other transaction having substantially the effect of the foregoing, so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of such transfer and issuance or other transaction or shall be caused thereby, (ii) no prepayment of the Term Loans shall be required under Section 2.14(d) on a pro forma basis after giving effect to such sale as of the last day of the month most recently ended (unless such prepayment is made concurrent therewith), and (iii) the Net Asset Sale Proceeds therefrom are applied in accordance with Section 2.15(a).

"Permitted Liens" means each of the Liens permitted pursuant to Section 6.2.

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, unlimited liability companies, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

"Platform" as defined in Section 5.1(o).

"PPSA" means the Personal Property Security Act (Ontario), provided, however, if the validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority of Collateral Agent's security interest in any Collateral are governed by the personal property security laws or laws relating to movable property of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws or laws relating to movable property in such other jurisdiction for the purpose of the provisions hereof relating to such validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority and for the definitions related to such provisions.

"Prime Rate" means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

"Principal Office" means Administrative Agent's "Principal Office" as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as Administrative Agent may from time to time designate in writing to Borrower and each Lender.

"Projections" as defined in Section 4.8.

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"Pro Rata Share" means, with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders.

"Québec Security Agreements" means collectively the deed of hypothec and related debenture and pledge of debenture agreement to be executed by each Credit Party that has its registered office or chief executive office situated in the Province of Québec or has any right, title or interest in any Collateral which is located in the Province of Québec or in respect of which the validity, perfection, effect of perfection or non-perfection or priority of a security interest in such Collateral is governed by the laws of the Province of Québec, substantially in the form of Exhibit I-4, as same may be amended, restated, supplemented or otherwise modified from time to time.

"Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

"Register" as defined in Section 2.7(b).

"Regulation D" means Regulation D of the Board of Governors as in effect from time to time.

"Regulation FD" means Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

"Related Agreements" means, collectively the Senior Secured Note Documents, the Senior Unsecured Exchange Note Documents and the Convertible Note Documents.

"Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

"Related Transactions" means the transactions contemplated to be consummated on or prior to the Closing Date by the Related Agreements.

"Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material) or the movement of any Hazardous Material through the air, soil, surface water or groundwater.

"Replacement Lender" as defined in Section 2.23.

"Required Prepayment Date" as defined in Section 2.15(b).

"Requisite Lenders" means one or more Lenders having or holding Term Loan Exposure representing more than 50% of the aggregate Term Loan Exposure of all Lenders.

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"Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or, after the Donohue Sale, Donohue now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or, after the Donohue Sale, Donohue now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings, Donohue or Borrower (or any direct or indirect parent thereof) now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Senior Notes, any subordinated Indebtedness permitted under Section 6.1 and any Indebtedness owing to an Abitibi Entity that is not a Credit Party.

"S&P" means Standard & Poor's, a Division of The McGraw-Hill Companies.

"Secured Parties" has the meaning assigned to that term in each of the US Security Agreement, the Canadian Security Agreement, the Quebec Security Agreements, the UK Security Agreement and the Netherlands Security Agreement.

"Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Securities Act" means the U.S. Securities Act of 1933, as amended from time to time, and any successor statute.

"Securitization Intercreditor Agreement" means the Intercreditor Agreement dated as of April 1, 2008, among the Credit Parties, the Collateral Agent and Citibank, N.A., London Branch, in its capacity as agent for the investor and the banks under the ACSC Securitization Documents, as they may be amended, restated, supplemented or otherwise modified from time to time.

"Senior Notes" means Indebtedness owing under each of the following senior notes issued by Holdings and/or Borrower: (i) the Senior Secured Notes; (ii) the Senior Unsecured Exchange Notes; (iii) the 8.550% notes due 2010 issued by Holdings, (iv) the 7.750% notes due 2011 issued by Holdings, (v) the floating rate notes due 2011 issued by Borrower, (vi) the 6.0% notes due 2013 issued by Borrower, (vii) the 8.375% notes due 2015 issued by Borrower, (viii) the 7.40% debentures due 2018 issued by Holdings, (ix) the 7.50% debentures due 2028 issued by Holdings, (x) the 8.50% debentures due 2029 issued by Holdings and (xi) the 8.850% notes due 2030 issued by Holdings.

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"Senior Note Documents" means, collectively, (i) the Senior Secured Note Documents, (ii) the Senior Unsecured Exchange Note Documents, (iii) the Senior Notes; (iv) the Indenture, dated as of April 6, 1998, between Holdings and Montreal Trust Company, as trustee, as modified by (a) the First Supplemental Indenture, dated as of September 1, 2001, between Holdings, 3834328 Canada Inc. ("3834328") and Holdings as partners of Abitibi-Consolidated General Partnership ("ACGP") and Computershare Trust Company of Canada, successor to Montreal Trust Company, as trustee; (b) the Second Supplemental Indenture, dated as of October 1, 2001, between Holdings, Holdings and 3834328 in their capacities as partners of ACGP, Donohue Forest Products Inc., a Quebec corporation ("DFP"), and Computershare Trust Company of Canada; and (c) the Third Supplemental Indenture, dated as of December 1, 2001, between Holdings, Borrower, ACGP and Computershare Trust Company of Canada; (v) the Indenture, dated as of July 26, 1999, between Holdings, Abitibi-Consolidated Finance L.P. ("Finance LP") and The Bank of Nova Scotia Trust Company of New York, as trustee as modified by (a) the First Supplemental Indenture, dated as of September 1, 2001, between Holdings, Finance LP, Holdings and 3834328 as partners of ACGP and The Bank of Nova Scotia Trust Company of New York; (b) the Second Supplemental Indenture, dated as of October 1, 2001, between Holdings, Finance LP, Holdings and 3834328 in their capacities as partners of ACGP, DFP and The Bank of Nova Scotia Trust Company of New York; (c) the Third Supplemental Indenture, dated as of December 1, 2001, between Holdings, Finance LP, Borrower, ACGP and The Bank of Nova Scotia Trust Company of New York; and (d) the Fourth Supplemental Indenture, dated as of November 21, 2005, between Holdings, Finance LP, Borrower and The Bank of Nova Scotia Trust Company of New York; (vi) the Indenture, dated as of December 11, 2001, between Holdings, Borrower and The Bank of Nova Scotia Trust Company of New York, as trustee; and (vii) the Indenture, dated as of June 15, 2004, between Holdings, Borrower and The Bank of Nova Scotia Trust Company of New York, as trustee.

"Senior Secured Notes" means the 13.75% Senior Secured Notes Due 2011 of Borrower in the initial aggregate principal amount of up to $413,000,000 and issued pursuant to the Senior Secured Note Indenture, and any registered notes issued by Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as such notes, in each case as such notes may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

"Senior Secured Note Collateral Account" means the "Collateral Proceeds Account" as defined in the Senior Secured Note Indenture.

"Senior Secured Note Collateral Trustee" means the "Collateral Trustee" as defined in the Senior Secured Note Indenture.

"Senior Secured Note Documents" means the Senior Secured Note Indenture, the Senior Secured Notes and each other document executed in connection with such notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

"Senior Secured Note Indenture" means that certain Indenture, dated April 1, 2008, among Borrower, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, pursuant to which the Senior Secured Notes are issued.

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"Senior Unsecured Exchange Notes" means the 15.5% Senior Unsecured Exchange Notes Due 2010 of Borrower in the initial aggregate principal amount up to $290,000,000 and issued pursuant to the Senior Unsecured Exchange Note Indenture, and any registered notes issued by Borrower in exchange for, and as contemplated by, such notes with substantially identical terms as such notes, in each case as such notes may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

"Senior Unsecured Exchange Note Documents" means the Senior Unsecured Exchange Note Indenture, the Senior Unsecured Exchange Notes and each other document executed in connection with such notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

"Senior Unsecured Exchange Note Indenture" means that certain indenture, dated April 1, 2008, among Borrower, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, pursuant to which the Senior Unsecured Exchange Notes are issued.

"Snowflake Disposition" means the sale by ACSC to Catalyst Paper Corporation of (a) all of the capital stock of The Apache Railway Company and (b) certain assets related to the production of newsprint pursuant to the Asset and Stock Purchase Agreement dated as of February 10, 2008 (without giving effect to any amendments or other modifications thereof) between such parties, in each case (i) the proceeds of which may be distributed by ACSC to Donohue and by Donohue to Designated Donohue Parent as a loan, dividend or redemption of Equity Interests and simultaneously used by Designated Donohue Parent to purchase from Borrower preferred Equity Interests of Donohue or to pay principal or interest on any promissory note owing by the Designated Donohue Parent to Borrower, and (ii) so long as (A) no prepayment of the Term Loans shall be required under Section 2.14(d) on a pro forma basis after giving effect to such sale as of the last day of the month most recently ended (unless such prepayment is made concurrent therewith), and (B) the Net Asset Sale Proceeds therefrom are applied by Borrower, following receipt from Designated Donohue Parent, in accordance with Section 2.15(a).

"Solvency Certificate" means a Solvency Certificate of the chief financial officer of Parent, Holdings or Donohue, as applicable, substantially in the form of Exhibit G-2.

"Solvent" means, with respect to any Person, that as of the date of determination is subject to the Insolvency Laws of (a) any jurisdiction other than Canada or any political subdivision thereof, both (i) (1) the sum of such Person's debt (including contingent liabilities) does not exceed the fair value of such Person's present assets; (2) such Person's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (3) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under the applicable Insolvency Laws and applicable laws

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relating to fraudulent transfers and conveyances, and (b) Canada or any political subdivision thereof, (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; and (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5 or any other analogous criteria in any jurisdiction).

"Star Lake" means Star Lake Hydro Partnership, a Newfoundland general partnership.

"Star Lake Indebtedness" means Indebtedness incurred under the Credit Agreement dated April 25, 1997 between Star Lake, the lenders party thereto and The Mutual Life Assurance Company of Canada, as agent for such lenders, as same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.15.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

"Syndication Agent" as defined in the preamble hereto.

"Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, including any interest, additions to tax or penalties thereto, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

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"Term Loan" means a term loan made by the Lenders to Borrower pursuant to Section 2.1(a).

"Term Loan Commitment" means the commitment of a Lender to make or otherwise fund a Term Loan, and "Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Term Loan Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $400,000,000.

"Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender's Term Loan Commitment.

"Term Loan Note" means a promissory note in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

"Terminated Lender" as defined in Section 2.23.

"Transaction Costs" means the fees, costs and expenses payable by the Abitibi Entities on or before the Closing Date in connection with the Transactions.

"Transactions" means, collectively, the transactions contemplated by this Agreement, the repayment of the Existing Refinanced Indebtedness and the Related Transactions.

"Type of Loan" means a Base Rate Loan or a Eurodollar Rate Loan.

"UCC" means the personal property security laws as from time to time in effect in any applicable jurisdiction which govern the validity, perfection (or opposability), effect of perfection or of non-perfection or priority of Collateral Agent's security interest in any Collateral.

"Unadjusted Eurodollar Rate Component" means that component of the interest costs to Borrower in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

"UK Credit Party" means each Credit Party that (i) is organized under the laws of England and Wales, (ii) carries on business in England and Wales, or (iii) has any title or interest in or to any property in England and Wales.

"UK Insolvency Act" means the Insolvency Act of 1986 of England and Wales, as amended by the Enterprise Act of 2002 of England and Wales.

"UK Security Agreement" means the Debenture to be executed by each Credit Party that is incorporated in any jurisdiction in the United Kingdom or has any right, title or interest in any Collateral which is located in any jurisdiction in the United Kingdom or in respect

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of which the validity, perfection, effect of perfection or non-perfection, or priority of a security interest in such Collateral is governed by the laws of any jurisdiction in the United Kingdom, substantially in the form of Exhibit I-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

"US Security Agreements" means (i) the Pledge and Security Agreement to be executed by each Credit Party that is a Subsidiary of Borrower (other than Donohue and its Subsidiaries) and has any right, title or interest in any Collateral which is located in the United States or in respect of which the validity, perfection, effect of perfection or non-perfection, or priority of a security interest in such Collateral is governed by the laws of any jurisdiction in the United States, and (ii) the Pledge and Security Agreement to be executed by Donohue and each Subsidiary of Donohue that is a Credit Party and has any right, title or interest in any Collateral which is located in the United States or in respect of which the validity, perfection, effect of perfection or non-perfection, or priority of a security interest in such Collateral is governed by the laws of any jurisdiction in the United States, in each case substantially in the form of Exhibit I-1, as same may be amended, restated, supplemented or otherwise modified from time to time.

"Waivable Mandatory Prepayment" as defined in Section 2.15(b).

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(ii) the then outstanding principal amount of such Indebtedness.

"WURA" means the Winding-Up and Restructuring Act (Canada).

1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

1.3. Interpretation, Etc. (a) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general

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statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, revises, restates, supplements or supersedes any such statute or any such regulation.

(b) For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) "personal property" shall be deemed to include "movable property", (ii) "real property" shall be deemed to include "immovable property", (iii) "tangible property" shall be deemed to include "corporeal property", (iv) "intangible property" shall be deemed to include "incorporeal property", (v) "security interest", "mortgage" and "lien" shall be deemed to include a "hypothec", "prior claim", "reservation of ownership" and a "resolutory clause", (vi) all references to filing, registering or recording under the UCC or PPSA shall be deemed to include publication under the Civil Code of Québec, (vii) all references to "perfection" of or "perfected" liens or security interest shall be deemed to include a reference to an "opposable" or "set up" hypothec as against third parties, (viii) any "right of offset", "right of setoff" or similar expression shall be deemed to include a "right of compensation", (ix) "goods" shall be deemed to include "corporeal movable property" other than chattel paper, documents of title, instruments, money and securities, (x) an "agent" shall be deemed to include a "mandatary", (xi) "construction liens" shall be deemed to include "legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable"; (xii) "joint and several" shall be deemed to include "solidary"; (xiii) "gross negligence or willful misconduct" shall be deemed to be "intentional or gross fault"; (xiv) "beneficial ownership" shall be deemed to include "ownership"; (xv) "legal title" shall be deemed to include "holding title on behalf of an owner as mandatary or prête-nom"; (xvi) "easement" shall be deemed to include "servitude"; (xvii) "priority" shall be deemed to include "rank" or "prior claim", as applicable; (xviii) "survey" shall be deemed to include "certificate of location and plan"; (xix) "state" shall be deemed to include "province"; (xx) "fee simple title" shall be deemed to include "ownership" (including ownership under a right of superficies); (xi) "ground lease" shall be deemed to include "emphyteusis" or a "lease with a right of superficies", as applicable; (xii) "leasehold interest" shall be deemed to include "a valid lease"; and (xiii) "lease" shall be deemed to include a "leasing contract". The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés, en la langue anglaise seulement.

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1.4. Currency Matters. All Obligations of each Credit Party under the Credit Documents shall be payable in the Dollars, and all calculations, comparisons, measurements or determinations under the Credit Documents shall be made in Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted into the Equivalent Amount of Dollars on the date of calculation, comparison, measurement or determination. Throughout the Credit Documents, all references to amounts in Dollars include the Equivalent Amount of Canadian Dollars.

SECTION 2. LOANS

2.1. Term Loan.

(a) Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to Borrower in an amount equal to such Lender's Term Loan Commitment. The Borrower may make only one borrowing hereunder, which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. Each Lender's Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Term Loan Commitment on such date.

(b) Borrowing Mechanics for Term Loans.

(i) Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than three Business Days prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Borrower.

2.2. [Reserved].

2.3. [Reserved].

2.4. [Reserved].

2.5. Pro Rata Shares; Availability of Funds.

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(a) Pro Rata Shares. All Term Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Term Loan requested on the Closing Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Closing Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6. Use of Proceeds. The proceeds of the Term Loans made on the Closing Date shall be applied by Borrower to (i) refinance and cash collateralize Existing Refinanced Indebtedness, and (ii) pay fees, commissions and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement. No portion of the proceeds of the Term Loans shall be used in any manner that causes or might cause such Term Loans or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

2.7. Evidence of Debt; Register; Lenders' Books and Records; Term Loan Notes.

(a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of any applicable Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

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(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders and Term Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Term Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of any Term Loan. Borrower hereby designates GSCP to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this Section 2.7, and Borrower hereby agrees that, to the extent GSCP serves in such capacity, GSCP and its officers, directors, employees, agents, sub-agents and affiliates shall constitute "Indemnitees."

(c) Term Loan Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower's receipt of such notice) a Term Loan Note or Term Loan Notes to evidence such Lender's Term Loan.

2.8. Interest on Loans.

(a) Except as otherwise set forth herein, the Term Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) in the case of a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii) in the case of a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to the Term Loans and the Interest Period with respect to any Eurodollar Rate Loan shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, until the earlier of (i) the date on which Syndication Agent notifies Borrower that the primary syndication of the Term Loans has been completed, as determined by Syndication Agent, and (ii) 90 days following the Closing Date, the Term Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans. If on any day a Term Loan is outstanding with respect to which a Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Term Loan shall be a Base Rate Loan.

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(c) In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the Funding Notice or the applicable Conversion/Continuation Notice, such Term Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Term Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the Funding Notice or the applicable Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an Interest Period applicable to such Term Loan or the last Interest Payment Date or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Term Loan.

(e) Except as otherwise set forth herein, interest on the Term Loans (i) shall accrue on a daily basis on and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date, (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) shall accrue on a daily basis and shall be payable in arrears on the Maturity Date; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

2.9. Conversion/Continuation.

(a) Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

(i) to convert at any time all or any part of any Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be

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converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

(b) Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.10. Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable Insolvency Laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the Term Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.11. Fees.

(a) Borrower agrees to pay on the Closing Date to each Lender party to this Agreement as a Lender on the Closing Date, as fee compensation for the funding of such Lender's Loan, a closing fee in an amount equal to 4.00% of the stated principal amount of such Lender's Loan, payable to such Lender from the proceeds of its Loan as and when funded on the Closing Date. Such closing fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(b) In addition to the foregoing fee, the Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

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2.12. Scheduled Payments. The principal amount of the Term Loans shall be payable in full on the Maturity Date.

2.13. Voluntary Prepayments.

(i) Any time and from time to time:

(1)with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and

(2) with respect to Eurodollar Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.18(c)) in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount;

in each case, without premium or penalty.

(ii) All such prepayments shall be made:

(1) upon not less than one Business Day's prior written or telephonic notice in the case of Base Rate Loans; and

(2) upon not less than three Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans;

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for the Term Loans by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a).

2.14. Mandatory Prepayments.

(a) Asset Sales. No later than the third Business Day following the date of receipt by any Abitibi Entity of any Net Asset Sale Proceeds, Borrower shall prepay the Loans as set forth in Section 2.15(a) in an aggregate amount equal to (i) in the case of any Asset Sale of Collateral, 100% of such Net Asset Sale Proceeds, (ii) in the case of any Asset Sale of property or assets of the Abitibi Entities that do not secure the Obligations or the Senior Secured Notes, 50% of such Net Asset Sale Proceeds, provided, so long as no Default or Event of Default shall

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have occurred and be continuing on the date of such Asset Sale or caused thereby, Borrower shall have the option, directly or through one or more Guarantor Subsidiary/Affiliates, to invest such Net Asset Sale Proceeds, prior to the earlier of (A) the Maturity Date and (B) the date that is 180 days following receipt thereof, in Collateral or long-term productive assets of the general type used in the business of the Abitibi Entities, provided, that (x) no Event of Default may exist on the date of the proposed investment, and (y) Borrower deliver to Administrative Agent a certificate within 10 Business Days following receipt of any such Net Asset Sale Proceeds stating that such Net Asset Sale Proceeds shall be used for investment in accordance with the terms hereof, (iii) in the case of the Snowflake Disposition, $50,000,000 of such Net Asset Sale Proceeds, or (iv) in the case of any Asset Sale of Equity Interests of Augusta Newsprint, 100% of such Net Asset Sale Proceeds; provided, that notwithstanding the foregoing, Borrower shall not be required to make any prepayment of the Loans pursuant to this Section 2.14(a) with Net Asset Sale Proceeds from (1) Asset Sales of property or assets of the Abitibi Entities that secure the Senior Secured Notes, (2) sales by Holdings, ACSC or Abitibi SPV of receivables, payment intangibles, collections thereon and related assets, in each case pursuant to the ACSC Securitization Documents, and (3) sales by Borrower of preferred Equity Interests of Donohue to the Designated Donohue Parent.

(b) Insurance/Condemnation Proceeds. No later than the third Business Day following the date of receipt by any Abitibi Entity, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans as set forth in Section 2.15(a) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing on the date of receipt thereof or caused thereby, Borrower shall have the option, directly or through one or more of the Guarantors to invest such Net Insurance/Condemnation Proceeds, prior to the earlier to occur of (i) the Maturity Date and (ii) the date that is 180 days following receipt thereof, in Collateral or long-term productive assets of the general type used in the business of the Abitibi Entities, which investment may include the repair, restoration or replacement of the applicable assets thereof, provided, that (x) no Event of Default may exist on the date of the proposed expenditure to repair, restore or replace, and (y) Borrower deliver to Administrative Agent a certificate within 10 Business Days following receipt of any such Net Insurance/Condemnation Proceeds stating that such Net Insurance/Condemnation Proceeds shall be used to repair, restore or replace applicable assets in accordance with the terms hereof; provided, further, that notwithstanding the foregoing, Borrower shall not be required to make any prepayment of the Loans pursuant to this Section 2.14(b) with Net Insurance/Condemnation Proceeds not in excess of $3,000,000 individually or $20,000,000 in the aggregate.

(c) Issuance of Debt. On the date of receipt by any Abitibi Entity of any Cash proceeds from the incurrence of any Indebtedness of any Abitibi Entity (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Borrower shall prepay the Loans as set forth in Section 2.15(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses. Payment or acceptance of such prepayment provided for in this Section 2.14(c) is not a permitted alternative to compliance with Section 6.1 and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or Lender.

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(d) Asset Coverage. Borrower shall from time to time prepay the Term Loans as set forth in Section 2.15(a) to the extent necessary so that the aggregate principal amount of Term Loans outstanding under this Agreement shall not at any time exceed the lesser of (i) the Maximum Amount and (ii) the Current Asset Amount, as reflected on the most recent certificate delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(d).

(e) Cash Collateral Funds. Borrower shall prepay the Loans as set forth in Section 2.15(a) in an aggregate amount equal to (i) 50% of Exchange Note Cash Collateral Proceeds that are not used within five Business Days following the Closing Date to refinance Existing Refinanced Indebtedness (with the remaining 50% of such Exchange Note Cash Collateral Proceeds being disbursed at such time by Collateral Agent to Borrower to provide for the ongoing working capital requirements of Borrower, Donohue and their respective Subsidiaries and for general corporate purposes), and (ii) 100% of the Donohue Cash Collateral Proceeds if the Donohue Sale is not consummated in compliance with Section 5.11.

2.15. Application of Prepayments.

(a) Application of Prepayments of Loans. Any prepayment of any Loan pursuant to Section 2.13 or Sections 2.14(a) through (e) shall be applied to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

(b) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, so long as any Term Loans are outstanding, in the event Borrower is required to make any mandatory prepayment (a "Waivable Mandatory Prepayment") of the Term Loans, not less than three Business Days prior to the date (the "Required Prepayment Date") on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Administrative Agent an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied in accordance with Section 2.15(a)).

(c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of the Term Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.18(c).

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2.16. General Provisions Regarding Payments.

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of the Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder with respect to any Term Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(f) Borrower hereby authorizes Administrative Agent to charge Borrower's accounts with Administrative Agent or any of Administrative Agent's Affiliates in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). Following each such charge, Administrative Agent shall use reasonable efforts to notify Borrower thereof.

(g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no

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event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

(h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 8.2.

2.17. Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off, consolidation or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.18. Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market

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adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter, (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to the Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to the Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind the Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and

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liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (II)(i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

2.19. Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar

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requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, reserve requirements, or similar requirements, or any change therein or in the interpretation, application or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, application or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy, reserve requirements, or similar requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-Tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.20. Taxes; Withholding, Etc.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected,

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withheld or assessed by or within the United States of America, Canada or any political subdivision in or of the United States of America, Canada or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America, Canada or any such jurisdiction is a member at the time of payment.

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deduction, withholding or payment in respect of such increase in the sum payable), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c) Evidence of Exemption From U.S. Backup Withholding. Each Lender that is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c) shall deliver to Administrative Agent and Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 or W-8BEN (or, in each case, any successor form), properly completed and duly executed by such Lender, certifying that such Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-9 or W-8BEN (or, in each case, any successor form) as the case may be, properly completed and duly executed by such Lender.

(d) Indemnification. Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of Taxes arising in connection with payments made under this Agreement or any other Credit Document (including Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20), other than any Tax on the overall net income of the Administrative Agent or such Lender, paid by the

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Administrative Agent or such Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by such Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Survivability. The agreements and obligations of Borrower contained in this Section 2.20 shall survive the termination of this Agreement and the payment in full of all amounts due hereunder and under the Notes.

2.21. Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Borrower agrees to pay all incremental out-of-pocket expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.22. [Reserved].

2.23. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an "Increased-Cost Lender") shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower's request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the "Terminated Lender"), Borrower may, by giving written notice to Administrative Agent and any Terminated

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Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans, if any, in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of Section 10.6 and Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender or a Non-Consenting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.

2.24. Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Credit Documents (and stated herein or therein, as applicable, to be computed on the basis of a period of time other than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by actual number of days is such other period of time.

SECTION 3. CONDITIONS PRECEDENT

3.1. Closing Date. The obligation of each Lender to make the Term Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party and other Person party thereto for each Lender.

(b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) sufficient copies of each Organizational Document executed and delivered by each

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Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Related Agreements to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) other than for each UK Credit Party and Alabama River Newsprint Company, a certificate of status, certificate of compliance or other applicable good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, amalgamation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.

(c) Organizational and Capital Structure. The organizational structure and capital structure of the Abitibi Entities shall be as set forth on Schedule 4.2.

(d) Capitalization of Holdings and Borrower. On or before the Closing Date:

(i) Borrower shall have received gross proceeds from the issuance of the Senior Secured Notes in an aggregate amount in cash not less than $413,000,000;

(ii) Borrower shall have issued the Senior Unsecured Exchange Notes in an aggregate principal amount of not less than $290,000,000; and

(iii) Parent shall have received net cash proceeds, after fees and expenses, from the issuance of the Convertible Notes in an aggregate amount in cash not less than $349,000,000, and shall have used such amount to make a capital contribution and a loan to Designated Donohue Parent, which shall have used such amount to purchase from Borrower $349,000,000 of Equity Interests of Donohue.

(e) Consummation of Related Transactions.

(i) (1) All conditions to the Related Transactions set forth in the Related Agreements shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Syndication Agent and Administrative Agent, and (2) shall have become effective in accordance with the terms of the Related Agreements.

(ii) Syndication Agent and Administrative Agent shall each have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith. Each Related Agreement shall be in full force and effect, shall include terms and provisions reasonably satisfactory to Administrative Agent and Syndication Agent and no provision thereof shall have been modified or waived in any respect determined by Syndication Agent or Administrative Agent to be material, in each case without the consent of Syndication Agent and Administrative Agent.

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(f) Existing Refinanced Indebtedness. On the Closing Date, the Abitibi Entities shall have (i) repaid in full and cash collateralized all Existing Refinanced Indebtedness (subject to amounts held pursuant to the Exchange Note Cash Collateral Arrangement), (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Syndication Agent and Administrative Agent all documents or instruments necessary to release, and satisfactory evidence of the release of, all Liens securing Existing Refinanced Indebtedness or other obligations of the Abitibi Entities thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Syndication Agent and Administrative Agent with respect to the cash collateralization of any letters of credit outstanding thereunder.

(g) Transaction Costs. On or prior to the Closing Date, Borrower shall have delivered to Administrative Agent Borrower's reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

(h) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Transactions and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on any of the Transactions or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(i) Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the Collateral, each Credit Party shall have delivered to Collateral Agent:

(i) evidence satisfactory to Collateral Agent of the compliance by each Credit Party of its obligations under the US Security Agreements, the Canadian Security Agreement, the Quebec Security Agreements, the UK Security Agreement, the Netherlands Security Agreement, as applicable, and the other Collateral Documents (including its obligations to execute, deliver, file, and/or register, as applicable, UCC or PPSA financing statements or analogous filings, and to deliver originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(ii) a completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby;

(iii) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation, attachment, validity, and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

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(iv) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including (i) a Landlord Personal Property Collateral Access Agreement executed by the landlord of any Leasehold Property and by the applicable Credit Party and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(j) Environmental Matters. Administrative Agent and Syndication Agent shall have received information in form, scope and substance satisfactory to Administrative Agent and Syndication Agent regarding environmental matters relating to the Facilities.

(k) Financial Statements; Projections. Lenders shall have received from Holdings (i) the Historical Financial Statements, (ii) pro forma consolidated and consolidating balance sheets of the Abitibi Entities as at the Closing Date reflecting the consummation of the Transactions, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent and Syndication Agent, and (iii) the Projections.

(l) Evidence of Insurance. Collateral Agent shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.

(m) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Delaware, New York, Alabama, Québec, Ontario, Newfoundland, Nova Scotia, United Kingdom and Netherlands counsel for Credit Parties, in the form of Exhibit D and as to such other matters as Administrative Agent or Syndication Agent may reasonably request (including no conflicts with material Indebtedness), dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(n) Fees. Borrower shall have paid to Agents the fees payable on the Closing Date referred to in Section 2.11(a) and (b).

(o) Solvency Certificates. On the Closing Date, Syndication Agent and Administrative Agent shall have received (a) a Solvency Certificate from Borrower dated the Closing Date, in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, and demonstrating that, after giving effect to the consummation of the Transactions and any rights of contribution, the Credit Parties, taken as a whole, are and will be Solvent; (b) a Solvency Certificate from Holdings dated the Closing Date and addressed to Syndication Agent, Administrative Agent and Lenders, in form, scope and substance satisfactory to Syndication

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Agent and Administrative Agent, and demonstrating that, after giving effect to the consummation of the Transactions and any rights of contribution, Holdings and its Subsidiaries, taken as a whole, are and will be Solvent; and (c) a Solvency Certificate from Borrower dated the Closing Date, in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, and demonstrating that, after giving effect to the consummation of the Transactions and any rights of contribution, the Borrower is and will be Solvent.

(p) Closing Date Certificate. Holdings and Borrower shall have delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(q) Credit Rating. The Borrower shall have been assigned a corporate family rating from Moody's and a corporate credit rating from S&P.

(r) Closing Date. Lenders shall have made the Term Loans to Borrower on or before April 1, 2008.

(s) No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent and Syndication Agent, singly or in the aggregate, materially impairs the Transactions or that could reasonably be expected to have a Material Adverse Effect.

(t) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

(u) Letter of Direction. Administrative Agent shall have received a duly executed letter of direction from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(v) PATRIOT Act. At least 10 days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "PATRIOT Act") and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCTFA").

(w) Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice.

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(x) Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties are otherwise subject to materiality qualifiers, in which case such representations and warranties shall be true and correct in all respects on and as of the Closing Date.

(y) No Event of Default. No event shall have occurred and be continuing or result from the borrowings hereunder that would constitute an Event of Default or a Default.

(z) [Reserved].

(aa) Intercreditor Agreement and Securitization Intercreditor Agreement. The Intercreditor Agreement and the Securitization Intercreditor Agreement shall be in full force and effect after giving effect to the Transactions, and all documents required in connection therewith shall have been executed and delivered as required by the Intercreditor Agreement and the Securitization Intercreditor Agreement.

(bb) Asset Coverage Certificate. Holdings and Borrower shall have delivered to Syndication Agent, Administrative Agent and Collateral Agent an originally executed Current Asset Amount Certificate detailing the calculation of the Current Asset Amount as of February 29, 2008 and demonstrating that the Current Asset Amount as of such date exceeds the Maximum Amount on the Closing Date.

(cc) Donohue Sale. Holdings and Borrower shall have delivered to Syndication Agent, Administrative Agent and Collateral Agent, in form and substance satisfactory thereto, drafts of all principal agreements evidencing and effecting the Donohue Sale dated as of a date no more than three Business Days prior to the Closing Date.

(dd) Bowater Credit Facility Amendments. Syndication Agent and Administrative Agent shall have received (i) an executed amendment to the Credit Agreement dated as of May 31, 2006, as amended, among Bowater Incorporated, certain subsidiaries of Bowater Incorporated party thereto, Parent, the lenders party thereto and Wachovia Bank, National Association, as administrative agent, and (ii) an executed amendment to the Credit Agreement dated as of May 31, 2006, as amended, among Bowater Canadian Forest Products Inc., as borrower, Bowater Incorporated as guarantor, the lenders party thereto and The Bank of Nova Scotia, as administrative agent, in each case in form and substance satisfactory to the Syndication Agent and Administrative Agent, and there shall exist no "Event of Default" under either such agreement as defined therein.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative

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Agent on or before the applicable date of continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make the Term Loans on the Closing Date, each Credit Party represents and warrants to each Lender, on and as of the Closing Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on and as of the Closing Date are deemed to be made concurrently with the consummation of the Transactions):

4.1. Organization; Requisite Power and Authority; Qualification. Each Abitibi Entity (a) is duly organized, validly existing and (other than each UK Credit Party) in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and (other than each UK Credit Party) in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2. Equity Interests and Ownership. The Equity Interests of each Abitibi Entity has been duly authorized and validly issued, and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Abitibi Entity is a party requiring, and there are no Equity Interests of any Abitibi Entity outstanding which upon conversion or exchange would require the issuance by any Abitibi Entity of any additional Equity Interests of any Abitibi Entity or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Interests of any Abitibi Entity. Schedule 4.2 correctly sets forth the ownership interest of each Abitibi Entity in their respective Subsidiaries as of the Closing Date both before and after giving effect to the Related Transactions.

4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any material provision of any law or any governmental rule or regulation applicable to any Abitibi Entity, (ii) any of the Organizational Documents of any Abitibi Entity, or (iii) any material order, judgment or decree of any court or other agency of government binding on any Abitibi Entity; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any

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material Contractual Obligation of any Abitibi Entity; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Abitibi Entity (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of the Secured Parties); or (d) require any approval or consent of stockholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of any Abitibi Entity, except for such approvals or consents which will be obtained on or before the Closing Date and set forth in Schedule 4.4.

4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date. No Credit Party's accounts are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada) or any other similar law.

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

4.7. Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a combined consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a combined consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, no Abitibi Entity has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Abitibi Entities taken as a whole.

4.8. Projections. On and as of the Closing Date, the projections of the Abitibi Entities for the period of Fiscal Year 2008 through and including Fiscal Year 2009 (the "Projections") are based on good faith estimates and assumptions made by the management of Holdings, the Borrower and Donohue; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Holdings, the Borrower and Donohue believed that the Projections were reasonable and attainable.

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4.9. No Material Adverse Change. Since December 31, 2007, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10. No Restricted Junior Payments. Since December 31, 2007, no Abitibi Entity has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

4.11. Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect and, to the knowledge of any Abitibi Entity, there are no facts or circumstances that could reasonably be expected to give rise to any such Adverse Proceedings. No Abitibi Entity (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12. Tax Matters. Except as otherwise permitted under Section 5.3, all federal and other material Tax returns and reports of the Abitibi Entities required to be filed by any of them have been timely filed, and all federal and other material Taxes shown on such Tax returns and reports to be due and payable and all assessments, fees and other governmental charges upon the Abitibi Entities and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings and Donohue know of no proposed material Tax assessment against any Abitibi Entity which is not being actively contested by such Abitibi Entity in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. Borrower is classified as a foreign corporation for United States federal income tax purposes. Borrower is not engaged in a trade or business in the United States and does not have gross income treated as effectively connected with the conduct of a trade or business in the United States.

4.13. Properties.

(a) Title. Each Abitibi Entity has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in real or intellectual property) and (iv) good title to (in the case of all other personal property) all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

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(b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets (including locations of all newsprint, paper and pulp plants, saw mills, hydro assets and timberlands, and all locations of Collateral), and (ii) all leases, subleases, licenses or assignments of leases, subleases, or licenses (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord (licensor) or tenant (licensee) (whether directly or as an assignee or successor in interest) under such lease, sublease, license or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect, and Holdings, Borrower and Donohue do not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

(c) Liens. All Liens purported to be created in any Collateral pursuant to any Collateral Document in favor of Collateral Agent are First Priority Liens, and the Collateral subject thereto is subject to no other Lien other than Liens permitted pursuant to clauses (a), (b), (c), (d), (e), (g), (h), (i), (j), (n), (r), (s), (t), (v), (w) and (y) of Section 6.2.

4.14. Environmental Matters.

(a) No Abitibi Entity nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Abitibi Entity has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604 et seq.) or any comparable state law with respect to any environmental condition that could reasonably be expected to have a Material Adverse Effect. There are and, to each Abitibi Entity's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any Abitibi Entity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Abitibi Entity is in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with any Governmental Authorizations required under all applicable Environmental Laws necessary to operate its business, except for any non-compliance that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Abitibi Entity has been issued or been required to obtain a Governmental Authorization for the treatment, storage or disposal of hazardous waste for any of its Facilities pursuant to the federal Resource Conservation and Recovery Act (42 U.S.C. § 6901 et. seq.) ("RCRA"), or any comparable Environmental Law, nor are any such Facilities regulated as "interim status" facilities required to undergo corrective action pursuant to RCRA or any comparable state law. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to any Abitibi Entity relating to any Environmental Law, any Release of Hazardous Materials or any Hazardous Materials Activity or

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which is reasonably likely to give rise to any liability or responsibility pursuant to any Environmental Law, in either case which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

(b) Each Credit Party hereby acknowledges and agrees that no Agent, Lender or other Secured Party: (i) is now, or has ever (A) owned, occupied or been in charge, management or control of any Facility, or (B) been in charge, management or control of any Credit Party's affairs or operations, or (ii) has or has ever had the capacity or the authority through the provisions of the Credit Documents or otherwise to direct or influence any (A) Credit Party's conduct with respect to the ownership, operation or management of any Facility, (B) undertaking, work or task performed by any employee, agent or contractor of any Credit Party or the manner in which such undertaking, work or task may be carried out or performed, or (C) compliance with Environmental Laws or Environmental Permits.

4.15. No Defaults. No Abitibi Entity is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default on the part of an Abitibi Entity, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.16. Material Contracts. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder.

4.17. Governmental Regulation. No Abitibi Entity is subject to any law or government regulation or control, including under the Federal Power Act or the Investment Company Act of 1940, which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Abitibi Entity is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

4.18. Margin Stock. The Credit Parties are not engaged, and will not engage, principally or as one of their important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of the Term Loans made to Borrower will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors. Not more than 25% of the value of the assets (either of the Borrower only or of the Abitibi Entities on a consolidated basis) are Margin Stock.

4.19. Employee Matters. No Abitibi Entity is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint or other labor proceeding (including certification) or complaint pending against any Abitibi Entity, or to the best knowledge of Holdings and Donohue,

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threatened against any of them before the National Labor Relations Board or a labor board of any other jurisdiction, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against any Abitibi Entity or, to the best knowledge of Holdings and Donohue, threatened against any of them and there is no Abitibi Entity in violation of any collective agreement, in each case which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no strike or work stoppage in existence or threatened involving any Abitibi Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of Holdings and Donohue, no union representation question existing with respect to the employees of any Abitibi Entity and, to the best knowledge of Holdings and Donohue, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. All material payments due from any Canadian Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Canadian Credit Party and such Canadian Credit Party has withheld and remitted all employee withholdings to be withheld or remitted by it and has made all employer contributions to be made by it, in each case, pursuant to applicable law on account of the Canada Pension Plan and Québec Pension Plan maintained by the Government of Canada and the Province of Québec, respectively, employment insurance, employee income taxes, and any other required payroll deduction.

4.20. Employee Benefit Plans.

(a) Except as set forth on Schedule 4.20: (i) each Abitibi Entity and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where the failure to so comply or perform could not reasonably be expected to have a Material Adverse Effect; (ii) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status; (iii) no material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Abitibi Entity; (iv) no ERISA Event has occurred or is reasonably expected to occur; (v) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws or as required under any collective bargaining agreement, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Abitibi Entity or any of their respective ERISA Affiliates; (vi) the present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by any Abitibi Entity or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan; (vii) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Abitibi Entities and their respective

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ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero; and (viii) each Abitibi Entity and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

(b) In respect of each Canadian Credit Party, the Pension Plans are duly registered under all applicable laws which require registration (including the Income Tax Act (Canada)) and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Canadian Credit Party (including fiduciary, contribution, funding, investment and administration obligations) required to be performed in connection with the Employee Benefit Plans, the Pension Plans and any funding agreements therefor under the terms thereof and applicable statutory and regulatory requirements, have been performed in a timely fashion in accordance with the terms thereof. All employer and employee payments, contributions, and premiums required to be remitted or paid to or in respect of the Pension Plans and the Employee Benefit Plans have been paid or remitted in accordance with their respective terms and applicable statutory and regulatory requirements. There have been no improper withdrawals or applications of the assets of the Pension Plans or the Employee Benefit Plans. There are no material outstanding disputes concerning the assets or liabilities of the Pension Plans or the Employee Benefit Plans. There is no Pension Plan in respect of which an event has occurred that could require immediate or accelerated funding in respect of unfunded liabilities or other deficit amounts.

(c) There are no liabilities with, or arising from, any UK Credit Party participating in, providing, or contributing to, either currently or in the past, or ceasing to provide or contribute to, or in respect of, any scheme or arrangement for the provision of any pension, superannuation, retirement (including on early retirement) or death benefits (including in the form of a lump sum) (the benefits together referred to as "Pension Benefits") or providing, or being obliged to provide, or failing to provide, any Pension Benefits, which are not fully funded, insured or provided for on a generally accepted basis either through a separate trust, insurance policy or as an accrual or provision in the accounts of the relevant UK Credit Party.

4.21. Certain Fees. No broker's or finder's fee or commission will be payable with respect to the transactions contemplated by the Related Agreements, except as payable to the Agents and the Lenders or as otherwise disclosed to the Administrative Agent on or prior to the Closing Date.

4.22. Solvency. (i) Borrower is and, after giving effect to the consummation of the Transactions, will be Solvent, (ii) Holdings and its Subsidiaries, taken as a whole, are and, after giving effect to the consummation of the Transactions, will be Solvent, and (iii) the Credit Parties, taken as a whole, are and, after giving effect to the consummation of the Transactions, will be Solvent, in each case after giving effect to any rights of contribution.

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4.23. Related Agreements.

(a) Delivery. Holdings, Donohue and Borrower have delivered to Syndication Agent and Administrative Agent complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the date hereof and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the date hereof.

(b) Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating the Related Transactions set forth in the Related Agreements have been duly satisfied or, with the consent of Administrative Agent and Syndication Agent, waived, and (ii) the Related Transactions have been consummated in accordance with the Related Agreements and all applicable laws.

4.24. Compliance with Statutes, Etc. Each Abitibi Entity is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Facility or governing its business and the requirements of any Governmental Authorizations issued under such Environmental Laws with respect to any such Facility or the operations of any Abitibi Entity), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.25. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of any Abitibi Entity for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings, Borrower or Donohue, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings, Borrower or Donohue to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings, Borrower or Donohue (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.26. PATRIOT Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act, (iii) Part II.1 of the Criminal Code (Canada), (iv) the PCTFA, (v)

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Part II.1 of the Criminal Code (Canada), (vi) the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada), and (vii) the United Nations Al-Qaida and Taliban Regulations (Canada). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.27. UK Credit Parties; Canadian Credit Parties; U.S. Credit Parties. (a) Neither the execution, delivery and performance of any of the Credit Documents, nor the incurrence of any obligations or liabilities thereunder by the UK Credit Parties constitutes or will constitute unlawful financial assistance for the purposes of Sections 151 to 158 (inclusive) of the Companies Act of 1985 of England and Wales, as amended or otherwise re-enacted from time to time. No UK Credit Party has ever participated in a UK defined benefit pension plan or been associated or connected with the employer in relation to a UK defined benefit pension plan.

(b) Except for Intellectual Property owned by Holdings, none of the Canadian Credit Parties or UK Credit Parties have assets located in the United States of America or any State thereof.

(c) None of the Credit Parties other than Canadian Credit Parties have assets located in Canada or any province thereof.

4.28. Intercompany Indebtedness. Except for Indebtedness owed by Abitibi-Consolidated Corp. to Augusta Newsprint that is existing on the Closing Date, no Credit Party has incurred Indebtedness owing to an Abitibi Entity that is not a Credit Party.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than contingent indemnification obligations that by their terms survive termination of this Agreement), each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports. Holdings and Donohue will deliver to Administrative Agent and Lenders:

(a) Monthly Reports. As soon as available, and in any event within 30 days after the end of each month ending after the Closing Date (other than the last month of each Fiscal Quarter), commencing with the month in which the Closing Date occurs, the combined consolidated balance sheet of the Abitibi Entities as at the end of such month and the related combined consolidated statements of income, stockholders' equity and cash flows of the Abitibi Entities for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

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(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (other than the last Fiscal Quarter of each Fiscal Year), commencing with the Fiscal Quarter ending March 31, 2008, the combined consolidated and consolidating balance sheets of the Abitibi Entities as at the end of such Fiscal Quarter and the related combined consolidated (and, with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of the Abitibi Entities for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, commencing with Fiscal Year 2008, (i) the combined consolidated and consolidating balance sheets of the Abitibi Entities as at the end of such Fiscal Year and the related combined consolidated (and, with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of the Abitibi Entities for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such combined consolidated financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Holdings and Donohue, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such combined consolidated financial statements fairly present, in all material respects, the combined consolidated financial position of the Abitibi Entities as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such combined consolidated financial statements has been made in accordance with generally accepted auditing standards)

(d) Current Asset Amount Certificate. As soon as available, and in any event within 20 days after the end of each month (beginning with the month ending March 31, 2008), a Current Asset Amount Certificate detailing the calculation of the Current Asset Amount as of the end of such month in form and substance satisfactory to Administrative Agent and Collateral Agent;

(e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the combined consolidated financial statements of the Abitibi Entities delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the combined consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then,

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together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

(f) Notice of Default. Promptly upon any officer of Holdings, Borrower or Donohue obtaining knowledge (i) of any condition or event that constitutes, or will constitute, a Default or an Event of Default or that notice has been given to Holdings, Borrower or Donohue with respect thereto; (ii) that any Person has given any notice to any Abitibi Entity or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Holdings, Borrower and/or Donohue has taken, is taking and proposes to take with respect thereto;

(g) Notice of Litigation. Promptly upon any officer of Holdings, Borrower or Donohue obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), if adversely determined could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings, Borrower or Donohue to enable Lenders and their counsel to evaluate such matters;

(h) ERISA and Canadian Pension Plans. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Abitibi Entities or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (ii) with reasonable promptness, upon request by Administrative Agent, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Abitibi Entity or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by any Abitibi Entity or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request; and (iii) in respect of any Canadian Credit Party, (1) copies of each annual and other return, report or valuation with respect to each registered Pension Plan as filed with any applicable Governmental Authority; (2) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Canadian Credit Party may receive from any applicable Governmental Authority with respect to any registered Pension Plan; and (3) notification within 30 days of any increases having a cost to any Canadian Credit Party in excess of $1,000,000 per annum in the aggregate, in the benefits of any existing Pension Plan or Employee Benefit Plan, or the establishment of any new Pension Plan or Employee Benefit Plan, or the commencement of contributions to any such plan to which no Canadian Credit Party was previously contributing.

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(i) Financial Plan. As soon as practicable and in any event no later than 15 days prior to the beginning of each Fiscal Year, a combined consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a "Financial Plan"), including (i) a forecasted combined consolidated balance sheet and forecasted combined consolidated statements of income and cash flows of the Abitibi Entities for each such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (ii) forecasted combined consolidated statements of income and cash flows of the Abitibi Entities for each month of such Fiscal Year and each fiscal quarter of each other Fiscal Year;

(j) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a certificate from Holdings', Borrower's and Donohue's insurance broker(s) in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such certificate by the Abitibi Entities;

(k) Notice Regarding Material Contracts. Promptly, and in any event within ten Business Days (i) after any Material Contract of any Abitibi Entity is terminated or amended in a manner that is materially adverse to such Abitibi Entity or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by the applicable Abitibi Entity with the intent of avoiding compliance with this Section 5.1(k)), and an explanation of any actions being taken with respect thereto;

(l) Information Regarding Collateral. (a) Borrower will furnish to Collateral Agent (i) prompt written notice of any change (A) in any Credit Party's corporate name, (B) in any Credit Party's identity or corporate structure, (C) in any Credit Party's jurisdiction of organization, principal place of business, chief executive office, registered office according to its constituting documents or domicile (within the meaning of the Civil Code of Québec), or (D) in any Credit Party's Federal Taxpayer Identification Number or state organizational identification number, and (ii) written notice, delivered concurrently with the delivery of the asset coverage certificate required to be delivered pursuant to Section 5.1(d), of any change in the premises at which any tangible personal property Collateral having a value in excess of $1,000,000 is located. Borrower and Donohue agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC, the PPSA, or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected First Priority security interest in all the Collateral as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(m) Quarterly Collateral Verification. At the time of delivery of monthly financial statements with respect to the month ending August 31, 2008 pursuant to Section 5.1(a), and at any other time upon request of the Administrative Agent (provided that Administrative Agent may only make one such request prior to the occurrence of a Default or Event of Default), Borrower shall deliver to Collateral Agent a certificate of an Authorized Officer either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

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(n) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or Donohue to its security holders acting in such capacity or by any Subsidiary of Holdings or Donohue to its security holders other than Holdings, Donohue or another Subsidiary of Holdings or Donohue, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Abitibi Entity with any securities exchange or with the U.S. Securities and Exchange Commission, the Ontario Securities Commission, the Autorité des marchés financiers (Québec) or any other governmental or private regulatory authority, (iii) all press releases and other statements made available generally by any Abitibi Entity to the public concerning material developments in the business of any Abitibi Entity, and (B) such other information and data with respect to any Abitibi Entity as from time to time may be reasonably requested by Administrative Agent or any Lender; and

(o) Certification of Public Information. Holdings, Donohue and each Lender acknowledge that certain of the Lenders may be "public-side" Lenders (Lenders that do not wish to receive material Non-Public Information with respect to Holdings, Donohue, their respective Subsidiaries or their Securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the "Platform"), any document or notice that Holdings or Donohue has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such public-side Lenders. Holdings and Donohue agree to clearly designate all Information provided to Administrative Agent by or on behalf of Holdings or Donohue which is suitable to make available to Public Lenders. If Holdings or Donohue has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material Non-Public Information with respect to Holdings, Donohue, their respective Subsidiaries and their Securities.

5.2. Existence. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect (i) its existence and (ii) all rights and franchises, licenses and permits material to its business, except in the case of clause (ii) where the failure to do so would not result in a Material Adverse Effect; provided, no Credit Party (other than Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3. Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all federal and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all federal and other material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law

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have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine (or, in the case of such federal and other material claims, any material penalty or fine) shall be incurred with respect thereto; provided, no such federal or other material Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a federal or other material Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such federal or other material Tax or claim.

5.4. Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Abitibi Entities and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5. Insurance. Holdings, Borrower and Donohue will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Abitibi Entities as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings, Borrower and Donohue will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) in the case of each liability policy, name Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and provide for at least thirty days' prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6. Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

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5.7. Lender Meetings. Holdings, Donohue and Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders twice during each Fiscal Year to be held at Borrower's corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

5.8. Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws (including all Environmental Laws), rules, regulations and orders of any Governmental Authority, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9. Environmental.

(a) Environmental Disclosure. Holdings and Donohue will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, test results, analyses and reports of any kind or character, whether prepared by personnel of any Abitibi Entity or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims reasonably likely to lead to liability or expenses in excess of $1,000,000, which are in their possession or control;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state, provincial or local governmental or regulatory agency under any applicable Environmental Laws reasonably likely to lead to liability or expenses in excess of $1,000,000, (2) any remedial action taken by any Person in response to (A) any Hazardous Materials Activities, the existence of which has a reasonable possibility of resulting in one or more Environmental Claims or any liability under any Environmental Laws which could reasonably be expected to result, individually or in the aggregate, in liability or expenses in excess of $1,000,000, or (B) any Environmental Claims which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and (3) Holdings', Donohue's or Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by any Abitibi Entity, a copy of any and all written communications with respect to (1) any Environmental Claims which could reasonably be expected to result, individually or in the aggregate, in liability or expenses in excess of $1,000,000, (2) any material Release

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required to be reported to any Governmental Authority, and (3) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Abitibi Entity may be potentially responsible for any Hazardous Materials Activity which could reasonably be expected to result in, individually or in the aggregate, liability or expenses in excess of $1,000,000;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by any Abitibi Entity that could reasonably be expected to (A) expose any Abitibi Entity to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of any Abitibi Entity to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by any Abitibi Entity to modify current operations in a manner that could reasonably be expected to subject any Abitibi Entity to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries. In the event that any Person becomes a Subsidiary of Holdings, Borrower or Donohue, Holdings, Borrower or Donohue, as applicable, shall (a) promptly cause such Subsidiary to become a Guarantor hereunder and a Grantor under the applicable Collateral Documents by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement to the applicable Collateral Documents, (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(i), 3.1(j) and 3.1(m), and (c) following the Donohue Sale, in the case of a Subsidiary of Donohue that owns any Real Estate Asset, Borrower and Donohue shall cause such Subsidiary to take all actions similar to those referenced in subclauses (b) through (g) and (k) of clause (ii) of the proviso in the definition of "Donohue Sale" (substituting references therein to "Alabama River Mortgage", "Alabama River Facility" and "Alabama Title Policy" with "mortgage", "Facility" and "title policy", respectively). With respect to each such Subsidiary, Holdings, Borrower or Donohue, as applicable, shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Holdings, Borrower or Donohue, as applicable, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Holdings, Borrower and Donohue, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

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5.11. Donohue Sale. No later than April 4, 2008, the Credit Parties shall have caused the Donohue Sale to occur in accordance with the conditions set forth in the proviso to such definition. Upon such occurrence, the Collateral Agent shall release from the Donohue Cash Collateral Account, and distribute to Borrower, 100% of the Donohue Cash Collateral Proceeds, which Borrower shall use to provide for the ongoing working capital requirements of Borrower, Donohue and their respective Subsidiaries and for general corporate purposes; provided that, if on or before April 4, 2008 the Donohue Sale has not occurred in accordance with the conditions set forth in the proviso to such definition, the Donohue Cash Collateral Proceeds shall immediately be applied in accordance with Sections 2.14(e) and 2.15(a) hereof.

5.12. Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time (including in connection with the Donohue Sale) to ensure that the Obligations are guarantied by the Guarantors and are secured by a First Priority Lien on the Collateral and, following the Donohue Sale, the Equity Interests of Subsidiaries of Donohue and the Real Estate Assets of Donohue and its Subsidiaries.

5.13. Miscellaneous Covenants. Unless otherwise consented to by Agents or Requisite Lenders:

(a) Maintenance of Ratings. At all times, Borrower shall use commercially reasonable efforts to maintain a corporate family rating from Moody's and a corporate credit rating from S&P.

(b) Cash Management Systems. The Abitibi Entities shall establish and maintain cash management systems reasonably acceptable to Agents, shall maintain each Deposit Account (other than Excluded Deposit Accounts) as a Blocked Account (subject to Section 5.13), and shall manage such Deposit Accounts, including in connection with transfers therefrom in the ordinary course, in a manner reasonably acceptable to Agents.

(c) Blocked Accounts. No later than 20 days following the Closing Date (or such later date approved by the Collateral Agent), the Credit Parties shall have caused each of their Deposit Accounts (other than Excluded Deposit Accounts) to be Blocked Accounts or be subject to cash management arrangements acceptable to Collateral Agent. In no event shall Excess Cash remain in any Deposit Account (other than Excluded Deposit Accounts) that is not a Blocked Account for more than two Business Days. For purposes of this Section 5.13(c), "Excess Cash" means cash deposits in excess of the sum of (i) written but uncleared outstanding checks, (ii) ACH, direct deposits and other electronic fund transactions to be directed for payment within the next two Business Days and (iii) $5,000,000.

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(d) UCC Maintenance. No later than 15 days following the Closing Date, Borrower shall deliver to Collateral Agent evidence satisfactory to Collateral Agent that Borrower has retained, at its sole cost and expense, a service provider acceptable to Collateral Agent for the tracking of all UCC financing statements of Borrower and the Guarantors and that will provide notification to Collateral Agent of, among other things, the upcoming lapse or expiration thereof.

(e) Cash Collateral Accounts. Immediately following the funding of the Term Loans on the Closing Date, Borrower shall (i) deposit the Exchange Note Cash Collateral Proceeds into the Exchange Note Cash Collateral Account in the name of the Collateral Agent and (ii) deposit the Donohue Cash Collateral Proceeds into the Donohue Cash Collateral Account in the name of the Collateral Agent (to be used solely in accordance with Section 5.11 hereof), in each case to secure the Obligations on a First Priority Basis. The Exchange Note Cash Collateral Proceeds shall be used by Borrower solely in accordance with Sections 2.14(e) and 6.4(b).

(f) Permitted Liens. No later than one day following the Closing Date (or such later date approved by the Collateral Agent in its discretion), Borrower shall deliver to Agents in form and substance satisfactory thereto a revised Schedule 6.2 to this Agreement (which in no event shall include additional Liens).

(g) Estoppel Acknowledgments. No later than 15 days following the Closing Date (or such later date approved by the Collateral Agent in its discretion), Borrower shall deliver to Collateral Agent executed third-party estoppel acknowledgment agreements (or amendments to such agreements delivered to Collateral Agent on or before the Closing Date), each in form and substance satisfactory to Collateral Agent, in respect of financing statements existing on the Closing Date and identified on Schedule 6.2.

(h) Alabama River Supplemental Mortgage. Borrower shall use commercially reasonable efforts to (x) amend or modify within 25 days following the Closing Date (or such later date approved by the Collateral Agent in its discretion) the Alabama River Facilities Supplemental Lease to allow for the Alabama River Supplemental Mortgage and (y) have the Industrial Development Board of Monroe County execute within 25 days following the Closing Date (or such later date approved by the Collateral Agent in its discretion) the Alabama River Supplemental Mortgage. At such time as the Alabama River Facilities Supplemental Lease is modified or amended and the Alabama River Supplemental Mortgage has been executed and delivered by the Industrial Development Board of Monroe County, Borrower shall deliver to Collateral Agent:

(i) the Alabama River Supplemental Mortgage;

(ii) (x) an updated Alabama Title Policy in an amount not less than the fair market value of the Alabama River Facility, in form and substance reasonably satisfactory to Collateral Agent, and (y) evidence satisfactory to Collateral Agent that the title company and/or the appropriate Governmental Authorities have been paid all expenses and premiums of the title company and all other sums required in connection with the issuance of the Alabama Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Alabama River Supplemental Mortgage in the appropriate real estate records; and

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(iii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state of Alabama with respect to the Alabama River Supplemental Mortgage.

(i) Abitibi-Consolidated Corp. Stock Certificate. Within one day following the Closing Date, Borrower shall deliver to Collateral Agent an original, fully executed stock certificate (Certificate No. C-4) evidencing 583.25 shares of common stock of Abitibi-Consolidated Corp. issued to Donohue Corp.

(j) 24-Hour Deliverables. Within one day following the Closing Date, Borrower will deliver, in form and substance satisfactory to Collateral Agent, the master intercompany note, Borrower legal opinions in the US, UK, Canada and Netherlands and a consent to the lien on Citibank's Deposit Account in the UK.

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations (excluding contingent indemnification obligations that by their terms survive termination of this Agreement), such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Abitibi Entity to any other Abitibi Entity; provided, (i) all such Indebtedness (other than Indebtedness owing by Borrower to Donohue or owed to Augusta Newsprint, in each case on or before April 4, 2008) shall be evidenced by an Intercompany Note, and, if owed to a Credit Party, shall be subject to a First Priority Lien pursuant to the applicable Collateral Document, (ii) all such Indebtedness (other than Indebtedness owing by Borrower to Donohue on or before April 4, 2008) shall be unsecured (except to the extent of Liens permitted under Section 6.2(n) or 6.2(t)) and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of such Intercompany Note, (iii) all such Indebtedness (other than Indebtedness owing by Borrower to Donohue on or before April 4, 2008) owing by any such Abitibi Entity that is not a Guarantor shall be subject to Section 6.6(d), and (iv) any payment by any such Guarantor Subsidiary/Affiliate under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Borrower or to any of its Subsidiaries for whose benefit such payment is made;

(c) Indebtedness incurred by any Abitibi Entity arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Abitibi Entity pursuant to such agreements, in connection with permitted dispositions of any business, assets or any Abitibi Entity (other than Holdings or Borrower);

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(d) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(e) Indebtedness in respect of workers' compensation claims, unemployment or other insurance or self-insurance obligations, and similar obligations, in each case incurred in the ordinary course of business;

(f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(g) Indebtedness under Hedge Agreements entered into in the ordinary course of business consistent with past practice;

(h) letters of credit issued in the ordinary course of business having an aggregate face amount not to exceed, as of any date of incurrence of such Indebtedness, $125,000,000;

(i) Indebtedness solely in respect of premium financing or similar deferred obligations with respect to insurance policies purchased in the ordinary course of business;

(j) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of any Abitibi Entities (other than Holdings);

(k) guaranties by Borrower of Indebtedness of a Guarantor Subsidiary/Affiliate or guaranties by a Guarantor Subsidiary/Affiliate of Indebtedness of Borrower or another Guarantor Subsidiary/Affiliate with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations;

(l) Indebtedness incurred under Senior Secured Note Documents and Senior Unsecured Exchange Note Documents and Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of any such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions (excluding pricing) thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness under the Senior Unsecured Exchange Notes, and the maturity thereof is greater than or equal to one year following the Maturity Date; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) be secured with any Liens that attach to any of the Collateral or any Equity Interests of the Abitibi Entities (other than Liens permitted under Section 6.2(o)), (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

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(m) Indebtedness of the Abitibi Entities with respect to Capital Leases in an aggregate amount not to exceed at any time $75,000,000;

(n) purchase money Indebtedness of the Abitibi Entities in an aggregate amount not to exceed at any time $500,000; provided, any such Indebtedness shall be secured only by the asset acquired, constructed, developed or improved in connection with the incurrence of such Indebtedness;

(o) ACSC Securitization Indebtedness and Indebtedness owing by Abitibi SPV to ACSC evidencing the residual value of receivables sold pursuant to the ACSC Securitization;

(p) Star Lake Indebtedness without giving effect to any refinancings, amendments, modifications or supplements thereto that would expand the obligations thereunder to a Credit Party;

(q) AC Hydro Indebtedness without giving effect to any refinancings, amendments, modifications or supplements thereto that would expand the obligations thereunder to a Credit Party;

(r) other than in connection with any Permitted Joint Venture Disposition, Indebtedness of a Person that is not an Abitibi Entity secured by a Lien on Equity Interests of such Person owned by an Abitibi Entity, provided that such Indebtedness is recourse to the Abitibi Entities only to the extent of such Equity Interests;

(s) Indebtedness of Augusta Newsprint in an aggregate amount not to exceed at any time $100,000,000, the proceeds of which shall be used to finance the acquisition of the entire interest of the "Thomson Partner" (as defined in the Augusta Newsprint partnership agreement) in Augusta Newsprint; provided that such Indebtedness is not recourse to any other Abitibi Entity and that, upon consummation of such acquisition, all Equity Interests of Augusta Newsprint shall be pledged as Collateral to secure the Obligations on a First Priority basis; and

(t) other unsecured Indebtedness of the Abitibi Entities in an aggregate amount not to exceed at any time $75,000,000.

6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property, asset or undertaking of any kind (including any document or instrument in respect of goods or accounts receivable) of any Abitibi Entity, whether now owned or hereafter acquired or licensed, or any income or profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect for more than ten Business Days, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or the PPSA or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except:

(a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

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(b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(c) Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other similar Liens (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not more than 30 days overdue or (ii) for amounts that are more than 30 days overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, permits, licenses, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any Abitibi Entity;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earning money deposits made by any Abitibi Entity in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC or PPSA financing statements relating solely to (i) operating leases of personal property entered into in the ordinary course of business or (ii) a contemplated refinancing of the Obligations under the Credit Documents;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by any Abitibi Entity in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of such Abitibi Entity;

(l) Liens on assets of Star Lake securing Star Lake Indebtedness and Liens on ACH Limited Partnership and its Subsidiaries securing AC Hydro Indebtedness;

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(m) Liens on assets other than Collateral securing Indebtedness under Hedge Agreements permitted to be incurred under Section 6.1;

(n) Liens described in Schedule 6.2;

(o) Liens in favor of the Senior Secured Note Collateral Trustee securing Indebtedness incurred pursuant to the Senior Secured Note Documents, so long as such Liens are subject to the terms of the Intercreditor Agreement;

(p) ground leases of underutilized or vacant properties of any Abitibi Entity to third parties with which any Abitibi Entity has a production, co-production, operating or other arrangement or to third-party providers of energy, transportation services or raw materials in the ordinary course of business, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any Abitibi Entity, provided that such properties shall not constitute Collateral and Collateral shall not be located on any such properties;

(q) Liens in favor of the agent and Abitibi SPV under the ACSC Securitization Documents on accounts receivable and related assets securing Indebtedness incurred pursuant to the ACSC Securitization, so long as such Liens are subject to the terms of the Securitization Intercreditor Agreement;

(r) Liens on an aggregate amount of $135,000,000 of cash collateral securing letters of credit permitted under Section 6.1(h) or Indebtedness under Hedge Agreements permitted to be incurred under Section 6.1;

(s) movable hypothecs granted to landlords in the Province of Québec to secure the payment of rent and the performance of other obligations arising under a lease provided that such movable hypothec affects only the tangible assets of the tenant situated in the premises leased under such lease and that such movable hypothec is subordinated to, and ranks after, the hypothec(s) created pursuant to the Québec Security Agreements and affecting such assets;

(t) Liens granted by any Abitibi Entity in favor of any Credit Party;

(u) other than in connection with any Permitted Joint Venture Disposition, Liens on Equity Interests of a Person that is not an Abitibi Entity that are owned by an Abitibi Entity and secure Indebtedness of such Person, provided that such Indebtedness is recourse to the Abitibi Entities only to the extent of such Equity Interests;

(v) Liens on any insurance policy securing Indebtedness incurred to purchase such insurance policy to the extent permitted under Section 6.1(i);

(w) Liens securing judgments that do not constitute an Event of Default hereunder, provided that enforcement of any such Liens is stayed and claims secured by such Liens are being actively contested in good faith and by appropriate proceedings;

(x) Liens securing Indebtedness permitted pursuant to Section 6.1(s); provided, any such Lien shall encumber only the assets of Augusta Newsprint;

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(y) Liens securing Indebtedness permitted pursuant to Section 6.1(m) and (n); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness; and

(z) other Liens on assets other than the Collateral securing Indebtedness in an aggregate amount not to exceed $2,000,000 at any time outstanding.

provided, however, that notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.2 may at any time attach to any of the Collateral in any Abitibi Entity, in each case other than Liens permitted by clauses (a), (b), (c), (d), (e), (g), (h), (i), (j), (n), (r), (s), (t), (v), (w) and (y); provided, further, that no reference herein to Liens permitted hereunder (including Permitted Liens), including any statement or provision as to the acceptability of any Liens (including Permitted Liens), shall in any way constitute or be construed as to provide for a subordination of any rights of the Agents or the Lenders hereunder or arising under any of the other Credit Documents in favor of such Liens.

6.3. [Reserved].

6.4. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that:

(a) Borrower may make regularly scheduled payments of interest and mandatory prepayments of principal (other than any such prepayments arising from defaults or events of default) in respect of any Senior Notes in accordance with the terms of, and only to the extent required by, the Senior Notes Documents;

(b) Borrower may, within five Business Days following the Closing Date, repay the portion of the Existing Refinanced Indebtedness not repaid on the Closing Date in an aggregate amount not to exceed $6,336,137.77 with Exchange Note Cash Collateral Proceeds;

(c) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holdings may make Restricted Junior Payments to Parent (i) in an aggregate amount not to exceed in any Fiscal Year 50% of the aggregate amount of Parent's general administrative costs and expenses for such Fiscal Year, and (ii) to the extent necessary to permit Parent to discharge the consolidated tax liabilities of Parent and its Subsidiaries so long as such liabilities are attributable to the consolidated operations of Holdings and its Subsidiaries, in each case so long as Parent applies the amount of any such Restricted Junior Payment for such purpose; provided, that the Restricted Junior Payments made pursuant to this clause (c)(ii) shall not exceed the amount of the relevant tax (including any penalties and interest) that Holdings would owe if Holdings were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group with Parent), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Holdings and such Subsidiaries from other taxable years;

(d) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Donohue may make Restricted Junior Payments to

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Designated Donohue Parent to the extent necessary to permit Designated Donohue Parent to discharge the consolidated tax liabilities of Designated Donohue Parent and its Subsidiaries so long as (i) such liabilities are attributable to the consolidated operations of Donohue and its Subsidiaries and (ii) Designated Donohue Parent applies the amount of any such Restricted Junior Payment for such purpose; provided, that the Restricted Junior Payments made pursuant to this clause (d) shall not exceed the amount of the relevant tax (including any penalties and interest) that Donohue would owe if Donohue were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group with Designated Donohue Parent), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Donohue and such Subsidiaries from other taxable years;

(e) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holdings may make payments to Parent, and Donohue may make payments to Designated Donohue Parent that would enable Designated Donohue Parent to make such payments to Parent, in each case to permit Parent to pay in aggregate up to 100% of regularly scheduled cash interest payments under the Convertible Notes, provided that (i) such amounts are used by Parent for such purposes and (ii) any amounts in excess of 50% of such regularly scheduled cash interest payments shall not be paid hereunder at any time that cash on hand of the Credit Parties, which is otherwise available to repay other Indebtedness and is deposited in Blocked Accounts, does not exceed $50,000,000;

(f) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holdings and Donohue may pay dividends or make other distributions to holders of their respective Equity Interests so long as the proceeds thereof are simultaneously used by such holders to either (i) purchase from Borrower preferred Equity Interests of Donohue or (ii) make payments of principal or interest on any promissory note or other Indebtedness of such holders owing to Borrower or Donohue; and

(g) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Credit Parties may make regularly scheduled payments of interest in respect of any subordinated Indebtedness permitted under Section 6.1 in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the indenture or other agreement pursuant to which such Indebtedness was issued.

6.5. Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Abitibi Entity (other than Holdings and Borrower) to (a) pay dividends or make any other distributions on any of such Abitibi Entity's Equity Interests owned by any other Abitibi Entity, (b) repay or prepay any Indebtedness owed by such Abitibi Entity to any other Abitibi Entity, (c) make loans or advances to any other Abitibi Entity, or (d) transfer, lease or license any of its property or assets to any other Abitibi Entity other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired, (ii) limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which restrictions are applicable only to the assets that are the subject

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of such agreements, in each case so long as the transactions that are the subject of such agreements are otherwise permitted under this Agreement, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement, (iv) described on Schedule 6.5, (v) in the Senior Secured Note Documents, Senior Unsecured Exchange Note Documents or the ACSC Securitization Documents, provided that any amendments, restatements, modifications or other supplements shall not be materially more restrictive than the restrictions contained in such agreements as in effect on the Closing Date, (vi) in any Indebtedness permitted pursuant to Section 6.1(s), provided that any such restrictions shall not be materially more restrictive than any such restrictions in effect on the Closing Date, (vii) set forth in customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business, (viii) subordinating payment of intercompany Indebtedness to Indebtedness owed to Persons that are not Affiliates, (ix) on cash deposits or other deposits imposed by customers under contracts entered into in the ordinary course of business, and (x) on the transfer, lease or license of any property or assets of any Credit Party in effect on the Closing Date that were entered into in the ordinary course of business, provided that any amendment, restatements, modifications or other supplements thereto shall not be materially more restrictive than the restrictions in effect on the Closing Date.

6.6. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in the Borrower and any Guarantor Subsidiary/Affiliate;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Abitibi Entities;

(d) intercompany loans to Subsidiaries that are not Guarantors to the extent permitted under Section 6.1(b) and other Investments in Subsidiaries that are not Guarantors; provided that such Investments (including through intercompany loans permitted under Section 6.1(b)) in Subsidiaries other than Guarantors shall not exceed at any time an aggregate amount of $25,000,000;

(e) Combined Capital Expenditures of the Abitibi Entities in an aggregate amount not to exceed $150,000,000;

(f) loans and advances to employees of the Credit Parties made in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000;

(g) Investments described in Schedule 6.6;

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(h) Investments in Augusta Newsprint in an aggregate amount not to exceed $100,000,000, the proceeds of which shall be used to finance the acquisition of the entire interest of the "Thomson Partner" (as defined in the Augusta Newsprint partnership agreement) in Augusta Newsprint; provided that, upon consummation of such acquisition, all Equity Interests of Augusta Newsprint shall be pledged as Collateral to secure the Obligations on a First Priority basis;

(i) Investments consisting of Hedge Agreements entered into in the ordinary course of business consistent with past practice;

(j) Investments consisting of promissory notes received by Borrower in connection with any sale or disposition of assets to Designated Donohue Parent permitted by Section 6.8(d); and

(k) other Investments in an aggregate amount not to exceed $50,000,000 during the term of this Agreement.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.4.

6.7. [Reserved.]

6.8. Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger, amalgamation, reorganization or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of Holdings or Donohue may be merged or amalgamated with or merged into Borrower or any Guarantor Subsidiary/Affiliate, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary/Affiliate; provided, in the case of such a merger, Borrower or such Guarantor Subsidiary/Affiliate, as applicable, shall be the continuing or surviving Person;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) disposals of obsolete, worn out or surplus equipment in an aggregate amount not to exceed $20,000,000;

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(d) the sale by Borrower of Equity Interests of Donohue to Designated Donohue Parent in exchange for fair market value consisting of Cash or promissory notes pledged to the Secured Parties in accordance with the Collateral Documents;

(e) the Donohue Sale;

(f) the Permitted Joint Venture Dispositions;

(g) sales of accounts receivable, payment intangibles, collections thereon and related assets by Holdings and ACSC to Abitibi SPV, and sales of such accounts receivables, payment intangibles, collections thereon and related assets by Abitibi SPV, pursuant to the ACSC Securitization Documents, provided that no such sales shall take the form of capital contributions or other Investments;

(h) the Snowflake Disposition;

(i) Permitted Liens, to the extent constituting disposals of assets;

(j) Investments made in accordance with Section 6.6;

(k) other Asset Sales in an aggregate amount not to exceed $500,000,000, so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of such Asset Sale or shall be caused thereby, and (ii) no prepayment of the Term Loans shall be required under Section 2.14(d) on a pro forma basis after giving effect to such Asset Sale as of the last day of the month most recently ended (unless such prepayment is made concurrently therewith).

6.9. Disposal of Subsidiary Interests. Except for the Permitted Joint Venture Dispositions, Permitted Liens, the sale by Borrower of Equity Interests of Donohue to the extent permitted by Section 6.8, and any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 6.8, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.10. Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to factoring, declaring a trust in, or discounting any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than any Abitibi Entity), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than any Abitibi Entity) in connection with such lease.

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6.11. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Parent on terms that are less favorable to Parent or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such an Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Borrower and any Guarantor Subsidiary/Affiliate; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Abitibi Entities; (c) compensation arrangements for officers and other employees of the Abitibi Entities entered into in the ordinary course of business; (d) the Donohue Sale; (e) transactions permitted under Section 6.4; and (f) transactions described in Schedule 6.11.

6.12. Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.13. Permitted Activities of Certain Companies. None of Abitibi SPV, Abitibi Consolidated Europe or any of the Liquidated Subsidiaries shall (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than (i) in the case of Abitibi Consolidated Europe, in connection with the management and funding of employee pensions, and (ii) in the case of Abitibi SPV, ACSC Securitization Indebtedness and Indebtedness owing to ACSC evidencing the residual value of accounts receivable sold pursuant to the ACSC Securitization; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than, in the case of Abitibi SPV, Liens on accounts receivable and related assets securing obligations under the ACSC Securitization Documents; (c) engage in any business or activity or own any assets other than (i) in the case of Abitibi Consolidated Europe, the management and funding of employee pensions, (ii) in the case of Abitibi SPV, activities required to be performed as a single purpose vehicle in connection with the ACSC Securitization, and (iii) making Restricted Junior Payments to the extent otherwise permitted by this Agreement; (d) consolidate with or merge with or into or amalgamate with, or convey, transfer, lease or license all or substantially all its assets to, any Person except as permitted under Section 6.8(a); (e) create or acquire any Subsidiary or make or own any Investment in any Person; or (f) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; provided, that notwithstanding the foregoing, any of the Liquidated Subsidiaries may be dissolved by the Credit Parties at any time.

6.14. Amendments or Waivers of Organizational Documents and Certain Related Agreements. Except for Permitted Joint Venture Dispositions and as set forth in Section 6.15, no Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents or any of its material rights under any Related Agreement after the Closing Date if such amendment, restatement, supplement or other modification or waiver would be adverse to the Lenders.

6.15. Amendments or Waivers with respect to Certain Indebtedness. Except as otherwise provided in the Intercreditor Agreement, as applicable, no Credit Party shall, nor

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shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Senior Notes or ACSC Securitization Documents, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Senior Notes or ACSC Securitization Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), or change the redemption, prepayment or defeasance provisions thereof, or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Senior Notes or ACSC Securitization Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders. In addition, no Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the ACSC Securitization Documents if the effect of such amendment or change is to include any Credit Party (other than Holdings and ACSC) as an originator of accounts receivable under the ACSC Securitization. No Credit Party shall permit any of its Subsidiaries to amend or otherwise change the terms of the Star Lake Indebtedness or the AC Hydro Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to cause any Credit Party to incur any obligations under the Star Lake Indebtedness or AC Hydro Indebtedness respectively (including as a guarantor or otherwise).

6.16. Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31.

6.17. Hedge Agreements. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into (or become liable under) any Hedge Agreement outside the ordinary course of business or inconsistent with past practice.

SECTION 7. GUARANTY

7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2 and, with respect to Guarantors created and governed by the Companies Act (Québec), to the maximum extent permitted by the limitations set forth under s.123.66 of the Companies Act (Québec), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment and performance in full of all Obligations (other than, in respect of each Guarantor, its own Obligations) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or other Insolvency Laws) (collectively, the "Guaranteed Obligations").

7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "Funding Guarantor") under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be

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entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. "Fair Share Contribution Amount" means (i) with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of any applicable law; and (ii) with respect to any Contributing Guarantor created and governed by the Companies Act (Québec), the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render the amount of its obligations hereunder or thereunder to exceed the maximum amount permitted by s.123.66 of the Companies Act (Québec); provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or analogous provisions of other Insolvency Laws), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower's becoming the subject of a case or proceeding under any Insolvency Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

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7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than satisfaction in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment and performance when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety; provided that any Guarantor incorporated or otherwise organized under the laws of Canada, or any province or any territory thereof, shall be secondarily liable as a surety and not primarily liable as a primary obligor;

(b) Administrative Agent may enforce this Guaranty during the existence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed

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Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether occurring before, upon or after any demand for payment hereunder, and whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any assertion or enforcement of, or failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment or performance of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure, control, or existence of any Abitibi Entity and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; (viii) any limitation of status or power, disability, incapacity or other circumstance relating to any Credit Party or any other Person; (ix) any failure of any Credit Party or any other Person, whether or not without fault on

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their part, to perform or comply with any of the provisions of the Credit Documents or to give notice thereof to any Guarantor; (x) any amendment, variation, modification, supplement or replacement of any of the Credit Documents or any other document or instrument; (xi) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to any Credit Party or any other Person; (xii) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any Governmental Authority amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of any Guarantor under this Guarantee; (xiii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations; or (xiv) any other circumstance that might otherwise constitute a legal or equitable discharge or defence of any Credit Party under the Credit Documents.

7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than satisfaction in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor or non-payment and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6. Guarantors' Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives

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any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9. Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

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7.10. Financial Condition of Borrower. The Term Loans may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, Etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case, application or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case, application or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, voluntary arrangement, scheme of arrangement, moratorium, administration, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case, application or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case, application or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case, application or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case, application or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

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7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof (excluding in connection with the Donohue Sale), the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

7.13. Indemnity. As an original and independent obligation under this Guaranty, each Guarantor shall (i) indemnify each Beneficiary against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by any other Credit Party to make due and punctual payment of any of the Guaranteed Obligations or resulting from any of the Guaranteed Obligations being or becoming void, voidable, unenforceable or ineffective against any other Credit Party (including all legal and other costs, charges and expenses incurred by any Beneficiary, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Guaranty); and (ii) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of any Beneficiary has attempted to enforce any rights against any other Credit Party or any other Person or otherwise.

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within three Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Abitibi Entity or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount (or Net Mark-to-Market Exposure) of $50,000,000 or more or with an aggregate principal amount (or Net Mark-to-Market Exposure) of $50,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Abitibi Entity with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (or, in the case of the ACSC Securitization, terminate, or permit the termination of, the ACSC Securitization by any purchaser or lender thereunder prior to the scheduled termination date thereof); or

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(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6, Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d) and 5.1(f), Section 5.2, Section 5.11, Sections 5.13(b), 5.13(c), 5.13(d), 5.13(e), 5.13(f), 5.13(g), 5.13(h), 5.13(i) or Section 6; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Abitibi Entity (other than Abitibi Entities that (A) are not Credit Parties, (B) are not Augusta Newsprint, Manicouagan Power Company, Abitibi-Consolidated Hydro Inc. or any of their respective Subsidiaries, (C) own no more than 1% of the Consolidated Net Tangible Assets, either individually or in the aggregate with all other such Insignificant Subsidiaries, and (D) have no more than 1% of the consolidated combined total revenues of the Abitibi Entities for the most recently ended twelve-month period, either individually or in the aggregate with all other such Insignificant Subsidiaries (each, an "Insignificant Subsidiary" and, collectively, the "Insignificant Subsidiaries")) in an involuntary case or proceeding under any Insolvency Law, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or provincial law; or (ii) an involuntary case or proceeding (including the filing of any notice of intention in respect thereof) shall be commenced against any Abitibi Entity (other than an Insignificant Subsidiary) under any Insolvency Law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, receiver-manager, administrative receiver, administrator, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Abitibi Entity (other than an Insignificant Subsidiary), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, custodian, or other similar officer of any Abitibi Entity (other than an Insignificant Subsidiary) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Abitibi Entity (other than an Insignificant Subsidiary), and (except in respect of any UK Credit Party) any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Any Abitibi Entity (other than an Insignificant Subsidiary) shall have an order for relief entered with respect to it or shall file a petition or application seeking any relief or shall otherwise commence a voluntary case or proceeding under any Insolvency Law, or shall consent to or fail to contest in a timely

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manner the commencement of, or the entry of an order for relief in, any involuntary case or proceeding, or to the conversion of an involuntary case or proceeding to a voluntary case, under any such law, or shall consent to, or fail to contest in a timely manner, the appointment of or taking possession by a receiver, receiver-manager, trustee, custodian, or other similar officer for all or a substantial part of its property; or any Abitibi Entity (other than an Insignificant Subsidiary) shall make any assignment for the benefit of creditors; (ii) any Abitibi Entity (other than an Insignificant Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due or is otherwise insolvent; (iii) any UK Credit Party, by reason of actual or anticipated financial difficulties, suspends making payments on any of its debts, or announces an intention to do so, or begins negotiations with any creditor for the rescheduling or restructuring of any of its Indebtedness, or its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a receiver, receiver-manager, administrative receiver, administrator, liquidator, sequestrator, trustee, custodian or other officer having similar powers in respect of it or any of its assets; (iv) a moratorium is declared or instituted in respect of any Indebtedness of any UK Credit Party; (iv) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any creditors of any UK Credit Party; or (v) any Abitibi Entity (other than an Insignificant Subsidiary) takes action in furtherance of, or the board of directors (or similar governing body) of any Abitibi Entity (other than an Insignificant Subsidiary) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve, any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $25,000,000 or (ii) in the aggregate at any time an amount in excess of $25,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Abitibi Entity or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution, winding up or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days (except in respect of any UK Credit Party, where such order is contested in good faith and with due diligence and discharged or struck out within 21 days); or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Abitibi Entity or any of their respective ERISA Affiliates in excess of $25,000,000 during the term hereof; (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code, or (iii) in respect of any Canadian Credit Party, the occurrence of any event which would entitle a Person (without the consent of any Canadian Credit Party) to wind-up or terminate a Pension Plan in full or in part, or the institution of any steps by any Person to withdraw from, terminate participation in, wind-up or order the termination or wind-up of, in

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full or in part, any Pension Plan, or the receipt by any Canadian Credit Party of material correspondence from a Governmental Authority relating to a potential or actual, partial or full, termination or wind-up of any Pension Plan, or an event respecting any Pension Plan which would result in the revocation of the registration of such Pension Plan or which could otherwise reasonably be expected to adversely affect the tax status of any such Canadian Pension Plan, or any Canadian Credit Party fails to make a required contribution to or payment under any Pension Plan when due; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans and (II) all other Obligations; and (B) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

8.2. Application of Proceeds. Except as expressly provided elsewhere in this Agreement or, with respect to Collateral owned or held by any UK Credit Party, in Clause 13.6 of the UK Security Agreement, during the existence of an Event of Default, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral (including all proceeds held by the Collateral Agent in the Donohue Cash Collateral Account and the Exchange Note Cash Collateral Account) shall be applied in full or in part by the Collateral Agent against, the Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent, the Administrative Agent and their respective agents and counsel, and all other expenses, liabilities and advances made or incurred by the

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Collateral Agent and the Administrative Agent in connection therewith, and all amounts for which the Collateral Agent and the Administrative Agent are entitled to indemnification hereunder or under the Collateral Documents (in their capacities as the Collateral Agent and Administrative Agent, respectively, and not as a Lender) and all advances made by the Collateral Agent and the Administrative Agent hereunder or under the Collateral Documents for the account of the applicable Guarantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent and the Administrative Agent in connection with the exercise of any right or remedy hereunder or under the Collateral Documents, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 9. AGENTS

9.1. Appointment of Agents. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes GSCP to act as Syndication Agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes GSCP to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes GSCP to act as Documentation Agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Collateral Agent hereunder, and each Lender hereby authorizes GSCP to act as Collateral Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, GSCP, in its capacity as Syndication Agent and in its capacity as Documentation Agent, shall not have any obligations but shall be entitled to all benefits of this Section 9.

9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein. Each

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Lender irrevocably authorizes the Collateral Agent to execute and deliver the Intercreditor Agreement and the Securitization Intercreditor Agreement, and to take such action and to exercise the powers, rights and remedies granted to the Collateral Agent thereunder and with respect thereto. In addition, each Lender hereby: (i) agrees to be bound by, and consents to, the terms and provisions of the Intercreditor Agreement and the Securitization Intercreditor Agreement, and (ii) authorizes and directs the Collateral Agent, in its discretion, to execute any Intercreditor Agreement Joinders (as defined in the Intercreditor Agreement and the Securitization Intercreditor Agreement) on behalf of each Lender in order to evidence that each Lender is bound by the terms and provisions of the Intercreditor Agreement and the Securitization Intercreditor Agreement. Each Agent and each Lender hereby acknowledges, agrees and accepts that the Collateral Agent holds Collateral which is the subject of the UK Security Agreement as security agent and trustee for and on behalf of the Secured Parties in accordance with the terms of the declaration of trust set forth in the UK Security Agreement and that the terms of its appointment, and such trust, shall be as set forth (or referred to) in the UK Security Agreement and this Agreement. Each Agent and each Lender hereby acknowledges, agrees and accepts that the Collateral Agent holds Collateral which is the subject of the Netherlands Security Agreement as security agent and sole creditor for and on behalf of the Secured Parties in accordance with the terms of the parallel debt provisions as set forth in the Netherlands Security Agreement and that the terms of its appointment shall be as set forth (or referred to) in the Netherlands Security Agreement and this Agreement.

9.3. General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party or to any Agent or Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority

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vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Abitibi Entities), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any of the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include

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each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5. Lenders' Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Abitibi Entities in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Abitibi Entities. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of such Agent; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

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9.7. Successor Administrative Agent and Collateral Agent

(a) Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent and/or Collateral Agent hereunder subject to the reasonable satisfaction of Borrower and the Required Lenders and Administrative Agent's resignation shall become effective on the earlier of (i) the acceptance of such successor Administrative Agent by Borrower and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Administrative Agent. If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by Requisite Lenders or Administrative Agent, Administrative Agent, by notice to Borrower and Requisite Lenders, may retain its role as Collateral Agent under any Collateral Document. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of GSCP or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of GSCP or its successor as Collateral Agent. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. If GSCP or its successor as Administrative Agent pursuant to this Section has resigned as Administrative Agent but retained its role as Collateral Agent and no successor Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, GSCP or its successor may resign as Collateral Agent upon notice to the Borrower and the Requisite Lenders at any time.

(b) In addition to the foregoing, Collateral Agent may resign at any time by giving prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing

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delivered to the Grantors and Collateral Agent signed by the Requisite Lenders. Administrative Agent shall have the right to appoint a financial institution to act as Collateral Agent hereunder subject (except in the case of an appointment of an Affiliate of Collateral Agent as successor Collateral Agent) to the reasonable satisfaction of Borrower and the Required Lenders, and Collateral Agent's resignation shall become effective on the earliest of (i) the acceptance of such successor Collateral Agent by Borrower and the Required Lenders, to the extent required, (ii) the thirtieth day after such notice of resignation or (iii) in the case of an Affiliate of Collateral Agent being named successor Collateral Agent, the date of such appointment. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to the Administrative Agent, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring or removed Collateral Agent's resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

9.8. Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents; provided that neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

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(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

(c) Foreclosure on Collateral. Anything contained in any of the Credit Documents to the contrary notwithstanding, no Agent shall enforce any power, right or remedy hereunder or under any other Credit Document the result of which would be that a Lender which is not a resident of Canada for the purposes of the Income Tax Act (Canada), or any Agent on behalf of or for the benefit of such a Lender, shall hold title to or otherwise become the owner or holder of any property or interest therein (other than by way of security) situated in Canada without such Lender's prior written consent.

(d) [Reserved].

(e) Release of Collateral and Guarantees, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than obligations in respect of any Hedge Agreement) have been paid in full, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender or any affiliate of any Lender that is a party to any Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document, whether or not on the date of such release there may be outstanding Obligations in respect of Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(f) Québec Security. For the purposes of the grant of any Québec Security Agreements under the laws of the Province of Québec which may now or in the future be required to be delivered by any Credit Party, the Collateral Agent is hereby irrevocably authorized and appointed by each Agent and each Lender to act as the holder of an irrevocable

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power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Québec) in order to hold any hypothec granted under the laws of the Province of Québec as security for any debenture, bond or other title of indebtedness that may be issued by any such Credit Party pursuant to a deed of hypothec and to exercise such rights and duties as are conferred upon a fondé de pouvoir under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties). Moreover, in respect of any pledge by any such Credit Party of any such debenture, bond or other title of indebtedness as security for any Obligations, the Collateral Agent shall also be authorized to hold such debenture, bond or other title of indebtedness as agent, custodian and pledgee for its own account and for the benefit of all Agents and all Lenders (collectively, the "Secured Creditors"), the whole notwithstanding the provisions of Section 32 of An Act respecting the Special Powers of Legal Persons (Québec). The execution prior to the date hereof by the Collateral Agent]of any deed of hypothec or other Quebec Security Agreement made pursuant to the laws of the Province of Québec, is hereby ratified and confirmed. Any person who becomes an Agent or a Lender shall be deemed to have consented to and ratified the foregoing appointment of the Collateral Agent as fondé de pouvoir, agent and custodian on behalf of all Secured Creditors. For greater certainty, the Collateral Agent, acting as the holder of an irrevocable power of attorney (fondé de pouvoir), shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Collateral Agent in this Agreement, which shall apply mutatis mutandis. In the event of the resignation and appointment of a successor Collateral Agent, such successor Collateral Agent shall also act as the holder of an irrevocable power of attorney (fondé de pouvoir) as set out above and as agent and custodian on behalf of the Secured Creditors. The Collateral Agent agrees to act in each of the aforementioned capacities.

9.9. Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 10. MISCELLANEOUS

10.1. Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agent or Documentation Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or Canada Post or

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courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail or Canada Post with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

(b) Electronic Communications.

(i) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each of the Credit Parties understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided "as is" and "as available". None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the "Agent Affiliates") warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

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(iv) Each of the Credit Parties, the Lenders and the Agents agree that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent's customary document retention procedures and policies.

10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses of Agents relating to preparation of the Credit Documents and of Agents and Lenders relating to any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all the actual costs and reasonable expenses of creating, perfecting and recording Liens in favor of Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3. Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Lender (each, an "Indemnitee"), from

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and against any and all Indemnified Liabilities, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory, or sole negligence of such Indemnitee; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the existence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured, or (c) such Obligation is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

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10.5. Amendments and Waivers.

(a) Requisite Lenders' Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.

(b) Affected Lenders' Consent. Without the written consent of each Lender that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii) amend the definition of "Requisite Lenders" or "Pro Rata Share"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Pro Rata Share" on substantially the same basis as the Term Loan Commitments and the Term Loans are included on the Closing Date;

(viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

(ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vi), (vii), (viii) and (ix).

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

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(i) alter the required application of any repayments or prepayments pursuant to Section 2.15 without the consent of Lenders holding more than 50% of the aggregate Term Loan Exposure of all Lenders which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application of any portion of such prepayment which is still required to be made is not altered; or

(ii) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto, Indemnitees under Section 10.3, and the successors and assigns of Lenders and such Indemnitees. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of an Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register on the Business Day the Assignment Agreement is received by the Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the "Assignment Effective Date." Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

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(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Term Loan and any related Term Loan Commitments):

(i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to Borrower and Administrative Agent; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" upon the giving of notice to Borrower and Administrative Agent; provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of Term Loans.

(d) Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to GSCP or any Affiliate thereof or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

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(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date, (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee; and (iv) any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

(g) Participations. (i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii) Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the

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participation sold to such participant, unless the sale of the participation to such participant is made with Borrower's prior written consent and (y) a participant shall not be entitled to the benefits of Section 2.20 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.20 as though it were a Lender that acquired its interest by assignment pursuant to Section 2.20(c); provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans and the termination hereof.

10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

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10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state, provincial, or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES INSOFAR AS SUCH PRINCIPLES WOULD DEFER TO THE SUBSTANTIVE LAWS OF SOME OTHER JURISDICTION.

10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS,

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MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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10.17. Confidentiality. Each Agent and each Lender shall hold all Non-Public Information regarding the Abitibi Entities and their businesses identified as such by Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent's and such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, the Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document and (v) disclosures required or requested by the NAIC or any other Governmental Authority or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such Non-Public Information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates' directors and employees to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

10.18. Usury Savings Clause. If any provision of this Agreement or of any of the other Credit Documents would obligate any Credit Party to make any payment of interest or other amount payable to any Agent or any Lender in an amount or calculated at a rate which

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would be prohibited by law or would result in a receipt by such Agent or such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) or in excess of the Highest Lawful Rate, then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Agent or such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Agent or such Lender under Section 2.8, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Agent or such Lender which would constitute "interest" for purposes of Section 347 of the Criminal Code (Canada) or for the purposes of determining the Highest Lawful Rate. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws, and after giving effect to all adjustments contemplated in the preceding sentence, if an Agent or Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada) or by application of the Highest Lawful Rate, such Credit Party shall be entitled, by notice in writing to such Agent or such Lender, to obtain reimbursement from such Agent or such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Agent or such Lender to such Credit Party. Any amount or rate of interest referred to in this Section 10.18 shall be determined in accordance with GAAP as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada) or for the purposes of determining the Highest Lawful Rate) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Maturity Date and, in the event of a dispute, a certificate of an actuary appointed by Administrative Agent shall be conclusive for the purposes of such determination absent manifest error.

10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20. Effectiveness; Entire Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. With the exception of those terms contained in the fifth, sixth, seventh, ninth and eleventh paragraphs of the Engagement Letter, dated March 12, 2008, between GSCP and Borrower (the "Engagement Letter"), which by the terms of the Engagement Letter remain in full force and effect, all of GSCP's and its Affiliates obligations under the Engagement Letter shall terminate and be superseded by the Credit Documents, and GSCP and its Affiliates shall be released from all liability in connection therewith, including any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise.

10.21. PATRIOT Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each

115

Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Credit Party in accordance with the PATRIOT Act or the PCTFA.

10.22. Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23. No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the "Lenders"), may have economic interests that conflict with those of the Borrower. The Borrower agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and the Borrower, its stockholders or its affiliates. You acknowledge and agree that (i) the transactions contemplated by the Credit Documents are arm's-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Lenders is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Credit Documents, and (iv) the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

10.24. Joint and Several Liability. Notwithstanding any other provision contained herein or in any other Credit Documents, if a "secured creditor" (as that term is defined under the BIA) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then any Canadian Credit Party's Obligations (and the Obligations of each other Credit Party with respect thereto), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

10.25. Limitations Act, 2002. Each of the parties hereto agree that any and all limitation periods provided for in the Limitations Act, 2002 (Ontario) or any other similar legislation, shall be excluded from application to the Obligations and any undertaking, covenant, indemnity or other agreement of any Credit Party provided for in any Credit Documents to which it is a party in respect thereof, in each case to fullest extent permitted by such Act or such other legislation, as the case may be.

116

10.26. Judgment Currency.

(a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10.26 referred to as the "Judgment Currency") an amount due under any Credit Documents in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 10.26 being hereinafter in this Section 10.26 referred to as the "Judgment Conversion Date").

(b) If, in the case of any proceeding in the court of any such other jurisdiction referred to in Section 10.26(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party or Parties shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Credit Party under this Section 10.26(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Credit Documents.

The term "rate of exchange" in this Section 10.26 means the rate of exchange at which Administrative Agent, on the relevant date at or about 12:00 noon (New York time), would be prepared to sell, in accordance with Administrative Agent's normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

[Remainder of page intentionally left blank]

117

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

ABITIBI-CONSOLIDATED COMPANY OF CANADA

By:	/s/ Allen Dea
Name:	Allen Dea
Title:	Vice President and Treasurer

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Senior Vice President, Corporate Affairs and Secretary

GUARANTORS:

DONOHUE CORP. ABITIBI CONSOLIDATED SALES CORPORATION ABITIBI-CONSOLIDATED CORP. ABITIBI-CONSOLIDATED ALABAMA CORPORATION

By:	/s/ Allen Dea
Name:	Allen Dea
Title:	Assistant Treasurer

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Secretary

[Signature Page to Credit and Guaranty Agreement]

AUGUSTA WOODLANDS, LLC

By:	ABITIBI-CONSOLIDATED CORP.
Its: Sole Member

By:	/s/ Allen Dea
Name:	Allen Dea
Title:	Assistant Treasurer

ALABAMA RIVER NEWSPRINT COMPANY

By:	ABITIBI CONSOLIDATED ALABAMA
CORPORATION
Its: Managing Partner

By:	/s/ Allen Dea
Name:	Allen Dea

[Signature Page to Credit and Guaranty Agreement]

ABITIBI-CONSOLIDATED INC.
1508756 ONTARIO INC.
6169678 CANADA INCORPORATED
3834328 CANADA INC.
ABITIBI-CONSOLIDATED NOVA SCOTIA
INCORPORATED
TERRA NOVA EXPLORATIONS LTD.
THE JONQUIERE PULP COMPANY
THE INTERNATIONAL BRIDGE AND
TERMINAL COMPANY
SCRAMBLE MINING LTD.
ABITIBI-CONSOLIDATED CANADIAN OFFICE
PRODUCTS HOLDINGS INC.
MARKETING DONOHUE INC.
3224112 NOVA SCOTIA LIMITED
DONOHUE RECYCLING INC.

By:	/s/ Allen Dea
Name:	Allen Dea
Title:	Authorized representative of each of the above

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Authorized representative of each of the above

PRODUITS FORESTIERS SAGUENAY INC.

By:	/s/ Allen Dea
Name:	Allen Dea
Title:	Assistant Secretary

BRIDGEWATER PAPER COMPANY LIMITED

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Senior Vice President

By:	/s/ Robert Clarke
Name:	Robert Clarke
Title:	Director

CHESHIRE RECYCLING LIMITED

By:	/s/ Barry Benson
Name:	Barry Benson
Title:	Controller

By:	/s/ Robert Clarke
Name:	Robert Clarke
Title:	Director

[Signature Page to Credit and Guaranty Agreement]

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Syndication Agent, Administrative Agent, Collateral Agent, Documentation Agent and a Lender

By:	/s/ Walt A. Jackson
Authorized Signatory

[Signature Page to Credit and Guaranty Agreement]

APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

Term Loan Commitments

Lender	Term Loan Commitment	Pro Rata Share
Goldman Sachs Credit Partners L.P.	$400,000,000.00	100.00%
Total	$400,000,000.00	100%

APPENDIX A-1

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

ABITIBI-CONSOLIDATED COMPANY OF CANADA

ABITIBI-CONSOLIDATED INC.

DONOHUE CORP.

ABITIBI CONSOLIDATED SALES CORPORATION

ABITIBI-CONSOLIDATED CORP.

ABITIBI-CONSOLIDATED ALABAMA CORPORATION

AUGUSTA WOODLANDS, LLC

ALABAMA RIVER NEWSPRINT COMPANY

ABITIBI-CONSOLIDATED INC.

1508756 ONTARIO INC.

6169678 CANADA INCORPORATED

3834328 CANADA INC.

ABITIBI-CONSOLIDATED NOVA SCOTIA INCORPORATED

TERRA NOVA EXPLORATIONS LTD.

THE JONQUIERE PULP COMPANY

THE INTERNATIONAL BRIDGE AND TERMINAL COMPANY

SCRAMBLE MINING LTD.

ABITIBI-CONSOLIDATED CANADIAN OFFICE PRODUCTS HOLDINGS INC.

MARKETING DONOHUE INC.

3224112 NOVA SCOTIA LIMITED

DONOHUE RECYCLING INC.

PRODUITS FORESTIERS SAGUENAY INC.

BRIDGEWATER PAPER COMPANY LIMITED

CHESHIRE RECYCLING LIMITED

c/o AbitibiBowater Inc.

1155, rue Metcalfe, bureau 800

Montréal (Québec), Canada H3B 5H2

Attention: Chief Financial Officer

Telecopier: 514.394.2241

With copies to:

AbitibiBowater Inc.

1155, rue Metcalfe, bureau 800

Montréal (Québec), Canada H3B 5H2

Attention: Chief Legal Officer

Telecopier: 514.394.3644

APPENDIX B-1

and

Troutman Sanders LLP

Suite 5200

600 Peachtree Street, N.E.

Atlanta, GA 30308-2216

Attention: Hazen H. Dempster

Telecopier: 404-962-6544

APPENDIX B-2

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Syndication Agent, Administrative Agent, Collateral Agent, Documentation Agent and a Lender

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, NJ 07302

Attention: SBD Operations

Attention: Andrew Caditz

Telecopier: (212) 428-1243

Email and for delivery of final financial statements for posting: gsd.link@gs.com with a copy to:

Goldman Sachs Credit Partners L.P.

1 New York Plaza

New York, New York 10004

Attention: Rob Schatzman

Telecopier: (212) 902-3000

APPENDIX B-3

Schedule 4.1

Jurisdiction of Organization

Entity	Jurisdiction of Organization	Jurisdictions where Qualified
Abitibi-Consolidated Inc.	Canada	Canada Alberta Manitoba Saskatchewan British Columbia Ontario Québec New Brunswick Nova Scotia Newfoundland and Labrador
Direct Subsidiaries
Abitibi-Consolidated Canadian Office Products Holdings Inc.	Canada	Canada Alberta British Columbia Manitoba Ontario Québec Nova Scotia
Abitibi-Consolidated Company of Canada – Compagnie Abitibi-Consolidated du Canada	Québec	Québec British Columbia Ontario Newfoundland and Labrador
Marketing Donohue Inc.	Québec	Québec
Donohue Malbaie Inc.	Québec	Québec Canada Newfoundland Québec Ontario
3834328 Canada Inc.	Canada	Canada Newfoundland and Labrador
6169678 Canada Incorporated	Canada	Canada Québec
4042140 Canada Inc.	Canada	Canada Québec
Indirect Subsidiaries
Bridgewater Paper Company Limited	England & Wales	None
Cheshire Recycling Ltd.	England & Wales	None

Entity	Jurisdiction of Organization	Jurisdictions where Qualified
Abitibi Consolidated Europe (Belgium)	Belgium	None
Bridgewater Paper Leasing Ltd. (U.K.)	United Kingdom	None
Donohue Recycling Inc. Recyclage Donohue Inc.	Ontario	Ontario
Manicougan Power Company La Compagnie Hydroelectrique Manicouagan	Québec	Québec
1508756 Ontario Inc.	Ontario	Ontario British Columbia
3217925 Nova Scotia Company	Nova Scotia	Nova Scotia
Abitibi-Consolidated Nova Scotia Incorporated	Nova Scotia	Nova Scotia
Abitibi-Consolidated Finance LP	Delaware	None
Abitibi-Consolidated Hydro Inc. (Formerly 4349440 Canada Inc.)	Canada	Canada Québec Manitoba Ontario
Les Explorations Terra Nova Ltée	Québec	Québec
La Compagnie de Pulpe de Jonquiere	Québec	Québec
The International Bridge and Terminal Company	Canada	Canada Québec Ontario
Scramble Mining Ltd.	Ontario	Ontario
9150-3383 Québec Inc. (liquidated but not dissolved)	Québec	Québec
3224112 Nova Scotia Limited	Nova Scotia	Nova Scotia
Compagnie de Flottage du St-Maurice Ltée St-Maurice River Drive Company Ltd.	Canada	Canada Québec
Produits Forestiers Saguenay Inc.	Québec	Québec
ACH Limited Partnership Société en Commandite ACH	Manitoba	Canada Ontario Québec
ACH Kenora Inc.	Canada	Canada

Entity	Jurisdiction of Organization	Jurisdictions where Qualified
Ontario Québec
ACH Norman Inc.	Canada	Canada Ontario Québec
ACH Fort Frances Inc.	Canada	Canada Ontario Québec
ACH Sturgeon Falls Inc.	Canada	Canada Ontario Québec
ACH Calm Lake Inc.	Canada	Canada Ontario Québec
ACH Twin Falls Inc.	Canada	Canada Ontario Québec
ACH Iroquois Falls Inc.	Canada	Canada Ontario Québec
ACH Island Falls Inc.	Canada	Canada Ontario Québec
Star Lake Hydro Partnership	Newfoundland	None
Donohue Corp.	Delaware	None
Direct Subsidiaries
Abitibi Consolidated Sales Corporation	Delaware	Alabama Arizona California Colorado Connecticut Delaware Florida Illinois Georgia Massachusetts Minnesota New Jersey New York Ohio Pennsylvania

Entity	Jurisdiction of Organization	Jurisdictions where Qualified
Texas Virginia Washington
Abitibi-Consolidated Corp.	Delaware	Arizona California Delaware Illinois Indiana Kansas Kentucky Maryland Massachusetts Michigan Missouri New Hampshire New Jersey New York Nevada Oklahoma Pennsylvania Rhode Island Texas
Indirect Subsidiaries
Augusta Woodlands, LLC	Delaware	None
Abitibi-Consolidated Alabama Corporation	Alabama	None
Alabama River Newsprint Company	Alabama	None
Abitibi-Consolidated U.S. Funding Corp.	Delaware	None
The Apache Railway Company I	Arizona	None
Augusta Newsprint Company	Georgia	None

Schedule 4.2

Equity Interest and Ownership

A.    Options, warrants, calls, rights, commitments and other agreements with respect to Abibiti Entities requiring the insuance of any additional Equity Interest:

Entity	Subsidiary	Percentage of Ownership
Abitibi-Consolidated Inc.	Abitibi-Consolidated Canadian Office Products Holdings Inc.	100
	Abitibi-Consolidated Company of Canada	100
	Marketing Donohue Inc.	100
	Donohue Malbaie Inc.	51
	3834328 Canada Inc.	100
	6169678 Canada Incorporated	100
	4042140 Canada Inc.	100
	3224112 Nova Scotia Limited	100
Abitibi-Consolidated Company of Canada	Donohue Corp.	100
	Compagnie de Flottage du St-Maurice Ltée	77
	Produits Forestiers Saguenay Inc.	85.51
	Produits Forestiers La Tuque Inc.	82.16
	Les Explorations Terra Nova Ltée	100
	La Compagnie de Pulpe de Jonquière	100
	The International Bridge and Terminal Company	100
	Scramble Mining Ltd	100
	9150-3383 Québec Inc. (liquidated but not dissolved)	100
	Star Lake Hydro Partnership	51
	Bridgewater Paper Company Limited	100
	Donohue Recycling Inc.	100
	1508756 Ontario Inc.	100
	3217925 Nova Scotia Company	100
	Abitibi-Consolidated Nova Scotia Incorporated	100
	Abitibi-Consolidated Finance LP	99
	Abitibi-Consolidated Hydro Inc. (formerly 4349440 Canada Inc.)	75

Entity	Subsidiary	Percentage of Ownership
	Manicougan Power Company	60
	ACH Limited Partnership	75
Donohue Corp.	Abitibi Consolidated Sales Corporation	100
	Abitibi-Consolidated Corp.	100
Abitibi Consolidated Sales Corporation	Abitibi-Consolidated Alabama Corporation	100
	Abitibi-Consolidated U.S. Funding Corp.	100
	The Apache Railway Company	100
	Augusta Newsprint Company	52.5
Abitibi-Consolidated Alabama Corporation	Alabama River Newsprint Company	99
Abitibi-Consolidated Corp.	Augusta Woodlands, LLC	100
ACH Limited Partnership	ACH Kenora Inc.	100
	ACH Norman Inc.	100
	ACH Fort Frances Inc.	100
	ACH Sturgeon Falls Inc.	100
	ACH Calm Lake Inc.	100
	ACH Twin Falls Inc.	100
	ACH Iroquois Falls Inc.	100
	ACH Island Falls Inc.	100
Bridgewater Paper Company Limited	Cheshire Recycling Ltd.	100
	Abitibi Consolidated Europe (Belgium)	100
	Bridgewater Paper Leasing Ltd. (U.K.)	100

Schedule 4.4

Required Approvals and Consents

Consent of Woodbridge Company Limited and Augusta Newsprint Inc. to the pledge by Donohue Corp. of its shares in Abitibi Consolidated Sales Corporation pursuant to the partnership agreement dated August 17, 198], among Abitibi-Price Corporation, Thomson Newsprint Inc., Thomson Newspapers Limited and Abitibi-Price Inc. creating the Augusta Newsprint Company.

Notwithstanding Section 4.4, the consent from the Industrial Development board of Monroe County Alabama for the mortgages on the Alabama River Newsprint mill will be obtained post closing

Schedule 4.13

Real Estate Assets

Canadian Credit Party Real Property Locations

I.             Chief Executive Offices

Canadian Credit Parties

Name	Chief Executive Office
Abitibi-Consolidated Company of Canada	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Abitibi-Consolidated Inc.	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Abitibi-Consolidated Canadian Office Products Holdings Inc.	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
1508756 Ontario Inc.	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Donohue Recycling Inc.	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Marketing Donohue Inc.	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
6169678 Canada Incorporated	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
3834328 Canada Inc.	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Abitibi-Consolidated Nova Scotia Incorporated	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Les Explorations Terra Nova Ltée	1155 Metcalfe Street Suite 800 Montreal, Québec

H3B 5H2 Canada
La Compagnie de Pulpe de Jonquiere	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
The International Bridge and Terminal Company	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Scramble Mining Ltd.	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
3224112 Nova Scotia Limited	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Produits Forestiers Saguenay Inc.	4910, Boulevard Talbot Laterrière (Québec) G7N 1A1 Canada

U.S. and U.K. Credit Parties

Name	Chief Executive Office
Abitibi Consolidated Sales Corporation	4 Gannett Drive White Plains, New York 10604-3408 USA
Abitibi-Consolidated Alabama Corporation	Off Hwy 84 County Road 39, Clairborne, Alabama 36407 USA
Abitibi-Consolidated Corp.	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Donohue Corp.	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Augusta Woodlands, LLC	1155 Metcalfe Street Suite 800 Montreal, Québec H3B 5H2 Canada
Alabama River Newsprint Company	Off Hwy 84 County Road 39, Clairborne, Alabama 36407 USA
Bridgewater Paper Company Limited	North Road Ellesmere Port, South Wirral CH65 1AF UK
Cheshire Recycling Ltd.	North Road Ellesmere Port, South Wirral CH65 1AF UK

II.            Other Locations

Canadian Credit Party Real Property Locations

Offices

Entity:	Location :	Owned by (if leased) :
Abitibi-Consolidated Inc.	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
Abitibi-Consolidated Company of Canada Compagnie Abitibi-Consolidated du Canada	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
Abitibi-Consolidated Canadian Office Products Holdings Inc.	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
1508756 Ontario Inc.	1155 Metcalfe Street, Suite 800	SunLife Assurance

	Montreal, Québec H3B 5H2 Canada	Company of Canada
Donohue Recycling Inc. Recyclage Donohue Inc.	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
Marketing Donohue Inc.	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
6169678 Canada Incorporated	7 Mill Road, P.O. Box 500 Grand Falls, Newfoundland and Labrador A2A 2K1 Canada	Abitibi-ConsoIidated Company of Canada (Abitibi-Consolidated Inc.)
3834328 Canada Inc.	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
Abitibi-Consolidated Nova Scotia Incorporated	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
Les Explorations Terra Nova Ltée Terra Nova Explorations Ltd.	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
La Compagnie de Pulpe de Jonquière The Jonquiere Pulp Company	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
The International Bridge and Terminal Company	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
Scramble Mining Ltd.	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
3224112 Nova Scotia Limited	1155 Metcalfe Street, Suite 800 Montreal, Québec H3B 5H2 Canada	SunLife Assurance Company of Canada
Produits Forestiers Saguenay Inc.	4910 Boulevard Talbot La Terrière, Québec G7N IA3 Canada	Produits Forestiers Saguenay Inc.

Paper Mills

Name	Address	Owner (Nominee)
Alma	1100 Melançon Street West Alma, Québec G8B 7G2 Canada	Abitibi-Consolidated Company of Canada

Amos	801 des Papetiers Street Amos, Québec Canada	Abitibi-Consolidated Company of Canada
Baie-Comeau	20 Marquette Avenue Baie-Comeau, Québec G4Z lK6 Canada	Abitibi-Consolidated Company of Canada
Beaupré	1 du Moulin Street Beaupré, Québec G0A lE0 Canada	Abitibi-Consolidated Company of Canada (Abitibi-Consolidated Inc.)
Belgo (closed)	Cascades Avenue, P.O. 850 Shawinigan, Québec G9N 6W5 Canada	Abitibi-Consolidated Company of Canada (Abitibi-Consolidated Inc.)
Clermont	100 Donohue Street Clermont, Québec G4A lA7 Canada	Abitibi-Consolidated Company of Canada
Fort Frances	145 Third Street West Fort Frances, Ontario P9A 3N2 Canada	Abitibi-Consolidated Company Of Canada (Abitibi-Consolidated Inc.)
Fort William (closed)	1735 City Road Thunder Bay, Ontario P7B 6T7 Canada	Abitibi-Consolidated Company of Canada (Abitibi-Consolidated Inc.)
Grand Falls	Grand Falls-Windsor 7 Mill Road, P.O. Box 500 Grand Falls, Newfoundland A2A2Kl Canada	Abitibi-Consolidated Company of Canada (Abitibi-Consolidated Inc.)
Iroquois Falls	1 Park Street Iroquois Falls, Ontario POK lE0 Canada	Abitibi-Consolidated Company of Canada (Abitibi-Consolidated Inc.)
Kenogami	3750 Champlain Street Jonquiere, Québec G7S 517 Canada	Abitibi-Consolidated Company of Canada (Abitibi-Consolidated Inc.)
Kenora (closed)	504 Ninth Street North Kenora, Ontario P9N 3Yl Canada	Abitibi-Consolidated Company Of Canada (Abitibi-Consolidated Inc.)
Laurentide	100 and 255 -1St t Street Shawinigan (Grand-Mere), Qc G9T 7JI Canada	Abitibi-Consolidated Company of Canada
Mackenzie (idled)	Donohue Way P.O. Box 250 Mackenzie, British Columbia V0J2C0 Canada	Abitibi-Consolidated Company of Canada

Stephenville (closed)	1143 Connecticut DR P.O. Box 40 Stephenvil1e, Newfoundland, A2N2Y8 Canada	Abitibi-Consolidated Company of Canada (Abitibi-Consolidated Inc.)
Thorold	2 Allanburg Road, P.O. Box 1040 Thorold, Ontario L2V 325 Canada	Abitibi-Consolidated Company of Canada (1508756 Ontario Inc.)

Sawmills

Sawmill	Location	Owner
Champneuf	241 Principale Street Champneuf, Québec J0Y lE0 Canada	Abitibi-Consolidated Company of Canada
Château-Richer	7499, boulevard Sainte-Anne Château-Richer, Québec G0A IN0 Canada	Abitibi-Consolidated Company of Canada
Chibougamau	Pare de Chibougamau Chibougamau, Québec	Abitibi-Consolidated Company of Canada
Comtois	2050 Route N805 Lebel-sur-Quévillon, Québec J0Y lX0 Canada	Abitibi-Consolidated Company of Canada
Outardes	1 Chemin de la Scierie Pointe-aux-Outardes, Québec G5C 2S9 Canada	Abitibi-Consolidated Company of Canada
Gestofor	175, rue Saint-Alexis Saint-Raymond (Québec) Canada G3L lS1	Abitibi-Consolidated Company of Canada
Girardville	2250 St-Joseph Line North Girardville, Québec G0W lR0 Canada	Abitibi-Consolidated Company of Canada
La Doré	5850 Desjardins Avenue La Doré, Québec G8J lB4 Canada	Abitibi-Consolidated Company of Canada
Laterrière	4910 and 5030 Talbot Boulevard, Saguenay (Borough Laterrière), Québec G7N IA3 (4910) or G7N IV4 (5030) Canada	Produits Forestiers Saguenay Inc.
Mackenzie (2)	P.O. Box 250, FFI Road Mackenzie, British Columbia Canada V0J 2C0	Abitibi-Consolidated Company of Canada

Manseau	490 St-Georges, P.O. 39 Manseau, Québec G0X IV0 Canada	Abitibi-Consolidated Company of Canada
Normandin	1165 Industrielle Avenue, Normandin, Québec G8M 4S9 Canada	Abitibi-Consolidated Company of Canada
Petit-Saguenay	225, Route 170 Petit-Saguenay, Québec G0V IN0 Canada	Produits Forestiers Saguenay Inc.
Roberval	1181 Saint-Joseph Street Roberval, Québec G8H2M3 Canada	Abitibi-Consolidated Company of Canada
Saint-Hilarion	130 Cartier South Drive Saint-Hilarion, Québec G0A 3V0 Canada	Abitibi-Consolidated Company of Canada
Saint-Prime	714 Principale Street Saint-Prime, Québec G8J IT8 Canada	Abitibi-Consolidated Company of Canada
St-Fulgence	1903 Tadoussac Boulevard, Saint-Fulgence, Québec G0V IS0 Canada	Produits Forestiers Saguenay Inc.
St-Raymond	175 St-Alexis Street Saint-Raymond, Québec G3L 1S1 Canada	Abitibi-Consolidated Company of Canada
Saint-Thomas	300 du Moulin Avenue Saint-Thomas-Didyme, Québec G0W IP0 Canada	Abitibi-Consolidated Company of Canada
Scieries Saguenay (closed)	La Baie, Québec Canada	Produits Forestiers Saguenay Inc.
Senneterre	300 6th Avenue, P.O. 1179 Senneterre, Québec J0Y2M0 Canada	Abitibi-Consolidated Company of Canada
Manseau	Manseau, Québec Canada	Abitibi-Consolidated Company of Canada

H ydro Assets

Name	Location	Owner
Grand Falls	Grand Falls-Windsor, Newfoundland	Abitibi-Consolidated Company of Canada

Chicoutimi River Generating Station	Saguenay (Chicoutimi), Québec	Abitibi-Consolidated Company of Canada
Jonquière	Saguenay (Jonquière), Québec	Abitibi-Consolidated Company of Canada
Bésy	Saguenay (Jonquière), Québec	Abitibi-Consolidated Company of Canada
Jim-Gray Dam and Generating Station	St-David-de-Falardeau, Québec	Abitibi-Consolidated Company of Canada
Adam Cunningham Generating Station	St-David-de-Falardeau, Québec	Abitibi-Consolidated Company Of Canada
Murdock Wilson	Saguenay (Jonquière), Québec	Abitibi-Consolidated Company of Canada
Chutes-aux Galets Dam and Generating Station	St-David-de-Falardeau, Québec	Abitibi-Consolidated Company of Canada
Lake Onatchiway Dam and Reservoir	Saguenay, Québec	Abitibi-Consolidated Company of Canada

Timberlands

Approximate Acres	Location	Owner
1,574,850	Newfoundland, Canada	Abitibi-Consolidated Company of Canada (Abitibi-Consolidated Inc.)
513,928	Québec Province, Canada	Abitibi-Consolidated Company of Canada
156,657	Ontario, Canada	Abitibi-Consolidated Company of Canada

Third-Party Owned Warehouses

Owner of Inventory	Warehouse	Location
Abitibi-Consolidated Company of Canada	Bison Warehouse	1817 Wellington Avenue Winnipeg, MB RJE OK4 Canada
Abitibi-Consolidated Company of Canada	Groupe Goyette (Entreposage Maska)	1300 Nobel BoucherviIle, QC J4B 5H3 Canada
Abitibi-Consolidated Company of Canada	Groupe Goyette (Entreposage Maska)	2985 Boul. Casavant Ouest St. Hyacinthe, QC J2S 7Y4 Canada

Owner of Inventory	Warehouse	Location
Abitibi-Consolidated Company of Canada	Groupe Goyette	1465 Du Pont Shawinigan, QC G9N 8G9 Canada
Abitibi-Consolidated Company of Canada	Metro Canada Logisitics -BWW	767 Credistone Road Concord ON L4K 5P5 Canada
Abitibi-Consolidated Company of Canada	NorthGate Whsing. and Dist.	1331 Mckeen Ave. North Vancouver, BC V7P 3H9 Canada
Abitibi-Consolidated Company of Canada	Trealship Services Inc.	60 Highfield Park Halifax, NS B3A 4R9 Canada
Abitibi-Consolidated Company of Canada	Van Link	915 Cliveden Avenue Annacis Island Business Park, BC V3M 5R6 Canada
Abitibi-Consolidated Company of Canada	XTL Warehouse	75 Rexdale Blvd Etobicoke, ON M9W IPI
Abitibi-Consolidated Company of Canada	XTL Warehouse	1700 Chemin St-Francois, Dorval, QC H9P 2P6 Canada
Abitibi-Consolidated Company of Canada	American Color Graphics	3565 Eagle Street Stevensville, ON L0S IS0 Canada
Abitibi-Consolidated Company of Canada	Agressive Trucking Terminal	19909 92 Erne Avenue Langley, BC VIM3B6 Canada
Abitibi-Consolidated Company of Canada	Ceres Terminal	4755 Barrington St., P.O. Box 8958 Halifax, NS B3K 5M6 Canada
Abitibi-Consolidated Company of Canada	CN Tascherau	Hickmore St. Lachine, QC H8T 2J9 Canada
Abitibi-Consolidated Company of Canada	Cast Terminal	Port of Montreal Montreal, QC H3B 5H2
Abitibi-Consolidated Company of Canada	Centrem	555 Centennial Road, Vancouver, BC V6A lA2 Canada
Abitibi-Consolidated Company of Canada	GT Precision Express	10000 Maurice Duplessis, Montreal, QC HIC 2A2 Canada

Owner of Inventory	Warehouse	Location
Abitibi-Consolidated Company of Canada	Halterm Ltd	Marginal Road P.O. Box 1057, Via Comerbrook Halifax, NS B3J 2Xl Canada
Abitibi-Consolidated Company of Canada	Innovative Converting	2900 Loyalist Street Cornwall, ON K6H 6C8 Canada
Abitibi-Consolidated Company of Canada	Pro-Conversion	1050 Blvd Queen North, Sherbrooke, QC J1J 3T8 Canada
Abitibi-Consolidated Company of Canada	CP	2250 43rd Avenue Lachine, QC, H8T 2J9 Canada
Abitibi-Consolidated Company I of Canada	Spedimar SRL	c/o Cis Spa, Via Delle Cateratte, 66 Livorno, IT 57122
Abitibi-Consolidated Company of Canada	Logistec	500 Chemin Du Havre Pointe-Au-Pic, QC G5A2Y9 Canada
Abitibi-Consolidated Company of Canada	Racine Terminal	Port of Montreal Section 62, C.P. 360, Succ. K, Montreal, QC HlN3L3 Canada
Abitibi-Consolidated Company of Canada	Terminal Systems Inc	2 Roberts Bank Delta, BC V4M4G5 Canada
Abitibi-Consolidated Company of Canada	Termont -Shed 68	P.O. Box 36, Station K, Montreal, QC HIN 3K9 Canada
Abitibi-Consolidated Company of Canada	Vanterm	1300 Stewart Street Vancouver, BC V6C 2T8 Canada

U.K. Credit Party Real Property Locations

Owner	Location	Use
Bridgewater Paper Company Ltd.*	Ellesmere Port, South Wirral, Cheshire United Kingdom	Paper Mill

* Cheshire Recycling Ltd. owns equipment at this location.

Third Party Owned Warehouses

Owner of Inventory	Warehouse	Location
Bridgewater Paper Company Ltd.	Stanton Grove Limited	Royal Seaforth Terminal Berth S8, Liverpool L211JD UK

Bridgewater Paper Company Ltd.	Perez Torres Maritimes SL	Muelle Comercial, Ferrol A Coruna, Ferrol, ES, SN 15401
Bridgewater Paper Company Ltd.	Stanton Grove Limited	Sheerness Docks Kent, Sheerness ME121RS UK
Bridgewater Paper Company Ltd.	Verbrugge Terminals B.V.	Zwedenweg 1, P.O. Box 5, Terneuzen, NL 4530
Bridgewater Paper Company Ltd.	Stanton Grove Limited	42 Berth, Port of Tilbury, Tilbury RM187HP UK
Bridgewater Paper Company Ltd.	V. Alexander International Logistics	Am Wall 140 Bremen D-28195 DE
Bridgewater Paper Company Ltd.	W.H. Malcom Ltd	Kilbuck Lane, Unit B Haydock Cross, St Helens WAl1 9UX UK

U.S. Credit Party Real Property Locations

Paper Mills

ENTITY OWNING MILL	ADDRESS
Alabama River Newsprint Company	Off Highway 84, Century Rd 39 Perdue Hill, AL 36470 USA
Abitibi-Consolidated Corp. (Closed)	Highway 103 East Lufkin, TX 75902-1149 USA
Abitibi Consolidated Sales Corporation (To be sold)	277 Spur North Box 128 Snowflake, AZ 85937 USA
Abitibi Consolidated Sales Corporation (Closed)	4302 Chambers Creek Road Steilacoom, WA 98388 USA

Leases

LESSEE	LESSOR	ADDRESS	USE	EQUIPMENT!INVENTORY ON PREMISES
Abitibi- Consolidated Sales Corporation	Principal Mutual Life Insurance Company	4 Gannett Drive Whiteplains, New York 10604	Office	Approximately $143,222 in Inventory Office equipment
Abitibi- ConsoIidated Corp.	CIVF I -TXlBOI & B02, M02-M05, W04, W07-WIO, L.P.	1921-2015 Meridian Drive Arlington, Texas 76011	Recycling Centre	Trucks, bucket loaders, skid steer, forklift, compactor, processing equipment, conveyor
Abitibi- ConsoIidated Corp.	Superior Products Corporation of Arizona	390 East Ray Road Chandler, Arizona 85225-3304	Office	Office equipment

LESSEE	LESSOR	ADDRESS	USE	EQUIPMENTIINVENTORY ON PREMISES
Abitibi- Consolidated Corp.	Koll Bren Fund V, L.P.	616FM 1960 W Houston, Texas 77090-3008	Office	Office equipment
Abitibi Consolidated Sales Corporation	Sanctuary Park Realty Holding Company	Lakeview 1 at Sanctuary Parkway Alpharetta, Georgia 36033-4614	Office	Office equipment
Abitibi- Consolidated Corp.	City of Houston, Texas	4939 Gasmer Houston, Texas 77035	Recycling Centre	Trucks, bucket loaders, skid steer, forklift, compactor, processing equipment, conveyor
Abitibi- Consolidated Corp.	Continental Indcon Corporation	5006-5008 Space Center Drive San Antonio, Texas 78218	Recycling Centre	Trucks, bucket loaders, skid steer, forklift, compactor, processing equipment, conveyor

Timberlands

Approximate Acres	Location	Owner
573	Georgia, USA	Augusta Woodlands, LLC

Third Party Operated Recycling Facilities

OWNER	ADDRESS	EQUIPMENTI/NVENTORY ON PREMISES
Abitibi-Consolidated Corp.	6401 Quad Avenue, Ste. B Baltimore, MD 21205-3519 USA	Trucks
Abitibi-Consolidated Corp.	235 Andover Street Wilmington, MA 01887 USA	Trucks
Abitibi-Consolidated Corp.	417 Ludwing Avenue Cheektowaga, NY 14227 USA	Trucks
Abitibi-Consolidated Corp.	417 37th Avenue St. Charles, lL 60174-5415 USA	Trucks
Abitibi-Consolidated Corp.	5535 Vine Street Cincinnati, OH 45217 USA	Trucks
Abitibi-Consolidated Corp,	3400 Vega Ave Cleveland, OH 44113-4954 USA	Trucks
Abitibi-Consolidated Corp.	995 Marion Road Columbus, OH 43207-2557 USA	Trucks

OWNER	ADDRESS	EQUIPMENT/NVENTORY ON PREMISES
Abitibi-Consolidated Corp.	414 East Hudson Street Royal Oak, MI 48068-1008 USA	Trucks
Abitibi-Consolidated Corp.	133 Market Street, PMB#243 Indianapolis, IN 46204-2801 USA	Trucks
Abitibi-Consolidated Corp.	510 Division St. Kansas City, KS 66103-1904 USA	Trucks
Abitibi-Consolidated Corp.	7216 Bryant Street Oklahoma City, OK 73149 USA	Trucks
Abitibi-Consolidated Corp.	5000 Flat Rock Road Philadelphia, PA 19127 USA	Trucks
Abitibi-Consolidated Corp.	73 Noblestown Road Carnegie, PA 15106 USA	Trucks
Abitibi-Consolidated Corp.	5505 Natural Bridge Road St. Louis, MO 63120-1637 USA	Trucks
Abitibi-Consolidated Corp.	2443 Dawson Road Tulsa, OK 74110 USA	Trucks

Third Party Warehouses

OWNER OF INVENTORY	WAREHOUSE	ADDRESS
Abitibi Consolidated Sales Corporation	American Warehouse Co. (WSI)	5150 Colorado Blvd. Denver, CO 80216 USA
Abitibi Consolidated Sales Corporation	Cottonwood Distribution Services	195 West Industrial Avenue Memphis, TN 38109 USA
Abitibi Consolidated Sales Corporation	Distribution Centers of Minnesota	600 30th Avenue N.E. Minneapolis, MN 55418 USA
Abitibi Consolidated Sales Corporation	Hammersmith Inc.	125th Street Miami, FL 33167 USA
Abitibi Consolidated Sales Corporation	Lydall Distribution Services	140 Bethany Road Monson, MA 01057 USA

OWNER OF INVENTORY	WAREHOUSE	ADDRESS
Abitibi Consolidated Sales Corporation	Lydall Distribution Services	2500-D Warwick Blvd. Newport News, VA 23607 USA
Abitibi Consolidated Sales Corporation	Maple Leaf Warehouse	14 Third Street Palmer Industrial Park Bondsville, MA 01009 USA
Abitibi Consolidated Sales Corporation	Merchants Distribution Services	1350 West Martin Luther King (MLK) Parkway PO Box 876 Des Moines, IA 50304 USA
Abitibi Consolidated Sales Corporation	Neill Cartage	5400 Proviso Drive Berkeley, IL 60163 USA
Abitibi Consolidated Sales Corporation	New Haven Distribution	999, East 149 Street Bronx, NY 10455 USA
Abitibi Consolidated Sales Corporation	Robinson Terminal Corp.	7201 Wimsatt Springfield, VA 22151 USA
Abitibi Consolidated Sales Corporation	Robinson Terminal Corp.	1 Oronoco Street Alexandria, VA 22314 USA
Abitibi Consolidated Sales Corporation	Robinson Terminal Corp.	2 Duke Street Alexandria, VA 22314 USA
Abitibi Consolidated Sales Corporation	Southern Warehouse	102 West Pineloch Avenue Orlando FL 32806 USA
Abitibi Consolidated Sales Corporation	Southern Warehouse	3232 North Panam Expressway I-H35 San Antonio, TX 78219 USA
Abitibi Consolidated Sales Corporation	Star Distribution	2302 Henderson Way Plant City, FL 33566 USA
Abitibi Consolidated Sales Corporation	Stellar	5000 S. Homan Avenue Chicago, IL 60632-3059 USA
Abitibi Consolidated Sales Corporation	Toledo Harbor Warehouse	Conrail Dockside P.O Box 944 Toledo, OH 43695 USA
Abitibi Consolidated Sales Corporation	Valley Distribution	1 Passan Drive Wilkes-Barre, PA 18702-7398 USA

OWNER OF INVENTORY	WAREHOUSE	ADDRESS
Abitibi Consolidated Sales Corporation	Warehouse Specialists Inc.	1771 Morris Street Fond du Lac, WI 54935 USA
Abitibi Consolidated Sales Corporation	Warehouse Specialists Inc.	4710 West Camelback Road Glendale, AZ 85301 USA
Abitibi Consolidated Sales Corporation	Warehouse Specialists Inc.	2743 Thompson Creek Pomona, CA 91767 USA
Abitibi Consolidated Sales Corporation	Warehouse Specialists Inc.	11115 Petal Street Dallas, TX 75238 USA
Abitibi Consolidated Sales Corporation	Grand Warehouse and Dist. Corp.	4350 W Ohio Street Chicago, IL 60624 USA
Abitibi Consolidated Sales Corporation	Chiquita Brands (Gulfport)	30th Avenue Gulfport, MS 39501 USA
Abitibi Consolidated Sales Corporation	Dole Terminal	East Pier, Banana Warf Gulfport, MS 39501 USA
Abitibi Consolidated Sales Corporation	Garden City Terminal	2 North Main Street Savannah, GA 31408 USA
Abitibi Consolidated Sales Corporation	Mohawk Fine Papers	6800 Center Road Ashtabula, OH 4 4004 USA
Abitibi Consolidated Sales Corporation	Norkol Converting	1800 Ogletown Rd, Newark, DE 19711 USA
Abitibi Consolidated Sales Corporation	Norkol Converting	11650 West Grand Avenue Northlake, IL 60164 USA
Abitibi Consolidated Sales Corporation	Nassau Terminals	315 North 2nd Street Fernandina Beach, FL 32034 USA
Abitibi Consolidated Sales Corporation	Offset Paperback	1 Passan Drive, Building 2 Laflin, PA 18702 USA
Abitibi Consolidated Sales Corporation	Quebecor World Fairfield Inc.	100 North Miller Street Fairfield, PA 17320 USA
Abitibi Consolidated Sales Corporation	Quebecor World	871 Baker Road, Martinsburg, WV 25405 USA

OWNER OF INVENTORY	WAREHOUSE	ADDRESS
Abitibi Consolidated Sales Corporation	Talyrand Terminal	3001 Tallyrand Ave Jacksonville, FL 32206 USA
Abitibi Consolidated Sales Corporation	Wilmington Marine Terminal	Wise Avenue Wilmington, DE 19801 USA
Abitibi Consolidated Sales Corporation	Home Depot U.S.A.	2455 Paces Ferry Road Atlanta, GA 30339 USA
Abitibi Consolidated Sales Corporation	Lowe's	1000 Lowe's Boulevard Mooresville, NC 28117 USA
Abitibi Consolidated Sales Corporation	Universal Forrest Products	5200 Hwy #138 PO Box 747 Union City, GA 30291 USA
Abitibi Consolidated Sales Corporation	Stock Building Supply	8020 Arco Corporate Drive Raleigh, NC 27617 USA
Abitibi Consolidated Sales Corporation	Lumbermans' Merchandising Corp.	137 West Wayne Avenue PO Box 6790 Wayne, PA 19087 USA
Abitibi Consolidated Sales Corporation	Bois Cascade	PO Box 130 Nutting Lake, MA 01865 USA

inventory of real estate leases

canada – united states

Division	Name of the premises	City	Location	Landlord of the original lease and of its amendment(s) (if any)	Tenant of the original lease and of its amendment(s) (if any)	Date of signature of the original lease and of its amendment(s) (if any)	Status	Sublease	Subtenant(s) of the original sublease and of its amendment(s) (if any)	Date of signature of the sublease and of its amendment(s) (if any)
Recycling	Houston Headquarters	Houston, TX,USA	616 FM 1960 West, Houston TX	Koll Bren Fund V, L.P.	Abitibi-Consolidated Corp.	January 24, 2007	Active	No	N/A	N/A
Recycling	Houston Gasmer Recycling Center	Houston, TX,USA	Parcel # LE 92-2, Houston, Harris County, TX	The City of Houston	Champion Recycling Corporation	April 10, 1992	Active	No	N/A	N/A
Recycling	Phoenix Recycling Center	Chandler, AZ,USA	1100 North Hamilton, Chandler, Arizona	Lease: Cliff Harris and Harry Neumann; Amendment #1: rd.; Amendment #2: rd.; Amendment #3: Id.; Amendment #4: Cliff Harris	Lease: Valley Recycling Works Inc.; Amendment #1: Id. ; Amendment #2: Id.; Amendment #3: Id.; Amendment #4: Abitibi-Consolidated Corp	Lease: 7 avril 1995; Amendment #1: December I, 1995; Amendment #2: March 1,1996; Amendment #3: October 24, 1997; Amendment #4: September I, 2006	Active	No	N/A	N/A
Recycling	Phoenix Recycling Center	Chandler, AZ,USA	390 East Ray Road, Chandler, Arizona	Lease: Superior Products Corporation of Arizona: Amendment #1: Id.	Lease: Valley Recycling Works Inc.; Amendment #1: Abitibi-Consolidated Corp. And United Fibers LLC.	Lease: Septembre 2001; Amendment #1: August 3, 2006	Active	No	N/A	N/A

Division	Name of the premises	City	Location	Landlord of the original lease and of its amendment(s) (if any)	Tenant of the original lease and of its amendment(s) (if any)	Date of signature of the original lease and of its amendment(s) (if any)	Status	Sublease	Subtenant(s) of the original sublease and of its amendment(s) (if any)	Date of signature of the sublease and of its amendment(s) (if any)
Recycling	Arlington Recycling Center	Arlington, TX,USA	1921-2015 Meridian Drive,

Lease: Bradford Management Company of Dallas, as Agent for Dartbrook Homes; Amendment #1: Alameda Properties Inc..; Amendment #2: 1921-2015 Meridian Drive Ltd.

Amendment #3:

Bradford Management Company Amendment #4: CI-TXIBOI&B02,M 02-M05,W04W07-WIO,L.P.

					Lease: Champion Recycling Corporation; Amendment #1: Donohue Industries Inc... Amendment #2: Id. Amendment #3: id. Amendment #4: Abitibi-Consolidated Corp., Donohue Corp. as the guarantor	Lease : January 13, 1994; Amendment #1: June 21, 2001; Amendment #2: January 10,2002 Amendment #3: December 20, 2002 Amendment #4: Made as of November I, 2007	Active	No	N/A	N/A
Recycling	San Antonio Recycling Centre	San Antonio, TX,USA	5006-5008 Space Centre Drive, San Antonio, Texas, 78218	Lease: INDCON L.P.; Amendment #1: id.; Amendment #2: Continental Indcon Corporation; Amendment #3: id.; Amendment #4: Id. Amendment #5: Id. Amendment #6: id.	Lease: Champion Recycling Corporation; Amendment #1: Donohue Industries Inc.; Amendment #2: Id.; Amendment #3: Abitibi-Consolidated Corp.; Amendment #4: Id.	Lease: Septembre 27, 1995; Amendment #1: July 2, 1998; Amendment #2: Decembre 26, 2001; Amendment #3: May 4, 2005; Amendment #4: April 1,2007 Amendment #5: July, 16,2007	Active	No	N/A	N/A

Division	Name of the premises	City	Location	Landlord of the original lease and of its amendment(s) (if any)	Tenant of the original lease and of its amendment(s) (if any)	Date of signature of the original lease and of its amendment(s) (if any)	Status	Sublease	Subtenant(s) of the original sublease and of its amendment(s) (if any)	Date of signature of the sublease and of its amendment(s) (if any)
					Amendment #5: Id. Amendment #6 Abitibi- Consolidated Copr. Donohue Corp. as guarantor	Amendment #6 December 3 I, 2007
Recycling	Toronto Recycling Center	Toronto, ON, Canada	95 Commissionner s Street, Toronto, Ontario, Canada	Lease : Toronto Harbour Commissioners, Amendment #1: Id.	Lease : Quebec and Ontario Recycling Limited; Amendment #1: Quno Recycling Corporation)	Lease: January 1,1991; Amendment #1: January 1, 1994	Active	No	N/A	N/A
Sales Offices	Alpharetta	Alpharetta, GA, USA	Lake View I at Sanctuary Park, Sanctuary Parkway, Suite 220, Alpharetta, Georgia.	Sanctuary Park Realty Holding Company	Abitibi Consolidated Sales Corporation	October 1,2006	Active	No	N/A	N/A
Sales Offices	Chicago Former Sales Office	Chicago, IL, USA	222 South Riverside Plaza, Suite 620, Chicago, Illinois	Lease: 22 Riverside Plaza Corp; Amendment #1: 222 South Riverside LLC.	Lease : Abitibi Consolidated Sales Corp.; Amendment #1: Id.	Lease : August 1998; Amendment #1: December 19, 2003	Active	Yes	WBIICLT, LLC.	January 12, 2006
Sales Offices	White Plains	White Plains, NY, USA	4 Gannett Drive, White Plains, New York	Lease : Principal Mutual Life Insurance Company; Amendment #1: Treeline Gannett LLC.	Lease : Abitibi Consolidated Sales Corp.; Amendment #1: Id.	Lease : March 16,1998; Amendment #1: September 25, 2003	Active	Yes	Sublease : InfoUSA Marketing, Inc.; Amendment #1: Id.; Amendment #2: Id.	Sublease : July 2003; Amendment #1: August 2003; Amendment #2: September 2003

Division	Name of the premises	City	Location	Landlord of the original lease and of its amendment(s) (if any)	Tenant of the original lease and of its amendment(s) (if any)	Date of signature of the original lease and of its amendment(s) (if any)	Status	Sublease	Subtenant(s) of the original sublease and of its amendment(s) (if any)	Date of signature of the sublease and of its amendment(s) (if any)
Sales Offices	Vancouver	Vancouver, BC, Canada	1130 West Pender Street, Vancouver, British Columbia	Lease : Sun Life Assurance Company of Canada and Concert Real Estate Corporation Amendment #1: Id.	Lease : Abitibi Consolidated inc. Amendment #1: id.	Lease: November 26, 2003 Amendment #1: July 20, 2006	Active	No	N/A	N/A
Head Office	Montreal Head Office	Montreal, QC, Canada	1155 Metcalfe Street (8th and 9th floors), Montreal, Quebec	Lease : Sun Life Assurance Company of Canada Amendment #1: Id. Amendment #2: ld.	Lease : Abitibi- Consolidated Inc. Amendment #1: Id. Amendment #2: Id.	Lease : May I, 1998 Amendment #1: March I, 1999 Amendment #2: January 1,2008	Active	No	N/A	N/A
Newsprint (109 acres tract)	Alabama River Newsprint mill(109 acres tract)	Perdue Hill Monroe County, AL USA	Off Highway 84, Century Rd 39 Perdue Hill, AL 36470	Lease: Industrial Board of Monroe County Amendment #1: id. Amendment #2: id.	Lease : Alabama River Newsprint Company Amendment #1: id. Amendment #2: id.	Lease: October 1, 1988 Amendment# 1: July 29,1991 Amendment #2: December 20,1994	Active	Yes

(i) Sublease to

Alabama Electric Cooperative for a tract of land within this tract. (ii) Sublease to Alabama River Newsprint Company for a tract of land within this tract as amended by that certain Amendment to Sublease Agreement.

(i) August 17,1989 (ii) Dated May I, 1992, amended on July 30,1993

Division	Name of the premises	City	Location	Landlord of the original lease and of its amendment(s) (if any)	Tenant of the original lease and of its amendment(s) (if any)	Date of signature of the original lease and of its amendment(s) (if any)	Status	Sublease	Subtenant(s) of the original sublease and of its amendment(s) (if any)	Date of signature of the sublease and of its amendment(s) (if any)
Newsprint	Alabama River Newsprint (10 acres tract within the 109 acres tract)	Perdue Hill Monroe County, AL USA	Off Highway 84, Century Rd 39 Perdue Hill, AL 36470	Lease : Industrial Board of Monroe County Amendment #1 : Id.

Lease : Alabama River Newsprint Company, an Alabama general partnership, as successor in interest by merger to Alabama River Recycling Company, an Alabama general partnership, as the successor in interest by assignment to Alabama River Recycling Company, int., an Alabama corporation Amendment #1:

id

						Lease: May I, 1992 Amendment #1: July 30, 1993	Active	No

Schedule 4.16

Material Contracts

I.	JOINT VENTURES

Manicouagan Power Company (Quebec):

Amended and Restated Agreement between Reynolds Aluminum Company of Canada, Ltd. and Donohue Forest Products Inc., dated December 20, 1996.

ACH Limited Partnership:

Amended and Restated Limited Partnership Agreement dated March 30, 2007 among Abitibi-Consolidated Hydro Inc. and Abitibi-Consolidated Company of Canada (initial agreement was dated June 1, 2006).

Unitholders' Agreement dated April 2, 2007 amongst Abitibi-Consolidated Hydro Inc., Abitibi-Consolidated Company of Canada, CDP Investissements Inc. and ACH Limited Partnership

Abitibi-Consolidated Hydro Inc.:

Shareholders' Agreement between Abitibi-Consolidated Hydro Inc., Abitibi-Consolidated Company of Canada, Caisse de Depot et Placement du Quebec and ACH Limited Partnership, dated April 2, 2007.

II.	SALE OF SNOWFLAKE FACILITY

Asset and Stock Purchase Agreement dated as of February 10, 2008. between Abitibi-Consolidated Sales Corp. and Catalyst Paper Corporation.

III.	ACSC SECURITIZATION DOCUMENTS

Amended and Restated Purchase and Contribution Agreement dated as of January 3 I, 2008 among Abitibi-Consolidated Inc. and Abitibi Consolidated Sales Corporation, as sellers and Abitibi-Consolidated U.S. Funding Corp., as purchaser.

Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008, among, inter alia, Abitibi-Consolidated U.S. Funding Corp. as seller, and Eureka Securitization, PLC, as investor and CITIBANK, N.A., as a bank and CITIBANK, N.A., London Branch, as Agent.

IV.	ACH CREDIT AGREEMENT

Credit Agreement, dated as of March 31, 2007, among ACH Limited Partnership, as Borrower, and Caisse de Depot et Placement du Quebec, for a $250,000,000 loan.

V.	INDENTURES

1.	Indenture, dated as of April 6, 1998, between Abitibi-Consolidated Inc. and Montreal Trust Company, as trustee.

2.	First Supplemental Indenture to the April 6, 1998 Indenture, dated as of September I, 2001, between Abitibi-Consolidated Inc., 3834328 Canada Inc., and Abitibi-Consolidated Inc. as partner, Abitibi-Consolidated General Partnership and Computershare Trust Company of Canada.

Second Supplemental Indenture to the April 6, 1998 Indenture, dated as of October 1, 2001, between Abitibi-Consolidated Inc., 3834328 Canada Inc., and Abitibi-Consolidated Inc. as partner, Abitibi-Consolidated General Partnership, Donohue Forest Products Inc. and Computershare Trust Company of Canada.

Third Supplemental Indenture to the April 6, 1998 Indenture, dated as of December 1, 2001, between Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada, Abitibi-Consolidated General Partnership and Computershare Trust Company of Canada.

5.	Indenture, dated as of July 26, 1999, between Abitibi-Consolidated Inc., Abitibi-Consolidated Finance L.P. and The Bank of Nova Scotia Trust Company of NewYork, as trustee.

6.	First Supplemental Indenture to the July 26, 1999 Indenture, dated as of September 1, 2001, between Abitibi-Consolidated Inc., Abitibi-Consolidated Finance L.P., 3834328 Canada Inc., and Abitibi-Consolidated Inc. as partner, Abitibi-Consolidated General Partnership and The Bank of Nova Scotia Trust Company of New York.

Second Supplemental Indenture to the July 26, 1999 Indenture, dated as of October 1, 2001, between Abitibi-Consolidated Inc., Abitibi-Consolidated Finance LP, 3834328 Canada Inc., and Abitibi-Consolidated Inc as partner, Abitibi-Consolidated General Partnership, Donohue Forest Products and The Bank of Nova Scotia Trust Company of New York.

Third Supplemental Indenture to the July 26, 1999 Indenture, dated as of December 1, 2001, between Abitibi-Consolidated Inc., Abitibi-Consolidated Finance L.P., Abitibi-Consolidated Company of Canada, Abitibi-Consolidated General Partnership and The Bank of Nova Scotia Trust Company of New York.

Fourth Supplemental Indenture to the July 26, 1999 Indenture, dated as of November 21, 2005, between Abitibi-Consolidated Inc., Abitibi-Consolidated Finance L.P., Abitibi-Consolidated Company of Canada and The Bank of Nova Scotia Trust Company of New York.

10.	Indenture, dated as of December 11, 2001, between Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and The Bank of Nova Scotia Trust Company of New York, as trustee.

11.	Indenture, dated as of June 15, 2004, between Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and The Bank of Nova Scotia Trust Company of New York, as trustee.

VI.	UK

Schedule 4.20

Employee Benefit Plans

None

Schedule 6.1

Certain Indebtedness

Indentures

1.	Indenture, dated as of April 6, 1998, between Abitibi-Consolidated Inc. and Montreal Trust Company, as trustee.

2.	First Supplemental Indenture to the April 6, 1998 Indenture, dated as of September I, 2001, between Abitibi-Consolidated Inc., 3834328 Canada Inc., and Abitibi-Consolidated Inc. as partner, Abitibi-Consolidated General Partnership and Computershare Trust Company of Canada.

3.	Second Supplemental Indenture to the April 6, 1998 Indenture, dated as of October 1, 2001, between Abitibi-Consolidated Inc., 3834328 Canada Inc., and Abitibi-Consolidated Inc. as partner, Abitibi-Consolidated General Partnership, Donohue Forest Products Inc. and Computershare Trust Company of Canada.

4.	Third Supplemental Indenture to the April 6, 1998 Indenture, dated as of December 1, 2001, between Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada, Abitibi-Consolidated General Partnership and Computershare Trust Company of Canada.

5.	Indenture, dated as of July 26, 1999, between Abitibi-Consolidated Inc., Abitibi-Consolidated Finance L.P. and The Bank of Nova Scotia Trust Company of New York, as trustee.

6.	First Supplemental Indenture to the July 26, 1999 Indenture, dated as of September 1, 2001, between Abitibi-Consolidated Inc., Abitibi-Consolidated Finance L.P., 3834328 Canada Inc., and Abitibi-Consolidated Inc. as partner, Abitibi-Consolidated General Partnership and The Bank of Nova Scotia Trust Company of New York.

7.	Second Supplemental Indenture to the July 26, 1999 Indenture, dated as of October 1, 2001, between Abitibi-Consolidated Inc., Abitibi-Consolidated Finance LP, 3834328 Canada Inc., and Abitibi-Consolidated Inc. as partner, Abitibi-Consolidated General Partnership, Donohue Forest Products and The Bank of Nova Scotia Trust Company of New York.

8.	Third Supplemental Indenture to the July 26, 1999 Indenture, dated as of December 1, 2001, between Abitibi-Consolidated Inc., Abitibi-Consolidated Finance L.P., Abitibi-Consolidated Company of Canada, Abitibi-Consolidated General Partnership and The Bank of Nova Scotia Trust Company of New York.

9.	Fourth Supplemental Indenture to the July 26, 1999 Indenture, dated as of November 21,2005, between Abitibi-Consolidated Inc., Abitibi-Consolidated Finance L.P., Abitibi-Consolidated Company of Canada and The Bank of Nova Scotia Trust Company of New York.

10.	Indenture, dated as of December 11, 2001, between Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and The Bank of Nova Scotia Trust Company of New York, as trustee.

11.	Indenture, dated as of June 15, 2004, between Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and The Bank of Nova Scotia Trust Company of New York, as trustee.

Schedule 6.2

Certain Liens

Canadian Entities

Québec

1.	Subsidiaries

Notice of Intention to Give Security under S. 427 of the Bank Act (Canada)

●	Secured Party / Transferee :	Banque Nationale du Canada
	Grantor :	Scieries Saguenay Ltée
	Registration Office :	Montreal
	Registration Date :	2003-01-30
	Expiration Date:	2008-12-31
	Registration Number :	01129458

●	Conventional movable hypothec without delivery granted by Produits Forestiers Saguenay Inc. in favour of Compagnie Abitibi-Consolidated du Canada registered at the RDPRM on May 13,2004 under number 04-0279470-0002.

●	Conventional movable hypothec without delivery granted by Produits Forestiers Saguenay Inc. in favour of Toyota Credit Canada Inc. registered at the RDPRM on January 16, 2007 under number 07-0220913-0005.

●	Conventional movable hypothec without delivery granted by Axidata Inc. in favour of SITQ National Inc. registered at the RDPRM on May 13,2002 under number 02-0198938-0001.

Ontario

1.	Abitibi-Consolidated Inc.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No.:	642191481
Registration date:	January 22, 2008
Collateral:	Equipment, Accounts, Other - All equipments, accounts and other collaterals pursuant to lease agreement no. PA1-29.

Secured Party:	De Lage Landen Financial Services Canada (CAD)
File No. :	640194822
Registration date:	October 25, 2007
Collateral:	Equipment, Other, specified motor vehicle

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	639415233
Registration date:	September 26, 2007
Collateral:	Equipment, Accounts, Other - All equipments, accounts and other collaterals pursuant to lease agreement no. PA1-28.

Secured Party:	Caterpillar Financial Services Limited
File No. :	636587082
Registration date:	June 21, 2008
Collateral:	Equipment, Other, specified motor vehicle

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	636490341
Registration date:	September 26, 2007
Collateral:	Equipment, Accounts, Other - All equipments, accounts and other collaterals pursuant to lease agreement no. PA1-26.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	636490359
Registration date:	June 19, 2007
Collateral:	Equipment, Accounts, Other - All equipments, accounts and other collaterals pursuant to lease agreement no. PA1-27.

Secured Party:	Xerox Canada Ltd
File No. :	636381792
Registration date:	June 15, 2007
Collateral:	Equipment, Other

Secured Party:	Xerox Canada Ltd
File No. :	636034374
Registration date:	June 6, 2007
Collateral:	Equipment, Other

*Secured Party:	Citicorp Vendor Finance, Ltd.
File No. :	634700799
Registration date:	April 26, 2007
Collateral:	Equipment specified motor vehicles - with all pal1s, attachments, accessories proceeds thereof.

Secured Party:	Caterpillar Financial Services Limited
File No. :	634126491
Registration date:	April 5, 2007
Collateral:	Equipment, Other, specified motor vehicle.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	632728251
Registration date:	February 9, 2007
Collateral:	Equipment, Accounts, Other - All equipments, accounts and other collaterals pursuant to Equipment Schedule No. PA1-25.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	630646146
Registration date:	November 16, 2006

_____________________________

* Subject to the post-closing estoppel requirement.

Collateral:	Equipment, Accounts, Other - All equipments, accounts and other collaterals pursuant to lease agreement No. PA1-24.

Secured Party:	Caterpillar Financial Services Limited
File No. :	630048834
Registration date:	October 25, 2006
Collateral:	Equipment, Other, specified motor vehicles.

Secured Party:	Caterpillar Financial Services Limited
File No. :	629243019
Registration date:	September 26,2006
Collateral:	Equipment, Other, specified motor vehicle.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	626316507
Registration date:	June 20, 2006
Collateral:	Equipment, Accounts, Other - All equipments, accounts and other collaterals pursuant to lease agreement No. PA1-23.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	623876769
Registration date:	March 31, 2006
Collateral:	Equipment, Accounts, Other - All equipments, accounts and other collaterals pursuant to lease agreement No. PA1-22.

Secured Party:	Caterpillar Financial Services Limited
File No. :	622054215
Registration date:	January 17,2006
Collateral:	Equipment, Other, specified motor vehicles.

Secured Party:	Clearlink Capital Corporation
File No. :	621849366
Registration date:	January 9, 2006
Collateral:	Equipment, Accounts, Other - All equipment pursuant to Lease Agreement No. PA1-21

Secured Party:	Addie Leasing Ltd.
File No. :	618904296
Registration date:	September 15,2005.
Collateral:	Equipment, specified motor vehicle.

*Secured Party:	Citicorp Vendor Finance, Ltd.
File No. :	616785381
Registration date:	July 7, 2005.
Collateral:	Equipment, Other, motor vehicle -Material handling equipment, together with all parts, attachments accessories, with any proceeds thereof.

Secured Party:	Caterpillar Financial Services Limited
File No. :	616703877

______________________________

* Subject to the post-closing estoppel requirement.

Registration date:	July 5, 2005
Collateral:	Equipment, Other, specified motor vehicles.

*Secured Party:	Citicorp Vendor Finance, Ltd.
File No. :	614342034
Registration date:	April 19,2005.
Collateral:	Equipment, Other, motor vehicle -Material handling equipment, together with all parts, attachments accessories, with any proceeds thereof.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	613783395
Registration date:	March 31, 2005
Collateral:	Equipment, Accounts, Other - All equipment pursuant to Lease Agreement No. PA1-20.

Secured Party:	Caterpillar Financial Services Limited
File No. :	613051479
Registration date:	March 2, 2005
Collateral:	Equipment, Other, specified motor vehicle.

Secured Party:	Caterpillar Financial Services Limited
File No. :	612470574
Registration date:	February 4, 2005
Collateral:	Equipment, Other, specified motor vehicles.

Secured Party:	Caterpillar Financial Services Limited
File No. :	612077337
Registration date:	January 18, 2005
Collateral:	Equipment, Other, specified motor vehicles.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	611761734
Registration date:	January 5, 2006
Collateral:	Equipment, Accounts, Other - All equipment pursuant to Lease Agreement No. PA1-19.

Secured Party:	Caterpillar Financial Services Limited
File No. :	611514423
Registration date:	December 20, 2004
Collateral:	Equipment, Other, specified motor vehicles.

Secured Party:	Caterpillar Financial Services Limited
File No. :	611464311
Registration date:	December 17,2004
Collateral:	Equipment, Other, specified motor vehicle.

Secured Party:	Xerox Canada Ltd
File No. :	609289236
Registration date:	September 24, 2004

______________________________

* Subject to the post-closing estoppel requirement.

Collateral:	Equipment, Other.

Secured Party:	De Lage Landen Financial Services Canada Inc.
File No. :	609248349
Registration date:	September 23, 2004
Collateral:	Equipment, Other motor vehicle - With al attachments, accessories and proceeds thereof.

Secured Party:	Xerox Canada Ltd
File No. :	609251589
Registration date:	September 23,2004
Collateral:	Equipment, Other.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	609221619
Registration date:	September 22,2004
Collateral:	Equipment, Accounts, Other - All equipment pursuant to Lease Agreement No. PA1-18.

Secured Party:	Xerox Canada Ltd
File No. :	607536063
Registration date:	July 22, 2004
Collateral:	Equipment, Other.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	604338795
Registration date:	April 5, 2004
Collateral:	Equipment, Accounts, Other - All equipment pursuant to Lease Agreement No. PA1-l7.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	603561393
Registration date:	March 5,2004
Collateral:	Equipment, Accounts, Other -All equipment pursuant to Lease Agreement No. 672-11.

Secured Party:	Icon Leasing Fund Eleven, ULC
File No. :	602592561
Registration date:	January 21, 2004
Collateral:	Equipment, Accounts, Other -All equipment pursuant to Lease Agreement No. PA1-16.

Secured Party:	Caterpillar Financial Services Limited
File No. :	898467129
Registration date:	September 22, 2003
Collateral:	Equipment, Other, specified motor vehicle.

Secured Party:	MFP Financial Services Ltd.
File No. :	892896984
Registration date:	Mach 28, 2003

Collateral:	Equipment, Accounts, Other -All equipment pursuant to Lease Agreement No. PA1-l3.

Secured Party:	Caterpillar Financial Services Limited
File No. :	885415995
Registration date:	July 16, 2002
Collateral:	Equipment, Other, specified motor vehicles.

Secured Party:	Caterpillar Financial Services Limited
File No. :	885416004
Registration date:	July 16,2002
Collateral:	Equipment, Other, specified motor vehicles.

Secured Party:	Astenjohnson, Inc.
Name of debtor amended to Abitibibowater Inc.
File No. :	871482069
Registration date:	April 17, 2001
Collateral:	Inventory.

Secured Party:	Astenjohnson, Inc.
Name of debtor amended to AbitibiBowater Inc.
File No. :	871482078
Registration date:	April 17, 2001
Collateral:	Inventory.

Secured Party:	Astenjohnson, Inc.
Name of debtor amended to AbitibiBowater Inc.
File No. :	871482087
Registration date:	April 17, 2001
Collateral:	Collateral: Inventory.

Secured Party:	Astenjohnson, Inc.
Name of debtor amended to AbitibiBowater Inc.
File No. :	871482096
Registration date:	April 17,2001
Collateral:	Inventory.

Secured Party:	PHH Vehicle Management Services Inc.
File No. :	840539943
Registration date:	May 7,1998
Collateral:	Equipment, Other, motor vehicles -All present and future motor vehicles, automotive equipment and materials-handling equipment leased from time to time by the secured party to the debtor.

Secured Party:	PHH Canada Inc.
File No. :	802486872
Registration date:	October 1, 1992
Collateral:	Equipment, Other, motor vehicles -All present and future motor's vehicles, automotive equipment and materials-handling equipment leased from time to time by the secured party to the debtor.

*Secured Party:	Roy Foss Motors Ltd
Debtor:	Abitibi-Price Inc. (former name of Abitibi-Consolidated Inc.)
File No. :	637752978
Registration date:	July 31, 2007
Collateral:	Consumer goods, specified motor vehicle, amount secured: $24,350.

*Secured Party:	Roy Foss Motors Ltd
Debtor:	Abitibi-Price Inc. (former name of Abitibi-Consolidated Inc.)
File No. :	637165557
Registration date:	July 11, 2007
Collateral:	Consumer goods, specified motor vehicle, amount secured: $28,165.

*Secured Party:	Roy Foss Motors Ltd
Debtor:	Abitibi-Price Inc. (former name of Abitibi-Consolidated Inc.)
File No. :	635431923
Registration date:	May 17,2007
Collateral:	Consumer goods, specified motor vehicle, amount secured: $23,750.

2.	Abitibi-Consolidated Company of Canada Compagnie Abitibi-Consolidated du Canada

Secured Party:	Nalco Canada Co.
File No. :	642491505
Registration date:	February 4, 2008
Collateral:	Inventory, Equipment.

*Secured Party:	John Deere Limited
File No. :	642312414
Registration date:	January 28, 2008
Collateral:	Equipment, Other, specified motor vehicle.

*Secured Party:	John Deere Limited
File No. :	642113289
Registration date:	January 17,2008
Collateral:	Equipment, Other, specified motor vehicle.

Secured Party:	Irwin Commercial Finance Canada Corporation
File No. :	637727238
Registration date:	July 30, 2007
Collateral:	Equipment, Other - Machine distributrice distrimag(s) and lockmag(s), and all proceeds.

*Secured Party:	P H Armstrong Motors Limited
File No. :	635698494
Registration date:	May 28,2007
Collateral:	Equipment, specified motor vehicles.

________________________

*Subject to the post-closing estoppel requirement.

*Secured Party:	PH Armstrong Motors Limited
File No. :	634610025
Registration date:	April 24, 2007
Collateral:	Equipment, specified motor vehicle.

*Secured Party:	P H Armstrong Motors Limited
File No. :	634196745
Registration date:	April 10, 2007
Collateral:	Equipment, specified motor vehicle.

*Secured Party:	GE Canada Equipment Financing G.P.
File No. :	631957896
Registration date:	January 8, 2007
Collateral:	Inventory, Equipment, Accounts, Other, specified motor vehicles.

*Secured Party:	GE Canada Leasing Services Company
File No. :	631531359
Registration date:	December 19, 2006
Collateral:	Inventory, Equipment, Accounts, Other, specified motor vehicles.

*Secured Party:	P H Armstrong Motors Limited
File No. :	631037754
Registration date:	November 30, 2006
Collateral:	Equipment, specified motor vehicles.

*Secured Party:	GE Canada Equipment Financing G.P.
File No. :	629904411
Registration date:	October 19, 2006
Collateral:	Inventory, Equipment, Accounts, Other, specified motor vehicles.

*Secured Party:	P H Armstrong Motors Limited
File No. :	629651907
Registration date:	October 11, 2006
Collateral:	Equipment, specified motor vehicles.

*Secured Party:	P H Armstrong Motors Limited
File No. :	628240185
Registration date:	August 23, 2006
Collateral:	Equipment, specified motor vehicles.

Secured Party:	De Lage Landen Financial Services Canada (CAD)
File No. :	626451048
Registration date:	June 23, 2006
Collateral:	Equipment, Other, specified motor vehicle -All goods supplied by the secured party pursuant to a lease between the debtor and the secured party, and proceeds thereof.

Secured Party:	De Lage Landen Financial Services Canada (CAD)

_______________________________

* Subject to the post-closing estopell requirement

File No. :	626244039
Registration date:	June 16, 2006
Collateral:	Equipment, Other, specified motor vehicle -All goods supplied by the secured party pursuant to a lease between the debtor and the secured party, and proceeds thereof.

*Secured Party:	P H Armstrong Motors Limited
File No. :	623805039
Registration date:	March 30, 2006
Collateral:	Equipment, specified motor vehicles.

Secured Party:	Astenjohnson, Inc.
Name of debtor amended to Abitibibowater Inc.
File No. :	623142693
Registration date:	March 6, 2006
Collateral:	Inventory - consignment by secured party.

Secured Party:	Astenjohnson, Inc.
Name of debtor amended to AbitibiBowater Inc.
File No. :	623142711
Registration date:	March 6, 2006
Collateral:	Inventory - consignment by secured party.

*Secured Party:	P H Armstrong Motors Limited
File No. :	622035549
Registration date:	January 16,2006
Collateral:	Equipment, specified motor vehicles.

*Secured Party:	P H Armstrong Motors Limited
File No. :	621440127
Registration date:	December 20,2005
Collateral:	Equipment, specified motor vehicles.

*Secured Party:	P H Armstrong Motors Limited
File No. :	621447381
Registration date:	December 20, 2005
Collateral:	Equipment, specified motor vehicles.

*Secured Party:	GE Canada Equipment Financing G.P.
File No. :	621086751
Registration date:	December 6,2005
Collateral:	Inventory, Equipment, Accounts, Other, specified motor vehicle.

Secured Party:	GE Canada Leasing Services Company
File No. :	620706762
Registration date:	November 23,2005
Collateral:	Inventory, Equipment, Accounts, Other, specified motor vehicle.

*Secured Party:	P H Armstrong Motors Limited

_______________________________

* Subject to the post-closing estopell requirement

File No. :	619617645
Registration date:	October 12,2005
Collateral:	Equipment, specified motor vehicles.

Secured Party:	De Lage Landen Financial Services Canada (CAD)
File No. :	619441434
Registration date:	October 4, 2005
Collateral:	Equipment, Other, specified motor vehicle -All goods supplied by the secured party pursuant to a lease between the debtor and the secured party, and proceeds thereof.

*Secured Party:	P H Armstrong Motors Limited
File No. :	618447501
Registration date:	August 31, 2005
Collateral:	Equipment, specified motor vehicle.

*Secured Party:	P H Armstrong Motors Limited
File No. :	616552938
Registration date:	June 30, 2005
Collateral:	Equipment, specified motor vehicle.

*Secured Party:	P H Armstrong Motors Limited
File No. :	615583395
Registration date:	June 30, 2005
Collateral:	Equipment, specified motor vehicles.

*Secured Party:	P H Armstrong Motors Limited
File No. :	614768571
Registration date:	May 3, 2005
Collateral:	Equipment, specified motor vehicles.

*Secured Party:	P H Armstrong Motors Limited
File No. :	614536299
Registration date:	April 26, 2005
Collateral:	Equipment, specified motor vehicles.

*Secured Party:	P H Armstrong Motors Limited
File No. :	613611153
Registration date:	March 24, 2005
Collateral:	Equipment, specified motor vehicles.

*Secured Party:	GE Canada Equipment Financing G.P.
File No. :	613181043
Registration date:	March 8, 2005
Collateral:	Inventory, Equipment, Accounts, Other, specified motor vehicle.

Secured Party:	De Lage Landen Financial Services Canada (CAD)
File No. :	612895095
Registration date:	February 23, 2005

_______________________________

* Subject to the post-closing estopell requirement

Collateral:	Equipment, Other, specified motor vehicles -All goods supplied by the secured party pursuant to a lease between the debtor and the secured party, and proceeds thereof.

*Secured Party:	P H Armstrong Motors Limited
File No. :	611352486
Registration date:	December 14, 2004
Collateral:	Equipment, specified motor vehicles.

*Secured Party:	P H Armstrong Motors Limited
File No. :	607856724
Registration date:	August 4, 2004
Collateral:	Equipment, specified motor vehicle.

*Secured Party:	P H Armstrong Motors Limited
File No. :	604158678
Registration date:	March 30 2004
Collateral:	Equipment, specified motor vehicle.

*Secured Party:	CIT Financial Ltd.
File No. :	603087867
Registration date:	February 13, 2004
Collateral:	Inventory, Equipment, Accounts, Other, specified motor vehicle.

Secured Party:	Xerox Canada Ltd
File No. :	895711716
Registration date:	June 24, 2003
Collateral:	Equipment, Other.

*Secured Party:	CIT Financial Ltd.
File No. :	892700145
Registration date:	March 24, 2004
Collateral:	Inventory, Equipment, Accounts, Other, specified motor vehicles.

*Secured Party:	P H Armstrong Motors Limited
File No. :	879399045
Registration date:	January 7, 2002
Collateral:	Equipment, specified motor vehicle.

*Secured Party:	P H Armstrong Motors Limited
File No. :	879279237
Registration date:	January 2, 2002
Collateral:	Equipment, specified motor vehicle.

Secured Party:	IBM Canada Limited -PPSA Administrator
File No. :	878676255
Registration date:	December 7, 2001
Collateral:	Inventory, Accounts, Other -All present and after acquired personal property supplied by the secured party

_____________________________

* Subject to the post-closing estoppel requirement.

Axidata Inc.

Secured Party:	Dell Financial Services Canada Limited
File No. :	622096695
Registration date:	January 18, 2006
Collateral:	Equipment, Other, -All Dell and non Dell computer equipment and peripherals leased to debtor by secured party, and proceeds.

Secured Party:	Dell Financial Services Canada Limited
File No. :	614478411
Registration date:	April 22, 2005
Collateral:	Equipment, Other, -All Dell and non Dell computer equipment and peripherals leased to debtor by secured party, and proceeds.

Secured Party:	National Leasing Group Inc. L# 2269409
File No. :	610757865
Registration date:	November 22, 2004
Collateral:	Equipment -All postage/mail machines & scales of every nature or kind described in lease number 2269409, between the secured party, as lessor and the debtor as lessee.

Secured Party:	Ryder Truck Rental Canada Ltd.
File No. :	892007235
Registration date:	February 27, 2003
Collateral:	Equipment, specified motor vehicle.

Secured Party:	CIT Financial Ltd.
File No. :	876649914
Registration date:	September 28, 2001
Collateral:	Inventory, Equipment, Accounts, Other, motor vehicles.

Alberta

1.	Abitibi-Consolidated Inc.

Secured Party:	PHH Vehicle Management Services Inc.
File No. :	98050711625/SA
Registration date:	May 7, 1998
Collateral:	Motor vehicles, automotive equipment, materials-handling equipment leased from time to time by the secured party to the debtor, and proceeds.

2.	Abitibi-Consolidated Company of Canada Compagnie Abitibi-Consolidated du Canada

Secured Party:	PHH Vehicle Management Services Inc.
File No. :	98050711625/SA
Registration date:	May 7, 1998
Collateral:	Motor vehicles, automotive equipment, materials-handling equipment leased from time to time by the secured party to the debtor, and proceeds.

British Colombia

1.	Abitibi-Consolidated Inc.

Secured Party:	PHH Vehicle Management Services Inc.
File No. :	505042A
Registration date:	July 15, 2002
Collateral:	Motor vehicles, automotive equipment, materials-handling equipment leased from time to time by the secured party to the debtor, and proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	650031C
Registration date:	October 24, 2005
Collateral:	Specified vehicle - all proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	656214D
Registration date:	May 7, 2007
Collateral:	Specified vehicle - all proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	656216D
Registration date:	May 7, 2007
Collateral:	Specified vehicle - all proceeds.

Secured Party:	De Lage Landen Financial Services Canada (CAD)
File No. :	910978D
Registration date:	September 12, 2007
Collateral:	Specified vehicles -All goods supplied by the secured party and proceeds.

2.	Abitibi-Consolidated Company of Canada Compagnie Abitibi-Consolidated du Canada

Secured Party:	GE VFS Canada Limited Partnership
File No. :	337791A
Registration date:	April 16, 2002
Collateral:	All goods which are telephone systems telephones, voicemail devices, and proceeds.

Secured Party:	Liebherr Canada ltd.
File No. :	358187B
Registration date:	October 30, 2002
Collateral:	Specified log loader and log trailer.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	538280B
Registration date:	February 16, 2004
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	616122B
Registration date:	March 30, 2004
Collateral:	Specified vehicle and proceeds.

Secured Party:	Liebherr Canada ltd.
File No. :	639150B
Registration date:	April 12, 2004
Collateral:	Specified yard trailer wit attachments.

Secured Party:	Liebherr Canada ltd.
File No. :	6391518
Registration date:	April 12, 2004
Collateral:	Specified yard trailer wit attachments.

Secured Party:	De Lage Landen Financial Services Canada (CAD)
File No. :	604803C
Registration date:	September 28, 2005
Collateral:	Specified vehicles -All goods supplied by the secured party and proceeds.

Secured Party:	De Lage Landen Financial Services Canada (CAD)
File No. :	620628C
Registration date:	October 6, 2005
Collateral:	Specified vehicles -All goods supplied by the secured party and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	743017C
Registration date:	December 14, 2005
Collateral:	Specified vehicle and proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	749672C
Registration date:	December 19, 2005
Collateral:	Specified vehicle -all proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	752214C
Registration date:	December 20, 2005
Collateral:	Specified vehicle -all proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	847002C
Registration date:	February 17, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	922522C
Registration date:	March 31, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	943392C
Registration date:	April 12, 2006
Collateral:	Specified vehicle - all proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	943393C
Registration date:	April 12, 2006
Collateral:	Specified vehicle - all proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	943394C
Registration date:	April 12, 2006
Collateral:	Specified vehicle - all proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	943398C
Registration date:	April 12, 2006
Collateral:	Specified vehicle - all proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	946742C
Registration date:	April 13, 2006
Collateral:	Specified vehicle - all proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	964032C
Registration date:	April 25, 2006
Collateral:	Specified vehicle - all proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	997847C
Registration date:	May 11, 2006
Collateral:	Specified vehicle - all proceeds.

Secured Party:	GMAC Leaseco Corporation
File No. :	997856C
Registration date:	May 11, 2006
Collateral:	Specified vehicle - all proceeds

Secured Party:	GMAC Leaseco Corporation
File No. :	997847C
Registration date:	May 11, 2006
Collateral:	Specified vehicle - all proceeds

Secured Party:	Leavitt Machinery General Partnership.
File No. :	007327D
Registration date:	May 16, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	007344D
Registration date:	May 16, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	092233D
Registration date:	June 28, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	185949D
Registration date:	August 17, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	185951D
Registration date:	August 17, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	280092D
Registration date:	October 6, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	234699D
Registration date:	September 13, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	280109D
Registration date:	October 6, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Canadian Western Bank
File No. :	310454D
Registration date:	October 24, 2006
Collateral:	All proceeds pursuant to the terms of and conditions of the assignment of lease agreement between, inter alia, the secured party and debtor.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	313264D
Registration date:	October 25, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	313315D
Registration date:	October 25, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	354431D
Registration date:	November 17, 2006
Collateral:	Specified vehicle and proceeds.

Secured Party:	Leavitt Machinery General Partnership.
File No. :	476343D
Registration date:	January 30, 2008
Collateral:	Specified vehicle and proceeds.

Secured Party:	GE VFS Canada Limited Partnership
File No. :	610313D
Registration date:	April 13, 2007
Collateral:	All goods which are telephone systems telephones, voicemail devices, and proceeds

Secured Party:	Atco Structures Inc.
File No. :	688131D
Registration date:	May 23, 2007
Collateral:	Specified vehicles.

Newfoundland and Labrador

1.	Abitibi-Consolidated Inc.

Secured Party:	PHH Vehicle Management Services Inc.
File No. :	155275
Registration date:	March 14, 2000
Collateral:	Motor vehicles, automotive equipment, materials-handling equipment leased from time to time by the secured party to the debtor, and proceeds.

Secured Party:	Sun Life Assurance Company of Canada, as agent.
File No. :	927103
Registration date:	April 30, 2001
Collateral:	Specified equipment -The debtor's right, title and interest in and to all property now or hereafter owned or acquired by the debtor in the province of Newfoundland.

Secured Party:	Central Newfoundland Energy Inc. Exploits River Hydro Partnership Sun Life Assurance Company of Canada, as agent.
File No. :	2002497
Registration date:	July 29, 2002
Collateral:	Present and after acquired energy, water and water power of the debtor in the province of Newfoundland and Labrador.

Secured Party:	Sun Life Assurance Company of Canada, as agent.
File No. :	2002585
Registration date:	July 29, 2002

Collateral:	Present and after acquired energy, water and water power of the debtor in the province of Newfoundland and Labrador.

Secured Party:	Xerox Canada Limited
File No. :	2546793
Registration date:	April 16, 2003
Collateral:	All present and future equipment and software financed by the secured party and any affiliate thereof.

Secured Party:	Xerox Canada Limited
File No. :	2575868
Registration date:	April 30,, 2003
Collateral:	All present and future equipment and software financed by the secured party and any affiliate thereof.

Secured Party:	Xerox Canada Limited
File No. :	2906984
Registration date:	September 16, 2003
Collateral:	All present and future equipment and software financed by the secured party and any affiliate thereof.

Secured Party:	AstenJohnson, Inc.
File No. :	907329
Registration date:	April 19, 2001
Collateral:	Inventory - consignment by secured party.

Secured Party:	Xerox Canada Limited
File No. :	5788775
Registration date:	June 19, 2007
Collateral:	All present and future equipment and software financed by the secured party and any affiliate thereof

Secured Party:	Xerox Canada Limited
File No. :	5912907
Registration date:	August 7, 2007
Collateral:	All present and future equipment and software financed by the secured party and any affiliate thereof.

Secured Party:	GMAC Leaseco Corporation
File No. :	3254944
Registration date:	March 18, 2004
Collateral:	Specified motor vehicle and proceeds

Secured Party:	GMAC Leaseco Corporation
File No. :	3627560
Registration date:	August 31, 2004
Collateral:	Specified motor vehicle and proceeds

2.	Abitibi-Consolidated Company of Canada Compagnie Abitibi-Consolidated du Canada

Secured Party:	PHH Vehicle Management Services Inc.
File No. :	155275
Registration date:	March 14, 2000
Collateral:	Motor vehicles, automotive equipment, materials-handling equipment leased from time to time by the secured party to the debtor, and proceeds.

Secured Party:	Central Newfoundland Energy Inc. Exploits River Hydro Partnership Sun Life Assurance Company of Canada, as agent.
File No. :	2002497
Registration date:	July 29, 2002
Collateral:	Present and after acquired energy, water and water power of the debtor in the province of Newfoundland and Labrador.

Secured Party:	Sun Life Assurance Company of Canada, as agent.
File No. :	2002585
Registration date:	July 29, 2002
Collateral:	Present and after acquired energy, water and water power of the debtor in the province of Newfoundland and Labrador.

Secured Party:	Xerox Canada Limited
File No. :	2535867
Registration date:	April 11, 2003
Collateral:	All present and future equipment and software financed by the secured party and any affiliate thereof.

Secured Party:	Sun Life Assurance Company of Canada, as agent.
File No. :	2002549
Registration date:	July 29, 2002
Collateral:	Present and after acquired personal property of Exploits River Hydro Partnership.

Secured Party:	GE Capital Canada Leasing Services Inc.
File No. :	2166881
Registration date:	October 8, 2002
Collateral:	specified motor vehicles and proceeds.

Secured Party:	John Deere Credit
File No. :	2785098
Registration date:	July 23, 2003
Collateral:	specified equipment and motor vehicle.

Secured Party:	Xerox Canada Limited
File No. :	2794382
Registration date:	July 28, 2003
Collateral:	All present and future equipment and software financed by the secured party and any affiliate thereof.

Secured Party:	Xerox Canada Limited
File No. :	2794417

Registration date:	July 28, 2003
Collateral:	All present and future equipment and software financed by the secured party and any affiliate thereof.

Secured Party:	GMAC Leaseco Corporation
File No. :	3648878
Registration date:	September 10, 2004
Collateral:	specified motor vehicle.

Secured Party:	GMAC Leaseco Corporation
File No. :	4194240
Registration date:	September 10, 2004
Collateral:	specified motor vehicle

New Brunswick

1.	Abitibi-Consolidated Inc.

Secured Party:	PHH Vehicle Management Services Inc.
File No. :	3475607
Registration date:	May 7, 1998
Collateral:	Motor vehicles, automotive equipment, materials-handling equipment leased from time to time by the secured party to the debtor, and proceeds.

2.	Abitibi-Consolidated Company of Canada Compagnie Abitibi-Consolidated du Canada

Secured Party:	PHH Vehicle Management Services Inc.
File No. :	3475607
Registration date:	May 7, 1998
Collateral:	Motor vehicles, automotive equipment, materials-handling equipment leased from time to time by the secured party to the debtor, and proceeds.

Schedule 6.5

Restrictions on Subsidiary Distributions

-            Credit Agreement, dated as of March 31, 2007, among ACH Limited Partnership and Canadian Imperial Bank of Commerce, for a $15,000,000 credit facility.

-            Credit Agreement, dated as of March 31,2007, among ACH Limited Partnership, and Caisse de Depot et Placement du Quebec, for a $250,000,000 loan.

-            Credit Agreement dated as of May 17,2004 between Produits Forestiers Saguenay Inc., as borrower and Abitibi-Consolidated Company of Canada for a sum of $43,500,000.

Schedule 6.6

Certain Investments

●

Abitibi-LP Engineered Wood Inc ., which in turn owns Abitibi-LP Engineering Wood II inc.: Amended and Restated Unanimous Shareholder's agreement between Abitbi-Consolidated Company of Canada, Louisiana -Pacific Canada Ltd and Abitibi-LP Engineering Wood Inc., dated December 1,2004

50% ownership interest to Abitibi-Consolidated Company of Canada

●

Pépinière Côte-de-Beaupré Inc .: Unanimous Shareholders Agreement of Pépinière Côte-de-Beaupré Inc. Between Centre de Production de Plants Forestiers de Québec Inc., Abitibi-Consolidated Company of Canada and Pépinière Côte-de-Beaupré Inc., dated May 28,2004.

45% ownership interest to Abitibi-Consolidated Company of Canada

●

Produits Forestiers Petit-Paris Inc. : Unanimous Shareholders Agreement between Stone-Consolidated Inc., La Coopérative Forestière de Petit-Paris and Produits Forestiers Petit-Paris Inc., dated July 8, 1993.

50% ownership interest to Abitibi-Consolidated Company of Canada

●

  Tradepak Intemacional S.A. de C.V. (Mexico) : Shareholders Agreement between Tradepak Internaticonal, S.A. de C.V., Abitibi-Consolidated Company of Canada and Jose Angel Santos de la Garza, dated December 22, 2004. 36.

75% ownership interest to Abitibi-Consolidated Company of Canada

●

  Société en Commandite Scierie Opitciwan : Shareholders Agreement between Conseil de la Bande D'Obedjiwan, Produits Forestiers Donohue Inc. and 3436900 Canada Inc., dated June 23, 1998.

45% ownership interest to Abitibi-Consolidated Company of Canada.

Schedule 6.11

Certain Affiliate Transactions

None

EXHIBIT A-1 TO

CREDIT AND GUARANTY AGREEMENT

FUNDING NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of April ___, 2008 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among ABITIBI-CONSOLIDATED COMPANY OF CANADA ("Borrower"), ABITIBI-CONSOLIDATED INC. ("Holdings"), certain Subsidiaries and Affiliates of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, as Administrative Agent, as Collateral Agent and as Documentation Agent.

Pursuant to Section 2.1 of the Credit Agreement, Borrower desires that Lenders make the following Loans to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on April___, 2008:

Term Loan

☐	Base Rate Loans:	$[__,__,__]

☐	Eurodollar Rate Loans, with an initial Interest Period of month(s):	$[__,__,__]

Date:                             , 2008

ABITIBI-CONSOLIDATED COMPANY OF CANADA

By: ___________________________________

Name:

Title:

  EXHIBIT A-I-I

EXHIBIT A-2 TO

CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of April __, 2008 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among ABITIBI-CONSOLIDATED COMPANY OF CANADA ("Borrower"), ABITIBI-CONSOLIDATED INC. ("Holdings"), certain Subsidiaries and Affiliates of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, as Administrative Agent, as Collateral Agent and as Documentation Agent.

Pursuant to Section 2.9 of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of _______________, 20__:

                      1.      Term Loans

$[__,__,__]	Eurodollar Rate Loans to be continued with Interest Period of [__] month

$[__,__,__]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [__] month(s)

$[__,__,__]	Eurodollar Rate Loans to be converted to Base Rate Loans

Borrower hereby certifies that, as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]                                                               ABITIBI-CONSOLIDATED COMPANY OF CANADA

By: _______________________________

Name:

Title:

  EXHIBIT A-2-1

EXHIBITB TO

CREDIT AND GUARANTY AGREEMENT

TERM LOAN NOTE

$[__,__,__]

April__, 2008                                                                                                                                                     New York, New York

FOR VALUE RECEIVED, ABITIBI-CONSOLIDATED COMPANY OF CANADA , a corporation amalgamated under the laws of the Province of Quebec, Canada ("Borrower"), promises to pay [NAME OF LENDER] ("Payee") or its registered assigns the principal amount of [DOLLARS] ($[__,__,__]) at times and in the amounts referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of April __, 2008 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, ABITIBI-CONSOLIDATED INC. ("Holdings"), certain Subsidiaries and At1lliates of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, as Administrative Agent, as Collateral Agent and as Documentation Agent.

Borrower shall pay the principal amount of this Note as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the "Term Loan Notes" in the aggregate principal amount of $[__,__,__] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement or Settlement Confirmation effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

EXHIBIT B-1

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-2

IN WITNESS WHEREOF , Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

ABITIBI-CONSOLIDATED COMPANY OF CANADA

By: ____________________________

Name:

Title:

  EXHIBIT B-3

EXHIBIT D TO

CREDIT AND GUARANTY AGREEMENT

OPINIONS OF COUNSEL

EXHIBIT D-I

FORM OF U.S. OPINION (Abitibi)

March [__], 2008

Goldman Sachs Credit Partners L.P.

and the Persons who are from time to time

Lenders under the Credit Agreement

Ladies and Gentlemen:

We have acted as special counsel to Donohue Corp., a Delaware corporation ("D Corp."), Abitibi Consolidated Sales Corporation, a Delaware corporation ("ACSC"), Abitibi-Consolidated Alabama Corporation, an Alabama corporation ("ACAC"), Alabama River Newsprint Company, an Alabama general partnership ("Alabama River"), Abitibi-Consolidated Corp., a Delaware corporation ("ACC"), and Augusta Woodlands, LLC, a Delaware limited liability company ("Augusta Woodlands" and together with D Corp., ACSC, ACAC, Alabama River and ACC, the "US Credit Parties") in connection with that certain Credit and Guaranty Agreement dated as of March [__], 2008 (the "Credit Agreement") among Abitibi-Consolidated Company of Canada, as borrower, Abitibi-Consolidated Inc. ("Holdings") and certain of subsidiaries and affiliates of Holdings, as guarantors, the Lenders, Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Syndication Agent, Joint Lead Bookrunner, Documentation Agent and Administrative Agent (together with its permitted successors, in such capacity, the "Administrative Agent") and Wachovia Capital Markets, LLC, as Collateral Agent (together with its permitted successors, in such capacity, the "Collateral Agent"). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

In rendering the opinions set forth herein, we have examined:

(a)      the Credit Agreement;

(b)     the Term Loan Notes;

(c)      the U.S. Pledge and Security Agreement dated as of the date hereof among the Canadian Credit Parties, the UK Credit Parties and the Collateral Agent (the "ACI Security Agreement");

(d)     the U.S. Pledge and Security Agreement dated as of the date hereof among the US Credit Parties and the Collateral Agent (the "Donohue Security Agreement" and together with the ACI Security Agreement, the "US Security Agreements");

(e)      the [Mortgage], made by Alabama River to the Collateral Agent (the "Mortgage"); [Post-closing Donohue opinion]

(f)    the Deposit Accoun t Control Agreement dated as of _________, 2008 among __________, Bank of America, N.A. and the Collateral Agent (the "BOA Account Control Agreement");

(g)     the Deposit Account Control Agreement dated as of ___________, 2008 among ___________, Regions Bank and the Collateral Agent (the "Regions Account Control Agreement" and together with the BOA Account Control Agreement, the "Deposit Account Control Agreements");

(h)     [the Uncertificated Securities Control Agreement dated as of the date hereof among _______________and the Collateral Agent;]

(i)       [any landlord waivers, bailee letters and/or consignee letters signed by a US Credit Party];

(j)       the Securitization Intercreditor Agreement;

(k)      the Intercreditor Agreement;

(1)      the Escrow Agreement;

(m)     the Fee Letter;

(n)     the UCC/PPSA pre-filing authorization letter signed by the US Credit Parties;

(0)      [______________;]

(P)     UCC-l financing statements filed or to be filed with respect to the US Credit Parties (the "Financing Statements"); and

(q)     any indenture, mortgage, deed of trust, lease or sublease agreement, decree or order and any other contract or agreement identified on Schedule A hereto, including Canadian law documents and the Related Agreements (the "Material Contracts").

As used herein, (i) "Credit Documents" means the documents referred to in clauses

(a) through [(0)] above, and (ii) "Agents" means, collectively, the Administrative Agent and the Collateral Agent.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

1.             Each of the US Credit Parties is a corporation duly incorporated, validly existing and in good standing under the laws of its state ofincorporation1. Each of the US Credit Parties has the requisite [corporate] [partnership] [limited liability company] power and authority to own, pledge, mortgage and operate its properties, to lease any properties it

__________________________

1 Add corresponding opinions for limited liability companies, partnerships, etc. that are US Credit Parties.

2

operates under lease, to conduct its business as presently conducted, and to execute, deliver and perform its obligations under each of the Credit Documents to which it is a party. Each of the Credit Documents has been duly executed and delivered by each US Credit Party party thereto.

2.             Based solely on the good standing certificates delivered to Administrative Agent from the States of ____________________________, each of the US Credit Parties is duly qualified and in good standing as a foreign [corporation] [partnership] [limited liability company] qualified to do business in each such jurisdiction.

3.             The execution, delivery and performance of each of the Credit Documents to which each of the US Credit Parties is a party have been duly authorized by each of the US Credit Parties (as applicable), and each of the Credit Documents constitutes the legal, valid and binding obligation of the US Credit Parties that are parties thereto, enforceable in accordance with its tenns.2

4.             Assuming the proceeds of the Loan are used solely for the purposes set forth in the Credit Agreement, neither the execution and delivery by each of the US Credit Parties of the Credit Documents to which it is a party, nor the consummation by each of the US Credit Parties of the transactions contemplated thereby: (i) violates any provision of the US Credit Parties' respective certificates of incorporation or bylaws; (ii) violates any law or regulation (including any applicable order or decree of any court or governmental instrumentality known to us) applicable to any US Credit Party; (iii) results in the breach of, or constitutes a default under, or requires any consent under, any Material Contract to which any US Credit Party is a party or by which any US Credit Party or any of its properties are bound (iv) results in the creation or imposition of any lien upon any of the property of any US Credit Party under any Material Contract; or (v) requires the consent or approval of, or any filing or registration with, any Governmental Authority other than (a) the filing of the Financing Statements, and (b) those which have been obtained.

5.             There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. We have not been retained to represent any US Credit Party with respect to any pending or threatened litigation, other than matters disclosed in the Credit Documents or the disclosure schedules thereto.

___________________________

2   Please note that the New York opinion should also cover the Mortgage to the extent it is governed by New York law.

3

6.             The provisions of the US Security Agreements are sufficient to grant to the Collateral Agent a security interest in all right, title and interest of the Credit Parties in those items and types of Collateral in which a security interest may be created under Article 9 of the Uniform Commercial Code as currently in effect in the State of New York (the "NY UCC").

7.             The description of the Collateral set forth in the Financing Statements is sufficient to perfect a security interest in the items and types of Collateral in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as currently in effect in the State of [Delaware (the "DE UCC")] [Alabama (the "AL UCC")]. Assuming that the Financing Statements have been filed in the office(s) set forth on Schedule B hereto and have not subsequently been released, terminated or modified, the Collateral Agent's security interest in the Collateral has been perfected, to the extent such security interest may be perfected under the [DE UCC] [AL UCC] by the filing of the Financing Statements.

8.             Assuming that the Collateral Agent has taken and is retaining possession of the stock certificates evidencing the shares of stock described in the US Security Agreements (the "Pledged Stock,,)3, together with properly completed stock powers endorsing the Pledged Stock and executed by the applicable Credit Party in blank, and that the Collateral Agent has taken such Pledged Stock in good faith without notice of any adverse claim within the meaning of the NY UCC, there has been created under the US Security Agreements, and there has been granted to the Collateral Agent, a valid and perfected first priority security interest in the Pledged Stock, with the consequence of perfection by control accorded by the NY UCC. [To be given by Donohue post closing]

9.             The provisions of the Deposit Account Control Agreements are effective to create and perfect the security interest in favor of the Collateral Agent in the deposit accounts described therein.

10.           [The provisions of the Uncertificated Securities Control Agreement(s) are effective to create and perfect the security interest in favor of the Collateral Agent in the uncertificated securities described therein.] [Please add to the extent applicable.]

11.           Neither the making of the Loan under the Credit Agreement, the use of proceeds there from, or the pledge of the Collateral pursuant to the Collateral Documents will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors.

12.           None of the US Credit Parties is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, controlled by such a company.

____________________________

3   Expand as necessary to include pledges of interests in partnerships, limited liability companies and other non-corporate entities.

4

Additional opinions with respect to the Alabama River Mortgage

13.           Except for filings which are necessary to perfect the security interests granted under the Mortgage and such other filings, authorizations or approvals as are specifically contemplated by the Mortgage, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the United States or the state of Alabama (the "State") are necessary for the execution, delivery or performance of the Mortgage by Alabama River.

14.           The choice of law provisions contained in the Mortgage will be upheld and enforced by the courts of the State and Federal courts sitting in and applying the laws of the State. In this regard, the amounts to be received by Lenders as interest in respect of the Term Loan Notes and under the Credit Agreement constitute lawful interest under the laws of the State and are neither usurious nor illegal.

15.           The Mortgage to be recorded in the State creates valid security interests in favor of the Collateral Agent in the Alabama River Facility to the extent the AL UCC is applicable thereto (the "UCC Collateral"), as security for the payment or performance of the Obligations (as defined in such Mortgage). The security interests described in this Paragraph [__] are referred to as the "Security Interests."

16.           The Mortgage to be recorded in the State is in form satisfactory for recording. The recording of the Mortgage in the office _______________________________of for the County of ____________ is the only recording or filing necessary to publish notice of and to establish of record the rights of the parties thereto and to perfect the liens and security interests granted by Alabama River pursuant to the Mortgage in the real property (including that portion of the UCC Collateral constituting fixtures) covered thereby. Upon the execution and delivery of such Mortgage, such liens and security interests shall be created and upon the recording and filing of the Mortgage as aforesaid, such liens and security interests shall be perfected. No documents or instruments other than those referred to in this paragraph need be recorded, registered or filed in any public office in the State in order to publish notice of the applicable Mortgage or to perfect such liens and security interests or for the validity or enforceability of the Mortgage or to permit Lenders to enforce their rights there under in the courts of the State.

17.           Except for ____________, no recording, filing, privilege or other tax must be paid by either Alabama River or Lenders in connection with the execution, delivery, recordation or enforcement of the Mortgage.

18.           The Loan, as made, will not violate any applicable usury laws of the State, or other applicable laws regulating the interest rate, fees and other charges that may be collected with respect to the Loan.

19.           It is not necessary for Lenders to qualify to do business in the State solely to make the Loan and enforce the provisions of the Mortgage. The making of the Loan and enforcement of the provisions of the Mortgage will not result in the imposition upon

5

Lenders of any taxes of the State, or any subdivision thereof in which the Alabama River Facility is located (including, without limitation, franchise, license, tax on interest received or income taxes), other than taxes which Lenders, if and when it becomes the actual and record owner of the Alabama River Facility, by reason of power of sale or foreclosure under the Mortgage or by deed in lieu of foreclosure, would be required to pay. Lenders are not in violation of any banking law of the State by carrying out the transactions contemplated by the Mortgage.

20.           The foreclosure of the Mortgage to be recorded in the State, exercise of Collateral Agent's power of sale, or exercise of any other remedy provided in the Mortgage will not in any manner restrict, affect or impair the liability of Alabama River with respect to the indebtedness secured thereby or the rights and remedies of Collateral Agent with respect to the foreclosure or enforcement of any other security interests or liens securing such indebtedness, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure of such Mortgage, exercise of such power of sale or as a result of the exercise of any other remedy.

21.           The Mortgage contains the terms and provisions necessary to enable Collateral Agent, following a default under the Mortgage, to exercise the remedies that are customarily available to a lien holder under the laws of the State.

22.           The priority of the lien of the Mortgage to be recorded in the State in respect of all advances or extensions of credit made by Lenders under the Credit Agreement on, before or after the date on which such Mortgage is recorded in the appropriate recording office referred to in Paragraph [__] 1above will be determined by the date of such recording.

23.           The priority of the lien of the Mortgage will not be affected by (a) any prepayment of a portion of the Loan, or (b) any increase in or reduction of the outstanding amount of the Loan from time to time.

24.           Alabama River is qualified to transact business in the State.

Very truly yours,

  Schedule A

Material Contracts

Schedule B

Filing Offices

EXHIBIT E TO

CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions attached hereto as Exhibit A and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters or credit and swingline loans) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.             Assignor:                                              ________________________

2.             Assignee:                                            ________________________ [and is an Affiliate/Approved Fund]

3.             Borrower:                                             Abitibi-Consolidated Company of Canada

4.             Administrative Agent:                        Goldman Sachs Credit Partners L.P., as the administrative agent under the Credit Agreement

5.             Credit Agreement:                                The $[____] Credit and Guaranty Agreement dated as of April ___, 2008 among Borrower, Abitbi-Consolidated Inc. ("Holdings"), certain Subsidiaries and Affiliates of Holdings, as Guarantors, the Lenders party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent, and the other agents party thereto

6.             Assigned Interest:

  EXHIBITE-1

Facility Assigned	Aggregate Amount of Term Loans for all Lenders	Amount of Term Loans Assigned	Percentage Assigned of Term Loans[1]
Term Loans	$ _____________	$______________	______________%

Effective Date: ______________, 20_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.             Notice and Wire Instructions:

[NAME OF ASSIGNOR]                                                                   [NAME OF ASSIGNEE]

Notices :                                                                                                 Notices :

                __________________________                                                  ___________________________

                __________________________                                                  ___________________________

                __________________________                                                  ___________________________

Attention:                                                                                             Attention:

Telecopier:                                                                                            Telecopier:

with a copy to:                                                                                       with a copy to:

                __________________________                                                  ___________________________

                __________________________                                                  ___________________________

                __________________________                                                  ___________________________

Attention:                                                                                             Attention:

Telecopier:                                                                                            Telecopier:

Wire Instructions :                                                                              Wire Instructions:

____________________________

1    Set forth, to at least 9 decimals, as a percentage of the Term Loans of all Lenders there under.

  EXHIBIT E-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: _____________________________

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By: _____________________________

Title:

EXHIBIT E-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.             Representations and Warranties.

1.1           Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), or any collateral there under, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2           Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender there under, and (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

1.3           Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

2.             General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict flaws principles thereof.

[Remainder of page intentionally left blank]

EXHIBIT E-4

  EXHIBIT G-I TO

CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1. We are, respectively, the chief executive officer and the chief financial officer of ABITIBI-CONSOLIDATED INC. ("Holdings") and ABITIBI-CONSOLIDATED COMPANY OF CANADA ("Borrower").

2. We have reviewed the terms of Section 3 of the Credit and Guaranty Agreement, dated as of April __, 2008 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Holdings, certain Subsidiaries and Affiliates of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, as Administrative Agent, and as Documentation Agent, and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

3.   Based upon our review and examination described in paragraph 2 above, we certify, on behalf of the Credit Parties, that as of the date hereof:

(i)              the representations and warranties contained in each of the Credit Documents are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all respects on and as of such earlier date;

(ii)             no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby; and

(iii)            no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

4. Attached as Annex A hereto are true and complete (and, where applicable, executed and conformed) copies of each of the Related Agreements, and we have reviewed the terms of each of such documents and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to in paragraph 3.

5. Each Credit Party has requested each of TROUTMAN SANDERS LLP, STIKEMAN ELLIOT LLP and LINKLATERS LLP to deliver to Agents and Lenders on the Closing Date favorable written opinions setting forth substantially the matters in the opinions designated in Exhibit D annexed to the Credit Agreement, and as to such other matters as Syndication Agent and Administrative Agent may reasonably request.

6. Attached hereto as Annex B are true, complete and correct copies of (a) the Historical Financial Statements, (b) pro forma consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and reflecting the consummation of the Transactions, and (c) the Projections.

EXHIBIT G-I-I

The foregoing certifications are made and delivered as of April___, 2008.

ABITIBI-CONSOLIDATED INC.

ABITIBI-CONSOLIDATED COMPANY OF CANADA

                                                                                                ___________________________

Name:

Title: Chief Executive Officer

                                                                                                ___________________________

Name:

Title: Chief Financial Officer

  EXHIBIT G-1-2

EXHIBIT G-2 TO

CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.     I, William G. Harvey, in my capacity as the Treasurer and the chief financial officer of ABITIBI-CONSOLIDATED INC., a corporation amalgamated under the laws of Canada ("Holdings"), and not in my individual capacity, hereby give this certificate in connection with that certain Credit and Guaranty Agreement, dated as of the date hereof (the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among ABITIBI-CONSOLIDATED COMPANY OF CANADA, a corporation amalgamated under the laws of the Province of Quebec, Canada ("Borrower"), Holdings, certain Subsidiaries and Affiliates of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, as Administrative Agent, and as Documentation Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.     I am familiar with the business and financial affairs of Holdings, the Borrower and their respective Subsidiaries, including, without limiting the generality of the foregoing, the transactions contemplated by the Credit Agreement and the Related Agreements.

3. I have reviewed the projected financial statements for the 2008 and 2009 Fiscal Years of the Abitibi Entities, a copy of which are attached hereto as Annex A (the "Projections"); such Projections have been prepared by Holdings and the Borrower based on good faith estimates and assumptions, all of which Holdings and Borrower believe to be reasonable and fair in light of current conditions and current facts known to Holdings and Borrower and, as of the Closing Date, reflect Holdings' and Borrower's management's good faith and reasonable estimates of the future financial performance of the Abitibi Entities and of the other information projected therein for the period set forth therein. For the purposes hereof, I have assumed that a fairly conducted sale under legal process would result in a disposition of the business as a going concern, made to arm's length purchasers over a reasonable period of time taking into account the nature of the assets and market conditions and would be made for fair value.

4. Based upon my review and examination of the business and financial affairs of the Abitibi Entities and based upon the Projections, to my knowledge, after giving effect to the consummation of the Transactions, (i) Holdings and its Subsidiaries, taken as a whole, are and will be Solvent, (ii) the Credit Parties, taken as a whole, are and will be Solvent, and (iii) Borrower is and will be Solvent.

The foregoing certifications are made and delivered as of April___, 2008.

___________________

Name:

Title: Treasurer of Abitibi-Consolidated

Company of Canada

ANNEX A

PROJECTIONS

EXHIBIT G-3

FORM OF CURRENT ASSET AMOUNT CERTIFICATE

To:   Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent

Please refer to the Credit and Guaranty Agreement dated as of April I, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Abitibi-Consolidated Company of Canada (the "Company"), Abitibi-Consolidated Inc. ("Holdings"), various subsidiaries and affiliates of Holdings, as guarantors, lenders from time to time party thereto and Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Company hereby certifies and warrants to the Administrative Agent, the Collateral Agent and the Lenders that at the close of business on ______________ ,__ (the "Calculation Date"), the Maximum Amount was $_____________ and the Current Asset Amount was $ , computed as set forth on the schedule attached hereto.

The Company has caused this Certificate to be executed and delivered by its chief financial officer thereunto duly authorized on ______________, ____ .

ABITIBI-CONSOLIDATED COMPANY OF CANADA

By: _______________________________________

Title: ______________________________________

EXHIBIT H TO

CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated , 20_ (this "Counterpart Agreement") is delivered pursuant to that certain Credit and Guaranty Agreement, dated as of April __, 2008 (as it may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among ABITIBI-CONSOLIDATED COMPANY OF CANADA ("Borrower"), ABITIBI-CONSOLIDATED INC. ("Holdings"), certain Subsidiaries and Affiliates of Holdings, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, as Administrative Agent, as Collateral Agent and as Documentation Agent.

Section 1.   Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

(a)           agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)           represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c)           no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

(d)           agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) and in accordance with Section 7 of the Credit Agreement; and

(e)           the undersigned hereby (i) agrees that this counterpart may be attached to the US Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the US Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in all of the undersigned's right, title and interest in and to all "Collateral" (as such term is defined in the US Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located; and (iv) delivers to Collateral Agent supplements to all schedules attached to the US Security Agreement. All such Collateral shall be deemed to be part of the "Collateral" and hereafter subject to each of the terms and conditions of the US Security Agreement.

Section 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.  In case any  provision in  or  obligation  under  this  Agreement  shall  be  invalid,  illegal  or

EXHIBIT H-I

unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[Remainder of page intentionally left blank]

EXHIBIT H-2

IN WITNESS WHEREOF , the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By: _____________________________

Name:

Title:

Address for Notices:

                _________________

                _________________

                _________________

Attention:

                Telecopier

with a copy to:

                _________________

                _________________

                _________________

Attention:

Telecopier

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Administrative Agent and Collateral Agent

By: _____________________

Name:

Title:

EXHIBIT H-3

EXHIBIT 1-1 TO

CREDIT AND GUARANTY AGREEMENT

US SECURITY AGREEMENT

  EXHIBIT 1-1

U.S. PLEDGE AND SECURITY AGREEMENT

dated as of April!, 2008

between

EACH OF THE GRANTORS PARTY HERETO

and

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

    i

SECTION 9. REMEDIES		23
9.1	Generally	23
9.2	Application of Proceeds	24
9.3	Sales on Credit	24
9.4	Investment Related Property	25
9.5	Grant of Intellectual Property License	25
9.6	Reserved	25
9.7	Cash Proceeds; Deposit Accounts	25

SECTION 10. COLLATERAL AGENT		26

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS		26

SECTION 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		27

SECTION 13. MISCELLANEOUS		27

SCHEDULE A - FIXED ASSET COLLATERAL (FEE INTERESTS)

SCHEDULE B - FIXED ASSET COLLATERAL (EQUITY INTERESTS)

SCHEDULE 5.1 - GENERAL INFORMATION

SCHEDULE 5.2 - COLLATERAL IDENTIFICATION

SCHEDULE 5.4 - FINANCING STATEMENTS

SCHEDULE 5.5 - LOCATION OF INVENTORY

EXHIBIT A - PLEDGE SUPPLEMENT

EXHIBIT B - UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C - SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D - DEPOSIT ACCOUNT CONTROL AGREEMENT

                                This U.S. PLEDGE AND SECURITY AGREEMENT, dated as of April 1, 2008 (this "Agreement"), between Abitibi-Consolidated Inc. ("Holdings"), Abitibi-Consolidated Company of Canada (the "Borrower") and each Guarantor Subsidiary/Affiliate (as defined in the Credit Agreement) party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "Grantor"), and Goldman Sachs Credit Partners L.P., as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the "Collateral Agent").

RECITALS:

WHEREAS , reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Borrower, Holdings, the Guarantor Subsidiaries, the lenders party thereto from time to time (the "Lenders"), Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent;

WHEREAS , in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement, each Grantor has agreed to secure such Grantor's obligations under the Credit Documents as set forth herein; and

NOW, THEREFORE , in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; G~NT OF SECURITY.

1.1          General Definitions  In this Agreement, the following terms shall have the following meanings:

                "Additional Grantors" shall have the meaning assigned in Section 7.3.

                "Agreement" shall have the meaning set forth in the preamble.

                "Borrower" shall have the meaning set forth in the recitals.

                "Cash Proceeds" shall have the meaning assigned in Section 9.7.

                "Collateral" shall have the meaning assigned in Section 2.1.

                "Collateral Account" shall mean any account established by the Collateral Agent.

                "Collateral Agent" shall have the meaning set forth in the preamble.

"Collateral Records" shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

"Collateral Report" means any certificate, report or other document delivered by any Grantor to the Collateral Agent or any Lender with respect to the Collateral pursuant to any Credit Document.

"Collateral Support" shall mean all personal property assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such personal property.

"Control" shall mean: (I) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-1 06(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any "transferable record"(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

"Copyright Licenses" shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue (whether such Grantor is licensee or licensor there under).

"Copyrights" shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) ~ach copyright registration and application, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

"Credit Agreement" shall have the meaning set forth in the recitals.

"Excluded Asset" shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded there under.

"Fixed Asset Collateral" means all of the following property of the Grantors, in each case whether now owned or existing or hereafter acquired or arising and wherever located:

(i) all Equipment (including Fixtures);

(ii) all intellectual Property;

2

(iii) certain fee interests of the Grantors in real property identified on Schedule A hereto;

(iv) all Fixed Asset Collateral Insurance;

(v) the Fixed Asset Collateral Account and all property deposited therein;

(vi) certain Equity Interests of the Grantors identified on Schedule B hereto;

(vii) Fixed Asset Collateral Commercial Tort Claims;

(viii) to the extent not otherwise included above, all Documents, Collateral Records, Collateral Support, Records and Supporting Obligations directly relating to any of the foregoing;

(ix) to the extent not otherwise included above, all Proceeds, rents and profits of or in respect of any of the foregoing received prior to the occurrence of a Fixed Asset Debt Event of Default (or following the cure and/or waiver thereof), but only so long as such Proceeds, rents and profits are credited to the Fixed Asset Collateral Account; and

(x) to the extent not otherwise included above, all Proceeds, rents and profits of or in respect of any of the foregoing arising or received after the occurrence of and during the continuance of a Fixed Asset Debt Event of Default.

"Fixed Asset Collateral Account" means the "Collateral Proceeds Account" as defined in the Senior Secured Note Indenture.

"Fixed Asset Collateral Commercial Tort Claims" means Commercial Tort Claims directly related to the infringement, impairment, damage or destruction of any other Fixed Asset Collateral.

"Fixed Asset Collateral Insurance" means all Insurance solely to the extent covering any Fixed Asset Collateral and all payments and Proceeds thereof that are directly attributable to any other Fixed Asset Collateral.

"Fixed Asset Debt Event of Default" means a "Fixed Asset Debt Default" as defined in the Intercreditor Agreement.

"Grantors" shall have the meaning set forth in the preamble.

"Indemnitee" shall mean the Collateral Agent, and its and its Affiliates' officers, partners, directors, trustees, employees, agents.

"Insurance" shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

"Intellectual Property" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

"Investment Accounts" shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

"Investment Related Property" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

"Lenders" shall have the meaning set forth in the recitals.

"Patent Licenses" shall mean all agreements, licenses and covenants providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue (whether such Grantor is licensee or licensor thereunder).

"Patents" shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising there from, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

"Pledged Debt" shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(1) under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

"Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests (excluding any Excluded Asset) in any equity or profits of any business entity including, without limitation, any trust.

"Pledged LLC Interests" shall mean all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(1) under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time), but excluding all limited liability company interests in any Subsidiary of any Grantor and any other Excluded Asset, and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

"Pledged Partnership Interests" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including,

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without limitation, all partnership interests listed on Schedule 5.2(1) under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time), but excluding all partnership interests in any Subsidiary of any Grantor and any other Excluded Asset, and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

"Pledged Stock" shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(1) under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), but excluding all capital stock in any Subsidiary of any Grantor and any other Excluded Asset, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

"Pledge Supplement" shall mean an agreement substantially in the form of Exhibit A hereto.

"Receivables" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

"Receivables Records" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

"Secured Obligations" shall have the meaning assigned in Section 3.1.

"Secured Parties" shall mean the Agents and Lenders, and shall include, without limitation, all former Agents and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents or Lenders and such Obligations have not been paid or satisfied in full.

"Securities" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convel1ible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Trademark Licenses" shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to Trademarks or otherwise providing for. a covenant not to sue or permitting co-existence (whether such Grantor is licensee or licensor thereunder).

"Trademarks" shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) each trademark registration and application, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

"Trade Secret Licenses" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

"Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how whether ox not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

"United States" shall mean the United States of America.

"US Property" shall mean, with respect to any Grantor, all personal property of such Grantor for which the validity, attachment, perfection, effect of perfection or non-perfection, or priority of any security interest therein would be governed by the Uniform Commercial Code (as in effect in any State of the United States) or any other laws of the United States of America or any State thereof.

                1.2          Definitions; Interpretation

(a)          In this Agreement, the following capitalized terms shall have the meaning given to them in the VCC (and, if defined in more than one Article of the VCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)          All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this agreement is terminated as provided in Section 11 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the VCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2.         GRANT OF SECURITY.

2.1          Grant of Security. Each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor consisting of the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as. the "Collateral"):

(a)          Accounts;

(b)          Chattel Paper;

(c)           General Intangibles (including tax refunds, but excluding Intellectual Property);

(d)           Goods (including Inventory, but excluding Equipment);

(e)           Instruments;

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                                (f)           Insurance (except Fixed Asset Collateral Insurance);

(g)          Investment Related Property (including, Deposit Accounts, but excluding the Fixed Asset Collateral Account and Equity Interests of Subsidiaries of such Grantor);

(h)           Letter of Credit Rights;

(i)            Money;

(j)            Receivables and Receivable Records;

(k)           Commercial Tort Claims (except for Fixed Asset Collateral Commercial Tort Claims directly related to the infringement, impairment, damage or destruction of any Fixed Asset Collateral) now or hereafter described on Schedule 5.2;

(1) to the extent not otherwise included above, all Documents, Collateral Records, Collateral Support, Records and Supporting Obligations relating to any of the foregoing; and

(m) to the extent not otherwise included above, all Proceeds, rents and profits of or in respect of any of the foregoing;

provided, however, that the Collateral shall expressly exclude any Fixed Asset Collateral, any other fixed asset and any Equity Interest of any Subsidiary of such Grantor.

2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to any of the following properties and assets of any Grantor:

(a)           any lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such lease, license, contract, property right or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the VCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract or agreement;

(b) any Equity Interests of any Person (whether constituting Investment Related Property, General Intangibles or otherwise) to the extent that a security interest in the Equity Interests of such Person is prohibited by or in violation of a term, provision or condition of any organizational document or any agreement to which any Grantor is a party (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest pursua nt  to Sections  9-406,  9-407, 9-408 or  9-409 of the VCC (or any successor

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provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such agreement not subject to the prohibitions specified above; provided further that the exclusions referred to in clause (b) of this Section 2.2 shall not include any Proceeds of any such agreement; or

(c)           any Inventory constituting timber to be cut.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1          Security for Obligations . This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amount~ that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (and any successor provision thereof), of all Obligations with respect to every Grantor (the "Secured Obligations").

3.2 Continuing Liability Under Collateral . Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto, nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. CERTAIN PERFECTION REQUIREMENTS

4.1          Delivery Requirements.

(a)           With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests included in the Collateral, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests included in the Collateral, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities.

(b)           With respect to any Instruments or Tangible Chattel Paper included in the Collateral, eac h Grantor shall deliver to the Collateral Agent all such Instruments or Tangible

Chattel Paper to the Collateral Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $200,000 individually or $500,000 in the aggregate.

4.2 Control Requirements.

(a)          With respect to any Deposit Accounts (other than Excluded Deposit Accounts), Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, each Grantor shall ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts with a value of less than, or having funds or other assets credited thereto with a value of less than, $100,000 individually or $300,000 in the aggregate. With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by the Grantor causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement substantially in the form of Exhibit C hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent) pursuant to which the Securities Intermediary shall agree to comply with the Collateral Agent's Entitlement Orders without further consent by such Grantor. With respect to any Deposit Account, each Grantor shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which the Bank shall agree to comply with the Collateral Agent's instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor. With respect to any Commodity Accounts or Commodity Contracts, each Grantor shall cause Control in favor of the Collateral Agent in a manner reasonably acceptable to the Collateral Agent.

(b)          With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), each Grantor shall cause the issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which such issuer agrees to comply with the Collateral Agent's instructions with respect to such Uncertificated Security without further consent by such Grantor.

(c)          With respect to any material Letter of Credit Rights included in the Collateral having a value in excess of $1,000,000 individually or $2,000,000 in the aggregate (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), Grantor shall ensure that Collateral Agent has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent within 20 days of the date hereof.

(d)          With respect to any Electronic Chattel Paper or "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, Grantor shall ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or transferable record having a face amount of less than $200,000 individually or $500,000 in the aggregate.

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4.3          Reserved.

4.4          Other Actions.

(a)           If any issuer of any Pledged Equity Interest included in the Collateral is organized under a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.

(b)           With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Agent hereunder and following an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Collateral Agent of its designee, and to the substitution of the Collateral Agent or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Collateral Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.5          Timing and Notice. With respect to any Collateral in existence on the Closing Date, each Grantor shall comply with the requirements of Section 4 on the date hereof, and with respect to any Collateral hereafter owned or acquired, Grantor shall comply with such requirements within 20 days of Grantor acquiring rights therein. Each Grantor shall promptly inform the Collateral Agent of its acquisition of any Collateral for which any action is required by Section 4 hereof. Notwithstanding the foregoing, each Grantor shall have 25 days from the Closing Date to provide the Collateral Agent with Control over any Investment Accounts.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants, on the Closing Date, that:

5.1          Grantor Information & Status.

(a)           Schedule 5.I(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (I) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business in the United States, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b) except as provided on Schedule 5.1 (C), it has not changed its name, jurisdiction of  organization,  chief executive  office or sole  place of business  or its  corporate

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structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;

(c) except as set forth on Schedule 6.2 to the Credit Agreement, it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 5.l(D) hereof (as such schedule may be amended or supplemented from time to time);

(d) such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor's name on Schedule 5.1 (A) solely under the laws of the jurisdiction as set forth opposite such Grantor's name on Schedule 5.1 (A) and remains duly existing as such. Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(e) no Grantor is a "transmitting utility" (as defined in Section 9-1 02(a)(80) of the UCC).

5.2          Collateral Identification, Special Collateral.

(a)           Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor's: (1) Pledged Equity Interests, (2) Pledged Debt, (3) Securities Accounts, Deposit Accounts, Commodity Contracts and Commodity Accounts located in the United States, (4) Commercial Tort Claims to the extent included in the Collateral, (5) Letter of Credit Rights included in the Collateral for letters of credit having a value in excess of $1 ,000,000, (6) the name and address of any warehouseman, bailee or other third party in possession of any Inventory and other tangible personal property (other than Equipment or any Inventory in transit) located in the United States, and (7) Material Contracts;

(b)           (i) none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables; (5) timber to be cut, or (6) aircraft, aircraft engines, satellites or ships and (ii) no material portion of the Collateral consists of railroad rolling stock, motor vehicles or other Goods subject to a certificate of title statute of any jurisdiction;

(c)           all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(d)           not more than 10% of the value of all personal property included in the Collateral is located in the United States; and

(e)           no Excluded Asset (except for timber to be cut) IS material to the business of such Grantor.

5.3 Ownership of Collateral and Absence of Other Liens.

(a)           it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired (including by way of lease or license), will continue to own or have such rights in

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each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any Permitted Liens; and

(b)           other than any financing statements filed in favor of the Collateral Agent, no effective financing statement or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens. Other than the Collateral Agent and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract no Person is in Control of any Collateral other than in connection with the Liens permitted by Section 6.2(r) and 6.2(t) of the Credit Agreement.

5.4          Status of Security Interest.

(a)           upon the filing of financing statements naming each Grantor as "debtor" and the Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Agent in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction or similar document under any similar legislation such as the Personal Property Security Act of any Canadian province will constitute a valid, perfected, first priority Lien subject in the case of priority only, to any Permitted Liens with respect to Collateral. Each agreement purporting to give the Collateral Agent Control over any Collateral is effective to establish the Collateral Agent's Control of the Collateral subject thereto;

(b)           no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above or otherwise required to perfect Liens in the Collateral and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities; and

(c)           each Grantor is in compliance with its obligations under Section 4 hereof.

5.5          Goods & Receivables.

(a)           each Receivable (a) is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is enforceable in accordance with its terms subject to bankruptcy, creditors rights and equitable principles, (c) is not and will not be subject to any credits, rights of recoupment, setoffs, disputes, claims, defenses, taxes, and counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business), and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any  Account  Debtor  from  liability therefore, or

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any deduction therefrom except in the ordinary course of its business and (d) is and will be in all material respects in compliance with all applicable laws, whether federal, state, local or foreign;

(b)           the names of the obligors, amounts owing, each due date and other information with respect to each Receivable are and will be in all material respects correctly stated in all records of each Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Collateral Agent by any Grantor from time to time. As of the time when each Receivable arises, the applicable Grantor shall be deemed to have represented and warranted that such Receivable, and all records relating thereto, are genuine and in all material respects what they purport to be at such time;

(c)           none of the Account Debtors in respect of any Receivable in excess of $25,000 individually or $100,000 in the aggregate is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable in excess of $50,000 individually or $200,000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent which has been obtained;

(d)           with respect to the Receivables, taken as a whole, there are no facts, events or occurrences now know to Grantors which in any way materially impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, statements and Collateral Reports with respect thereto;

(e)           any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations promulgated thereunder, to the extent applicable;

(f)            other than any Inventory in transit or as otherwise permitted by the Credit Agreement, (i) all of the Inventory included in the Collateral that is located in the United States is located only at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented from time to time) and (ii) no Inventory that is located in the United States is now, or shall at any time or times hereafter be, a fixture or be stored at any other location;

(g)           no Inventory is subject to any licensing, patent, royalty, Trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of such Inventory or the payment of any monies to any third party upon such sale or other disposition; and

(h)           the completion, manufacture, sale or other disposition of any Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person under and shall not constitute a breach or default under any material contract or agreement to which such Grantor is a party or to which such property is subject.

5.6          Pledged Equity Interests, Investment Related Property.

(a)           it is the record and beneficial owner of the Pledged Equity Interests included in the Collateral free of all Liens, rights or claims of other Persons and there are no outstanding warrants,  options  or  other  rights to  purchase, or  shareholder,  voting  trust or  similar

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agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Pledged Equity Interests; and

(b)           no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests included in the Collateral or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained.

SECTION 6.         COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

6.1          Grantor Information & Status.

(a)           except as required in connection with the Donohue Sale and without limiting any prohibitions or restrictions on mergers or other transactions (or any exceptions thereto) set forth in the Credit Agreement, it shall not change, except as otherwise permitted in the Credit Agreement, such Grantor's name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least thirty (30) days (or such lesser period as the Collateral Agent may agree) prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral granted or intended to be granted and agreed to hereby, which shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex A attached hereto, confirming the grant of the security interest hereunder.

6.2          Collateral Identification; Special Collateral.

(a)           in the event that it hereafter acquires any Collateral of a type described in Section 5.2(b)(i) or a material portion of the Collateral consists of a type described in Section 5.2(b)(ii), it shall promptly notify the Collateral Agent thereof in writing and take such actions and execute such documents and make such filings all at Grantor's expense as the Collateral Agent may reasonably request in order to ensure that the Collateral Agent has a valid, perfected, first priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens. Notwithstanding the foregoing, no Grantor shall be required to notify the Collateral Agent or take any such action unless such Collateral is of a material value or is material to such Grantor's business and is located in the United States.

(b)           in the event that it hereafter acquires or has any Commercial Tort Claim included in the Collateral in excess of $1 00,000 individually or $300,000 in the aggregate it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together .with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

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6.3          Ownership of Collateral and Absence of Other Liens.

(a)           except for the security interest created by this Agreement or otherwise in favor of the Collateral Agent, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(b)           upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that could reasonably be expected to have a Material Adverse Effect on the value of the Collateral or any material portion thereof, the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any material portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof; and

(c)           it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Credit Agreement.

6.4          Status of Security Interest.

(a)           Subject to the limitations set forth in subsection (b) of this Section 6.4, each Grantor shall maintain the security interest of the Collateral Agent hereunder in all Collateral as valid, perfected, first priority Liens (subject, in the case of priority only, to Permitted Liens).

(b)           Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by Control except as and to the extent specified in Section 4 hereof.

6.5          Goods & Receivables.

(a)           it shall not deliver any Document evidencing any Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor, to third parties who are transporting goods or who have purchased any Good pursuant to a transaction not prohibited by the Credit Agreement, or the Collateral Agent;

(b)           if any Inventory in excess of $1,000,000 individually or $2,000,000 in the aggregate is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor or any Inventory in transit) located in the United States, each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Inventory for the benefit of the Collateral Agent and will permit the Collateral Agent to have access to Inventory for purposes of inspecting such Collateral or, following an Event of DefauIt, to remove same from such premises if the Collateral Agent so elects; and with respect to any Goods located in the United States in excess of $1,000,000 individually or $2,000,000 in the aggregate subject to a Consignment for which such Grantor is the Consignor, Grantor shall file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that the Grantor has a first priority perfected security interest in such Goods.

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(c)           other than any Inventory in transit, it shall keep the Inventory and any Documents evidencing any Inventory located in the United States in the locations specified on Schedule 5.5 (as such schedule may be amended or supplemented from time to time) unless it shall have notified the Collateral Agent in writing of any change in the premises at which Inventory having a value in excess of $1,000,000 is located, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days (or such lesser period as the Collateral Agent may agree) prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request;

(d)           it shall (i) keep and maintain at its own cost and expense satisfactory and materially complete records of the Receivables, including, but not limited to, the originals or copies of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith and (ii) after the occurrence and during the continuation of an Event of Default, deliver to the Collateral Agent immediately upon its request duplicate invoices with respect to each Receivable bearing such language of assignment as the Collateral Agent shall reasonably specify;

(e)           if (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of any Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, it shall promptly disclose such fact to the Collateral Agent in writing to the extent it relates to a Receivable in excess of $1,000,000 and send the Collateral Agent upon its request a copy of each credit memorandum as soon as issued;

(f)            it shall do all things reasonably necessary to maintain, preserve, protect and keep the Inventory in all material respects in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business;

(g)           it shall promptly report to the Collateral Agent any return of Inventory to any Grantor involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to any Grantor when an Event of Default exists, such Grantor, upon the request of the Collateral Agent, shall: (i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Collateral Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent's prior written consent. All returned Inventory shall be subject to the Collateral Agent's Liens thereon;

(h)           (i) other than in the ordinary course of business, it shall not amend,. modify, terminate or waive any provision of any Receivable; and (ii) following and during the continuation of an Event of Default, with the consent of the Collateral Agent, such Grantor may (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(i)            such Grantor shall cooperate with the Collateral Agent at any time to notify any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligations and at any time following the occurrence  and  during the continuation of

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an Event of Default, the Collateral Agent may: (1) notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligations, (2) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (3) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (4) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligations or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6          Pledged Equity Interests, Investment Related Property.

(a)           Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and Securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) as and to the extent required under this Agreement and pending any such action such Grantor shall. be deemed to hold such dividends, interest, distributions, Securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

(b)           Voting.

(i)            So long as no Event of Default shall have occurred and be continuing:

(l)             except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising  any  and all  voting and  other consensual  rights  pertaining to the

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Investment Related Property or any pm1 thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor in writing that, in the Collateral Agent's reasonable judgment, such action would have a Material Adverse Effect on the value of the Investment Related Property or any part thereof; and provided further, such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 6.6(b)(i)( I) and no notice of any such voting or consent need be given to the Collateral Agent; and

(ii)           Upon the occurrence and during the continuation of an Event of Default and upon two (2) Business Days prior written notice from the Collateral Agent to such Grantor of the Collateral Agent's intention to exercise such rights:

(l)             all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)            in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1.

(c)           except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property included in the Collateral or adversely affects the validity, perfection or priority of the Collateral Agent's security interest therein, (b) permit any issuer of any Pledged Equity Interest included in the Collateral to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest included in the Collateral to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged  Equity  Interest  included in the  Collateral or the terms of any Pledged   Debt,  or (e)   cause   any   issuer of

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any Pledged Partnership Interests or Pledged LLC Interests included in the Collateral which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be certificated or treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests included in the Collateral takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent's "control" thereof; and

(d)           except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest that is included in the Collateral to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor and (iii) Grantor promptly complies with the delivery and control requirements of Section 4 hereof.

SECTION 7.         ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS; INSURANCE; US PROPERTY.

7.1          Access; Right of Inspection. The Collateral Agent shall at all times have full and free access during normal business hours and upon reasonable prior notice, to all the books, correspondence and records of each Grantor; provided that, prior notice shall not be required upon the occurrence and during the continuance of any Default or Event of Default. The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein; provided that as long as no Default or Event of Default has occurred and is continuing, the Collateral Agent and/or its representatives shall enter such premises during normal business hours and upon reasonable prior notice. As long as no Default or Event Default has occurred and is continuing, the Collateral Agent shall, and shall cause its representatives to, endeavor to minimize the cost and disruption of the Grantors' business resulting from any such access and inspection.

7.2          Further Assurances.

(a)           Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

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(i)            file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)           upon the occurrence and during the continuance of any Default or Event of Default, at any reasonable time, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent;

(iii)          at the Collateral Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral; and

(iv)         furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

(b)           Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements and amendments to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

7.3          Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "Additional Grantor"), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

7.4          Insurance. When all Obligations have been irrevocably paid in full, Collateral Agent authorizes Borrower or its designees to take all necessary steps to remove Collateral Agent, on behalf of the Secured Parties, as loss payee and/or additional insured from each policy of insurance of the Credit Parties.

7.5          US Property. Notwithstanding anything contained in this Agreement to the contrary, no representation, warranty or covenant provided in this Agreement shall apply to any

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personal property of any Grantor if at the time such representation or warranty is made or deemed to be made, or if at the time such covenant is to be performed, as the case may be, such personal property is not US Property.

SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

8.1          Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion:

(a)           upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

(b)           upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)           upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)           upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)           to prepare and file any VCC financing statements against such Grantor as debtor;

(f)            upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(g)           upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fu11y and completely as though the Collateral Agent were the absolute owner thereof for a11 purposes, and to do, at the Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

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(h)           upon the occurrence and during the continuance of any Event of Default, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

8.2          No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 9.         REMEDIES.

9.1          Generally.

(a)           If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the VCC (whether or not the VCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)            require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)           enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)          prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv)          without notice except as specified below or under the VCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b)           The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of

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the Collateral sold at any such sale made in accordance with the DCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

(c)           The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)           The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2          Application of Proceeds . All proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent in accordance with Section 8.2 of the Credit Agreement.

9.3          Sales on Credit . If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

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9.4          Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5          Grant of Intellectual Property License. Subject to the terms of the Intercreditor Agreement, for the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby (a) grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof and (b) irrevocably agrees that the Collateral Agent may sell any of such Grantor's Inventory directly to any person, including without limitation persons who have previously purchased such Grantor's Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Agreement may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

9.6          Reserved.

9.7          Cash Proceeds; Deposit Accounts. (a) If any Event of Default shall have occurred and be continuing, in addition to the rights of the Collateral Agent specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, "Cash Proceeds") shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor,  and  shall,  forthwith  upon  receipt  by  such  Grantor,  be  turned  over  to  the   Collateral

25

Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

(b)           If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

SECTION 10.      COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. The provisions of the Credit Agreement relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Credit Agreement.

SECTION 11.      CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors' expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at Grantor's expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

26

SECTION 12.      STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 13.      MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

27

                                THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES INSOFAR AS SUCH PRINCIPLES WOULD DEFER TO THE SUBSTANTIVE LAWS OF SOME OTHER JURISDICTION (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

                                THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADINGS "CONSENT TO JURISDICTION" AND "WAIVER OF JURY TRIAL" ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

28

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

ABITIBI-CONSOLIDATED COMPANY OF CANADA

By:

            Name:

            Title:

By:

            Name:

            Title:

GUARANTORS :

ABITIBI-CONSOLIDATED INC.

1508756 ONTARIO INC.

6J69678 CANADA INCORPORATED

3834328 CANADA INC.

ABITIBI-CONSOLIDATED NOVA SCOTIA

                INCORPORATED

TERRA NOVA EXPLORATIONS LTD.

THE JONQUIERE PULP COMPANY

THE INTERNATIONAL BRIDGE AND

TERMINAL COMPANY

SCRAMBLE MINING LTD.

ABITIBI-CONSOLIDATED CANADIAN

OFFICE PRODUCTS HOLDINGS

INC.

MARKETING DONOHUE INC.

3224112NOVA SCOTIA LIMITED

DONOHUE RECYCLING INC.

By:

            Name:

            Title:

              Autorized officer or representative

              of each of the above

By:

            Name:

            Title:

              Autorized officer or representative

              of each of the above

[Signature Page to U.S. Pledge and Security Agreement -Canadian Credit Parties]

PRODUITS FORESTIERS SAGUENAY INC.

By:

            Name:

            Title:

              Officer or authorized

              representative

[Signature Page to U.S. Pledge and Security Agreement -Canadian Credit Parties]

GOLDMAN SACHS CREDIT PARTNERS L.P.,

                as Collateral Agent

By:

Name:

Title: Authorized Signatory

[Signature Page to U.S. Pledge and Security Agreement -Canadian Credit Parties]

SCHEDULE A

TO U.S. PLEDGE AND SECURITY AGREEMENT

FIXED ASSET COLLATERAL

FEE INTERESTS

[To be provided by Grantors]

SCHEDULE A-1

SCHEDULE B

TO U.S. PLEDGE AND SECURITY AGREEMENT

FIXED ASSET COLLATERAL

EQUITY INTERESTS

[To be provided by Grantors]

SCHEDULE B-1

SCHEDULE 5.1

TO U.S. PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)          Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

  Chief Executive

  Office/Sole Place of

  Business (or

Full Legal               Type of                  Jurisdiction of                Residence if Grantor

Name                      Organization         Organization                   is a Natural Person)         Organization I.D. #

(B)           Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name                                                  Trade Name or Fictitious Business Name

(C)           Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor                                  Date of Change                                   Description of Change

(D)          Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Grantor                                                                 Description of Agreement

SCHEDULE 5.1-1

SCHEDULE 5.2

TO U.S. PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

1.                     INVESTMENT RELATED PROPERTY

(A)          Pledge Stock:

Grantor	Stock Issuer	Class of Stock	Stock Certificated (Y/N)	Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

                Pledged L.L.C. Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

                Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Trust Interests or other Equity Interests not listed above:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

                Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

SCHEDULE 5.2-1

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodity Contracts and Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

II.  COMMERCIAL TORT CLAIMS

Grantor                                                                                  Commercial Tort Claims

III. LETTER OF CREDIT RIGHTS

Grantor                                                  Description of Letters of Credit

IV.     WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION

          OF COLLATERAL

Grantor                                  Description of Property                     Name and Address of Third Party

V.    MATERIAL CONTRACTS

Grantor                                                  Description of Material Contract

SCHEDULE 5.2-2

SCHEDULE 5.4 TO

U.S. PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor                                                                                  Filing Jurisdiction(s)

SCHEDULE 5.4-1

SCHEDULE 5.5

TO U.S. PLEDGE AND SECURITY AGREEMENT

Grantor                                                                                                   Location of Inventory

SCHEDULE 5.5-1

EXHIBIT A

TO U.S. PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the "Grantor") pursuant to the U.S. Pledge and Security Agreement, dated as of April 1,2008 (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), among ABITIBI-CONSOLIDATED COMPANY OF CANADA, the other Grantors named therein, and GOLDMAN SACHS CREDIT PARTNERS L.P., as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES INSOFAR AS SUCH PRINCIPLES WOULD DEFER TO THE SUBSTANTIVE LAWS OF SOME OTHER JURISDICTION (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

IN WITNESS WHEREOF , Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By: ______________________________

Name:

Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 5.1

TO U.S. PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A)          Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

  Chief Executive

  Office/Sole Place of

  Business (or

Full Legal               Type of                  Jurisdiction of                Residence if Grantor

Name                      Organization         Organization                   is a Natural Person)         Organization I.D.#

(B)           Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name                                                   Trade Name or Fictitious Business Name

(C)           Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor                                  Date of Change                                   Description of Change

(D)          Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Grantor                                                                  Description of Agreement

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 5.2

TO U.S. PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

1.                    INVESTMENT RELATED PROPERTY

(A)          Pledge Stock:

Grantor	Stock Issuer	Class of Stock	Stock Certificated (Y/N)	Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

                Pledged L.L.C. Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

                Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Trust Interests or other Equity Interests not listed above:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

                Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

EXHIBIT A-3

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodity Contracts and Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

(B)

Grantor	Date of Acquisition	Description of Acquisition

II.    COMMERCIAL TORT CLAIMS

Grantor                                                                                 Commercial Tort Claims

III.     LETTER OF CREDIT RIGHTS

Grantor                                                  Description of Letters of Credit

IV.     WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION

          OF COLLATERAL

Grantor                                 Description of Property                     Name and Address of Third Party

EXHIBIT A-4

VI.   MATERIAL CONTRACTS

Grantor                                                                  Description of Material Contract

EXHIBIT A-5

SUPPLEMENT TO SCHEDULE 5.4 TO

U.S. PLEDGE AND SECURITY AGREEMENT

Financing Statements:

Grantor                                                                                  Filing Jurisdiction(s)

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 5.5

TO U.S. PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor                                                                                   Location of Inventory

EXHIBIT A-7

EXHIBIT B

TO U.S. PLEDGE AND SECURITY AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement dated as of [________], 20[___] among [__________________] (the "Pledgor"), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent for the Secured Parties, (the "Collateral Agent") and [ ], a [ ] [corporation] (the "Issuer"). Capitalized terms used but not defined herein shall have the meaning assigned in the U.S. Pledge and Security Agreement dated as of April 1,2008, among the Pledgor, the other Grantors party thereto and the Collateral Agent (the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.    Registered Ownership of Shares .  The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [____________] shares of the Issuer's [common] stock (the "Pledged Shares") and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.

Section 2.    Instructions.  If at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

Section 3.    Additional Representations and Warranties of the Issuer . The Issuer hereby represents and warrants to the Collateral Agent:

(a)     It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

(b)     It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

(c)     Except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Agent and the Pledgor thereof.

(d)     This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4. Choice of Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law principles insofar as such principles would defer to the substantive laws of some other jurisdiction.

Section 5. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification  of  this Agreement

EXHIBIT B-1

or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6.    Voting Rights. Until such time as the Collateral Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 7.    Successors; Assignment . The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor. .

Section 8.    Indemnification of Issuer . The Pledgor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer's negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9.    Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:                                  [Name and Address of Pledgor]

Attention: [_________________]

Telecopier: [________________]

Collateral Agent:                  Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Attention: Andrew Caditz

Telecopier: (212) 428-1243

Issuer:                                    [Insert Name and Address off Issuer]

Attention: [____________________]

Telecopier: [____________________]

Any party may change its address for notices in the manner set forth above.

Section 10. Termination. The obligations of the Issuer to the Collateral Agent pursuant to this Control Agreement shall continue in effect until the security interests of the Collateral Agent in  the  Pledged  Shares  have  been   terminated  pursuant  to   the  terms  of  the   Security

EXHIBIT B-2

Agreement and the Collateral Agent has notified the Issuer of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Agent's security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR],

as Pledgor

By: ________________________

Name:

Title:

GOLDMAN SACHS CREDIT PARTNERS

L.P.,

as Collateral Agent

By: ________________________

Name:

Title:

[NAME OF ISSUER],

as Issuer

By: ________________________

Name:

Title:

EXHIBIT B-3

Exhibit A

[Letterhead of Collateral Agent]

[Date]

[Name and Address off Issuer]

Attention: [__________________].

Re: Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [Name of Pledgor] (the "Pledgor") and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS

L.P., as Collateral Agent

By: _________________________

Name:

Title:

EXHIBIT B-4

EXHIBIT C

TO U.S. PLEDGE AND SECURITY AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement dated as of [___________], 20[___] (this "Agreement") among [_________________________________ ] (the "Debtor"), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent for the Secured Parties (the "Collateral Agent") and [____________ ], in its capacity as a "securities intermediary" as defined in Section 8-102 of the UCC (in such capacity, the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the U.S. Pledge and Security Agreement, dated as of April 1, 2008, among the Debtor, the other Grantors party thereto and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.    Establishment of Securities Account. The Securities Intermediary hereby confirms and agrees that:

(a)           The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name "[IDENTIFY EXACT TITLE OF ACCOUNT]" (such account and any successor account, the "Securities Account") and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Collateral Agent;

(b)          All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

(c)           All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

(d)          The Securities Account is a "securities account" within the meaning of Section 8-501 of the UCC.

Section 2.    "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-1 02(a)(9) of the UCC.

Section 3.    Control of the Securities Account. If at any time the Securities Intermediary shall receive any order from the Collateral Agent directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person. If the Debtor is otherwise entitled to issue entitlement orders and such orders conflict with any entitlement order issued by the Collateral Agent, the Securities Intermediary shall follow the orders issued by the Collateral Agent.

EXHIBIT C-1

Section 4.    Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agent (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 5. Choice of Law. This Agreement and the Securities Account and the rights and obligations of the parties hereunder shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law principles insofar as such principles would defer to the substantive laws of some other jurisdiction. Regardless of any provision in any other agreement, for purposes of the DCC, New York shall be deemed to be the Securities Intermediary's jurisdiction (within the meaning of Section 8-110 of the DCC) and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of [New York].

Section 6.    Conflict with Other Agreements.

(a)           In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b)          No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

(c)           The Securities Intermediary hereby confirms and agrees that:

(i)           There are no other control agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

(ii)          It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the DCC) of such other person; and

(iii)         It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or the Collateral Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

Section 7.    Adverse Claims.  Except for the claims and interest of the Collateral Agent and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any "financial asset" (as defined in Section 8-102(a) of the DCC) credited thereto. If any person asserts any lien, encumbrance or adverse

EXHIBITC-2

claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Debtor thereof.

Section 8.    Maintenance of Securities Account . In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

(a)           Notice of Sole Control. If at any time the Collateral Agent delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from the Collateral Agent.

(b)          Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

(c)           Permitted Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Collateral Agent, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made for the Securities Account; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type described on Exhibit B hereto.

(d)          Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Collateral Agent at the address for each set forth in Section 12 of this Agreement.

(e)           Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 9.    Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a)           The Securities Account has been established as set forth in Section 1 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b)          This Agreement is the valid and legally binding obligation of the Securities Intermediary.

Section 10   Indemnification of Securities Intermediary. The Debtor and the Collateral Agent hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary's negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms

EXHIBIT C-3

hereof, except to the extent that such arises from the Securities Intermediary's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 11.  Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.

Section 12. Notices . Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:                                   [Name and Address of Debtor]

Attention: [________________]

Telecopier: [________________]

Collateral Agent:                  Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Attention: Andrew Caditz

Telecopier: (212) 428-1243

Securities Intermediary:      [Name and Address of Securities Intermediary]

Attention: [_________________]

Telecopier: [ _________________]

Any party may change its address for notices in the manner set forth above.

Section 13.  Termination . The obligations of the Securities Intermediary to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Collateral Agent in the Securities Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Securities Intermediary of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the Collateral Agent's security interest in the Securities Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

Section 14.  Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

EXHIBIT C-4

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[DEBTOR],

as Debtor

By: ________________________

Name:

Title:

GOLDMAN SACHS CREDIT PARTNERS

L.P. ,

as Collateral Agent

By: ________________________

Name:

Title:

[NAME OF SECURITIES

INTERMEDIARY],

as Securities Intermediary

By: ________________________

Name:

Title:

EXHIBIT C-5

EXHIBIT A

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention: [_________________ ]

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement dated as of [_______________ ], 20[_____] among [Name of Debtor] (the "Debtor"), you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over securities account number [ ] (the "Securities Account") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS

L.P., as Collateral Agent

By: ________________________

Name:

Title:

cc: [Name of Debtor]

EXHIBIT C-6

EXHIBITB

TO SECURITIES ACCOUNT CONTROL AGREEMENT

Permitted Investments

[TO COME]

EXHIBIT C-7

EXHIBITC

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of the Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention: [_________________]

Re: Termination of Securities Account Control Agreement

You are hereby notified that the Securities Account Control Agreement dated as of [________], 20[__] among you, [Name of Debtor] (the "Debtor") and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [_____________ ] from the Debtor. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS

L.P., as Collateral Agent

By: ________________________

Name:

Title:

EXHIBIT C-8

EXHIBIT D

TO U.S. PLEDGE AND SECURITY AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement dated as of [_________], 20[____] (this "Agreement") among [ ] (the "Debtor"), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent for the Secured Parties (the "Collateral Agent") and [ ], in its capacity as a "bank" as defined in Section 9-102 of the UCC (in such capacity, the "Financial Institution"). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the U.S. Pledge and Security Agreement, dated as of April I, 2008, between the Debtor, the other Grantors party thereto and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.  Establishment of Deposit Account. The Financial Institution hereby confirms and agrees that:

(a)           The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name "[IDENTIFY EXACT TITLE OF ACCOUNT]" (such account and any successor account, the "Deposit Account") and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of the Collateral Agent and, prior to delivery of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Debtor; and

(b)          The Deposit Account is a "deposit account" within the meaning of Section 9-102(a)(29) of the UCC.

Section 2.  Control of the Deposit Account. If at any time the Financial Institution shall receive any instructions originated by the Collateral Agent directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Debtor or any other person. The Financial Institution hereby acknowledges that it has received notice of the security interest of the Collateral Agent in the Deposit Account and hereby acknowledges and consents to such lien. If the Debtor is otherwise entitled to issue instructions and such instructions conflict with any instructions issued the Collateral Agent, the Financial Institution shall follow the instructions issued by the Collateral Agent.

Section 3.  Subordination of Lien; Waiver of Set-Off . In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agent (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 4. Choice of Law. This Agreement and the Deposit Account and the rights and obligations  of the parties hereunder   shall be governed  by and shall  be construed and enforced in

EXHIBIT D-1

accordance with the laws of the State of New York, without regard to its conflicts of law principles insofar as such principles would defer to the substantive laws of some other jurisdiction. Regardless of any provision in any other agreement, for purposes of the VCC, New York shall be deemed to be the Financial Institution's jurisdiction (within the meaning of Section 9-304 of the VCC) and the Deposit Account shall be governed by the laws of the State of New York.

Section 5. Conflict with Other Agreements.

(a)           In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b)          No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

(c)           The Financial Institution hereby confirms and agrees that:

(i)           There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Deposit Account [other than ]; and

(ii)          It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the VCC.

Section 6. Adverse Claims. The Financial Institution does not know of any liens, claims or encumbrances relating to the Deposit Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify the Collateral Agent and the Debtor thereof.

Section 7.  Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:

(a)   Notice of Sole Control. If at any time the Collateral Agent delivers to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that after receipt of such notice, it will take all instruction with respect to the Deposit Account solely from the Collateral Agent.

(b)   Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtor and the Collateral Agent at the address for each set forth in Section II of this Agreement; and

(c)   Tax Reporting. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

EXHIBIT D-2

Section 8. Representations, Warranties and Covenants of the Financial Institution. The Financial Institution hereby makes the following representations, warranties and covenants:

(a)   The Deposit Account has been established as set forth in Section I and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b)   This Agreement IS the valid and legally binding obligation of the Financial Institution.

Section 9.  Indemnification of Financial Institution. The Debtor and the Collateral Agent hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution's negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 10.  Successors; Assignment . The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Financial Institution and by sending written notice of such assignment to the Debtor.

Section 11   Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:                                   [Name and Address of Debtor]

Attention: [_______________]

Telecopier: [_______________]

Collateral Agent:                  Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Attention: Andrew Caditz

Telecopier: (212) 428-1243

Financial Institution:           [Name and Address of Financial Institution]

Attention: [_______________]

Telecopier: [_______________]

EXHIBIT D-3

Any party may change its address for notices in the manner set forth above.

Section 12.    Termination. The obligations of the Financial Institution to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Collateral Agent in the Deposit Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Financial Institution of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution upon the request of the Debtor on or after the termination of the Collateral Agent's security interest in the Deposit Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Deposit Account.

Section 13.    Counterparts . This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[DEBTOR],

as Debtor

By: ______________________

Name:

Title:

GOLDMAN SACHS CREDIT PARTNERS

L.P. ,

as Collateral Agent

By: ______________________

Name:

Title:

 [NAME OF FINANCIAL INSTITUTION],

as Financial Institution

By:_______________________

Name:

Title:

EXHIBIT D-4

EXHIBIT A

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Financial Institution]

Attention: [_________________]

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Deposit Account Control Agreement dated as of [_______], 20[__]l among [Name of Debtor] (the "Debtor"), you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over deposit account number [_______] (the "Deposit Account") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Deposit Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS

L.P., as Collateral Agent

By:_______________________

Name:

Title:

cc: [Name of Debtor]

EXHIBIT D-5

EXHIBIT B

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of the Collateral Agent]

[Date]

[Name and Address of Financial Institution]

Attention: [________________]

Re: Termination of Deposit Account Control Agreement

You are hereby notified that the Deposit Account Control Agreement dated as of [_______], 20 [__] among [Name of Debtor] (the "Debtor"), you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [_________________________] from the Debtor. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS

L.P., as Collateral Agent

By:_______________________

Name:

EXHIBITD-6

U.S. PLEDGE AND SECURITY AGREEMENT

dated as of April 1, 2008

between

EACH OF THE GRANTORS PARTY HERETO

and

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

TABLE OF CONTENTS

SECTION 9. REMEDIES		28
9.1	Generally	28
9.2	Application of Proceeds	29
9.3	Sales on Credit	29
9.4	Investment Related Property	29
9.5	Grant of Intellectual Property License	30
9.6	Intellectual Property	30
9.7	Cash Proceeds; Deposit Accounts	32

SECTION 10. COLLATERAL AGENT		33

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS		33

SECTION 12. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		33

SECTION 13. MISCELLANEOUS		34

SCHEDULE 2.2 - EXCLUDED SNOWFLAKE DISPOSITION ASSETS

SCHEDULE 5.1 - GENERAL INFORMATION

SCHEDULE 5.2 - COLLATERAL IDENTIFICATION

SCHEDULE 5.4 - FINANCING STATEMENTS

SCHEDULE 5.5 - LOCATION OF EQUIPMENT AND INVENTORY

EXHIBIT A - PLEDGE SUPPLEMENT

EXHIBIT B - UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C - SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D - DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT E - TRADEMARK SECURITY AGREEMENT

EXHIBIT F - COPYRIGHT SECURITY AGREEMENT

EXHIBIT G - PATENT SECURITY AGREEMENT

This U.S. PLEDGE AND SECURITY AGREEMENT, dated as of April 1, 2008 (this "Agreement"), between each Guarantor Subsidiary/Affiliate (as defined in the Credit Agreement) party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "Grantor"), and Goldman Sachs Credit Partners L.P., as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the "Collateral Agent").

RECITALS:

WHEREAS , reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Abitibi-Consolidated Company of Canada, as Borrower, Abitibi-Consolidated Inc., the Guarantor Subsidiaries, the lenders party thereto from time to time (the "Lenders"), Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent;

WHEREAS , in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement, each Grantor has agreed to secure such Grantor's obligations under the Credit Documents as set forth herein; and

NOW, THEREFORE , in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1.         DEFINITIONS; GRANT OF SECURITY.

1.1          General Definitions . In this Agreement, the following terms shall have the following meanings:

"Additional Grantors" shall have the meaning assigned in Section 7.3.

"Agreement" shall have the meaning set forth in the preamble.

"Borrower" shall have the meaning set forth in the recitals.

"Cash Proceeds" shall have the meaning assigned in Section 9.7.

"Collateral" shall have the meaning assigned in Section 2.1.

"Collateral Account" shall mean any account established by the Collateral Agent.

"Collateral Agent" shall have the meaning set forth in the preamble.

"Collateral Records" shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

"Collateral Report" means any certificate, report or other document delivered by any Grantor to the Collateral Agent or any Lender with respect to the Collateral pursuant to any Credit Document.

"Collateral Support" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

"Control" shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (3) with respect to any Uncertificated Securities, control within the meaning of Section 8-1 06(c) of the UCC, (4) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (5) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (6) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (7) with respect to any "transferable record"(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

"Copyright Licenses" shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5.2(II) under the heading "Copyright Licenses" (as such schedule may be amended or supplemented from time to time).

"Copyrights" shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading "Copyrights" (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and

(v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

"Credit Agreement" shall have the meaning set forth in the recitals.

"Donohue Notes" shall mean any note issued by the Designated Donohue Parent in favor of Donohue in connection with the consummation of the Donohue Sale.

"Donohue Sale" shall mean the sale by Borrower of the majority of the common Equity Interests of Donohue to the Designated Donohue Parent.

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"Excluded Asset" shall mean any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

"Grantors" shall have the meaning set forth in the preamble.

"Indemnitee" shall mean the Collateral Agent, and its and its Affiliates' officers, partners, directors, trustees, employees, agents.

"Insurance" shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

"Intellectual Property" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

"Investment Accounts" shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

"Investment Related Property" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

"Lenders" shall have the meaning set forth in the recitals.

"Patent Licenses" shall mean all agreements, licenses and covenants providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5.2(II) under the heading "Patent Licenses" (as such schedule may be amended or supplemented from time to time).

"Patents" shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application required to be listed in Schedule 5.2(II) hereto under the heading "Patents" (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, c1aims,damages, and proceeds of suit.

"Pledged Debt" shall mean all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness (including the Securitization Note and the Donohue Notes) described on Schedule 5.2(I) under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the  foregoing,  and all  interest,  cash,  instruments  and  other  property  or  proceeds  from  time

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to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

"Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests (excluding any Excluded Asset) in any equity or profits of any business entity including, without limitation, any trust, but excluding any Subsidiary of any Grantor prior to the consummation of the Donohue Sale.

"Pledged LLC Interests" shall mean all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(1) under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time), but excluding all limited liability company interests in any Subsidiary of any Grantor prior to the consummation of the Donohue Sale and any other Excluded Asset, and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

"Pledged Partnership Interests" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2(1) under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time), but excluding all partnership interests in any Subsidiary of any Grantor prior to the consummation of the Donohue Sale and any other Excluded Asset, and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

"Pledged Stock" shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(1) under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), but excluding all capital stock in any Subsidiary of any Grantor prior to the consummation of the Donohue Sale and any other Excluded Asset, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

"Pledge Supplement" shall mean an agreement substantially In the form of Exhibit A hereto.

"Receivables" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of,  or   services  rendered or  to  be  rendered, including,  without  limitation all   such  rights   constituting

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or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

"Receivables Records" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

"Secured Obligations" shall have the meaning assigned in Section 3.1.

"Secured Parties" shall mean the Agents and Lenders, and shall include, without limitation, all former Agents and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents or Lenders and such Obligations have not been paid or satisfied in full.

"Securities" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Securitization Note" shall mean that certain Deferred Purchase Price Note dated October 27, 2005 by Abitibi-Consolidated U.S. Funding Corp. in favor of Abitibi Consolidated Sales Corporation.

"Trademark Licenses" shall mean any and all agreements, licenses and covenants providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting co-existence (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading "Trademark Licenses" (as such schedule may be amended or supplemented from time to time).

"Trademarks" shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications  for  any  of  the   foregoing  including,  but  not   limited  to:  (i)  the registrations and

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applications referred to in Schedule 5.2(II) under the heading "Trademarks"(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

"Trade Secret Licenses" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5.2(II) under the heading "Trade Secret Licenses" (as such schedule may be amended or supplemented from time to time).

"Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term ~'UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

"United States" shall mean the United States of America.

1.2          Definitions; Interpretation.

(a)          In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)          All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this agreement is terminated as provided in Section  II hereof.  Any of the terms defined  herein may, unless  the context  otherwise requires, be   used  in  the singular  or the  plural,   depending on the reference.   References   herein  to  any

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Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the DCC.

SECTION 2.         GRANT OF SECURITY.

2.1          Grant of Security.

(a)          As of the date hereof, each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor consisting of the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Closing Date Collateral"):

(i)           Accounts;

(ii)          Chattel Paper;

(iii)         General Intangibles (including tax refunds, but excluding Intellectual Property);

(iv)         Goods (including Inventory, but excluding Equipment);

(v)          Instruments (including the Securitization Note);

(vi)         Insurance (except Insurance directly attributable to fixed assets of such Grantor);

(vii)        Investment Related Property (including, Deposit Accounts, but excluding Equity Interests of Subsidiaries of such Grantor);

(viii)       Letter of Credit Rights;

(ix)         Money;

(x)          Receivables and Receivable Records;

(xi)         Commercial Tort Claims (except for Commercial Tort Claims directly related to the infringement, impairment, damage or destruction of any fixed asset of such Grantor) now or hereafter described on Schedule 5.2;

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(xii)        to the extent not otherwise included above, all Documents, Collateral Records, Collateral Support, Records and Supporting Obligations relating to any of the foregoing; and

(xiii)       to the extent not otherwise included above, all Proceeds, rents and profits of or in respect of any of the foregoing;

provided, however, that the Closing Date Collateral shall expressly exclude each Grantor's fixed assets and Equity Interests of any Subsidiary of such Grantor.

(b)          Each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor, including but not limited to the following, in each case whether then owned or existing or thereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Donohue Sale Date Collateral" and together with the Closing Date Collateral, the "Collateral"):

(i)           Accounts;

(ii)          Chattel Paper;

(iii)         Documents;

(iv)         General Intangibles;

(v)          Goods (including, without limitation, Inventory and Equipment);

(vi)         Instruments (including the Securitization Note and the Donohue Notes);

(vii)        Insurance;

(viii)       Intellectual Property;

(ix)         Investment Related Property (including, without limitation, Deposit Accounts);

(x)          Letter of Credit Rights;

(xi)         Money;

(xii)        Receivables and Receivable Records;

(xiii)       Commercial Tort Claims now or hereafter described on Schedule

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(xiv)       to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

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(xv)        to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing;

provided , however, that the security interest in this Section 2.1 (b) shall not attach or become enforceable until immediately upon the consummation of the Donohue Sale, and provided, further that nothing in this Section 2.1 (b) shall be construed to limit the grant set forth in Section 2.1 (a) which shall become effective as of the date hereof and shall continue in full force and effect through the consummation of the Donohue Sale and remain in effect until this Agreement is. terminated in accordance with the terms hereof.

2.2          Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to any of the following properties and assets of any Grantor:

(a)   any lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Grantor, or (ii) a term, provision or condition of any such lease, license, contract, property right or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract or agreement;

(b)   any Equity Interests of any Person (whether constituting Investment Related Property, General Intangibles or otherwise) to the extent that a security interest in the Equity Interests of such Person is prohibited by or in violation of a term, provision or condition of any organizational document or any agreement to which any Grantor is a party (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such agreement not subject to the prohibitions specified above; provided further that the exclusions referred to in clause (b) of this Section 2.2 shall not include any Proceeds of any such agreement;

(c)   any intent-to-use application trademark application prior to the filing of a "Statement of Use" or "Amendment to Allege Use" with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;

(d)   any Inventory constituting timber to be cut;

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(e)   any Equity Interests of The Apache Railway Company; or

(f)    the assets to be sold in connection with the Snowflake Disposition as described on Schedule 2.2 hereto.

SECTION 3.         SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1          Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (and any successor provision thereof)), of all Obligations with respect to every Grantor (the "Secured Obligations").

3.2          Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto, nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.         CERTAIN PERFECTION REQUIREMENTS

4.1          Delivery Requirements.

(a)       With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests included in the Collateral, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests included in the Collateral, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities.

(b)       With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Agent all such Instruments or Tangible Chattel  Paper  to the  Collateral  Agent  duly  indorsed in  blank;   provided,  however,   that  such

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delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $200,000 individually or $500,000 in the aggregate.

4.2          Control Requirements.

(a)       With respect to any Deposit Accounts (other than Excluded Deposit Accounts), Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, each Grantor shall ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts with a value of less than, or having funds or other assets credited thereto with a value of less than, $100,000 individually or $300,000 in the aggregate. With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by the Grantor causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into an agreement substantially in the form of Exhibit C hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent) pursuant to which the Securities Intermediary shall agree to comply with the Collateral Agent's Entitlement Orders without further consent by such Grantor. With respect to any Deposit Account, each Grantor shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which the Bank shall agree to comply with the Collateral Agent's instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor. With respect to any Commodity Accounts or Commodity Contracts, each Grantor shall cause Control in favor of the Collateral Agent in a manner reasonably acceptable to the Collateral Agent.

(b)       With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), each Grantor shall cause the issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto (or such other agreement in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which such issuer agrees to comply with the Collateral Agent's instructions with respect to such Uncertificated Security without further consent by such Grantor.

(c)       With respect to any material Letter of Credit Rights included in the Collateral having a value in excess of $1,000,000 individually or $2,000,000 in the aggregate (other than any Letter of Credit Rights constituting a Supporting Obligation for a Receivable in which the Collateral Agent has a valid and perfected security interest), Grantor shall ensure that Collateral Agent has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Collateral Agent within 20 days of the date hereof.

(d)       With respect to any Electronic Chattel Paper or "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, Grantor shall ensure that the Collateral Agent has Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or transferable record having a face amount of less than $200,000 individually or $500,000 in the aggregate.

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4.3          Intellectual Property Recording Requirements.

(a)       In the case of any Collateral consisting of U.S. Patents and Patent Licenses in respect of U.S. Patents for which any Grantor is the licensee, Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit G hereto (or a supplement thereto) covering all such Patents and Patent Licenses in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(b)       In the case of any Collateral consisting of U.S. Trademarks and Trademark Licenses in respect of U.S. Trademarks for which any Grantor is the licensee, Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Trademarks and Trademark Licenses in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(c)       In the case of any Collateral consisting of registered U.S. Copyrights and Copyright Licenses in respect of U.S. Copyrights for which any Grantor is the licensee, Grantor execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit F hereto (or a supplement thereto) covering all such Copyright and Copyright Licenses is in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent.

                4.4          Other Actions.

(a)       If any issuer of any Pledged Equity Interest included in the Collateral is organized under a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.

(b)       With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Collateral Agent hereunder and following an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Collateral Agent of its designee, and to the substitution of the Collateral Agent or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Collateral Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.5          Timing and Notice . With respect to any Collateral in existence on the Closing Date, each Grantor shall comply with the requirements of Section 4 on the date hereof, and with respect  to  any   Collateral  hereafter  owned  or   acquired,  Grantor  shall   comply  with   such

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requirements within 20 days of Grantor acquiring rights therein. Each Grantor shall promptly inform the Collateral Agent of its acquisition of any Collateral for which any action is required by Section 4 hereof. Notwithstanding the foregoing, each Grantor shall have 25 days from the Closing Date to provide the Collateral Agent with Control over any Investment Accounts.

SECTION 5.         REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants, on the Closing Date and upon the consummation of the Donohue Sale, that:

5.1 Grantor Information & Status.

(a)       Schedule 5.1(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located.

(b)       except as provided on Schedule 5.1 (C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five (5) years;

(c)       except as set forth on Schedule 6.2 to the Credit Agreement, it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 5.1(D) hereof (as such schedule may be amended or supplemented from time to time);

(d)       such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor's name on Schedule 5.1 (A) solely under the laws of the jurisdiction as set forth opposite such Grantor's name on Schedule 5.1 (A) and remains duly existing as such. Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction; and

(e)       no Grantor is a "transmitting utility" (as defined in Section 9-102(a)(80) of the UCC).

5.2          Collateral Identification, Special Collateral.

(a)       Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor's: (1) Pledged Equity Interests, (2) Pledged Debt, (3) Securities Accounts, (4) Deposit Accounts, (5) Commodity Contracts and Commodity Accounts, (6) all United States and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor, (7) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses, (8) Commercial Tort Claims, (9) Letter of Credit Rights included in the Collateral for letters of credit having a value  in excess of  $1,000,000, (10) the name and address of any warehouseman, bailee or other

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third party in possession of any Inventory, Equipment and other tangible personal property (other than any Inventory or Equipment in transit), and (11) Material Contracts;

(b)       (i) none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables; (5) timber to be cut, or (6) aircraft, aircraft engines, satellites or ships, and (ii) no material portion of the Collateral consists of railroad rolling stock, motor vehicles or other Goods subject to a certificate of title statute of any jurisdiction;

(c)       all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(d)       not more than 10% of the value of all personal property included in the Collateral is located in any country other than the United States; and

(e)       no Excluded Asset (except for timber to be cut, any Equity Interests in Augusta Newsprint Company and The Apache Railway Company, and the assets to be sold in connection with the Snowflake Disposition as described on Schedule 2.2 hereto) is material to the business of such Grantor.

5.3          Ownership of Collateral and Absence of Other Liens.

(a)       it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Credit Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any Permitted Liens; and

(b)       other than any financing statements filed in favor of the Collateral Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens. Other than the Collateral Agent and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral other than in connection with Liens permitted by Section 6.2(r) and 6.2(t) of the Credit Agreement.

5.4          Status of Security Interest.

(a)       upon the filing of financing statements naming each Grantor as "debtor" and the Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Collateral Agent in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any  jurisdiction or  similar document  under any similar  legislation such as the Personal

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Property Security Act of any Canadian province will constitute a valid, perfected, first priority Lien subject in the case of priority only, to any Permitted Liens with respect to Collateral. Each agreement purporting to give the Collateral Agent Control over any Collateral is effective to establish the Collateral Agent's Control of the Collateral subject thereto;

(b)       to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks, Copyrights and exclusive Copyright Licenses in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder shall constitute valid, perfected, first priority Liens (subject, in the case of priority only, to Permitted Liens);

(c)       no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above or otherwise required to perfect Liens in the Collateral and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities; and

(d)       each Grantor is in compliance with its obligations under Section 4 hereof.

5.5          Goods & Receivables.

(a)       each Receivable (a) is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is enforceable in accordance with its terms subject to bankruptcy, creditors rights and equitable principles, (c) is not and will not be subject to any credits, rights of recoupment, setoffs, disputes, claims, defenses, taxes, and counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business), and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except in the ordinary course of its business and (d) is and will be in all material respects in compliance with all applicable laws, whether federal, state, local or foreign;

(b)       the names of the obligors, amounts owing, each due date and other information with respect to each Receivable are and will be in all material respects correctly stated in all records of each Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Collateral Agent by any Grantor from time to time. As of the time when each Receivable arises, the applicable Grantor shall be deemed to have represented and warranted that such Receivable, and all records relating thereto, are genuine and in all material respects what they purport to be at such time;

(c)       none of the Account Debtors in respect of any Receivable in excess of $25,000 individually or $100,000 in the aggregate is the government of the United States, any agency  or  instrumentality   thereof,  any  state  or   municipality  or  any   foreign  sovereign.   No

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Receivable in excess of $50,000 individually or $200,000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent which has been obtained;

(d)       with respect to the Receivables, taken as a whole, there are no facts, events or occurrences now know to Grantors which in any way materially impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, statements and Collateral Reports with respect thereto;

(e)       any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations promulgated thereunder, to the extent applicable;

(f)        other than any Inventory or Equipment in transit or as otherwise permitted by the Credit Agreement, (i) all of the Inventory and Equipment included in the Collateral is located only at the locations specified in Schedule 5.5 (as such schedule may be amended or supplemented from time to time) and (ii) no Inventory is now, or shall at any time or times hereafter be, a fixture or be stored at any other location;

(g)       no Inventory is subject to any licensing, patent, royalty, Trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of such Inventory or the payment of any monies to any third party upon such sale or other disposition; and

(h)       the completion, manufacture, sale or other disposition of any Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person under and shall not constitute a breach or default under any material contract or agreement to which such Grantor is a party or to which such property is subject.

5.6          Pledged Equity Interests, Investment Related Property.

(a)       it is the record and beneficial owner of the Pledged Equity Interests included in the Collateral free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Pledged Equity Interests; and

(b)       no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests included in the Collateral or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained.

5.7          Intellectual Property.

(a)          it is the sole and exclusive owner of the entire right, title, and interest in and  to  all  Intellectual  Property listed  on  Schedule 5.2  (as such schedule may  be  amended or

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supplemented from time to time), and owns or has the valid right to use and, where Grantor does so, sublicense others to use, all other material Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 5.2 (as each may be amended or supplemented from time to time);

(b)       all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Intellectual Property the subject of a reexamination proceeding, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect, in each case, except for immaterial Intellectual Property that is no longer used or useful in such Grantor's business;

(c)       all Intellectual Property is valid and enforceable except for immaterial Intellectual Property that has been abandoned by Grantor; no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity or scope of, such Grantor's right to register, or such Grantor's rights to own or use, any material Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor's knowledge, threatened;

(d)       all registrations and applications for Copyright registrations, Patents and Trademark registrations are standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2 (II) (as each may be amended or supplemented from time to time), and all exclusive Copyright Licenses have been properly recorded in the U.S. Copyright Office;

(e)       each Grantor has not made a previous assignment, sale, transfer, license or agreement constituting a present or future assignment, sale, transfer, license or agreement of any Intellectual Property that has not been terminated or released

(f)        each Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights;

(g)       each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to insure that all licensees of the Trademark Collateral owned by such Grantor use such adequate standards of quality;

(h)       the conduct of such Grantor's business does not in any material respect infringe upon or misappropriate or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right of any other Person; no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) infringes upon, misappropriates or otherwise violates the asserted rights of any other Person, and no demand that Grantor  enter  into  a  license  or  co-existence  agreement  has  been  made  but  not  resolved;

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 (i)       to the best of each Grantor's knowledge, no other Person is infringing upon, misappropriating or otherwise violating any rights in any Intellectual Property owned, licensed or used by such Grantor, or any of its respective licensees; and

(J)        no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by Grantor or binds Grantor in a manner that could materially and adversely affect Grantor's rights to own, license or use any Intellectual Property;

SECTION 6.         COVENANTS AND AGREEMENTS.

Each Grantor hereby covenants and agrees that:

                6.1          Grantor Information & Status.

(a)       except as required in connection with the Donohue Sale, it shall not change such Grantor's name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names prior to the consummation of the Donohue Sale.

(b)       following the consummation of the Donohue Sale and without limiting any prohibitions or restrictions on mergers or other transactions (or any exceptions thereto) set forth in the Credit Agreement, it shall not change, except as otherwise permitted in the Credit Agreement, such Grantor's name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least thirty (30) days (or such lesser period as the Collateral Agent may agree) prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral granted or intended to be granted and agreed to hereby, which shall include, without limitation, executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Annex A attached hereto, confirming the grant of the security interest hereunder.

6.2          Collateral Identification; Special Collateral.

(a)       it shall not dispose of, transfer or acquire any Collateral of a type described in Section 5.2(b) hereof prior to the consummation of the Donohue Sale.

(b)       in the event that following the consummation of the Donohue Sale it acquires any Collateral of a type described in Section 5.2(b)(i) or a material portion of the Collateral consists of a type described in Section 5.2(b)(ii), it shall promptly notify the Collateral Agent thereof in writing and take such actions and execute such documents and make such filings all at Grantor's expense as the Collateral Agent may reasonably request in order to ensure that the Collateral  Agent  has a  valid,  perfected, first  priority  security  interest in  such  Collateral, subject in

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the case of priority only, to any Permitted Liens. Notwithstanding the foregoing, no Grantor shall be required to notify the Collateral Agent or take any such action unless such Collateral is of a material value or is material to such Grantor's business.

(c)       in the event that it hereafter acquires or has any Commercial Tort Claim in excess of $100,000 individually or $300,000 in the aggregate it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3          Ownership of Collateral and Absence of Other Liens.

(a)       except for the security interest created by this Agreement or otherwise in favor of Collateral Agent, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(b)       upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that could reasonably. be expected to have a Material Adverse Effect on the value of the Collateral or any material portion thereof, the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any material portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof; and

(c)       it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Credit Agreement.

                6.4          Status of Security Interest.

(a)       Subject to the limitations set forth in subsection (b) of this Section 6.4, each Grantor shall maintain the security interest of the Collateral Agent hereunder in all Collateral as valid, perfected, first priority Liens (subject, in the case of priority only, to Permitted Liens).

(b)       Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by Control except as and to the extent specified in Section 4 hereof.

6.5          Goods & Receivables.

(a)       it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor, to third parties who are transporting goods or who have purchased any Good pursuant to a transaction not prohibited by the Credit Agreement, or the Collateral Agent;

(b)       if any Equipment or Inventory in excess of $1,000,000 individually or $2,000,000 in the aggregate is in possession or control of any warehouseman, bailee or other third party  (other   than  a  Consignee   under  a   Consignment  for   which   such   Grantor  is   the  Consignor   or

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any Equipment or Inventory in transit or in the temporary possession of a third party who is repairing, improving or modifying any Equipment), each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent and will permit the Collateral Agent to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default, to remove same from such premises if the Collateral Agent so elects; and with respect to any Goods in excess of $1,000,000 individually or $2,000,000 in the aggregate subject to a Consignment for which such Grantor is the Consignor, Grantor shall file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that the Grantor has a first priority perfected security interest in such Goods.

(c)       other than any Equipment or Inventory in transit or Equipment in temporary possession of a third party for purposes of repair, improvement or modification, it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 5.5 (as such schedule may be amended or supplemented from time to time) unless it shall have notified the Collateral Agent in writing of any change in the premises at which Equipment and Inventory having a value in excess of $1,000,000 is located, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days (or such lesser period as the Collateral Agent may agree) prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request;

(d)       it shall (i) keep and maintain at its own cost and expense satisfactory and materially complete records of the Receivables, including, but not limited to, the originals or copies of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith and (ii) after the occurrence and during the continuation of an Event of Default, deliver to the Collateral Agent immediately upon its request duplicate invoices with respect to each Receivable bearing such language of assignment as the Collateral Agent shall reasonably specify;

(e)       if (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of any Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, it shall promptly disclose such fact to the Collateral Agent in writing to the extent it relates to a Receivable in excess of $1,000,000 and send the Collateral Agent upon its request a copy of each credit memorandum as soon as issued;

(f)        it shall do all things reasonably necessary to maintain, preserve, protect and keep the Inventory in all material respects in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business;

(g)       it shall promptly report to the Collateral Agent any return of Inventory to any Grantor involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to any Grantor when an Event of Default exists, such Grantor, upon the request of the Collateral Agent, shall: (i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely  according to the  Collateral  Agent's  written  Instructions;  and  (iv)

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not issue any credits or allowances with respect thereto without the Collateral Agent's prior written consent. All returned Inventory shall be subject to the Collateral Agent's Liens thereon;

(h)       (i) other than in the ordinary course of business, it shall not amend, modify, terminate or waive any provision of any Receivable; and (ii) following and during the continuation of an Event of Default, with the consent of the Collateral Agent, such Grantor may

(w)      grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(i)        such Grantor shall cooperate with the Collateral Agent at any time to notify any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligations and, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (I) notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligations, (2) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (3) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (4) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligations or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6          Pledged Equity Interests, Investment Related Property.

(a)       Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (a) such dividends, interest or distributions and Securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) as and to the extent required under this Agreement and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, Securities or  other   property  in trust  for the  benefit  of  the  Collateral  Agent  and  shall  segregate

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such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

(b)          Voting.

(i)           So long as no Event of Default shall have occurred and be continuing:

(1)             except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor in writing that, in the Collateral Agent's reasonable judgment, such action would have a Material Adverse Effect on the value of the Investment Related Property or any part thereof; and provided further, such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 6.6(b)(i)(1) and no notice of any such voting or consent need be given to the Collateral Agent; and

(ii)          Upon the occurrence and during the continuation of an Event of Default and upon two (2) Business Days prior written notice from the Collateral Agent to such Grantor of the Collateral Agent's intention to exercise such rights:

(l)              all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)             in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment   orders  and  other   instruments  as  the  Collateral   Agent  may   from  time  to time

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reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1.

(c)       except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property included in the Collateral or adversely affects the validity, perfection or priority of the Collateral Agent's security interest therein, (b) permit any issuer of any Pledged Equity Interest included in the Collateral to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest included in the Collateral to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest included in the Collateral or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests included in the Collateral which are not securities (for purposes of the DCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be certificated or treated as securities for purposes of the DCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests included in the Collateral takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent's "control" thereof; and

(d)       except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest that is included in the Collateral to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the DCC) in collateral in which such new debtor has or acquires rights, (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor and (iii) Grantor promptly complies with the delivery and control requirements of Section 4 hereof.

6.7          Intellectual Property.

(a)       it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor or which is of material value may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b)       it shall not, with respect to any material Trademarks, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

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(c)       it shall, within thirty (30) days of the creation or acquisition or exclusive license of any Copyrightable work which is material to the business of Grantor or otherwise of material value, apply to register the Copyright and, in the case of an exclusive Copyright License, record such license, in the United States Copyright Office if such registration or recordation is necessary to preserve or protect the value of such Copyright;

(d)       it shall promptly notify the Collateral Agent if it knows or has reason to know that any material item of Intellectual Property may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court or (d) be the subject of any reversion or termination rights;

(e)       it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by or exclusively licensed to any Grantor which is now or shall become included in the Intellectual Property material to the business of such Grantor including, but not limited to, those items on Schedule 5.2 (II) (as each may be amended or supplemented from time to time);

(f)        it shall hereafter use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(g)       in the event that any material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(h)       it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

(i)        it shall use proper statutory notice in connection with its use of any of the material Intellectual Property; and

(j)        it shall continue to collect, at its own expense, all material amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent's reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

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SECTION 7.         ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES;

                               ADDITIONAL GRANTORS; INSURANCE.

7.1          Access; Right of Inspection. The Collateral Agent shall at all times have full and free access during normal business hours and upon reasonable prior notice, to all the books, correspondence and records of each Grantor; provided that, prior notice shall not be required upon the occurrence and during the continuance of any Default or Event of Default. The Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein; provided that as long as no Default or Event of Default has occurred and is continuing, the Collateral Agent and/or its representatives shall enter such premises during normal business hours and upon reasonable prior notice. As long as no Default or Event Default has occurred and is continuing, the Collateral Agent shall, and shall cause its representatives to, endeavor to minimize the cost and disruption of the Grantors' business resulting from any such access and inspection.

7.2          Further Assurances.

(a)       Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)        file such financing or continuation statements, or amendments thereto, record security interests in intellectual property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)          take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iii)         upon the occurrence and during the continuance of any Default or Event of Default, at any reasonable time, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent;

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(iv)          at the Collateral Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral; and

(v)           furnish the Collateral Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Collateral Agent may reasonably request from time to time.

(b)       Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, intellectual property security agreements and amendments to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as "all assets, whether now owned or hereafter acquired" or words of similar effect. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c)       Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 5.2 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

                7.3          Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "Additional Grantor"), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

7.4          Insurance. When all Obligations have been irrevocably paid in full, Collateral Agent authorizes Borrower or its designees to take all necessary steps to remove Collateral Agent, on behalf of the Secured Parties, as loss payee and/or additional insured from each policy of insurance of the Credit Parties.

SECTION 8.         COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

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8.1          Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion:

(a)       upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

(b)       upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)       upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)       upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)       to prepare and file any VCC financing statements against such Grantor as debtor;

(f)        to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g)       upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand;

(h)       upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(i)        upon the occurrence and during the continuance of any Event of Default, to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement

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8.2          No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 9.         REMEDIES.

9.1          Generally.

(a)       If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the DCC (whether or not the DCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)         require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)        enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)       prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv)       without notice except as specified below or under the DCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b)       The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the DCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the DCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral  Agent  at  such  sale.  Each  purchaser  at  any  such  sale  shall  hold  the property sold

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absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

(c)       The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)       The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2          Application of Proceeds. All proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent in accordance with Section 8.2 of the Credit Agreement.

9.3          Sales on Credit. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

9.4          Investment Related Property. Each Grantor recognizes that, by reason of certain  prohibitions  contained  in  the  Securities  Act  and  applicable  state  securities  laws,  the

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Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5          Grant of Intellectual Property License . Subject to the terms of the Intercreditor Agreement, for the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby (a) grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof and (b) irrevocably agrees that the Collateral Agent may sell any of such Grantor's Inventory directly to any person, including without limitation persons who have previously purchased such Grantor's Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Agreement may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

9.6          Intellectual Property.

(a)       Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i)           the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor,  the  Collateral   Agent  or   otherwise, in the   Collateral   Agent's  sole  discretion, to

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enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor's rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii)          upon written demand from the Collateral Agent, each Grantor shall grant, assign, conveyor otherwise transfer to the Collateral Agent or such Collateral Agent's designee all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)         each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)         within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent's behalf and to be compensated by the Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)          the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)     all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith  paid over or  delivered to the  Collateral Agent in the  same  form  as  so

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received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and

(2)           Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)       If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

(c)       Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 9 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

9.7          Cash Proceeds; Deposit Accounts. (a) If any Event of Default shall have occurred and be continuing, in addition to the rights of the Collateral Agent specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, "Cash Proceeds") shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

(b) If any Event of Default shall have occurred and be continuing, the Collateral Agent may  apply the  balance  from any  Deposit  Account  or instruct  the bank at  which any  Deposit

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Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

SECTION 10.      COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. The provisions of the Credit Agreement relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Credit Agreement.

SECTION 11.      CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors' expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Credit Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at Grantor's expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

SECTION 12.      STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral  or  as  to  the  taking  of  any  necessary  steps  to  preserve  rights  against  prior  parties  or  any  other  rights  pertaining to any Collateral. The Collateral Agent shall be deemed to

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have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 13.      MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES INSOFAR AS SUCH PRINCIPLES WOULD DEFER TO THE SUBSTANTIVE LAWS OF SOME OTHER JURISDICTION (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

34

THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADINGS "CONSENT TO JURISDICTION" AND "WAIVER OF JURY TRIAL" ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

35

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DONOHUE CORP.

ABITIBI CONSOLIDATED SALES

              CORPORATION

ABITIBI-CONSOLIDATED ALABAMA

              CORPORATION

ABITIBI-CONSOLIDATED CORP.,

as Grantors

By: ______________________________

Name:  ___________________________

Title: _____________________________

By: ______________________________

Name:  ___________________________

Title: _____________________________

ALABAMA RIVER NEWSPRINT

COMPANY,

as Grantor

By:        ABITIBI CONSOLIDATED

ALABAMA CORPORATION

Its: Managing Partner

By: ______________________________

Name:  ___________________________

Title: _____________________________

By: ______________________________

Name:  ___________________________

Title: _____________________________

AUGUSTA WOODLANDS, LLC,

as Grantor

By:        ABITIBI-CONSOLIDATED CORP.

Its: Sole Member

By: ______________________________

Name:  ___________________________

Title: _____________________________

By: ______________________________

Name:  ___________________________

[Signature Page to U.S. Pledge and Security Agreement -U.S. Credit Parties]

Title: _____________________________

[Signature Page to U.S. Pledge and Security Agreement -U.S. Credit Parties]

GOLDMAN SACHS CREDIT PARTNERS

L.P.,

as Collateral Agent

By: _____________________________

Name: ___________________________

Title: ____________________________

          Authorized Signatory

SCHEDULE 2.2

TO U.S. PLEDGE AND SECURITY AGREEMENT

EXCLUDED SNOWFLAKE DISPOSITION ASSETS

SCHEDULE 2.2-1

SCHEDULE 5.1

TO U.S. PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)          Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

  Chief Executive

  Office/Sole Place of

  Business (or

Full Legal               Type of                  Jurisdiction of                Residence if Grantor

Name                      Organization         Organization                   is a Natural Person)         Organization I.D.#

(B)           Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name                                                   Trade Name or Fictitious Business Name

(C)           Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor                                  Date of Change                                   Description of Change

(D)          Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Grantor                                                                  Description of Agreement

SCHEDULE 5.1-1

SCHEDULE 5.2

TO U.S. PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.                      INVESTMENT RELATED PROPERTY

(A)          Pledge Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

                Pledged L.L.C. Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

                Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Trust Interests or other Equity Interests not listed above:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

                Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

SCHEDULE 5.2-1

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodity Contracts and Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

II.    INTELLECTUAL PROPERTY

(A)         Copyrights

Grantor	Description of Copyright	Registration Number (if any)	Issue Date

(B)                 Copyright Licences

Grantor	Description of Copyright Licence	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)                 Patents

Grantor	Description of Patent	Registration Number	Issue Date

SCHEDULE 5.2-2

(D)                 Patent Licenses

Grantor	Description of Patent Licence	Registration Number of underlying Patent	Name of Licensor

(E)                  Trademarks

Grantor	Description of Trademark	Registration Number	Issue Date

(F)                  Trademark Licenses

Grantor	Description of Trademark Licence	Registration Number of underlying Trademark	Name of Licensor

(G)                 Copyright Licences

III.     COMMERCIAL TORT CLAIMS

Grantor                                                                  Commercial Tort Claims

IV.     LETTER OF CREDIT RIGHTS

Grantor                                                  Description of Letters of Credit

SCHEDULE 5.2-3

V.  WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor                                  Description of Property                     Name and Address of Third Party

V1. MATERIAL CONTRACTS

Grantor                                                  Description of Material Contract

SCHEDULE 5.2-4

SCHEDULE 5.4

TO U.S. PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor                                                                                           Filing Jurisdiction(s)

SCHEDULE 5.4-1

SCHEDULE 5.5

TO U.S. PLEDGE AND SECURITY AGREEMENT

Grantor                                                                                                   Location of Inventory

SCHEDULE 5.5-1

EXHIBIT A

TO U.S. PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the "Grantor") pursuant to the U.S. Pledge and Security Agreement, dated as of [mm/dd/yy] (as it may be from time to time amended, restated, modified or supplemented, the "Security Agreement"), among the other Grantors named therein, and GOLDMAN SACHS CREDIT PARTNERS L.P., as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES INSOFAR AS SUCH PRINCIPLES WOULD DEFER TO THE SUBSTANTIVE LAWS OF SOME OTHER JURISDICTION (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By: ___________________________

Name:

Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 5.1

TO U.S. PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

 (A)         Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

  Chief Executive

  Office/Sole Place of

  Business (or

Full Legal               Type of                  Jurisdiction of                Residence if Grantor

Name                      Organization         Organization                   is a Natural Person)         Organization I.D.#

(B)           Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name                                                   Trade Name or Fictitious Business Name

(C)           Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Grantor                                  Date of Change                                   Description of Change

(D)          Agreements pursuant to which any Grantor is bound as debtor within past five (5) years:

Grantor                                                                  Description of Agreement

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 5.2

TO U.S. PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.                      INVESTMENT RELATED PROPERTY

(A)          Pledge Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Stock Issuer

                Pledged L.L.C. Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	Percentage of Outstanding LLC Interests of the Limited Liability Company

                Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	Percentage of Outstanding Trust Interests of the Trust

                Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

EXHIBIT A-3

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Commodity Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

(B)

Grantor	Name of Commodities Intermediary	Account Number	Account Name

II.    INTELLECTUAL PROPERTY

(A)         Copyrights

Grantor	Description of Copyright	Registration Number (if any)	Issue Date

(B)                 Copyright Licences

Grantor	Description of Copyright Licence	Registration Number (if any) of underlying Copyright	Name of Licensor

(C)                 Patents

EXHIBIT A-4

Grantor	Description of Patent	Registration Number	Issue Date

(D)     Patent Licenses

Grantor	Description of Patent Licence	Registration Number of underlying Patent	Name of Licensor

(E)      Trademarks

Grantor	Description of Trademark	Registration Number	Issue Date

(F)      Trademark Licenses

Grantor	Description of Trademark Licence	Registration Number of underlying Trademark	Name of Licensor

(G)     Trade Secret  Licenses

                               III.           COMMERCIAL TORT CLAIMS

Grantor                                                                 Commercial Tort Claims

                               IV.          LETTER OF CREDIT RIGHTS

Grantor                                                  Description of Letters of Credit

EXHIBIT A-5

V.  WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

Grantor                                  Description of Property                     Name and Address of Third Party

V1. MATERIAL CONTRACTS

Grantor                                                  Description of Material Contract

EXHIBIT A-6

SUPPLEMENT SCHEDULE 5.4

TO U.S. PLEDGE AND SECURITY AGREEMENT

Financing statements:

Grantor                                                                                           Filing Jurisdiction(s)

EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 5.5

TO U.S. PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor                                                                                   Location of Equipment and Inventory

EXHIBIT A-8

EXHIBIT B

TO U.S. PLEDGE AND SECURITY AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement dated as of [________], 20[__] among [_______________] (the "Pledgor"), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent for the Secured Parties, (the "Collateral Agent") and [________], a [____] [corporation] (the "Issuer"). Capitalized terms used but not defined herein shall have the meaning assigned in the U.S. Pledge and Security Agreement dated as of April I, 2008, among the Pledgor, the other Grantors party thereto and the Collateral Agent (the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.    Registered Ownership of Shares . The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [ ] shares of the Issuer's [common] stock (the "Pledged Shares") and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.

Section 2.    Instructions . If at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

Section 3.    Additional Representations and Warranties of the Issuer . The Issuer hereby represents and warrants to the Collateral Agent:

(a)   It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

(b)   It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

(c)   Except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Agent and the Pledgor thereof.

(d)   This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4.    Choice of Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law principles insofar as such principles would defer to the substantive laws of some other jurisdiction.

Section 5.    Conflict with Other Agreements . In the event of any conflict between this Agreement (or any portion thereot) and any other agreement now existing or hereafter entered into, the terms  of this  Agreement  shall prevail. No amendment or modification of this Agreement

EXHIBIT B-1

or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6.    Voting Rights. Until such time as the Collateral Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 7.    Successors; Assignment . The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

Section 8.    Indemnification of Issuer . The Pledgor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer's negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9.    Notices . Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:                 [Name and Address of Pledgor]

Attention: [________________]

Telecopier: [________________ ]

Collateral Agent:  Goldman Sachs Credit Partners

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Attention: Andrew Caditz

Telecopier: (212) 428-1243

Issuer:                    [Insert Name and Address of Issuer]

Attention: [________________]

Telecopier: [________________]

Any party may change its address for notices in the manner set forth above.

Section 10.    Termination. The obligations of the Issuer to the Collateral Agent pursuant to this Control Agreement shall continue in effect until the security interests of the Collateral  Agent  in  the  Pledged Shares have been terminated pursuant to the terms of the   Security

EXHIBIT B-2

Agreement and the Collateral Agent has notified the Issuer of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Agent's security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 11.    Counterparts . This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR],

as Pledgor

By: ____________________

Name:

Title:

GOLDMAN SACHS CREDIT PARTNERS

L.P.,

as Collateral Agent

By: ____________________

Name:

Title:

[NAME OF ISSUER],

as Issuer

By: ____________________

Name:

Title:

EXHIBIT B-3

Exhibit A

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Issuer]

Attention: [________________]

Re: Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [Name of Pledgor] (the "Pledgor") and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Pledgor.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS

L.P ., as Collateral Agent

By: ____________________

Name:

Title:

EXHIBIT B-4

EXHIBIT C

TO U.S. PLEDGE AND SECURITY AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement dated as of [_________], 20[__] (this "Agreement") among [____________________] (the "Debtor"), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent for the Secured Parties (the "Collateral Agent") and [____________], in its capacity as a "securities intermediary" as defined in Section 8-102 of the VCC (in such capacity, the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the U.S. Pledge and Security Agreement, dated as of April 1, 2008, among the Debtor, the other Grantors party thereto and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.  Establishment of Securities Account. The Securities Intermediary hereby confirms and agrees that:

(a)           The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name "[IDENTIFY EXACT TITLE OF ACCOUNT]" (such account and any successor account, the "Securities Account") and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Collateral Agent;

(b)          All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

(c)           All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

(d)          The Securities Account is a "securities account" within the meaning of Section 8-501 of the UCC.

Section 2. "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-1 02(a)(9) of the VCC.

Section 3. Control of the Securities Account. If at any time the Securities Intermediary shall receive any order from the Collateral Agent directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other person. If the Debtor is otherwise entitled to issue entitlement orders and such orders conflict with any entitlement order issued by the Collateral Agent, the Securities Intermediary shall follow the orders issued by the Collateral Agent.

EXHIBIT C-l

Section 4. Subordination of Lien; Waiver of Set-Off . In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agent (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 5.  Choice of Law. This Agreement and the Securities Account and the rights and obligations of the parties hereunder shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law principles insofar as such principles would defer to the substantive laws of some other jurisdiction. Regardless of any provision in any other agreement, for purposes of the DCC, New York shall be deemed to be the Securities Intermediary's jurisdiction (within the meaning of Section 8-110 of the DCC) and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of [New York].

Section 6. Conflict with Other Agreements.

(a)           In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b)          No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

(c)           The Securities Intermediary hereby confirms and agrees that:

(i)        There are no other control agreements entered into between the Securities Intermediary and the Debtor with respect to the Securities Account;

(ii)       It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the DCC) of such other person; and

(iii)      It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or the Collateral Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

Section 7.    Adverse Claims . Except for the claims and interest of the Collateral Agent and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any "financial asset" (as defined in Section 8-102(a)  of the UCC)  credited thereto. If any  person  asserts  any  lien, encumbrance or adverse

EXHIBIT C-2

claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Debtor thereof.

Section 8.    Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

(a)           Notice of Sole Control. If at any time the Collateral Agent delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from the Collateral Agent.

(b)          Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

(c)           Permitted Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Collateral Agent, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made for the Securities Account; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type described on Exhibit B hereto.

(d)          Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Collateral Agent at the address for each set forth in Section 12 of this Agreement.

(e)           Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 9.    Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a)           The Securities Account has been established as set forth in Section 1 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b)          This Agreement is the valid and legally binding obligation of the Securities Intermediary.

Section 10 Indemnification of Securities Intermediary. The Debtor and the Collateral Agent hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary's negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities   Intermediary  with  the  terms  hereof,  except  to  the  extent  that  such  arises  from   the

EXHIBIT C-3

Securities Intermediary's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 11.  Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.

Section 12.  Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:                                  [Name and Address of Debtor]

Attention: [________________]

Telecopier: [_______________ ]

Collateral Agent:                  Goldman Sachs Credit Partners

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Attention: Andrew Caditz

Telecopier: (212) 428-1243

Securities Intermediary:      [Name and Address of Securities Intermediary]

Attention: [_______________]

Telecopier: [_______________]

Any party may change its address for notices in the manner set forth above.

Section 13. Termination. The obligations of the Securities Intermediary to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Collateral Agent in the Securities Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Securities Intermediary of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Securities Intermediary upon the request of the Debtor on or after the termination of the Collateral Agent's security interest in the Securities Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

EXHIBIT C-4

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

(DEBTOR),

as Debtor

By: ____________________

Name:

Title:

GOLDMAN SACHS CREDIT PARTNERS

L.P.,

as Collateral Agent

By: ____________________

Name:

Title:

[NAME OF SECURITIES

INTERMEDIARY],

as Securities Intermediary

By: ____________________

Name:

Title:

EXHIBIT C-5

EXHIBIT A

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention: [_________________]

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement dated as of [________], 20[__] among [Name of Debtor] (the "Debtor"), you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over securities account number [_______] (the "Securities Account") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS

L.P ., as Collateral Agent

By: ____________________

Name:

Title:

cc: [Name of Debtor]

EXHIBIT C-6

EXHIBIT B

TO SECURITIES ACCOUNT CONTROL AGREEMENT

Permitted Investments

[TO COME]

EXHIBIT C-7

EXHIBIT C

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of the Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention: [________________]

Re: Termination of Securities Account Control Agreement

You are hereby notified that the Securities Account Control Agreement dated as of [_______], 20[__] among you, [Name of Debtor] (the "Debtor") and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [____________] from the Debtor. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the

Debtor.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS

L.P ., as Collateral Agent

By: ____________________

Name:

Title:

EXHIBIT C-8

EXHIBIT D

TO U.S. PLEDGE AND SECURITY AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement dated as of [________], 20[__] (this "Agreement") among [__________] (the "Debtor"), GOLDMAN SACHS CREDIT PARTNERS L.P., as collateral agent for the Secured Parties (the "Collateral Agent") and [____________], in its capacity as a "bank" as defined in Section 9-102 of the UCC (in such capacity, the "Financial Institution"). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Pledge and Security Agreement, dated as of April 1, 2008, between the Debtor, the other Grantors party thereto and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.  Establishment of Deposit Account. The Financial Institution hereby confirms and agrees that:

(a)           The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name "[IDENTIFY EXACT TITLE OF ACCOUNT]" (such account and any successor account, the "Deposit Account") and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of the Collateral Agent and, prior to delivery of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Debtor; and

(b)          The Deposit Account is a "deposit account" within the meaning of Section 9-102(a)(29) of the UCC.

Section 2.  Control of the Deposit Account. If at any time the Financial Institution shall receive any instructions originated by the Collateral Agent directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Debtor or any other person. The Financial Institution hereby acknowledges that it has received notice of the security interest of the Collateral Agent in the Deposit Account and hereby acknowledges and consents to such lien. If the Debtor is otherwise entitled to issue instructions and such instructions conflict with any instructions issued the Collateral Agent, the Financial Institution shall follow the instructions issued by the Collateral Agent.

Section 3.  Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agent (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 4. Choice of Law. This Agreement and the Deposit Account and the rights and obligations of the parties hereunder   shall be governed by and shall be construed and enforced in

EXHIBIT D-l

accordance with the laws of the State of New York, without regard to its conflicts of law principles insofar as such principles would defer to the substantive laws of some other jurisdiction. Regardless of any provision in any other agreement, for purposes of the VCC, [New York] shall be deemed to be the Financial Institution's jurisdiction (within the meaning of Section 9-304 of the VCC) and the Deposit Account shall be governed by the laws of the State of New York.

Section 5.  Conflict with Other Agreements.

(a)           In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b)          No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and

(c)           The Financial Institution hereby confirms and agrees that:

(i)          There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Deposit Account [other than ]; and

(ii)         It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the VCC.

Section 6.  Adverse Claims. The Financial Institution does not know of any liens, claims or encumbrances relating to the Deposit Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify the Collateral Agent and the Debtor thereof.

Section 7.  Maintenance of Deposit Account . In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:

(a)   Notice of Sole Control. If at any time the Collateral Agent delivers to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that after receipt of such notice, it will take all instruction with respect to the Deposit Account solely from the Collateral Agent.

(b)   Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtor and the Collateral Agent at the address for each set forth in Section 11 of this Agreement; and

(c)   Tax Reporting. All interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

EXHIBIT D-2

Section 8. Representations, Warranties and Covenants of the Financial Institution.

The Financial Institution hereby makes the following representations, warranties and covenants:

(a)           The Deposit Account has been established as set forth in Section 1 and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b)          This Agreement IS the valid and legally binding obligation of the Financial Institution.

Section 9. Indemnification of Financial Institution . The Debtor and the Collateral Agent hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution's negligence and (b) the Debtor, its successors and assigns shall at all times indemnity and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 10. Successors; Assignment . The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Financial Institution and by sending written notice of such assignment to the Debtor.

Section 11 Notices . Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received, or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:                                   [Name and Address of Debtor]

Attention: [________________]

Telecopier: [________________]

Collateral Agent:                  Goldman Sachs Credit Partners

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, New Jersey 07302

Attention: SBD Operations

Attention: Andrew Caditz

Telecopier: (212) 428-1243

Financial Institution:           [Name and Address of Financial Institution]

Attention: [______________]

Telecopier: [______________]

EXHIBIT D-3

Any party may change its address for notices in the manner set forth above.

Section 12. Termination . The obligations of the Financial Institution to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of the Collateral Agent in the Deposit Account has been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Financial Institution of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution upon the request of the Debtor on or after the termination of the Collateral Agent's security interest in the Deposit Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Deposit Account.

Section 13. Counterparts . This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[DEBTOR],

as Debtor

By: ____________________

Name:

Title:

GOLDMAN SACHS CREDIT PARTNERS L.P. , as Collateral Agent

By: ____________________

Name:

Title:

[NAME OF FINANCIAL INSTITUTION],

as Financial Institution

By: ____________________

Name:

Title:

EXHIBIT D-4

EXHIBIT A

TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Financial Institution]

Attention: [_________________]

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Deposit Account Control Agreement dated as of [_____], 20 [__] among [Name of Debtor]  (the"Debtor"), you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over deposit account number [_______] (the "Deposit Account") and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Deposit Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS

L.P., as Collateral Agent

By: ____________________

Name:

Title:

cc: [Name of Debtor]

EXHIBIT D-5

EXHIBIT B

 TO DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of the Collateral Agent]

[Date]

[Name and Address of Financial Institution]

Attention: [_______________]

Re: Termination of Deposit Account Control Agreement

You are hereby notified that the Deposit Account Control Agreement dated as of [_________], 20 [__] among [Name of Debtor] (the "Debtor"), you and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) [_____________] from the Debtor. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS

L.P. , as Collateral Agent

By: ____________________

Name:

Title:

EXHIBIT D-6

EXHIBIT E

TO U.S. PLEDGE AND SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of _______, 20__ (as amended, restated or otherwise modified, the "Trademark Security Agreement"), between each of [INSERT NAMES OF GRANTORS] (collectively, "Grantors") and GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as collateral agent for the Secured Parties (together with successors and assigns in such capacity, the "Collateral Agent").

W I T N E S S E T H :

WHEREAS, Grantors are party to a U.S. Pledge and Security Agreement dated as of April 1, 2008 (the "Pledge and Security Agreement") between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

Now, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement, the Grantors hereby agree with the Collateral Agent, as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Grantor hereby pledges and grants to Collateral Agent for the benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

(a)   all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certifications marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, including, but not limited to: (i) the registrations and applications referred to on Schedule I hereto (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income payments, claims, damages and proceeds of suit (collectively, "Trademarks"); and

(b)   any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including those referred to on Schedule I hereto (collectively, "Trademark Licenses");

provided, that Trademark Collateral shall expressly exclude any intent-to-use application trademark application prior to the filing of a "Statement of Use" or "Amendment to Allege Use" with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law.

EXHIBIT E-1

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Applicable Law. This Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law principles insofar as such principles would defer to the substantive laws of some other jurisdiction.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

 EXHIBIT E-2

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF EACH GRANTOR]

By: ____________________

Name:

Title:

Accepted and Agreed:

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

By:    _______________________________________________

          Name:

          Title:

EXHIBIT E-3

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

EXHIBIT E-4

EXHIBIT F

TO U.S. PLEDGE AND SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT

Copyright Security Agreement, dated as of ________, 20__ (as amended, restated or otherwise modified from time to time, the "Copyright Security Agreement"), between each of [INSERT NAMES OF GRANTORS] (collectively, "Grantors") and GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the "Collateral Agent").

W I T N E S SE TH :

W HEREAS , Grantors are party to a U.S. Pledge and Security Agreement dated as of April I, 2008 (the "Pledge and Security Agreement") between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement;

Now, T HEREFORE , in consideration of the premises and to induce the Secured Parties to enter into the Credit Documents, the Grantors hereby agree with the Collateral Agent, as follows:

SECTION I. Defined Terms. Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Grantor hereby pledges and grants to Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Copyright Collateral"):

(a)   all United States, and foreign copyrights (including community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications referred to on Schedule I hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit (collectively, "Copyrights"); and

(b)   any and all agreements for the granting of any right in or to Copyrights (whether or not such Grantor is licensee or licensor thereunder) including those referred to on Schedule 1 hereto (collectively, "Copyright Licenses").

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement and Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect  to  the  security interest in the  Copyrights  made  and  granted hereby are more fully set forth

EXHIBIT F-1

in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Applicable Law. This Copyright Security Agreement and the rights and obligations of the parties hereunder shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law principles insofar as such principles would defer to the substantive laws of some other jurisdiction.

SECTION 5. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT F-2

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF EACH GRANTOR]

By: __________________________________

                                                                                          Name:

                                                                                          Title:

Accepted and Agreed:

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

By:    _______________________________________________

          Name:

          Title:

EXHIBIT F-3

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

EXHIBIT F-4

EXHIBIT G

TO U.S. PLEDGE AND SECURITY AGREEMENT

PATENT SECURITY AGREEMENT

Patent Security Agreement, dated as of ____________, 200__ (as amended, restated or otherwise modified from time to time, the "Patent Security Agreement"), between each of [INSERT NAMES OF GRANTORS} (collectively, the "Grantors"), and GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as collateral agent for the Secured Parties (together with any successors and assigns thereto in such capacity, the "Collateral Agent").

W I T N E S S E T H:

W HEREAS , Grantors are party to a U.S. Pledge and Security Agreement dated as of April I, 2008 (the "Pledge and Security Agreement") between each of the Grantors and the other grantors thereto and the Collateral Agent pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement;

N OW , T HEREFORE , in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement, the Grantors hereby agree with the Collateral Agent, as follows:

SECTION I. Defined Terms. Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Grantor hereby pledges and grants to Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Patent Collateral"):

(a)   all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing (collectively, "Patents"), including, but not limited to: (i) each patent and patent application referred to on Schedule I hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and

(b)   all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including those referred to on Schedule I hereto (collectively, "Patent Licenses").

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent  for the  Secured  Parties  pursuant  to  the  Pledge and  Security  Agreement  and Grantors

EXHIBIT G-I

hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Applicable Law. and the rights and obligations of the parties hereunder shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law principles insofar as such principles would defer to the substantive laws of some other jurisdiction..

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT G-2

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF EACH GRANTOR]

By:    _____________________________________

          Name:

          Title:

Accepted and Agreed:

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

By:  _____________________________________

        Name:

        Title:

EXHIBIT G-3

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND APPLICATIONS

EXHIBIT G-4

EXHIBIT 1-2 TO

 CREDIT AND GUARANTY AGREEMENT

CANADIAN SECURITY AGREEMENT

EXHIBIT 1-2

Execution version

CANADIAN PLEDGE AND SECURITY AGREEMENT

THIS AGREEMENT is made as of April 1, 2008.

TO:                            Goldman Sachs Credit Partners L.P., in its capacity as collateral agent for the benefit of the Secured Parties (together with its successors and assigns in such capacity, "Collateral Agent")

GRANTED BY:        Abitibi-Consolidated Company of Canada (together with its successors and assigns, the "Borrower")

AND BY :                   Each of the Persons listed on the signature pages hereto as a grantor, and any other Person that becomes a party hereto (each, together with its successors and assigns, and together with the Borrower, a "Grantor", and collectively, the "Grantors")

RECITALS:

A.        Pursuant to the credit and guarantee agreement (as amended, supplemented, restated, extended, renewed or replaced from time to time, the "Credit Agreement") dated as of the date hereof between the Borrower, Abitibi-Consolidated Inc., the other Grantors, Lenders from time to time party thereto, Collateral Agent, Goldman Sachs Credit Partners L.P., as administrative agent, and others, the Lenders have agreed to make available to the Borrower certain credit facilities in accordance therewith.

B.        Each Grantor (other than the Borrower) is an affiliate of the Borrower, and as such has agreed to guarantee the Guaranteed Obligations pursuant to the Credit Agreement.

C.        As security for its Secured Obligations, each Grantor has agreed to grant to Collateral Agent, for the benefit of the Secured Parties, a security interest in the Secured Property of such Grantor.

THEREFORE , the parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1          Defined Statutory Terms

Unless the context otherwise requires or unless otherwise specified, all the terms used in this Agreement without initial capitals, which are defined in the PPSA or the STA, have the same meanings in this Agreement as in the PPSA or the STA, as applicable.

1.2          Definitions

All initially capitalized terms used and not defined elsewhere in this Agreement have the meanings given to them in the Credit Agreement, and the following words and terms have the meanings set out below:

"Account Debtor" means any Person who becomes obligated to any Grantor under, with respect to, or on account of, an Account;

"Accounts" means all accounts now or in the future owned by any Grantor, and includes all accounts receivable, other receivables, book debts, claims and other forms of monetary obligations or rights now or in the future owned, received or acquired by, or belonging or owing to, any Grantor, whether arising out of goods sold or services rendered by it, or from any other transaction, and "Account" means anyone of them;

"Agreement" means this pledge and security agreement (including, for the avoidance of doubt, the preamble and recitals, definitions incorporated herein by reference and any exhibits and schedules attached hereto) as it and they may be amended, supplemented, extended, renewed, restated or otherwise modified from time to time;

"Chattel Paper" means all or any part of any present or future interest of any Grantor in chattel paper;

"CIPO" means the Canadian Intellectual Property Office;

"Collateral Records" means books, records, ledgers, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Secured Property or Fixed Asset Collateral, as the case may be, or are otherwise necessary or helpful in the collection or use thereof or realization thereupon;

"Collateral Report" means any certificate, report or other document delivered by any Grantor to Collateral Agent or any Lender with respect to the Secured Property pursuant to any Credit Document;

"Collateral Support" means any property or right, title or interest therein assigned, hypothecated or otherwise securing any Secured Property or Fixed Asset Collateral, as the case may be, or the payment or performance thereof, including any security agreement or other agreement granting a lien or security interest in such property;

"Contracts" means any contracts, agreements, indentures, licences, commitments, entitlements, consents, permits, engagements or other arrangements, including any investment with or interest in any Person which does not constitute Pledged Investment Property or Excluded Securities, whether written or unwritten, to which any Grantor is now or subsequently a party or has a benefit, right, or in which any Grantor now has or subsequently acquires an interest;

"Control Agreement" means any present or future agreement or agreements entered into by any Grantor, Collateral Agent and the applicable issuer, securities intermediary or futures intermediary, whereby the parties intend for Collateral Agent to obtain control of Pledged Investment Property, which agreement shall be in form and substance satisfactory to Collateral Agent;

"Copyrights" means all of the following (a) all copyrights and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in CIPO or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof;

"Designs" means all of the following: (a) all industrial designs and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in CIPO or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof;

"Documents of Title" means all or any part of any documents of title, whether negotiable or non-negotiable, including all warehouse receipts and bills of lading, in which any Grantor now or subsequently has an interest;

"Equipment" means all goods in which any Grantor now or subsequently has an interest other than Inventory or consumer goods, including all tools, apparatus, fixtures, plant, machinery and furniture;

"Equivalent Amount" in one currency on any day means the amount of such currency that would result from Collateral Agent converting into such currency another currency at approximately 12:00 noon (New York time) on such day in accordance with Collateral Agent's customary practice;

"Excluded Securities" means, collectively, Equity Interests issued by of (a) any Subsidiary of any Grantor; and (b) any Person to the extent that a security interest in the Equity Interests of such Person is prohibited by or in violation of a term, provision or condition of any organizational document or agreement to which any Grantor is a party (except to the extent that any such term, provision or condition is not effective at law to limit or restrict the grant of the Security Interest in such securities); provided that Excluded Securities shall not include the Proceeds of any of the foregoing;

"Fixed Asset Collateral" means certain of each Grantor's present and after acquired personal property, including all undertakings, property, rights and assets of every nature and kind, now owned or subsequently acquired and at any time and from time to time existing or in which any such Grantor has or acquires an interest, wherever situate, and, in each case, consisting of:

(i)           Equipment;

(ii)          Intellectual Property Rights;

(iii)         Fixed Asset Collateral Insurance;

(iv)         Fixed Asset Equity Interests;

(v)          each Fixed Asset Collateral Account and all property deposited therein;

(vi)         Fixed Asset Real Property;

(vii)         to the extent not otherwise included above, all Documents of Title, Contracts, Collateral Records and Collateral Support directly and to the extent relating to any of the foregoing;

(viii)        all Proceeds of any of the foregoing received by the applicable Grantor prior to the occurrence of a Fixed Asset Debt Event of Default (or following the cure and/or waiver thereot), but only so long as such Proceeds are held in the Fixed Asset Collateral Account; and

(ix)           all Proceeds of any of the foregoing received by the applicable Grantor after the occurrence of and during the continuance of a Fixed Asset Debt Event of Default;

"Fixed Asset Collateral Account" means any "Collateral Proceeds Account" (as defined in section 4.10 of the Senior Secured Note Indenture) established by a Grantor pursuant to the Senior Secured Note Indenture;

"Fixed Asset Collateral Insurance" means all insurance policies solely to the extent covering any or all of any Fixed Asset Collateral;

"Fixed Asset Debt Event of Default" means a "Fixed Asset Debt Default" as defined in the Intercreditor Agreement;

"Fixed Asset Equity Interests" means, collectively, (i) the Borrower's 60% equity interest in Manicouagan Power Company, and (ii) the Borrower's 75% equity interest in each of ACH Limited Partnership and it general partner, Abitibi-Consolidated Hydro Inc.;

"Fixed Asset Real Property" means the fee interests of the Grantors the land and buildings comprising II pulp and paper mills located in (i) Baie Comeau, Québec, (ii) Thorold, Ontario, (iii) Shawinigan (Grand-Mère), Québec (Laurentide), (iv) Alma, Québec, (v) Jonquière, Québec (Kénogami), (vi) Fort Frances, Ontario, (vii) Beaupré, Québec, (viii) Grand Falls, Newfoundland, (ix) Amos, Québec, (x) Clermont, Québec, (xi) and Bridgewater, United Kingdom;

"Futures Accounts" means all of the present or future futures accounts maintained for any Grantor by a futures intermediary, including all futures contracts carried in such futures accounts and the agreements between such Grantor and the futures intermediary governing such futures accounts;

"Instruments" means all or any part of any letters of credit, advices of credit, bills of exchange, depository notes, depository bills, banker's acceptances and other instruments in which any Grantor now or subsequently has an interest;

"Insurance" means all insurance policies covering any or all of any other Secured Property (regardless of whether Collateral Agent is the loss payee or an additional insured or named insured thereof);

"Intellectual Property Rights" means all rights in, arising out of, or associated with Copyrights, Designs, Patents, Trade-marks and trade secrets, whether registered or not or the subject of a pending application for registration, that are now or in the future owned by or licensed to any Grantor;

"Inventory" means all inventory including raw materials, works-in-progress, finished goods and by-products, spare parts, operating supplies, packing, shipping and packaging materials of or relating to the business of any Grantor;

"Issuers" means the issuers in respect of all Pledged Securities and Pledged Indebtedness, including those issuers listed on Schedule 4.1 (h);

"Joinder" has the meaning specified in Section 8.1;

"Money" means all or any part of any money in which any Grantor now has or subsequently acquires an interest;

"Patents" means all of the following: (a) all letters patent of invention and all applications for letters patent, all design patents and all registrations and recordings thereof, including registrations, recordings and applications in CIPO or in any similar office or agency in any other country or political subdivision thereof, and (b) all reissues, continuations, continuations-in-part, extensions, divisions, and re-examinations thereof;

"Pledged Indebtedness" means all present and future Indebtedness for borrowed money owed to any Grantor by any Person, and includes all Indebtedness set out on Schedule 4.1 (h);

"Pledged Investment Property" means the Pledged Securities, the Securities Accounts and the Futures Accounts;

"Pledged Securities" means all Equity Interests now or in the future held by any Grantor, and including all warrants and options relating to such Equity Interests and any substitutions, additions and proceeds arising out of any consolidation, subdivision, reclassification, conversion, stock dividend or similar increase or decrease in or alteration of the capital of such Persons or any other event and any Equity Interests acquired pursuant to the exercise of a right or offer granted or made by any Grantor to the extent that any such right or offer arises out of the ownership of any Equity Interests in the capital of such Persons; provided, that Pledged Securities shall not include the Excluded Securities;

"PPSA" means the Personal Property Security Act (Ontario); provided, however, if the validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority of Collateral Agent's security interest in any Secured Property are governed by the personal property security laws or laws relating to movable property of any jurisdiction in Canada other than the Province of Ontario, PPSA shall include those personal property security laws or laws relating to movable property in such other jurisdiction for the purpose of the provisions hereof relating to such validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority and for the definitions related to such provisions;

"Proceeds" means all proceeds and personal property in any form derived directly or indirectly from any dealing with all or any part of the Secured Property and any insurance or payment or claim thereto or in respect thereof that indemnifies or compensates for such property lost, damaged or destroyed, and proceeds of proceeds and any part of any such proceeds;

"Secured Obligations" has the meaning specified in Section 3.1;

"Secured Parties" means the Agents and the Lenders, and shall include, without limitation, all former Agents and Lenders to the extent that any Secured Obligations owing to such Persons were incurred while such Persons were Agents or Lenders and have not been paid or satisfied in full.

"Secured Property" means, subject to Section 2.5, certain of each Grantor's present and after acquired personal property, including all undertakings, property, rights and assets of every nature and kind, now owned or subsequently acquired and at any time and from time to time existing or in which any such Grantor has or acquires an interest, wherever situate, and, in each case, consisting of:

(i)           Accounts;

(ii)          Chattel Paper;

(iii)         Instruments;

(iv)         goods (including Inventory);

(v)          Pledged Investment Property;

(vi)         Pledged Indebtedness;

(vii)        Money;

(viii)       Insurance;

(ix)          intangibles (including tax refunds);

(x)            to the extent not otherwise included above, all Documents of Title, Contracts, Collateral Records and Collateral Support relating to any of the foregoing; and

(xi)          in each case, any and all Proceeds of any of the foregoing;

"Securities Accounts" means all of the present or future securities accounts maintained for any Grantor by a securities intermediary, including all of the financial assets credited to such securities accounts, all related securities entitlements and the agreements between any Grantor and the securities intermediary governing such securities accounts;

"Security Interest" means the security interest granted by each Grantor pursuant to Section 2.1;

"STA" means the Securities Transfer Act (Ontario);

"Trade-marks" means all of the following: (a) all trade-marks, trade names, corporate names, business names, brands and brand names, trade dress, uniform resource locators, domain names, tag lines, designs, graphics, logos and other commercial symbols or business identifiers or indicia of origin, (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in CIPO or in any similar office or agency in any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing;

"Unlimited Company" means any unlimited liability company or corporation incorporated or otherwise constituted or continued under the laws of the Province of Alberta or the Province of Nova Scotia or any similar body corporate or other business entity formed under the laws of any other jurisdiction whose members or other equity holders may at any time become responsible for any of the obligations of that entity;

"Unlimited Liability Securities" means securities or other equity interests In an Unlimited Company;

"US Collateral" means personal property to the extent which, pursuant to the PPSA, the validity, attachment, perfection, effect of perfection or of non-perfection or priority with respect to a security interest in such personal property would be governed by the laws of the United States of America or any political subdivision thereof; and

"US$" and "US Dollars" means the lawful money of the United States of America.

1.3          Certain Rules of Interpretation

In this Agreement:

(a)           Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of any Grantor may be found.

(b)           Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement, and a reference to an "Article" or a "Section" means the specified article or section of this Agreement.

(c)           Including - Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

(d)           No Strict Construction - The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(e)           Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(f)            Severability - If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

(g)           Statutory references - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, revises, restates, supplements or supersedes any such statute or any such regulation or, in each case, any provision thereof.

(h)           Time - Time is of the essence in the performance of the parties' respective obligations.

1.4          Entire Agreement

This Agreement and the other Credit Documents constitute the entire agreement between the parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the other Credit Documents.

1.5          Schedules

The schedules to this Agreement, as listed below, are an integral part of this Agreement:

Schedule                                                              Description

4.1 (h)                                                    Pledged Investment Property

4.1 (i)                                                     Relevant Jurisdictions

1.6          Currency Matters

Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in US Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted into the Equivalent Amount of US Dollars on the date of calculation, comparison, measurement or determination.

ARTICLE 2

SECURITY INTEREST

2.1          Security Interest

As continuing security for the payment and the performance of each of the Secured Obligations, each Grantor grants to Collateral Agent, for the benefit of the Secured Parties, a first priority, continuing, specific and fixed security interest in all of such Grantor's Secured Property.

2.2          Fixed Nature of Security Interest

The Security Interest is intended to operate as a fixed and specific charge of all of the Secured Property presently existing, and with respect to all future Secured Property, to operate as a fixed and specific charge of such future Secured Property.

2.3          Attachment

Each Grantor acknowledges that value has been given and that it has not agreed to postpone the time of attachment of the Security Interest. The Security Interest of each Grantor is intended to attach, as to all Secured Property, and with respect to any particular item of Secured Property, upon the execution by such Grantor of this Agreement or a Joinder, as applicable, and such Grantor obtaining rights in such item of Secured Property or the power to transfer rights in such item of Secured Property to a secured party.

2.4          Leases

The last day of any term reserved by any real property lease or sublease, written or unwritten, or any agreement to lease or sublease real property, now held or subsequently acquired by any Grantor is excepted out of the Security Interest. As further security for the payment of the Secured Obligations, such Grantor agrees that it will stand possessed of the reversion of such last day of the term and shall hold it in trust for Collateral Agent for the purpose of this Agreement. Such Grantor shall assign and dispose of the same in such manner as Collateral Agent may from time to time direct in writing without cost or expense to the Secured Parties. Upon any sale, assignment, sublease or other disposition of such lease or sublease or agreement to lease or sublease, Collateral Agent shall, for the purpose of vesting the residue of any such term in any purchaser, sublessee or such other acquiror of the real property lease or sublease, agreement to lease or sublease or any interest in any of them, be entitled by deed or other written instrument to assign to such other person, the residue of any such term in place of such Grantor and to vest the residue freed and discharged from any obligation whatsoever respecting the same.

2.5          Certain Limited Exclusions

Notwithstanding anything to the contrary in this Agreement, in no event shall the Secured Property include or the Security Interest attach to the interests of any Grantor in:

(a)           any Contract if and to the extent that the grant of the Security Interest therein (i) is prohibited by law, or (ii) pursuant to the terms and provisions of such Contract, requires the consent of a third party unless such consent has been obtained (except to the extent that any such terms or provisions are not effective at law to limit or restrict the grant of the Security Interest, in which case this Agreement shall apply to the applicable Contract without regard to this Section 2.5(a). In each such case, the applicable Grantor shall, upon written request by Collateral Agent, promptly obtain the consent of any necessary third party to the grant of the Security Interest in the applicable Contract under this Agreement and to its assignment by Collateral Agent to any third party as a result of the exercise by Collateral Agent of remedies after demand. Upon such consent being obtained or waived, or such legal prohibition ceasing to be applicable, this Agreement shall apply to the applicable Contract without regard to this section and without the necessity of any further assurance to effect such assignment. Unless and until such consent is obtained as provided above or such legal prohibition shall cease to be applicable, such Grantor shall, to the extent it is not prohibited from doing so by law or the provisions of the applicable Contract, hold all benefit to be derived from such Contract in trust for Collateral Agent (including such Grantor's beneficial interest in any Contract which may be held in trust for Collateral Agent by a third party), as additional security for payment of the Secured Obligations and shall deliver up all such benefit to Collateral Agent, promptly upon demand by Collateral Agent;

(b)           Inventory constituting timber to be cut;

(c)           Fixed Asset Collateral; or

(d)           Excluded Securities;

provided , that the exclusions provided for in Section 2.5 shall not extend to any Proceeds of any asset, property or interest referred to therein.

2.6          Pledged Securities

(a)           Each Grantor has delivered to and deposited with Collateral Agent all security certificates evidencing Pledged Securities held by such Grantor as at the date of this Agreement together with all other necessary documents and effective endorsements to enable Collateral Agent or its agent or nominee, as Collateral Agent may direct, to be registered as the owner of and to transfer or sell or cause to be transferred or sold such Pledged Securities upon any enforcement of Collateral Agent's rights and remedies.

(b)           If any Grantor acquires any security certificates evidencing Pledged Securities after the date of this Agreement, such Grantor shall forthwith deliver and deposit all such security certificates to Collateral Agent, its agent or nominee, together with all other necessary documents and effective endorsements to enable Collateral Agent or its agent or nominee to be registered as the owner of and to transfer or sell or cause to be transferred or sold such Pledged Securities upon any enforcement of Collateral Agent's rights and remedies.

(c)           To the extent that any Pledged Securities are uncertificated securities registered in the name of any Grantor or its nominee or agent, such Grantor shall immediately:

(i)            except with respect to Unlimited Liability Securities, cause the Issuer of such Pledged Securities to register Collateral Agent or its agent or nominee, as Collateral Agent may direct, as the registered owner of such Pledged Securities; or

(ii)           deliver to Collateral Agent an irrevocable agreement of the Issuer of such Pledged Securities, in form and substance reasonably satisfactory to Collateral Agent, that the Issuer will comply with instructions that are originated by Collateral Agent without the further consent of such Grantor.

(d)           Each Grantor shall cause each Issuer of Pledged Securities (other than any Unlimited Liability Securities) to record on its securities register that such Pledged Securities have been pledged to Collateral Agent and agrees that it shall, at the request of Collateral Agent, promptly remove such recordation.

2.7          Securities Accounts

(a)           Each Grantor has caused each applicable securities intermediary in respect of the Securities Accounts maintained for such Grantor to irrevocably agree with Collateral Agent that such securities intermediary will comply with all entitlement orders that are originated by Collateral Agent and are made in respect of the financial assets credited to such Securities Accounts, without the further consent of such Grantor.

(b)           If any Grantor acquires any interest in any Securities Account after the date of this Agreement, such Grantor shall cause the applicable securities intermediary in respect of each such Securities Account maintained for such Grantor to irrevocably agree with Collateral Agent that such securities intermediary will comply with all entitlement orders that are originated by Collateral Agent and are made in respect of the financial assets credited to such Securities Account, without the further consent of such Grantor. If the applicable securities intermediary fails to enter into an agreement as contemplated in this Section 2.7(b) within a reasonable period of time, as determined by Collateral Agent acting reasonably, such Grantor shall move the Securities Account to a different securities intermediary and this Section 2.7(b) shall apply mutatis mutandis thereto.

2.8          Futures Accounts

(a)           Each Grantor has irrevocably agreed, and has caused the applicable futures intermediary in respect of each of the Futures Accounts maintained for such Grantor to irrevocably agree, with Collateral Agent that the futures intermediary will apply any value distributed on account of the futures contracts in such Futures Accounts as directed by Collateral Agent without further consent of such Grantor.

(b)           If any Grantor acquires any futures contracts after the date of this Agreement that are carried in a Futures Account, such Grantor irrevocably agrees, and shall cause the applicable futures intermediary in respect of such Futures Account to irrevocably agree, with Collateral Agent that such futures intermediary will apply any value distributed on account of the futures contracts carried in such Futures Account as directed by Collateral Agent without further consent of such Grantor. If the applicable futures intermediary fails to enter into an agreement as contemplated in this Section 2.8(b) within a reasonable period of time, as determined by Collateral Agent acting reasonably, such Grantor shall move the Futures Account to a different futures intermediary and this Section 2.8(b) shall apply mutatis mutandis thereto.

2.9          Pledged Indebtedness

(a)           Each Grantor has delivered to and deposited with Collateral Agent all promissory notes, instruments, and other documents evidencing Pledged Indebtedness owed to such Grantor as at the date of this Agreement, in each case endorsed in blank by such Grantor, together with all other necessary documents and effective endorsements to enable Collateral Agent or its agent or nominee, as Collateral Agent may direct, to be registered (if applicable) as the owner of and to transfer or sell or cause to be transferred or sold the Pledged Indebtedness upon any enforcement of Collateral Agent's rights and remedies.

(b)           If any Grantor acquires any promissory notes, instruments, and other documents evidencing Pledged Indebtedness after the date of this Agreement, such Grantor shall promptly deliver and deposit all such promissory notes, instruments, and other documents, in each case endorsed in blank by such Grantor, together with all other necessary documents and effective endorsements to enable Collateral Agent or its agent or nominee, as Collateral Agent may direct, to be registered (if applicable) as the owner of and to transfer or sell or cause to be transferred or sold such Pledged Indebtedness upon any enforcement of Collateral Agent's rights and remedies.

2.10        Certain Limitations

Sections 2.7 and 2.8 shall not apply to Securities Accounts or Futures Accounts having a value of less than, or having funds or other assets credited thereto with a value of less than, US$1 00,000 individually or US$300,000 in the aggregate for so long as such values are less than such amounts.

ARTICLE 3

OBLIGATIONS SECURED

3.1          Obligations

The Secured Property constitutes and will constitute continuing security for the following obligations (collectively, the "Secured Obligations") of any Grantor to any Secured Party:

(a)           Indebtedness - The prompt payment, as and when due and payable, of all Guaranteed Obligations.

(b)           Performance of Agreements - The strict performance and observance by any Grantor of all agreements, warranties, representations, covenants and conditions of such Grantor made pursuant to this Agreement or any other Credit Document, in each case as now in effect or as subsequently entered into, amended, restated, supplemented, renewed, extended or replaced from time to time.

ARTICLE 4

GRANTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1          Representations and Warranties

Each Grantor hereby represents and warrants to Collateral Agent and the Secured Parties on the date hereof the matters set out below:

(a)           Third Parties - Each of the Chattel Paper, Contracts and Instruments of such Grantor constituting  Secured Property is  genuine and enforceable. in accordance with its terms against the applicable counterparty, subject to bankruptcy, creditors' rights and equitable principles.

(b)           Amounts Due From Account Debtors

(i)        Each of the Accounts of such Grantor is genuine and enforceable in accordance with its terms against the applicable Account Debtor, subject to bankruptcy, creditors' rights and equitable principles;

(ii)       The amount represented by any Grantor to Collateral Agent from time to time as owing by each Account Debtor or by all Account Debtors, is the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, save and except for normal cash discounts where applicable and a reasonable reserve for bad debts, and no Account is or will be subject to any credits, rights of recoupment, set-offs, disputes, claims, defences, taxes or counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business);

(iii)      No Grantor has made any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by a Grantor in the ordinary course of its business for prompt payment;

(iv)      Each Account is, and was created in accordance with, in all material respects, all applicable laws;

(v)       The names of each Account Debtor, amounts owing in respect of each Account, each due date and other information with respect to each Account are correctly stated, in all material respects, in all Collateral Records of each Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Collateral Agent by any Grantor from time to time. As of the time when each Account arises, the applicable Grantor shall be deemed to have represented and warranted that such Account, and all Collateral Records relating thereto, are genuine and in all material respects what they purport to be at such time;

(vi)      No Account in excess of US$25,000 individually or US$I 00,000 in the aggregate are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada) or any other similar law;

(vii)     No Account in excess ofUS$50,000 individually or US$200,000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the Security Interest, except any consent which has been obtained; and

(viii)    with respect to each Account, there are no facts, events or occurrences known to any Grantor which in any way materially impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, statements and Collateral Reports with respect thereto.

(c)           No Other Corporate Names or Styles - It does not carry on business under or use any name or style other than the names specified in this Agreement, including any names in the French language.

(d)           Ownership of Collateral - Each Grantor has good and valid rights in and title to all of its existing Secured Property, and will have valid rights in and title to all after-acquired Secured Property.

(e)           Inventory - There are no restrictions, whether existing under applicable law or any Contract, on the ability of any Grantor to sell Inventory in the ordinary course of business and no such disposition of Inventory will require the consent of any Person payment of any monies to any Person.

(f)            PPSA Matters - The filing of financing statements under the PPSA are the only filings, recordings, or registrations necessary to establish a legal, valid and perfected security interest in favour of Collateral Agent in all of the Secured Property, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(g)           Security Interest - The Security Interest constitutes a legal, valid and perfected security interest in all the Secured Property securing the payment and performance of the Secured Obligations. The Security Interest is and shall be prior to any other Lien on any of the Secured Property, other than any Permitted Lien that has priority as a matter of law; and no Grantor has granted nor has it agreed to grant a Lien (other than Permitted Liens) in or any right to acquire an interest in any of the Secured Property other than pursuant to this Agreement. No adverse claim exists with respect to any financial asset constituting Secured Property.

(h)           Ownership of Pledged Investment Property

(i)        Each Grantor is the registered and beneficial owner of, and has good title to, the Pledged Securities held by such Grantor and none of the rights of such Grantor arising as the legal and beneficial owner of the Pledged Securities have been surrendered, cancelled or terminated;

(ii)       The Pledged Securities have been duly issued and are outstanding as fully paid and non-assessable securities (other than any Unlimited Liability Securities) and all of the warrants and options relating thereto are in full force and effect;

(iii)      All interests in any partnership or limited liability company in which any Grantor has an interest are securities or are held in a Securities Account;

(iv)      The jurisdiction and registered or chief executive offices of the Issuers of Pledged Securities which are uncertificated securities are as set forth in Schedule 4.1 (h);

(v)       No delivery has occurred in respect of any Pledged Securities that constitute uncertificated securities of the Issuers other than any delivery in favour of Collateral Agent;

(vi)      No Grantor has given its consent to any agreement whereby any of the Issuers agree  to  comply  with  instructions that are  originated by any Person other than such Grantor in respect of any Pledged Securities that constitute uncertificated securities, without the further consent of such Grantor, other than any such consents given by such Grantor relating to agreements for instructions to be originated by Collateral Agent;

(vii)     Each Grantor is the sole entitlement holder of all the security entitlements in respect of all of the financial assets credited to the Securities Accounts maintained for such Grantor, subject only to the security interests created by this Agreement;

(viii)    Each Grantor is the sole beneficial owner of all of the futures contracts carried in the Futures Accounts maintained for such Grantor, subject only to the security interests created by this Agreement;

(ix)       Each of the Securities Accounts and Futures Accounts is enforceable in accordance with its terms against the applicable securities intermediary or futures intermediary without any security interest or other Lien held by such securities intermediary or futures intermediary or right of set-off, netting or consolidation other than in respect of normal charges applicable to the maintenance of such Securities Accounts or Futures Accounts and brokerage fees incurred in the ordinary course of business;

(x)        No Grantor has given its consent to any agreement whereby the securities intermediary agrees, in respect of any Pledged Investment Property that constitutes a securities entitlement, to comply with entitlement orders or directions in respect of such securities entitlement that are originated by any Person other than the Grantor for whom the applicable Securities Account is maintained, without the further consent of such Grantor, other than any such consents given by such Grantor relating to agreements for entitlement orders to be originated by Collateral Agent, and no Person has control on behalf of any other Person, other than any nominee or agent of Collateral Agent, of any Pledged Investment Property that constitutes a securities entitlement; and

(xi)       No Grantor has entered into, or agreed to enter into, any agreement whereby the futures intermediary agrees, in respect of any Pledged Investment Property that constitutes a futures contract, to apply any value distributed on account of such futures contract as directed by any Person other than the Grantor for whom the applicable Futures Account is maintained, without such Grantor's further consent, other than any such agreements relating to directions to be given by Collateral Agent.

(i)            Relevant Jurisdictions - Schedule 4.1(i) identifies such Grantor's jurisdiction of organization, its full address (including postal code or zip code), chief executive office, all corporate offices and all places of business and, if the same is different, the address at which Collateral Records and the books and records of such Grantor are located, the address from which the invoices and accounts of such Grantor are issued and warehouses and other locations at which any tangible Secured Property is held or stored.

(j)            Information -All information supplied by any Grantor from time to time with respect to any of the Secured Property is and will be accurate and complete in all material respects.

All representations and warranties of any Grantor made in this Agreement or in any certificate, Collateral Report  or  other  document  delivered  by  or  on  behalf of such Grantor to or for the benefit of Collateral

Agent are material, shall survive and shall not merge upon the execution and delivery of this Agreement and shall continue in full force and effect. Collateral Agent shall be deemed to have relied upon such representations and warranties notwithstanding any investigation made by or on behalf of Collateral Agent at any time.

4.2          Covenants

Each Grantor covenants and agrees that:

(a)           Notification to Collateral Agent - It shall promptly notify Collateral Agent of:

(i)            Claims and Liens -any claim, adverse claim or Lien made or asserted against any of the Secured Property other than Permitted Liens;

(ii)           Material Adverse Effect -any event that could reasonably be expected to have a material adverse effect on the value of the Secured Property, the ability of any Grantor or Collateral Agent to dispose of the Secured Property or any material portion thereof, or the rights and remedies of Collateral Agent in relation thereto;

(iii)          Loss or Damage -all loss or damage to or loss of possession of all or any part of the Secured Property other than by disposition in accordance with the terms of the Credit Agreement; and

(iv)          Account Debtor Non-Performance -any failure of any Account Debtor, any securities intermediary in respect of a Securities Account or any futures intermediary in respect of a Futures Account in payment or performance of obligations due to such Grantor which may adversely affect the Secured Property.

(b)           Maintain the Secured Property - It shall take all reasonable steps to preserve and protect each material item of the Secured Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of its Trade-marks, consistent with the quality of the products and services as of the date hereof. It shall perform all of the obligations undertaken by it relating to or arising in connection with each item of the Secured Property, including in accordance with any Contract relating thereto, all in accordance with and pursuant to the terms and provisions thereof.

(c)           No Accessions or Fixtures - It shall prevent the Secured Property from becoming an accession to any property other than the Secured Property or from becoming a fixture to any real property unless the Security Interest ranks prior to the interests of all other Persons in such real property.

(d)           Marking the Secured Property - It shall, at the request of Collateral Agent, acting reasonably, mark or otherwise take appropriate steps to identify the Secured Property to indicate clearly that it is subject to the Security Interest.

(e)           Delivery of Documents - It shall deliver to Collateral Agent promptly upon request:

(i)        Documents - any Chattel Paper, Instruments and Documents of Title, and upon such delivery, where applicable, duly endorse the same for transfer in blank or as Collateral Agent may direct; provided, however, that such delivery requirement shall not apply to any Chattel Paper or Instrument having a face value amount of less than US$200,000 individually or US$500,000 in the aggregate;

(ii)       Contracts and Agreements - all material Contracts; and

(iii)      Other Information - such information concerning the Secured Property, the Grantor and the Grantor's business and affairs as Collateral Agent may reasonably request.

(f)          Changes and Other Names - It shall not, without giving 30 days (or such lesser period as Collateral Agent may agree) prior written notice to Collateral Agent, (i) change its name nor add a French form of name as it appears in official filings in the jurisdiction of its organization; (ii) change its registered office, head office, chief executive office, places of business, domicile (within the meaning of the Civil Cade a/Quebec), corporate offices or warehouses or locations at which any Secured Property is held or stored, or the location of the Collateral Records or its books and records; (iii) change the type of entity that it is; or (iv) change its jurisdiction of incorporation or organization. It shall provide Collateral Agent with an revised Schedule 4.1 (i) upon any change described in this Section 4.2(f) taking effect.

(g)         No Affecting the Security - It shall not do, permit or suffer to be done anything to adversely affect the ranking, validity or perfection of the Security Interest.

(h)         Negative Pledge - It shall not grant a security interest or other Lien, other than Permitted Liens, in any of the Secured Property to any Person other than Collateral Agent.

(i)          Defend Secured Property - It shall, at its own expense, take any and all actions necessary to (x) defend title to the Secured Property having a value of US$50,OOO, individually or in the aggregate, against any and all Persons, adverse claims or Liens, and against any and all suits, actions or proceedings, and (z) defend the Security Interest and the priority thereof against any Lien or adverse claim not expressly permitted to exist and to rank prior to the Security Interest.

(j)          No Transfer - It shall not sell, dispose of, assign, conveyor otherwise transfer any of the Secured Property, or any rights thereunder except as permitted under the terms of the Credit Agreement. For greater certainty, no such sale, disposition, assignment, conveyance or other transfer shall be to or in favour of any Credit Party unless such Credit Party is a Grantor hereunder.

(k)         Amounts Due from Account Debtors

(i)      It shall take all actions necessary to ensure that the representations and warranties set forth in Section 4.1 (b) are true and correct as if given on the date that any Account is created or acquired;

(ii)     It shall keep and maintain at its own cost and expense satisfactory and complete records of all Accounts, including, but not limited to, the originals of all documentation with respect to all Accounts and records of all payments received and all credits granted on Accounts, all merchandise returned and all other dealings therewith;

(iii)    Other than in the ordinary course of business, it shall not amend, modify, terminate or waive any provision of any Account;

(iv)    Following and during the continuation of an Event of Default, such Grantor shall not, without the prior consent of Collateral Agent, (w) grant any extension or renewal of the time of payment of any Account, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Account for less than the total unpaid balance thereof, (y) release, wholly or partially, any Account Debtor, or (z) allow any credit or discount thereon;

(v)     If (x) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on an Account exists, or (y) if, to the knowledge of any Grantor, any dispute, setoff, claim, counterclaim or defence exists or has been asserted or threatened with respect to an Account, it shall promptly disclose such fact to Collateral Agent in writing to the extent it relates to an Account in excess of US$1 ,000,000 and send Collateral Agent upon its request a copy of each credit memorandum as soon as issued; and

(vi)    Collateral Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Security Interest in the Accounts.

(l)            Inventory

(i)      It shall not deliver any Document of Title in respect of any Inventory to any Person other than the issuer of such Document of Title to claim the Inventory evidenced therefor, to third parties who are transporting Inventory or who have purchased Inventory pursuant to a transaction not prohibited by the Credit Agreement, or Collateral Agent;

(ii)     It shall promptly report to Collateral Agent any return of Inventory to any Grantor involving an amount in excess ofUS$l,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory;

(iii)    If any Inventory in excess of US$1 ,000,000 individually or US$2,000,000 in the aggregate is in possession or control of any warehouseman, bailee or other third party (other than a consignee under a consignment for which such Grantor is the consignor), it shall join with Collateral Agent in notifying the third party of the Security Interest and shall obtain an acknowledgment from such third party that such third party is holding the Inventory for the benefit of Collateral Agent and will permit Collateral Agent to have access to the Inventory for purposes of inspecting such Inventory or, following an Event of Default, to remove same from such premises if Collateral Agent so elects; and with respect to any Inventory in excess of US$1,000,000 individually or US$2,000,000 in the aggregate subject to a consignment for which such Grantor is the consignor, it shall file appropriate financing statements against the consignee and take such other action as may be reasonably necessary to ensure that it has a first priority perfected security interest in such Inventory; and

(iv)    It shall keep all Inventory having a value in excess of US$1,000,000 in the aggregate and any Documents of Title evidencing such Inventory in the locations specified on Schedule 4.1 (i) (as such schedule may be amended or supplemented from time to time in accordance with this Section 4.2(1)(iv), unless it shall have notified Collateral Agent in writing of any change in such locations at least thirty (30) days (or such lesser period as Collateral Agent may agree) prior to any change  in   such,   identifying  such   new   locations   and   providing  such  other

information in connection therewith as Collateral Agent may reasonably request. It shall provide Collateral Agent with an revised Schedule 4.1 (i) upon any change described in this Section 4.2(1)(iv) taking effect.

(m)          Evidence of Pledged Indebtedness - It will cause all its Pledged Indebtedness to be evidenced by a duly executed promissory note (or pursuant to a global note).

(n)           Pledged Investment Property

(i)      Additional Certificates -If any Grantor shall become entitled to receive or shall receive any security certificate, option or right in respect of the Pledged Securities, such Grantor shall accept such security certificates as Collateral Agent's agent, hold such security certificates in trust for Collateral Agent and forthwith deliver them to Collateral Agent (or to Collateral Agent's agent or nominee, as Collateral Agent may direct) in the exact form received, together with the documents and effective endorsements to enable Collateral Agent or its nominee to be registered as owner, to be held by Collateral Agent as additional security for the Secured Obligations. Any sums paid in respect of the Pledged Securities upon the liquidation or dissolution of an Issuer shall be paid to Collateral Agent to be held by it as part of the Pledged Securities. In case any distribution of capital shall be made in respect of the Pledged Securities or any property shall be distributed with respect to the Pledged Securities pursuant to the recapitalization, reclassification or reorganization of the capital of any Issuer, the property so distributed shall be delivered to Collateral Agent or its agent or nominee as Collateral Agent may direct to be held by it as part of the Pledged Securities. If any money or property paid or distributed in respect of the Pledged Securities shall be received by any Grantor, such Grantor shall, until such money or property is paid or delivered to Collateral Agent, hold the money or property in trust for Collateral Agent, segregated from other funds of such Grantor, as part of the Pledged Securities;

(ii)     No Granting of Control - It shall not:

(A)        deliver any Pledged Securities that constitute uncertificated securities to any Person other than Collateral Agent;

(B)         consent to any agreement whereby any Issuer agrees to comply with instructions that are originated by any Person other than Collateral Agent in respect of any Pledged Securities that constitute uncertificated securities;

(C)         consent to any agreement whereby the securities intermediary in respect of any Pledged Investment Property that constitutes a securities entitlement agrees to comply with entitlement orders that are originated by any Person other than Collateral Agent; or

(D)        enter into any agreement whereby the futures intermediary in respect of any Pledged Investment Property that constitutes a futures contract agrees to apply any value distributed on account of the futures contract as directed by any Person other than Collateral Agent.

(iii)    Change of Issuer Jurisdiction - It shall forthwith notify Collateral Agent of any change  of  jurisdiction  (including a  change in the jurisdiction of incorporation or organization), name, registered office, head office, chief executive office or principal place of business of an Issuer.

(iv)    Change of Intermediary Jurisdiction - It shall forthwith notify Collateral Agent forthwith if the jurisdiction (for the purposes of the PPSA and the STA) of a securities intermediary that maintains any Securities Account or of a futures intermediary that maintains a Futures Account is ever other than Ontario.

(v)     Change of Intermediary - It shall not change or add, or permit any change or addition of, any securities intermediary that maintains any Securities Account or any futures intermediary that maintains any Futures Account, in either case without first complying with the provisions of Section 2.7(b) in connection with Securities Accounts and Section 2.8(b) in connection with Futures Accounts.

ARTICLE 5

RIGHT TO DEAL

5.1          Rights before Default

Until the occurrence of an Event of Default and subject to the terms of this Agreement, each Grantor is entitled to deal with the Secured Property in accordance with the Credit Agreement; provided that no such action shall be taken which would impair the effectiveness of the Security Interest or the value of the Secured Property or which would be inconsistent with or violate the provisions of this Agreement, any other Credit Document, any other written agreement between Collateral Agent and any Grantor, or any Control Agreement or similar agreement. Upon the occurrence and during the continuance of an Event of Default, each Grantor shall and shall be deemed to hold all Proceeds in trust, separate and apart from other Money, Instruments, Pledged Investment Property or property, for the benefit of Collateral Agent, until all amounts owing by the Grantors to the Secured Parties have been paid in full.

5.2          Pledged Investment Property

Until the occurrence and during the continuance of an Event of Default, the Grantors shall be entitled to exercise all voting rights in respect of the Pledged Investment Property and to give consents, waivers, directions, notices and ratifications and take other action in respect thereof, provided, however, that no votes shall be cast or consent, waiver, direction, notice or ratification given or action taken which would:

(a)           be prejudicial to the Security Interest;

(b)           impair or reduce the value of or restrict the transferability, in any material respect, of the Pledged Securities; or

(c)           be inconsistent with or violate any provisions of this Agreement, any other Credit Document, any other written agreement between Collateral Agent and any Grantor, or any Control Agreement or similar agreement.

5.3          Dividends and Distributions and Use of Pledged Investment Property

Until the occurrence and during the continuance of an Event of Default, each Grantor shall be entitled to receive and deal with (except as restricted by this Agreement, any other Credit Document, any other written agreement between Collateral Agent and any Grantor, or any Control Agreement or similar agreement) any interest and regular cash dividends and other distributions at any time payable on or with respect to the Pledged Investment Property held by such Grantor, and Collateral Agent shall immediately deliver to such  Grantor the interest or regular cash dividends received by Collateral Agent; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Investment Property, whether resulting from a subdivision, combination or reclassification of the outstanding Pledged Investment Property or received in exchange for Pledged Investment Property or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, amalgamation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise, shall be and become part of the Pledged Investment Property, and, if received by a Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of Collateral Agent and shall be forthwith delivered to Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by Collateral Agent).

5.4          Rights and Duties of Collateral Agent

Upon the occurrence and during the continuance of an Event of Default, all of the Grantors' rights pursuant to Sections 5.1, 5.2 and 5.3 shall cease and Collateral Agent may enforce any Grantor's rights with respect to the Pledged Investment Property held by such Grantor. Upon the occurrence and during the continuance of an Event of Default, such Grantor shall and shall be deemed to hold all Pledged Investment Property not under the control of Collateral Agent in trust, separate and apart from other property and assets of such Grantor, for the benefit of Collateral Agent until the termination of the commitments in respect of all Secured Obligations and the payment in full of all Secured Obligations, and shall forthwith transfer control of such Pledged Investment Property to Collateral Agent, or its nominee or agent, as Collateral Agent may direct. Collateral Agent and its nominee shall not have any duty of care with respect to the Pledged Investment Property other than to use the same care in the custody and preservation of the Pledged Investment Property as it would with its own property. Collateral Agent or its nominee may take no steps to defend or preserve any Grantor's rights against the claims or demands of others. Collateral Agent or its nominee, however, shall use reasonable efforts to give the applicable Grantor notice of any claim or demand of which it becomes aware to permit such Grantor to have a reasonable opportunity to defend or contest the claim or demand.

ARTICLE 6

REMEDIES

6.1          Collateral Agent's Rights and Remedies

Upon the occurrence and during the continuance of an Event of Default, all of the Secured Obligations shall, at Collateral Agent's option and without notice to any Grantor, become immediately due and payable and Collateral Agent may, in its discretion, proceed to enforce payment and performance of the Secured Obligations and to exercise any or all of the rights and remedies contained in this Agreement, (including the signification and collection of any Grantor's Accounts), or otherwise afforded by law, in equity or otherwise. Collateral Agent shall have the right to enforce one or more remedies successively or concurrently in accordance with applicable law and Collateral Agent expressly retains all rights and remedies not inconsistent with the provisions in this Agreement including all the rights it may have under the PPSA. Without limitation, Collateral Agent may, upon the occurrence of and during the continuance of an Event of Default and to the extent permitted by applicable law:

(a)           Appointment of Receiver - Appoint by instrument in writing a receiver (which term shall for the purposes of the Credit Documents include a receiver and manager or agent) of any Grantor and of all or any part of the Secured Property and remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a receiver. Any such receiver appointed by Collateral Agent, with respect to responsibility for its acts, shall, to the extent permitted by applicable law, be deemed the agent of the Grantors and not of Collateral Agent. References to "Collateral Agent" in this Article include, where the context permits, any receiver so appointed and the officers, employees, servants or agents of such receiver.

(b)           Enter and Repossess - Immediately and without notice enter any Grantor's premises and repossess, disable or remove the Secured Property.

(c)           Retain the Secured Property - Retain and administer the Secured Property in Collateral Agent's sole and unfettered discretion, which discretion each Grantor acknowledges is commercially reasonable.

(d)           Dispose of the Secured Property - Dispose of any Secured Property by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are waived by each Grantor to the extent permitted by law. Collateral Agent may, to the extent permitted by law, at its discretion, establish the terms of such disposition, including terms and conditions as to credit, upset, reserve bid or price. All payments made pursuant to such dispositions shall be credited against the Secured Obligations only as they are actually received. Collateral Agent may, to the extent permitted by law, enter into, rescind or vary any contract for the disposition of any Secured Property and may dispose of any Secured Property again without being answerable for any related loss. Any such disposition may take place whether or not Collateral Agent has taken possession of the Secured Property.

(e)           Foreclosure - Foreclose upon the Secured Property.

(f)            Pledged Investment Property -

(i)            Exercise of Rights - Direct, by written notice to the applicable Grantor and to any Issuer of Pledged Investment Property or to any securities intermediary or futures intermediary in respect of Pledged Investment Property, as may be applicable, that all or part of the rights of the Grantors in the Pledged Investment Property, including the right to vote, give consents, entitlement orders, instructions, directions, waivers or ratifications and take other actions and receive interest or regular cash dividends, payments or other distributions shall cease, and upon such election all such rights shall become vested in Collateral Agent or as it may direct;

(ii)           Rights as Owners - Transfer and register in its name or in the name of its nominee the whole or any part of any Pledged Investment Property (if it has not already done so), exercise any or all of the rights and privileges attaching to the Pledged Investment Property and deal with the Pledged Investment Property as if Collateral Agent were the absolute owner of the Pledged Investment Property (including the right to exchange at its discretion, any and all of the Pledged Investment Property upon the applicable Issuer's amalgamation, merger, consolidation, reorganization, recapitalization, restructuring or other readjustment or upon such Issuer's exercise of any right, privilege or option pertaining to any of the Pledged Investment Property and to deposit and deliver any and all of the Secured Property with any committee, depositary, transfer agent, registrar, securities intermediary, futures intermediary, clearing agency or other designated agency upon such terms and conditions as it may determine) and collect, draw upon, receive, appropriate and sell all or any part of the Pledged Investment Property; and

(iii)          Application to Debt - Apply any dividends, interest, distributions and other payments payable to Collateral Agent in respect of the Pledged Investment Property to the Secured Obligations, in accordance with Section 6.3.

(g)           Bankruptcy Claims -File proofs of claims or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, arrangement, dissolution or other proceedings (voluntary or otherwise) relating to any Grantor.

(h)           Enforcing Third Party Obligations - In any Grantor's name, perform, at such Grantor's expense, any and all of such Grantor's obligations or covenants relating to the Secured Property and enforce performance by any other parties of their obligations in relation to the Secured Property and settle any disputes with other parties upon terms that Collateral Agent deems appropriate, in its discretion.

(i)            Collection of Accounts - On its own account or through a receiver, receiver-manager or agent and whether alone or in conjunction with the exercise of all or any other remedies contemplated by this Agreement, notify and direct Account Debtors and any Person obligated to any Grantor under a promissory note or bill of exchange to make all payments whatsoever to Collateral Agent and Collateral Agent shall have the right, at any time, to hold all amounts acquired from any Account Debtors and any Person obligated to any Grantor under a promissory note or bill of exchange and any Proceeds as part of the Secured Property. Upon the occurrence, and during the continuance of, an Event of Default any payments received by any Grantor shall be held by such Grantor in trust for Collateral Agent in the same medium in which received, shall not be commingled with any assets of such Grantor and shall, at the request of Collateral Agent be turned over to Collateral Agent not later than the next Business Day following the day of their receipt.

(j)            Carry on Business - Carry on or concur in the carrying on of all or any part of the business of any Grantor and may, in any event, to the exclusion of all others, including such Grantor, enter upon, occupy and use all premises of or occupied or used by such Grantor and use any of the personal property (which shall include fixtures) of such Grantor for such time and such purposes as Collateral Agent sees fit. Collateral Agent shall not be liable to any Grantor for any neglect in so doing or in respect of any related rent, costs, charges, depreciation or damages.

(k)           Payment of Liens - Pay any Liens or other claims that may exist or be threatened against the Secured Property, and any amount so paid together with costs, charges and expenses incurred shall be added to the Secured Obligations.

(I)            Payment of Deficiency - If the proceeds of realization are insufficient to pay all monetary Secured Obligations, the Grantors shall forthwith pay or cause to be paid to Collateral Agent any deficiency and Collateral Agent may sue any Grantor to collect the amount of such deficiency; and

(m)          Dealing with Secured Property - Subject to applicable law, seize, collect, realize, borrow money on the security of, release to third parties, sell (by way of public or private sale), lease or otherwise deal with the Secured Property in such manner, upon such terms and conditions, at such time or times and place or places and for such consideration as may seem to Collateral Agent advisable and without notice to any Grantor. Collateral Agent may charge on its own behalf and pay to others sums for expenses incurred and for services rendered (expressly including legal, consulting, broker, management, receivership and accounting fees) in or in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Secured Property and may add all such sums to the Secured Obligations.

6.2          Assemble the Secured Property

To assist Collateral Agent in the implementation of such rights and remedies, each Grantor will, at its own risk and expense and immediately upon Collateral Agent's request, assemble and prepare for removal such items of the Secured Property as are selected by Collateral Agent as shall, in Collateral Agent's sole judgment, have a value sufficient to cover all the Secured Obligations.

6.3          Allocation of proceeds

All monies collected or received by Collateral Agent in respect of the Secured Property shall be applied by Collateral Agent in accordance with Section 8.2 of the Credit Agreement.

6.4          Waivers and Extensions by Collateral Agent

Collateral Agent may waive default or any breach by any Grantor of any of the provisions contained in this Agreement pursuant to the Credit Agreement. No waiver shall extend to a subsequent breach or default, whether or not the same as or similar to the breach or default waived and no act or omission of any Secured Party shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default of any Grantor or the rights of any Secured Party resulting therefrom. Any such waiver must be in writing and signed by Collateral Agent and other Secured Parties as required pursuant to the terms of the Credit Agreement to be effective.

Collateral Agent may also grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release the Secured Property to third parties and otherwise deal with any Grantor's guarantors or sureties and others and with the Secured Property and other securities as Collateral Agent may see fit without prejudice to the liability of such Grantor to the Secured Parties, or Collateral Agent's rights, remedies and powers under this Agreement. No extension of time, forbearance, indulgence or other accommodation now, heretofore or hereafter given by Collateral Agent to any Grantor shall operate as a waiver, alteration or amendment of the rights of Collateral Agent or otherwise preclude Collateral Agent from enforcing such rights.

6.5          Remedies Cumulative

For greater certainty, it is expressly understood and agreed that the rights and remedies of Collateral Agent under this Agreement are cumulative, non-exclusive and are in addition to and not in substitution for any rights or remedies provided by law or equity; and any single or partial exercise by Collateral Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement shall not be deemed to be a waiver of, or to alter, affect or prejudice, any other right or remedy to which Collateral Agent may be lawfully entitled for such default or breach.

6.6          Statutory Waivers by Grantors

To the fullest extent permitted by law, each Grantor waives all of the rights, benefits and protections given by the provisions of any existing or future statute which imposes limitations upon the powers, rights or remedies of Collateral Agent or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

6.7          Effect of Possession or Receiver

As soon as Collateral Agent takes possession of any Secured Property or appoints a receiver, all powers, functions, rights and privileges of the Grantors with respect to the Secured Property shall cease, unless specifically continued by the written consent of Collateral Agent or the receiver.

6.8          Set-off or Compensation

In addition to and not in limitation of any rights granted now or after the date of this Agreement at law, upon the occurrence and during the continuance of an Event of Default, each of Collateral Agent and the other Secured Parties may at any time and from time to time without notice to any Grantor (it being expressly waived by each Grantor) set-off and compensate and apply any and all securities accounts, futures accounts, deposits, general or special, term or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by such Secured Party, or to appropriate any other properties or assets at any time held by such Secured Party, to or for the credit of or the account of any Grantor, against and on account of the Secured Obligations, even if any of them are contingent or unmatured.

6.9          Sale of Pledged Investment Property

Collateral Agent shall give to the applicable Grantor notice of any sale pursuant to Subsection 6.1 (d). Any sale pursuant to this Section 6.9 may be made, whether commercially reasonable or not, with or without any special condition as to the upset price, reserve bid, title or evidence of title or other matter and may be made from time to time as Collateral Agent in its sole discretion deems fit, with power to vary or rescind any sale or buy in at any public sale and resell without being answerable for any loss. Collateral Agent may sell the Pledged Investment Property for a consideration payable by instalments either with or without taking security for the payment of the instalments and may make and deliver to any purchaser good and sufficient conveyances of the Pledged Investment Property and give receipts for the purchase money, and the sale shall be a perpetual bar, both at law and in equity, against each Grantor and all those claiming an interest by, from, through or under such Grantor. If there is a sale pursuant to this Section 6.9, each Grantor agrees to provide all information, certificates and consents required under applicable securities laws or under the rules, by-laws or policies of the exchanges on which any of the Pledged Investment Property may be listed and posted for trading to permit the sale of the Pledged Investment Property in compliance with the applicable laws, rules, by-laws or policies.

Without limiting the generality of Section 6.1 (d), each Grantor acknowledges that when disposing of any of the Pledged Investment Property, Collateral Agent may be unable to effect a public sale of any or all of the Pledged Investment Property, or to sell any or all of the Pledged Investment Property as a control block sale at more than a stated premium to the "market price" of any securities forming part of the Pledged Investment Property, by reason of certain provisions contained in applicable securities laws and applicable securities laws of other jurisdictions but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Investment Property as principal and to comply with any other resale restrictions provided for in the applicable securities laws and other applicable securities laws. Each Grantor acknowledges and agrees that any private sale may result in prices and other terms less favourable to the seller than if the sale were a public sale or a control block sale and, notwithstanding such circumstances, agrees that any private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Investment Property for the period of time necessary to permit the issuer of the Pledged Investment Property to qualify the Pledged Investment Property for public sale under the applicable securities laws or under applicable securities laws of other jurisdictions even if the issuer would agree to do so, or to permit a prospective purchaser to make a formal offer to all or substantially all holders of any class of securities forming any part of the Pledged Investment Property.

In addition, since United States federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Investment Property may be effected, each Grantor agrees that Collateral Agent may attempt to sell in the United States all or any part of the Pledged Investment Property by a private placement. In so doing, Collateral Agent may solicit offers to buy all or any part of the  Pledged  Investment  Property  for  cash,  from  a  limited  number  of investors deemed by Collateral

Agent, in its sole discretion, to be responsible parties who might be interested in purchasing the Pledged Investment Property. If Collateral Agent shall solicit offers from not less than five investors, then the acceptance by Collateral Agent of the highest offer obtained shall be deemed to be a commercially reasonable method of disposition of the Pledged Investment Property.

6.10        Limitation of Liability

Collateral Agent shall not be liable or accountable:

(a)           by reason of any entry into or taking possession of all or any of the Secured Property, to account as mortgagee in possession or for anything except actual receipts, or for any loss on realization or any act or omission for which a secured party in possession might be liable; or

(b)           for any failure to (i) exercise or exhaust any of its rights and remedies, (ii) take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Secured Property, or (iii) protect the Secured Property from depreciating in value or becoming worthless, and shall not, in each case, be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of Collateral Agent, any Grantor or any other Person in respect of same.

Collateral Agent shall not by virtue of these presents be deemed to be a mortgagee in possession of the Secured Property. Each Grantor releases and discharges Collateral Agent and the receiver from every claim of every nature, whether sounding in damages or not, which may arise or be caused to such Grantor or any Person claiming through or under such Grantor by reason or as a result of anything done or not done by Collateral Agent or any successor or assign claiming through or under Collateral Agent or the receiver under the provisions of this Agreement unless such claim be the result of gross negligence or wilful misconduct.

6.11        Redemption of Secured Property

At any time before Collateral Agent has: (a) disposed of the Secured Property; or (b) elected irrevocably to retain all or part of the Secured Property, a Grantor may redeem the Secured Property by tendering payment of the aggregate amount of the outstanding Secured Obligations at such time.

6.12        Grant of License to Use Intellectual Property Rights

For the purpose of enabling Collateral Agent to exercise rights and remedies under this Agreement at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by Collateral Agent at any time after and during the continuance of an Event of Default, grant to Collateral Agent an irrevocable (until the termination of the Credit Agreement) non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or, solely to the extent necessary to exercise such rights and remedies, sublicense any of the Grantors' Intellectual Property Rights, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 6.12 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property; provided, further, that such licenses to be granted hereunder with respect to Trade-marks shall be subject to the maintenance of quality standards with respect  to  the goods and  services on which such Trade-marks are used sufficient to preserve the validity of such Trade-marks. The use of such license by Collateral Agent may be exercised, at the option of Collateral Agent, during the continuation of an Event of Default; provided that any permitted license, sublicense or other transaction entered into by Collateral Agent in accordance herewith shall be binding upon Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE 7

POWER OF ATTORNEY

7.1          Grant

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Grantor irrevocably constitutes and appoints Collateral Agent as the true and lawful attorney of such Grantor with power of substitution in the name of such Grantor to do any and all acts and things, complete any endorsements or registrations and execute and deliver all agreements, documents and instruments as Collateral Agent, in its sole discretion, considers necessary or desirable to carry out the provisions and purposes of this Agreement or to exercise its rights and remedies, provided that such power of attorney shall not be exercised until an Event of Default has occurred and is continuing. Each Grantor ratifies and agrees to ratify all acts of any attorney taken or done in accordance with this Section 7.1. This power of attorney being coupled with an interest shall not be revoked or terminated by any act and shall remain in full force and effect until this Agreement has been terminated.

ARTICLE 8

ADDITIONAL GRANTORS

8.1          Addition of New Grantors

Additional Persons may from time to time after the date of this Agreement become Grantors under this Agreement by executing and delivering to Collateral Agent a supplemental agreement (together with all schedules thereto, a "Joinder") to this Agreement, in substantially the form attached hereto as Exhibit A. Effective from and after the date of the execution and delivery by any Person to Collateral Agent of a Joinder:

(a)           such Person shall be, and shall be deemed for all purposes to be, a Grantor under this Agreement with the same force and effect, and subject to the same agreements, representations (except that such representations shall be deemed to be given as of the date such Grantor executes a Joinder), indemnities, liabilities, obligations, liens and Security Interest, as if such Person had been an original signatory to this Agreement as a "Grantor"; and

(b)           all Secured Property of such Person shall be, and shall be deemed for all purposes to be, "Secured Property" of such Person for the purposes of this Agreement and subject to the "Security Interest" granted by such Person in accordance with the provisions of this Agreement as security for the due payment and performance of the Secured Obligations of such Person.

The execution and delivery of a Joinder by any additional Person shall not require the consent of any Grantor and all of the liabilities and obligations of any Grantor under this Agreement, and the Security Interest granted by each Grantor shall remain in full force and effect and shall not be affected or diminished by the addition or release of any other Grantor hereunder.

ARTICLE 9

GENERAL

9.1          Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a "Notice") shall be in writing and shall be sufficiently given if delivered in accordance with the Credit Agreement.

9.2          Continuing Security

The Security Interest is not in substitution for any other security for the Secured Obligations or for any other agreement between the parties creating a security interest in all or part of the Secured Property, whether made before or after this Agreement, and such security and such agreements shall be deemed to be continuing and not affected by this Agreement unless Collateral Agent and the Grantors expressly provide to the contrary in writing.

9.3          Amendment

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any party, shall be binding unless executed in writing by the necessary Persons as required pursuant to the Credit Agreement.

9.4          Assignment and Enurement

This Agreement may be assigned by Collateral Agent in accordance with the Credit Agreement and any such assignee shall be entitled to exercise any and all discretions, powers and rights of Collateral Agent under this Agreement. No Grantor may assign this Agreement or any of its rights or obligations under this Agreement unless permitted to do so pursuant to the Credit Agreement. All of Collateral Agent's rights under this Agreement shall enure to the benefit of its successors and assigns and all of any Grantor's obligations under this Agreement shall bind such Grantor and its successors and assigns.

9.5          Further Assurances

Each Grantor shall at all times do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and shall provide such further documents or instruments required by Collateral Agent as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or perfecting the Security Interest and the priority accorded to them by law or under this Agreement.

9.6          Access; Right of Inspection

Collateral Agent shall at all times have full and free access during normal business hours and upon reasonable prior notice, to all Collateral Records and the books, correspondence and records of each Grantor; provided that, prior notice shall not be required upon the occurrence and during the continuance of any Default or Event of Default. Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Collateral Agent and its representatives shall at all times also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Secured Property of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein; provided that as long as no Default or Event of Default has occurred and is continuing, Collateral Agent and/or its representatives shall enter such premises during normal business hours and upon reasonable prior notice. As long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall, and shall cause its representatives to, endeavour to minimize the cost and disruption of the Grantors' business resulting from any such access and inspection.

9.7          Filings

Each Grantor will promptly effect all registrations, filings, recordings and all re-registrations, re-filings and re-recordings of or in respect of this Agreement and the Security Interest in all offices in all jurisdictions and at such times as may be necessary or of advantage in perfecting, maintaining and protecting the validity, effectiveness and priority of such Security Interest. Collateral Agent is, however, authorized, at its option, to make such registrations, filings or recordings or such re-registrations, re-filings or re-recordings against such Grantor as it may deem necessary or appropriate to perfect, maintain or protect the Security Interest.

9.8          Execution and Delivery

This Agreement may be executed by the parties in counterparts and may be executed and delivered by facsimile or other electronic means and all such counterparts, facsimiles or other electronic means shall together constitute one and the same agreement.

Each Grantor acknowledges receiving a copy of this Agreement and hereby waives any right it has to receive a copy of any financing statement or financing change statement with respect to any registrations made at the Ontario Personal Property Registry, or any similar registries in other jurisdictions, pursuant hereto.

9.9          Security Interest Effective Immediately

Neither the execution of, nor any filing with respect to, this Agreement shall obligate any Lender to make any advance or loan or further advance, or bind any Lender to grant or extend any credit to the Grantors, but the Security Interest shall take effect forthwith (a) with respect to Grantors party hereto on the date hereof, upon the execution of this Agreement by such Grantors, and (b) with respect to any Person that becomes a Grantor after the date hereof, upon the execution of a Joinder by such Grantor.

9.10        Reasonableness

Each Grantor acknowledges that the provisions of this Agreement and, in particular, those respecting rights, remedies and powers of the Secured Parties and any receiver against any Grantor, its business and any Secured Property upon the occurrence of an Event of Default, are commercially reasonable and not manifestly unreasonable.

9.11        Discharge

Upon termination of the commitments in respect of all Secured Obligations and full and final payment and performance by the Grantors of the Secured Obligations, Collateral Agent shall upon request in writing by the Grantors deliver up this Agreement to the Grantors and shall at the expense of the Grantors cancel and discharge the Security Interest and execute and deliver to the Grantors such documents as shall be requisite to discharge the Security Interest. Collateral Agent authorizes Borrower or its designees to take all necessary steps to remove Collateral Agent, on behalf of the Secured Parties, as loss payee and/or additional insured from each policy of insurance of the Credit Parties, such authorization to become effective upon termination of the commitments in respect of all Secured Obligations and full and final payment and  performance by the  Grantors of the Secured  Obligations.  Upon any disposition of property permitted by the Credit Agreement, the Security Interest shall be deemed to be automatically released in respect of such property and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person.

9.12        Intercreditor Agreement

Notwithstanding anything herein to the contrary, this Agreement and the terms hereof are subject, in all respects, to the terms of Intercreditor Agreement, to the extent applicable hereto.

9.13        Attornment

Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction. Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.14        Unlimited Liability Securities

Notwithstanding any other provision in this Agreement, to the extent that any Unlimited Liability Securities constitute Secured Property, Collateral Agent shall not become or be deemed to become a member, shareholder or other equity holder, or obtain or have the right to obtain any other indicia of ownership of any Unlimited Company, and no provision in this Agreement (except this Section 9.14) or actions taken by Collateral Agent pursuant to this Agreement which might provide or be deemed to provide otherwise, in whole or in part, shall, without the express written consent of Collateral Agent, apply in respect of Unlimited Liability Securities. For the avoidance of doubt, and except as otherwise provided in the last sentence of this Section 9.14, no provision of this Agreement or actions taken by Collateral Agent pursuant to this Agreement shall apply, or be deemed to apply, so as to cause Collateral Agent to be, and Collateral Agent shall not be or be deemed to be or entitled to:

(a)           be registered as a shareholder, member or other equity holder, or apply to be registered as a shareholder, member or other equity holder, of any Unlimited Company;

(b)           request or assent to a notation being entered in its favour in the share or equity register in respect of Unlimited Liability Securities;

(c)           hold itself out as a shareholder, member or other equity holder of any Unlimited Company; or

(d)           act or purport to act as a shareholder, member or other equity holder of any Unlimited Company, or obtain, exercise or attempt to exercise any rights of a shareholder, member or other equity holder, including the right to attend a meeting of, or to vote any Unlimited Liability Securities or to be entitled to receive or receive any distribution in respect of Unlimited Liability Securities.

The foregoing limitation shall not restrict Collateral Agent from exercising the rights which it is entitled to exercise hereunder in respect of any Unlimited Liability Securities constituting Collateral at any time that Collateral Agent shall be entitled to realize on all or any portion of the Collateral.

9.15        Paramountcy of Credit Agreement

If there is a conflict, inconsistency, ambiguity, or difference between any provision of this Agreement and the Credit Agreement, the provision of the Credit Agreement shall prevail, and such provision of this Agreement shall be amended to the extent only to eliminate any such conflict, inconsistency, ambiguity or difference; provided, that no right or remedy of or for the benefit of any Secured Party in this Agreement which may be in addition to the rights and remedies of or for the benefit of such Secured Party in the Credit Agreement, nor any obligation (including, for the avoidance of any doubt, with respect to any representation, warranty, or covenant) of any Grantor in this Agreement which may be in addition to the obligations of such Grantor contained in the Credit Agreement, shall constitute a conflict, inconsistency, ambiguity or difference for the purposes of this Section 9.15.

9.16        US Collateral

Notwithstanding anything contained in this Agreement to the contrary, no representation, warranty or covenant provided in this Agreement shall apply to any personal property of any Grantor if at the time such representation or warranty is made or deemed to be made, or if at the time such covenant is to be performed, as the case may be, such personal property is US Collateral.

-remainder of page intentionally left blank-

IN WITNESS OF WHICH each Grantor and Collateral Agent have duly executed this Agreement.

        ABITIBI-CONSOLIDATED COMPANY                          ABITIBI-CONSOLIDATED INC.

        OF CANADA

By: _____________________________                        By: _____________________________

Name:                                                                                 Name:

Title:                                                                                   Title:

By: _____________________________                       By: _____________________________

Name:                                                                                Name:

Title:                                                                                  Title:

        1508756 ONTARIO INC.                                                   6169678 CANADA INCORPORATED

By: _____________________________                     By: _____________________________

Name:                                                                              Name:

Title:                                                                                Title:

By: _____________________________                     By: _____________________________

Name:                                                                              Name:

Title:                                                                                Title:

        3834328 CANADA INC.                                                      ABITIBI-CONSOLIDATED NOVA SCOTIA

                                                                                                            INCORPORATED

By: _____________________________                       By: _____________________________

Name:                                                                                Name:

Title:                                                                                  Title:

By: _____________________________                       By: _____________________________

Name:                                                                                Name:

Title:                                                                                  Title:

        TERRO NOVA EXPLORATIONS                                    THE JONQUIERE PULP COMPAGNY/LA

        LTD./LES EXPLORATIONS TERRA                               COMPAGNIE DE PULPE DE JONQUIÈRE

        NOVA LTEE.

By: _____________________________                       By: _____________________________

Name:                                                                                Name:

Title:                                                                                  Title:

By: _____________________________                       By: _____________________________

Name:                                                                                Name:

Title:                                                                                  Title:

        THE INTERNATIONAL BRIDGE AND                        SCRAMBLE MINING LTD.

        TERMINAL COMPANY

By: _____________________________                     By: _____________________________

Name:                                                                              Name:

Title:                                                                                Title:

By: _____________________________                     By: _____________________________

Name:                                                                              Name:

Title:                                                                                Title:

        ABITIBI-CONSOLIDATED CANADIAN                     MARKETING DONOHUE INC.

        OFFICE PRODUCTS HOLDINGS INC.

By: _____________________________                     By: _____________________________

Name:                                                                              Name:

Title:                                                                                Title:

By: _____________________________                     By: _____________________________

Name:                                                                              Name:

Title:                                                                                Title:

        3224112 NOVA SCOTIA LIMITED                               DONOHUE RECYCLING INC./ RECYCLAGE DONOHUE INC.

By: _____________________________                     By: _____________________________

Name:                                                                              Name:

Title:                                                                                Title:

By: _____________________________                     By: _____________________________

Name:                                                                              Name:

Title:                                                                                Title:

        PRODUITS FORESTIERS SAGUENAY

        INC.

By: _____________________________

Name:

Title:

By: _____________________________

Name:

Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

By: ________________________________________

                                                                           Name:

                                                                           Title:

By: ________________________________________

                                                                           Name:

                                                                           Title:

EXHIBIT A

FORM OF JOINDER

JOINDER AGREEMENT

THIS JOINDER is made as of ________, 20___ in favour of Goldman Sachs Credit Partners L.P., as Collateral Agent for the benefit of the Secured Parties (together with its successors and assigns in such capacity, the "Collateral Agent")

RECITALS:

A.           Reference is made to (i) the credit and guarantee agreement (as amended, supplemented, restated, extended, renewed or replaced from time to time, the "Credit Agreement") dated as of April 1, 2008 between the Borrower, the other Grantors, the financial institutions from time to time party thereto as lenders, Collateral Agent, and Goldman Sachs Credit Partners L.P., as administrative agent; and (ii) the pledge and security agreement (as amended, supplemented, restated, extended, renewed or replaced from time to time, the "Pledge") dated as of April 1, 2008 granted by the Grantors in favour of Collateral Agent.

B.            Section 8.1 of the Pledge provides that additional Persons may from time to time after the date of the Pledge become Grantors under the Pledge by executing and delivering to the Agent a supplemental agreement to the Pledge in the form of this Joinder.

C.            The undersigned (the "New Grantor") is a [wholly-owned Subsidiary] of the Borrower and has agreed to execute and deliver this Joinder to Collateral Agent.

THEREFORE , the parties agree as follows:

1.             Capitalized terms used but not otherwise defined in this Joinder have the meanings given to such terms in the Pledge.

2.             The New Grantor has received a copy of, and has reviewed, the Pledge and is executing and delivering this Joinder to Collateral Agent pursuant to Section 8.1 of the Pledge.

3.             Effective from and after the date this Joinder is executed and delivered to Collateral Agent by the New Grantor:

(a)           the New Grantor shall be, and shall be deemed for all purposes to be, a "Grantor" under the Pledge with the same force and effect, and subject to the same agreements, representations (except that such representations shall be deemed to be given as of the date hereof), indemnities, liabilities, obligations (including, without limitation, the granting of Security Interest thereunder), as if the New Grantor had been, as of the date of this Joinder, an original signatory to the Pledge as a "Grantor"; and

(b)           all Secured Property of the New Grantor shall be, and shall be deemed for all purposes to be, "Secured Property" of the New Grantor for the purposes of the Pledge and subject to the Security Interest granted by the New Grantor in accordance with the provisions of the Pledge as security for the due payment and performance of the Secured Obligations of the New Grantor to any Secured Party in accordance with the provisions of the Pledge.

In furtherance of the foregoing, the New Grantor, as continuing security for the repayment and the performance of each of the Secured Obligations, grants to Collateral Agent, a first continuing, specific and fixed security interest in all of such New Grantor's Secured Property. Each reference to a "Grantor" in the Pledge shall be deemed to include the New Grantor. The terms and provisions of the Pledge are incorporated by reference in this Joinder.

4.             The New Grantor represents and warrants to Collateral Agent that (a) this Joinder has been duly authorized, executed and delivered by the New Grantor and constitutes a legal, valid and binding obligation of the New Grantor enforceable against the New Grantor in accordance with its terms, subject to bankruptcy, insolvency and equitable remedies, (b) the attached supplements to the schedules to the Pledge completely set forth all additional information required pursuant to the Pledge and the New Grantor hereby agrees that such supplements to the schedules shall constitute part of the schedules to the Pledge, and (c) except as otherwise set forth in such supplements, each of the representations and warranties made or deemed to have been made by it under the Pledge as a "Grantor" thereunder are true and correct on the date of this Joinder.

5.             Upon this Joinder bearing the signature of any Person claiming to have authority to bind the New Grantor coming into the possession of Collateral Agent, this Joinder and the Pledge shall be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, the New Grantor free from any promise or condition affecting or limiting the liabilities of the New Grantor and the New Grantor shall be, and shall be deemed for all purposes to be, a "Grantor" under the Pledge. No statement, representation, agreement or promise by any officer, employee or agent of Collateral Agent or any Lender, unless expressly set forth in this Joinder, forms any part of this Joinder or has induced the New Grantor to enter into this Joinder, the Pledge or in any way affects any of the agreements, obligations or liabilities of the New Grantor under this Joinder and the Pledge.

6.             This Joinder may be executed by the parties in counterparts and may be executed and delivered by facsimile or other electronic means and all such counterparts, facsimiles or other electronic means shall together constitute one and the same agreement.

7.             This Joinder is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of any Grantor may be found.

8.             This Joinder may be assigned by Collateral Agent. The New Grantor may not assign this Joinder or any of its rights or obligations under this Joinder unless permitted to do so pursuant to the Credit Agreement. All of Collateral Agent's rights under this Agreement shall enure to the benefit of its successors and assigns and all of any the New Grantor's obligations under this Agreement shall bind the New Grantor and its successors and assigns.

9.             The New Grantor hereby waives any right it has to receive a copy of any financing statement or financing change statement with respect to any registrations made at the Ontario Personal Property Registry, or any similar registries in other jurisdictions, pursuant hereto.

[ Signature page follows.]

IN WITNESS OF WHICH the New Grantor has duly executed this Agreement.

[NEW GRANTOR]

By: ________________________________________

                                                                           Name:

                                                                           Title:

By: ________________________________________

                                                                           Name:

                                                                           Title:

SCHEDULE 4.1(H)

[To be completed by Grantors.]

Issuers

Issuer	Jurisdiction	Registered and chief executive office

Pledged Indebtedness:

Issuer	Jurisdiction	Registered and chief executive office

SCHEDULE 4.1(1)

RELEVANT JURISDICTIONS

[To be completed by Grantors.]

Grantor	Jurisdiction	Address	Chief Executive Office	Corporate Offices and Places of Business	Address at which books and records are located or accounts are issued	Other Locations at which Secured Property is Held or Stored

EXHIBIT 1-3 TO

 CREDIT AND GUARANTY AGREEMENT

UK SECURITY ACREEMENT

EXHIBIT I-3

EXECUTION VERSION

Dated 1 April 2008

BRIDGEWATER PAPER COMPANY LIMITED

CHESHIRE RECYCLING LIMITED

(as Grantors)

in favour of

GOLDMAN SACHS CREDIT PARTNERS L.P.

(as Collateral Agent)

__________________________

DEBENTURE

__________________________

LATHAM&WATKINS

London

CONTENTS

Clause

	INTERPRETATION	1
	PAYMENT OF THE SECURED OBLIGATIONS	8
	CHARGING PROVISIONS	8
4.	PERFECTION OF SECURITY	11
5.	DEALING WITH COLLATERAL	12
6.	REPRESENTATIONS AND WARRANTIES	13
7.	COVENANTS RELATING TO CONTRACTS	14
8.	COVENANTS RELATING TO RECEIVABLES AND INVENTORY	14
9.	INFORMATION AND REPORTING OBLIGATIONS	15
10.	FURTHER ASSURANCE	15
11.	ENFORCEMENT OF SECURITY	16
12.	RECEIVER	16
13.	POWERS OF A RECEIVER	17
14.	VARIATION AND EXTENSION OD STATUTORY POWERS	19
15.	CONTINUATION AND PRESERVATION OF SECURITY	22
16.	POWER OF ATTORNEY	25
17.	INDEMNITIES	27
18.	WAIVERS AND REMEDIES	27
19.	REINSTATEMENT AND RELEASE	27

20.	CURRENCY	28
21.	NOTICES	28
22.	SET OFF	29
23.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	30
24.	ASSIGNMENTS AND TRANSFERS	30
25.	ACCESSION OF GRANTORS	30
26.	GOVERNING LAW	30

SCHEDULE 1 - ORIGINALS GRANTORS		32
SCHEDULE 2 - BANK ACCOUNTS		33
SCHEDULE 3 - POLICIES		35
SCHEDULE 4 - POLICY NOTICE AND ACKNOWLEDGEMENT		37
	Part 1 - Form of Notice of Assignment of Policies	37
	Part 2 - Form of Acknowledgement	39

SCHEDULE 5 - ACCOUNT NOTICE AND ACKNOWLEDGEMENT		43
	Part 1 - Form of Account Notice	43
	Part 2 - Form of Acknowledgement and Agreement	45

SCHEDULE 6 - DEED OF ACCESSION		46

THIS DEBENTURE is made as a deed on 1 April 2008

BETWEEN:

(1)           BRIDGEWATER PAPER COMPANY LIMITED, a company incorporated in England and Wales with registered number 01726334 and whose registered office is at North Road, Ellesmere Port, South Wirral, CH65 IAF, United Kingdom (the "Company"); and

(2)           THE PERSONS listed in Schedule 1 as original grantors (in this capacity, the "Original Grantors"); and

(3)           GOLDMAN SACHS CREDIT PARTNERS L.P., as agent and trustee for itself and each of the Beneficiaries (as defined below) appointed pursuant to the terms and conditions set out in the Credit Agreement (as defined below) and this Debenture (the "Collateral Agent").

NOW IT IS AGREED as follows:

1.            INTERPRETATION

1.1          Definitions

Save as otherwise provided in this Debenture, the following words and phrases have the following meanings throughout this Debenture:

"Account Notice" means a notice substantially in the form set out in Part 1 of Schedule 5 (Account Notice and Acknowledgement) or a notice in such other form as may be specified by the Collateral Agent.

"Act" means the Law of Property Act 1925.

"Bank Account" means in relation to any Grantor, any account specified in Schedule 2 (Bank Accounts) opposite its name and any other account or sub-account opened or maintained by such Grantor from time to time and, in each case, the debt or debts represented thereby and all Rights of such Grantor in connection therewith.

"Beneficiaries" means the Agents and the Lenders (each as defined in the Credit Agreement).

"Bond Debenture" means the debenture dated on or about the date of this Debenture between (I) the Company, (2) the Original Grantors, and (3) the Collateral Trustee.

"Collateral" means all the assets and undertaking of each Grantor which from time to time are the subject of the Security and the trusts created hereby.

"Collateral Trustee" means Wells Fargo Bank, National Association, as the Collateral Trustee under the Bond Debenture.

"Collection Account" means a Bank Account into which the proceeds of Receivables are required to be paid.

"Contracts" means the following contracts:

(a)           agreement between the Company and National Power plc (now International Power) dated 3 August 1998;

(b)           agreement between the Company, Cheshire Recycling Limited ("Cheshire Recycling") and Polestar Group Limited dated 23 December 1996;

(c)           agreement between the Company, Cheshire Recycling and A&D Transport dated 22 February 2008; and

(d)           any other document or agreement to which any Grantor is a party and which that Grantor and the Collateral Agent have designated as a Contract from time to time.

"Credit Agreement" means the US$400,000,000 credit and guaranty agreement dated on or about the date of this Debenture between, among others, (l) Abitibi-Consolidated Company of Canada ("ACCC") as borrower, (2) Abitibi-Consolidated Inc. ("Holdings"), (3) certain subsidiaries and affiliates of Holdings as guarantors, (4) Goldman Sachs Credit Partners L.P. and Wachovia Capital Markets, LLC as Joint-Lead Arranger and Joint-Lead Bookrunner, (5) Goldman Sachs Credit Partners L.P. as Syndication Agent, Administrative Agent, and Documentation Agent, and (5) the Collateral Agent.

"Credit Document" has the meaning given to it the Credit Agreement.

"Credit Party" has the meaning given to it in the Credit Agreement.

"Deed of Accession" means a deed of accession substantially in the form set out in Schedule

6.

"Default Rate" means a rate of interest determined in accordance with Section 2.10 (Default Interest) of the Credit Agreement.

"Event of Default" has the meaning given to in the Credit Agreement.

"Excluded Assets" means the Securities, the Related Investment Rights and (prior to the release of the Bond Debenture) the Fixed Asset Collateral.

"Fixed Asset Collateral" means all of the assets and rights of each Grantor charged under clauses 3.2 to 3.6 and 3.8 of the Bond Debenture.

"Fixed Asset Collateral Account" has the meaning given to it in the Bond Debenture.

"Fixed Asset Collateral Commercial Tort Claims" means Commercial Tort Claims directly relating to the infringement, impairment, damage or destruction of any other Fixed Asset Collateral.

"Fixed Asset Collateral Insurance" means all Policies solely to the extent covering Fixed

Asset Collateral and all payments and proceeds thereof that are directly attributable to any other Fixed Asset Collateral.

"Grantors" means the Company, the Original Grantors and each other UK Credit Party which grants security over its assets in favour of the Collateral Agent by executing a Deed of

Accession.

"Indenture" means the secured notes indenture dated on or about the date of this Debenture between, among others, (1) ACCC, (2) Holdings, (3) the Guarantors (as defined therein) and

(4) the Collateral Trustee.

"Intellectual Property" has the meaning given to it in the Bond Debenture.

"Intercreditor Agreement" means the interecreditor agreement dated on or about the date of  this Debenture between, among others, (1) ACCC, (2) Holdings, (3) certain subsidiaries and affiliates of Holdings, (4) the Collateral Agent, and (5) the Collateral Trustee.

"Inventory" in relation to any Grantor means all of its now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be supplied under any contract of service or held for sale or lease, all raw materials, work-in-progress, finished goods, returned goods and materials and supplies of any kind, nature or description which are or might be used or consumed in its businesses or used in connection with the manufacture, packaging, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, and all documents of title or other documents representing them.

"Lien" has the meaning given to it in the Credit Agreement.

"Notice of Assignment" means a notice of assignment in such form as may be specified by the Collateral Agent.

"Permitted Lien" has the meaning given to it in the Credit Agreement.

"Policies" in relation to any Grantor means the policies of insurance in which that Grantor is interested, details of which are specified in Schedule 3 (Policies) and any other contracts and policies of insurance taken out now or in the future by or on behalf of that Grantor or (to the extent of its interest) in which that Grantor has an interest.

"Policy Notice" means a notice of assignment substantially in the form set out in Part 1 of Schedule 4 (Policy Notice and Acknowledgement) or a notice of assignment in such other form as may be specified by the Collateral Agent.

"Receivables" in relation to any Grantor means any book debts and other monetary debts of any nature due or owing to that Grantor, including, but without limitation, the benefit of all sums due or owing to it:

(a)     by way of grant, subsidy or refund by any statutory, legal or governmental body, authority or institution or by any body, authority or institution of the European Union, and

(b)     under or deriving from all Rights, guarantees, indemnities, legal and equitable charges, reservation of property rights, rights of tracing and liens, any contract or agreement to which that Grantor is a party, any court order or judgement, letters of credit and insurances of any nature enjoyed or held by that Grantor in relation thereto.

"Receiver" means an administrator, a receiver or receiver and manager or, where permitted by law, an administrative receiver of the whole or any part of the Collateral however appointed under or in connection with this Debenture.

"Related Investment Rights" means in relation to any of the Securities:

(a)     all assets deriving from such Securities (or from any other asset referred to in paragraph (b) below) including all allotments, accretions, offers, rights, dividends, distributions, interest, income, benefits, powers, privileges, authorities, remedies and advantages at any time accruing, offered or otherwise derived from or incidental to such Securities (or to any other asset referred to in paragraph (b) below); and

(b)     all rights, money or property accruing or offered at any time by way of conversion, consolidation, redemption, bonus, preference, exchange, purchase, subdivision, substitution, option, interest or otherwise in respect thereof.

"Rights" means rights, benefits, powers, privileges, authorities, discretions, remedies, indemnities, covenants, liberties, easements, quasi-easements and appurtenances (in each case, of any nature).

"Secured Obligations" means all money, obligations or liabilities due, owing or incurred to any Beneficiary by any Credit Party under any Credit Document at present or in the future, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all interest accruing thereon (both before and after judgment) and all losses incurred by any Beneficiary in connection therewith, except for any money or liability which, if it were so included, would cause the infringement of any of sections 151 to 158 (inclusive) of the Companies Act 1985 (and for this purpose, "losses" includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities).

"Securities" in relation to any Grantor means all shares, stocks, debentures, debenture stock, bonds, warrants, options, coupons or other securities, investments or equity interests of any kind owned by that Grantor at any time (including rights to subscribe for, convert into or otherwise acquire the same) whether marketable or otherwise, and all other interests (including loan capital) in each case whether held directly by or to the order of that Grantor in any person.

"Security" means the security created by (or purported to be created by) this Debenture and any Deed of Accession.

"Trust Property" means:

(a)     the Security and all other powers, rights and guarantees (both present and future) granted to the Collateral Agent under or pursuant to the Credit Agreement and this Debenture, including, without limitation, all representations and warranties, obligations, covenants and other contractual provisions therein given in favour of the Collateral Agent as trustee for the Beneficiaries (other than any given solely for its own benefit in its capacity as Collateral Agent);

(b)     all assets of any Grantor from time to time the subject of the Security;

(c)     all monies received or recovered by the Collateral Agent from time to time as trustee for the Beneficiaries under, pursuant to or in connection with any Security document; and

(d)     all investments, property, money and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Collateral Agent (or any agent of the Collateral Agent) in respect of the same (or any part thereof).

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York, USA.

"UK Credit Party" has the meaning given to it in the Credit Agreement.

1.2          Interpretation

Any reference in this Debenture to (or to any specified provision of) this "Debenture", the "Credit Agreement" or any other "Credit Document" or to any other agreement or document shall, unless the context otherwise requires, be construed as a reference to this Debenture, the Credit Agreement or such other Credit Document or such other agreement or document (or that provision) as the same may from time to time be amended, varied, supplemented, restated, re-affirmed, extended, novated or replaced (including any such amendment or variation increasing or extending the maturity of all or any part of the Secured Obligations or changing the obligors in respect thereof). The reference shall include any document which is supplemental to or is entered into pursuant to or in accordance with, and any certificate, instrument, notification or document which is entered into or delivered in connection with or pursuant to or in accordance with, the terms of this Debenture, the Credit Agreement or such other Credit Document or, as the case may be, such other agreement or document.

Any reference in this Debenture to the "Collateral Agent", any "Lender" or any "Beneficiary" shall be construed so as to include it and any subsequent successors, transferees and assignees in accordance with their respective interests.

Any reference in this Debenture to Commercial Tort Claims and General Intangibles shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof), unless the context otherwise requires.

1.3          Incorporation of terms by reference

Unless the context requires otherwise, words and expressions defined or construed in the Credit Agreement which are not defined or construed in this Debenture shall bear the same meanings when used in this Debenture.

Notwithstanding anything contained herein, this Debenture and the terms and provisions hereof are subject, in all respects, to the terms and provisions of the Intercreditor Agreement, to the extent applicable hereto.

1.4          Use of lists and examples

In construing this Debenture general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.5          Whole agreement

This Debenture supersedes any previous agreement, whether written or oral, express or implied, between any Grantor and the Collateral Agent in relation to the subject matter of this Debenture.

1.6          Headings

The headings in this Debenture are for convenience only and shall not affect its meaning and references to a Clause, Schedule or paragraph are (unless otherwise stated and as the case may be) to a Clause of, Schedule to or paragraph of, this Debenture.

1.7          Counterparts

This Debenture may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Debenture by signing any such counterpart.

1.8          No partnership

Nothing in this Debenture or envisaged hereby shall operate, whether directly or indirectly, to constitute a partnership between any Grantor and any Beneficiary or the Collateral Agent.

1.9          Amount of Secured Obligations

A certificate of the Collateral Agent as to the amount of any Secured Obligations due at any time will, in the absence of manifest error, be conclusive and binding on each Grantor.

1.10        Security enforceable

The Security and the rights of the Collateral Agent and the Beneficiaries under this Debenture shall be enforceable notwithstanding any change in the constitution of the Collateral Agent or any Beneficiary or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person.

1.11        Statutory references

Unless the context otherwise requires, a reference to a statute or any provision thereof is to be construed as a reference to that statute or such provision thereof as it may be amended, modified, extended, consolidated, re-enacted or replaced from time to time and shall also include all bye-laws, instruments, orders and regulations for the time being made under them or otherwise deriving validity from them.

1.12        Section 2(1) Law of Property (Miscellaneous Provisions) Act 1989

The terms of the other Credit Documents and of any side letters between any parties to such documents in relation to any Credit Document are incorporated in this Debenture to the extent required to ensure that any purported disposition of the Collateral contained in this Debenture is a valid disposition in accordance with section 2(I) of the Law of Property (Miscellaneous Provisions) Act 1989.

1.13        Assets

A reference in this Debenture to any "assets" includes, unless the context otherwise requires, assets, property, business, undertaking, revenues and rights of every kind, present and future and contingent and every kind of interest therein.

1.14        "Person"

A reference in this Debenture to a "person" includes any individual, company, firm, corporation, association, body (including a trust, fund, partnership, consortium or joint venture), government, state, agency or other entity whether or not having separate legal personality.

1.15        Schedules

The fact that no details are included in a relevant Schedule does not affect the validity or enforceability of the Security.

1.16        Deed

The parties intend that this document shall take effect as a deed.

1.17        Declaration of trust

(a)       The Collateral Agent hereby accepts its appointment as agent and trustee by the Beneficiaries and declares (and each Grantor hereby acknowledges) that the Trust Property is held by the Collateral Agent as a trustee for and on behalf of the Beneficiaries on the basis of the duties, obligations and responsibilities set out in the Credit Agreement and this Debenture.

(b)       Section 1 of the Trustee Act 2000 shall not apply to the duties of the Collateral Agent in relation to the trusts constituted by this Debenture. Where there are any inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the provisions of this Debenture, the provisions of this Debenture shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. In performing or carrying out its duties, obligations and responsibilities, the Collateral Agent shall be considered to be acting only in a mechanical and administrative capacity (save as expressly provided in this Debenture) and shall not have or be deemed to have any duty, obligation or responsibility to (save for any liability it might incur as a result of gross negligence or wilful misconduct), or relationship of trust or agency with, any Credit Party.

(c)       In acting as trustee under this Debenture for the Beneficiaries, the Collateral Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments. Notwithstanding the foregoing, any information received by some other division or department of the Collateral Agent may be treated as confidential and shall not be regarded as having been given to the Collateral Agent's trustee division.

1.18        Perpetuity period

The perpetuity period applicable to the trusts created by this Debenture for the purposes of the Perpetuities and Accumulations Act 1964 is 80 years.

1.19        Collateral

Unless the contact requires otherwise, a reference to any Collateral includes:

(a)       any part of that Collateral;

(b)       any proceeds of that Collateral; and

(c)       any present and future assets of that type.

               Security

All this Security:

(a)       is created in favour of the Collateral Agent;

(b)       is security for the payment, discharge and performance of all the Secured Obligations; and

(c)       is made with full title guarantee III accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

2.            PAYMENT OF THE SECURED OBLIGATIONS

2.1          Covenant to pay

Each Grantor hereby unconditionally and irrevocably, as primary obligor and not merely as surety, covenants with the Collateral Agent as trustee for the Beneficiaries that it shall on demand of the Collateral Agent, payor discharge the Secured Obligations on the due date for payment therefor in the manner provided in the relevant Credit Document.

2.2          Interest

Save to the extent otherwise agreed, interest may be added by the Collateral Agent to any amount not paid when due under any Credit Document (including, without limitation, this Debenture) from such due date until the date such amount is unconditionally and irrevocably paid and discharged in full at the Default Rate.

3.            CHARGING PROVISIONS

3.1          General

Subject to Clause 3.10, each Grantor with full title guarantee and as continuing security for the payment, performance and discharge of all the Secured Obligations hereby charges in favour of the Collateral Agent (or, if the Collateral Agent so chooses, its nominee) the assets set out in Clause 3.2 to Clause 3.5 inclusive.

3.2          Policies

Each Grantor charges by way of first fixed charge, if and to the extent not effectively assigned by Clause 3.7, all of its right, title and interest from time to time in the proceeds of any Policy, other than the Fixed Asset Collateral Insurance.

3.3          Receivables and Inventory

Each Grantor charges by way of first fixed charge, all of its right, title and interest from time to time in the Receivables and the Inventory, to the extent that they are not subject to a fixed charge under any other term or provision of this Debenture or assigned pursuant to any paragraph of Clause 3.7.

3.4          Bank Accounts

Each Grantor charges by way of first fixed charge, all of its right, title and interest from time to time in the Bank Accounts and all monies (including interest) from time to time standing to their credit, other than the Fixed Asset Collateral Account.

3.5          Pension fund and goodwill

Each Grantor charges by way of first fixed charge:

(a)   any beneficial interest, claim or entitlement it has in any pension fund; and

(b)   its goodwill.

3.6          Floating charge

Each Grantor charges by way of first floating charge all of its assets and rights wheresoever located, both present and future (save insofar as any of the same shall for the time being be effectively mortgaged or charged or assigned by way of security under this Debenture), including, without limitation:

(a)   General Intangibles (including tax refunds, but excluding Intellectual Property);

(b)   Commercial Tort Claims (except for Fixed Asset Collateral Commercial Tort Claims);

(c)   to the extent not otherwise included above, all documents, agreements, books and records relating to any of the foregoing assets and rights listed in Clause 3.2 to this Clause 3.6; and

(d)   to the extent not otherwise included above, all proceeds, rents and profits of or in respect of any of the foregoing assets and rights listed in Clause 3.2 to this Clause 3.6,

but excluding the Excluded Assets.

3.7          Assignments by way of security

Subject to Clause 3.10, each Grantor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby assigns absolutely (in each case to the fullest extent capable of assignment) by way of security to the Collateral Agent all of its rights, title and interest from time to time in and to the following assets:

(a)   the proceeds of any Policy, other than Fixed Asset Collateral Insurance;

(b)   the Contracts;

(c)   any letter of credit issued in its favour; and

(d)   any bill of exchange or other negotiable instrument held by it.

3.8          Application of Schedule Bl to the floating charge

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created pursuant to Clause 3.6.

3.9          Conversion of floating charge

(a)         Without prejudice to the Security, the Collateral Agent may at any time by notice in writing to a Grantor convert the floating charge created by that Grantor pursuant to Clause 3.6 with immediate effect into a fixed charge as regards all or any of that Grantor's assets and undertakings specified in the notice:

(i)        at any time after the occurrence of an Event of Default which is continuing and which is not an event described in paragraph (b) below; or

(ii)       if the Collateral Agent considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution, diligence or other legal process or to be otherwise in jeopardy; or

(iii)      if the Collateral Agent reasonably considers that it is necessary or desirable in order to protect the priority, value or enforceability of the Security (including in circumstances where any Grantor fails to comply, or takes or threatens to take any action which could result in that Grantor failing to comply with the provisions of Clause 5).

(b)         The floating charge created by a Grantor pursuant to Clause 3.6 will (in addition to the circumstances in which the same will occur under general law) automatically be converted with immediate effect without notice into a fixed charge as regards all of that Grantor's assets and undertakings subject to the floating charge:

(i)        on the convening of any meeting of the members of that Grantor for the purposes of considering any resolution for its winding-up, dissolution, compromise, arrangement or reconstruction; or

(ii)       on the commencement of any legal proceedings (or their renewal after a stay) by that Grantor or any of its directors or shareholders or other person for its winding-up or the making of an administration order (or any order having the same or similar effect) in relation to it; or

(iii)      on the making of an order by a competent court or the passing of a resolution for the winding-up, dissolution, administration, compromise, arrangement or reconstruction of that Grantor or the appointment of any receiver, administrator, administrative receiver or any similar officer in relation to it or any and all of its property, assets or revenues; or

(iv)      upon any person taking any step with a view to levying distress against any of that Grantor's assets and undertakings or any judgment creditor taking any step with a view to enforcing against any of such assets and undertakings a judgment obtained against it whether by a warrant of execution, writ of fieri facias, garnishee order, charging order or otherwise; or

(v)       if any other floating charge created by that Grantor crystallises for any reason.

(c)         The giving by the Collateral Agent of a notice pursuant to Clause 3.9(a) in relation to any asset or undertaking of a Grantor shall not be construed as a waiver or abandonment of the Collateral Agent's right to serve similar notices in respect of any other asset or undertaking or its other rights under this Debenture or any other Credit Document.

(d)         Upon receipt by a Grantor of a notice by the Collateral Agent pursuant to Clause 3.9(a) or the conversion of a floating charge into a fixed charge pursuant to Clause 3.9(b), that Grantor shall, at its own expense, execute and/or deliver such documents in such form as the Collateral Agent shall require in order to perfect such fixed charge.

3.10        Removal of impediments to charges and assignments

To the extent that any right, title or interest in relation to the assets or undertakings of a Grantor is not capable of being charged or assigned as purported to be charged or assigned, as the case may be, pursuant to the terms and provisions of this Debenture that Grantor shall:

(a)         promptly notify the Collateral Agent of the same; and

(b)         if requested by the Collateral Agent, use its best endeavours to obtain if, and within 30 days of such request, reasonably practicable any relevant consent to such assignment or charge or to otherwise render the same capable of assignment or charge.

Pending such interest becoming capable of assignment or charge, the charge or the assignment purported to be effected by this Debenture shall, without prejudice to the provisions of Clause 3.3 in relation to Receivables and Inventory, only operate as a charge or an assignment (as the case may be) by way of continuing security of any and all proceeds, damages, compensation, remuneration, profit, rent or income which that Grantor may derive therefrom or be awarded or entitled to in respect thereof, in each case as continuing security for the payment, discharge and performance of the Secured Obligations. Forthwith upon receipt of the relevant consent, the relevant right, title or interest shall stand charged or assigned to the Collateral Agent under the relevant provisions of Clause 3 and that Grantor shall:

(a)         promptly notify the Collateral Agent of the receipt of the relevant consent; and

(b)         if required by the Collateral Agent, forthwith execute a valid fixed charge or assignment (as the case may be) in such form as the Collateral Agent shall require but on terms no more onerous than this Debenture.

4.            PERFECTION OF SECURITY

4.1          Account Notice

Each Grantor, on the date of execution of this Debenture, in respect of any Bank Account listed in Schedule 2 (Bank Accounts) opposite its name, and promptly upon the opening of any additional Bank Account, shall deliver an Account Notice duly executed by it to the entity with which the relevant Bank Account is maintained and use its best endeavours to procure that such entity delivers to the Collateral Agent a written acknowledgement substantially in the form of the acknowledgement and agreement attached to the Account Notice (or in such other form as may be specified by the Collateral Agent).

4.2          Notices of Assignment

Each Grantor shall deliver (or procure delivery of):

(a)         a Policy Notice in respect of each Policy specified in Schedule 3 (Policies) to the Debenture opposite its name, on the date of execution of this Debenture, to explain that it has assigned its rights under the such Policy to the Collateral Agent under this Debenture; and

(b)         a Notice of Assignment in respect of any Contract or other asset which is the subject of an assignment pursuant to Clause 3.7, promptly upon the request of the Collateral Agent following the occurrence of an Event of Default, and shall use its best endeavours to procure that, in each case, the person served with such Policy Notice or Notice of Assignment countersigns and returns the forms of acknowledgement attached to such notice to the Collateral Agent within 14 days of the execution of this Debenture or any Deed of Accession by which it became party to this Debenture or, if later, of the date of entry into the relevant Policy or, in the case of any other Contract or asset, of the date of the Notice of Assignment with respect thereto.

4.3          Notice of charge

Each Grantor shall, if requested by the Collateral Agent from time to time after the occurrence of an Event of Default, promptly deliver (or procure delivery of) notices of charge duly executed by that Grantor (in form and substance satisfactory to the Collateral Agent) with respect to any Receivables charged by it under this Debenture to any of the persons from whom such Receivables are due, owing or incurred and use its best endeavours to procure that each person served with such notice of charge countersigns and returns such notice of charge to the Collateral Agent if the latter so requires.

5.            DEALING WITH COLLATERAL

5.1          Negative pledge

Each Grantor undertakes in favour of the Collateral Agent that it will not, at any time during the subsistence of this Debenture, save as permitted pursuant to the terms of the Credit

Documents:

(a)         create, incur, assume or permit to subsist any Lien over all or any part of the Collateral (other than the Security) or any interest therein ranking in priority to, pari passu with or subsequent to the Security, nor enter into any agreement to do any of the same (other than the Permitted Liens);

(b)         sell, transfer, assign, lease, lend or otherwise dispose of (whether outright, by a sale and repurchase, sale and leaseback arrangement or otherwise), or grant any rights (whether of pre-emption or otherwise) over, all or any part of the Collateral or any interest therein, nor enter into any agreement to do any of the same (save in the ordinary course of its operations on arm's length terms in the case of assets of that Grantor charged by this Debenture expressly by way of floating charge only) (other than a disposition in accordance with Section 6.8 of the Credit Agreement); or

(c)         take any of the following action:

(i)      institute any proceedings for forfeiture In relation to any such lease or tenancy; or

(ii)     release any lessee, tenant, guarantor, surety or provider of security from any of its obligations thereunder or in relation thereto,

(d)         do or cause or permit to be done anything which may materially depreciate, jeopardise or otherwise materially prejudice the market value or collateral value of any Collateral or the rights of the Collateral Agent under this Debenture.

5.2          Obligations generally

Each Grantor shall comply with every covenant (whether restrictive or otherwise), obligation and provision on its part to be complied with contained in any Credit Document or in any document affecting or constituting any of the Collateral or its use and enjoyment and not enter into any onerous or restrictive obligations affecting any of the Collateral.

6.            REPRESENTATIONS AND WARRANTIES

6.1 General

Each Grantor makes the representations and warranties set out in this Clause 6 to the Collateral Agent acting on behalf of itself and each Beneficiary.

6.2          Ownership of Collateral

It is the sole unfettered legal and beneficial owner of all its assets and undertakings which are the subject of the Security and such assets and undertakings are free from all Liens, other than the Permitted Liens, whether voluntarily or involuntarily created and whether or not perfected.

6.3          Location, etc of Collateral

The office where it keeps its books, records and accounts (or copies thereof) concerning any of the Collateral, its principal place of business and all of its other places of business, locations of the Collateral and post office boxes and locations of bank accounts are at its registered office or such other locations within England and Wales of which the Collateral Agent has been advised by that Grantor promptly in writing. The Collateral of that Grantor kept, or in the case of vehicles, based, only at its registered address and at other locations within England and Wales of which the Collateral Agent has been advised by that Grantor promptly in writing.

6.4          No claims

None of its Collateral is the subject of any claim, assertion, infringement, attack, right, action or other restriction or arrangement of whatever nature which does or could materially and adversely affect the scope, validity, enforceability or ownership by it of such Collateral or its utilisation by that Grantor.

6.5          Accuracy of Schedules

The information set out opposite its name in each of the Schedules is true, complete and accurate in all material respects and not misleading in any respect as at the date of this Debenture.

6.6          Contracts

(a)         Each Contract to which it is a party is its legally binding, valid and enforceable obligation.

(b)         It is not in default of any of its material obligations under any Contract to which it is a party.

(c)         There is no prohibition on assignment in any Contract to which it is a party for which appropriate consent has not been obtained.

(d)         The entry into of this Debenture will not conflict with any term of any Contract to which it is a party.

6.7          Times for making representations and warranties

The representations and warranties set out in this Clause 6 are made by each Original Grantor on the date of this Debenture and are deemed to be repeated by each Grantor which becomes a party to this Debenture on the date on which that Grantor became a Grantor, and by each Grantor on each date on which any of the representations and warranties set out in the Credit Agreement are repeated, with reference to the facts and circumstances then existing.

7.            COVENANTS RELATING TO CONTRACTS

Each Grantor shall:

(a)         perform all of its material obligations under the Contracts to which it is a party in a diligent and timely manner;

(b)         not make or agree to make any amendments or modifications to any Contract to which it is a party or waive any of its rights under any Contracts to which it is a party or exercise any right to terminate any Contract to which it is a party; and

(c)         promptly inform the Collateral Agent of any material dispute relating to any Contract to which it is a party.

8.            COVENANTS RELATING TO RECEIVABLES AND INVENTORY

8.1 Collection of Receivables

Except as the Collateral Agent may otherwise direct, each Grantor shall:

(a)         get in and realise its Receivables in the ordinary course of its business as agent for and on behalf of the Collateral Agent and hold the proceeds of such getting in and realisation on trust for the Collateral Agent until payment in accordance with Clause 8. 1(b);

(b)         pay such proceeds promptly following receipt thereof into a Collection Account; and

(c)         not release, exchange, compound, set off, grant time or indulgence or subordinate its rights in respect of any of its Receivables to the rights of any other person in relation to debts owed to such person or otherwise deal with its Receivables in favour of any person (nor, in each such case, purport to do so) and, in any event, not sell, assign, factor, discount or otherwise create or permit to subsist any Lien over its Receivables in favour of any person, nor purport to do so.

8.2          Release of Receivables after Event of Default

After the occurrence of an Event of Default, no Grantor, except with the prior written consent of the Collateral Agent, shall be entitled to withdraw or otherwise transfer the proceeds of the realisation of any Receivables standing to the credit of any Collection Account.

9.            INFORMATION AND REPORTING OBLIGATIONS

Without prejudice to Clause 10, each Grantor shall promptly inform the Collateral Agent if it makes any material additions to or deletions from the Collateral and shall agree to (i) any consequential amendments to any relevant Schedules with the Collateral Agent and (ii) any replacement of such Collateral as the Collateral Agent may reasonably require. If (i) a Grantor becomes aware of any action, event or circumstance which could adversely affect the value, saleability or use of any of the assets or undertakings that it has charged under this Debenture, or (ii) each Grantor becomes aware of any action or proceeding by a creditor, supplier or other person to seize or repossesses any of the assets or undertakings that it has charged under this Debenture, then in each case it shall promptly notify the Collateral Agent in writing and provide details of the same, and at the cost of each Grantor, it shall take such action as the Collateral Agent may reasonably require regarding such action, event, circumstance or proceeding.

10.          FURTHER ASSURANCE

(a)         Each Grantor shall from time 'to time, at its own expense, promptly following request by the Collateral Agent, take such action as may be requested (including, the execution of any legal mortgage, charge or assignment (the terms of which shall be no more onerous than the terms contained in this Debenture) in favour of the Collateral Agent) and do all such acts, deeds and things (including, without limitation, payment of all stamp duties, application, renewal, registration and other fees) the Collateral Agent may reasonably require for:

(i)          perfecting or better perfecting or protecting the Security or the priority of the Security;

(ii)         after the Security has become enforceable, facilitating the realisation of any Collateral or the exercise of any Rights vested in the Collateral Agent in respect of any Collateral, including, without limitation, the conversion of equitable security to legal security, the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Collateral Agent or its nominees, and the giving of any notice, order or direction and the making of any registration; and

(iii)                 creating and perfecting security in favour of the Collateral Agent (the terms of which shall be no more onerous than the terms contained in this Debenture) over assets of each Grantor located in any jurisdiction outside England and Wales, which in any case, the Collateral Agent may think necessary or desirable.

(b)         The documents referred to in paragraph (a) above shall be in such form and contain such provisions as the Collateral Agent may require.

(c)           T he covenant set out in Section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to include the obligations set out in paragraphs (a) and (b) of this Clause 10.

11.          ENFORCEMENT OF SECURITY

11.1        Exclusion of Beneficiary rights

No Beneficiary (other than the Collateral Agent) shall have any right to direct the Collateral Agent to take any action in respect of the Trust Property and no Beneficiary shall have any independent power to enforce or have recourse to any of the Trust Property or to exercise any rights or powers arising under this Debenture except through the Collateral Agent.

11.2        Security in jeopardy

If at any time it shall appear to the Collateral Agent that any of the Collateral is in danger of seizure, distress, attachment, execution, diligence or other legal process, or that the Security shall for any other reason be in jeopardy, the Collateral Agent shall be entitled, without notice to each Grantors, to take possession of and hold the same or to appoint a Receiver of such Collateral. The provisions of Clause 12 shall govern the appointment, removal and powers of a Receiver appointed under this Clause as if it were a Receiver appointed under Clause 12 and each Grantor shall, at its own expense, promptly execute such deeds and other agreements and otherwise take whatever action the Collateral Agent may require in order to enable the Collateral Agent to exercise its rights contained in this Clause 11.2.

11.3        Right of appropriation

The Collateral Agent shall, to the extent that any of the Collateral constitutes "financial collateral" and this Debenture and the obligations of any Grantor hereunder constitute a "security financial collateral arrangement" (in each case, as defined in, and for the purposes of, the Financial Collateral Arrangements (No.2) Regulations 2003 (SI 2003 No. 3226) (the "Regulations")), have the right to appropriate all or any part of such financial collateral in or towards discharge of the Secured Obligations. The parties agree that the value of any such appropriated financial collateral shall be (a) in the case of cash, the amount standing to the credit of each of the Bank Accounts, together with any accrued but unposted interest, at the time the right of appropriation is exercised; and (b) in the case of Investments, the market price of such Investments determined by the Collateral Agent by reference to a public index or by such other process as the Collateral Agent may select, including independent valuation. The parties agree that the method of valuation provided for in this Debenture with respect to (a) and (b) above shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

11.4        Effect of moratorium

The Collateral Agent shall not be entitled to exercise its rights under Clause 11 or Clause 3.9 where the right arises as a result of an Event of Default occurring solely due to any person obtaining or taking steps to obtain a moratorium pursuant to Schedule A1 of the Insolvency Act 1986.

12.          RECEIVER

12.1        Appointment of Receiver

                (a)           Subject to the Insolvency Act 1986, if:

(i)      a Grantor requests that a Receiver be appointed; or

(ii)     the Collateral Agent becomes aware of the intention of any party to petition, file or make any application for an administration order to be made in relation to a Grantor or any such petition, filing or application is presented; or

(iii)    a Grantor fails duly and punctually to perform or discharge any of the Secured Obligations, or any Event of Default occurs under the Credit Agreement which has not been waived or cured in accordance with the terms thereof, then at any time or times thereafter, the Security shall be enforceable and (without prejudice to any of its other rights under this Debenture) the Collateral Agent may by writing appoint anyone or more qualified persons (except to the extent that such appointment is or would be prohibited by Section 72A of the Insolvency Act 1986) to be a Receiver of any of the Collateral and of the rights of the Collateral Agent contained in this Debenture in relation thereto. Section 109(1) of the Act shall not apply to this Debenture.

(b)           In this Clause 12.1, "qualified person" means a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of any company with respect to which he is appointed or (as the case may require) an administrative receiver of any such company.

12.2        Joint Receivers

Where two or more persons are appointed to be a Receiver, the Collateral Agent may in the appointment declare whether any act required or authorised to be done by a Receiver is to be done by anyone or more of them for the time being holding office and, subject thereto, any such persons may act jointly and/or severally.

13.          POWERS OF A RECEIVER

13.1        General powers of Receiver

Every Receiver of any of the Collateral shall (subject to any limitations or restrictions which the Collateral Agent may in its absolute and unfettered discretion incorporate in the deed or other instrument appointing him but notwithstanding the liquidation, winding-up, or dissolution at any time of any Grantor and whether or not any such Receiver shall be an administrative receiver) have:

(a)           all the powers conferred from time to time on receivers (whether administrative receivers or otherwise) by law and/or statute (including the Act and the Insolvency Act 1986) so that the provisions set out in Schedule I to the Insolvency Act 1986 shall extend to every Receiver, whether or not an administrative receiver;

(b)           power on behalf and at the cost of the Grantors and whether in the name of any Grantor or otherwise to exercise all the powers and rights of an absolute owner and do or omit to do anything which any Grantor could do or omit to do or could have done or omitted to do but for any incapacity or the appointment of a liquidator, administrator or like officer in relation to any Grantor or the Collateral; and

(c)           power to use the name of any Grantor in connection with the exercise of any of such powers and, without prejudice to the generality of the provisions of Clauses 13 ,I (a)

and 13 .1 (b), on behalf and at the cost of, and in the name of any Grantor or otherwise, the powers referred to in Clause 13.2.

13.2        Specific powers of Receiver

Any Receiver shall, in relation to and the Collateral in respect of which it is appointed, have the power to:

(a)           carryon, manage, develop, reconstruct, amalgamate or diversify the business of any Grantor or any part thereof or concur in so doing;

(b)           purchase, acquire, accept a lease or licence of and/or any other interest in and/or develop or improve properties or other assets without being responsible for loss or damage;

(c)           raise and borrow any money from, or incur any other liability to, the Collateral Agent and/or others on such terms as he may think fit and secure the payment of any such money and liabilities, whether or not in priority to the Secured Obligations, in such manner as he shall think fit and with or without any encumbrance on or affecting any of such Collateral and enter into any form of hedging arrangement, whether in relation to any such borrowing or any Secured Obligations or otherwise, on such terms as he shall think fit;

(d)           without the restrictions imposed by section 103 of the Act, or the need to observe any of the provisions of sections 99 and 100 of the Act, sell by public auction or private contract, convey, transfer, assign, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with such Collateral or concur in so doing in such manner, for such consideration and generally on such terms and conditions as he may think fit;

(e)           promote the formation of companies with a view to the same purchasing, leasing, licensing or otherwise acquiring interests in such Collateral, or otherwise arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire any of such Collateral on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

(f)            make and effect such repairs, renewals and improvements to such Collateral as he may think fit and maintain, renew, take out or increase insurances;

(g)           appoint managers, agents, officers and employees for any of the purposes set out in Clauses 13.1 and 13.2 or to guard or protect such Collateral at such salaries and commissions and for such periods and on such terms as he may determine and may dismiss the same;

(h)           sign any document, execute any deed and do all such other acts and things, whether in the name of any Grantor or otherwise, in relation to, or as may be considered by him to be incidental or conducive to, any of the matters or powers aforesaid or to the protection and/or realisation of the security constituted or intended to be constituted by this Debenture.

13.3        Receiver as agent

Any Receiver of any of the Collateral shall, so far as the law allows, be deemed to be the agent  of the  relevant  Grantor  for  all  purposes  and  the  relevant  Grantor  shall  be  solely responsible for the acts, defaults, contracts, engagements, omissions, losses, liabilities, misconduct and remuneration of a Receiver and the Collateral Agent shall not be under any liability in such regard.

13.4        Remuneration

The remuneration of the Receiver shall be such sum or rate payable in such manner as may be agreed between him and the Collateral Agent at or at any time after his appointment without being limited to the maximum rate specified in section 109(6) of the Act.

13.5        Removal

The Collateral Agent may from time to time remove any Receiver appointed by it and, in the case of an administrative receiver, may at any time and from time to time apply to the court for removal of any administrative receiver appointed by it and may, whenever it may deem it expedient, appoint or as the case may be apply to the court for the appointment of another qualified person as a new Receiver in place of any Receiver whose appointment may for any reason have terminated.

13.6        Application of proceeds

All monies received or recovered by the Collateral Agent or any Receiver pursuant to this Debenture or the powers conferred by it shall (subject to the claims of any person having prior rights thereto and by way of variation of the provisions of the Act) be applied first in the payment of any costs, charges and expenses of or incidental to the Receiver's appointment, the payment of his remuneration and the payment and discharge of any other expenses incurred by or on behalf of the Receiver, and thereafter shall be applied by the Collateral Agent (notwithstanding any purported appropriation by each Grantor) in accordance with Section 8.2 (Application a/Proceeds) of the Credit Agreement.

14.          VARIATION AND EXTENSION OF STATUTORY POWERS

14.1        Statutory powers generally

The powers conferred on mortgagees or receivers (including administrative receivers) by the Act and the Insolvency Act 1986 shall apply to this Debenture except insofar as they are expressly or impliedly excluded and where there is any ambiguity or conflict between the powers contained in the Act and/or the Insolvency Act 1986 and those contained in this Debenture the terms of this Debenture shall (so far as the law allows) prevail.

14.2        Collateral Agent's powers

(a)           The restrictions contained in sections 93 and 103 of the Act shall not apply to the Security and the power of sale and other powers contained in section 101 of the Act and all other enforcement powers conferred in this Debenture with regard to the Security shall be immediately exercisable at any time after the occurrence and during the continuation of an Event of Default and shall be varied and extended so that the Collateral Agent shall at any such time be entitled (without prejudice to any other rights or powers of a mortgagee) to exercise any of the powers conferred upon a Receiver by Clause 13 and shall have the benefit of all the provisions of Clause 13.

(b)           If the Security is enforceable, the Collateral Agent may if so instructed by the Requisite Lenders but subject to the provisions of the Credit Agreement and this Debenture, enforce all or any part of the Security in any manner it sees fit.

(c)           The powers, trusts, authorities and discretions conferred upon the Collateral Agent by this Debenture shall be in addition to any which may from time to time be vested in it by any applicable law (subject to Clause 1.17) and those which are set out in any other Credit Document.

14.3        Mortgagee in possession

No exercise (whether by the Collateral Agent or any Receiver) of any of the powers contained in this Debenture shall render the Collateral Agent or any Receiver liable as mortgagee in possession in respect of any of the Collateral or liable for any loss or damage (including, without limitation, loss upon realisation of any of the Collateral) or for any neglect, default or omission in connection with the Collateral to which a mortgagee or mortgagee in possession might otherwise be liable.

14.4        Protection for third parties

No person (including a purchaser) dealing with the Collateral Agent, any Receiver or any of their respective agents or nominees will be concerned to enquire:

(a)       whether the Secured Obligations have become payable; or

(b)       whether any power which the Collateral Agent or any Receiver is purporting to exercise has become exercisable; or

(c)       whether any money remains due under the Credit Documents; or

(d)       how any money paid to the Collateral Agent or any Receiver is to be applied.

In the absence of bad faith on the part of such purchaser or other person, such dealings shall be deemed, so far as regards the safety and protection of such purchaser or other person, to be within the powers conferred by this Debenture and to be valid accordingly. The remedy of any Grantor in respect of any gross negligence or wilful misconduct in the exercise of such power shall be in damages only.

14.5        Delegation

The Collateral Agent or any Receiver may at any time delegate by power of attorney or in any other manner to any person or persons any of the powers (including the power of attorney contained in Clause 16), authorities and discretions which are for the time being exercisable by the Collateral Agent or any Receiver under this Debenture in relation to the Collateral. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Collateral Agent or Receiver may think fit. Neither the Collateral Agent nor any Receiver shall be in any way liable or responsible to each Grantor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

14.6        Suspense accounts

The Collateral Agent and any Receiver may at any time and from time to time, place and keep (for such time as it or he shall consider prudent) any monies received, recovered or realised from any Grantor or in relation to any Collateral pursuant to this Debenture in a separate suspense account (to the credit of either the relevant Grantor or the Collateral Agent as the Collateral Agent  shall  think  fit)  without  any  intermediate  obligation  on  its  part to  apply  the  same  or  any part  thereof  in  or  towards  the  discharge  of  the  Secured   Obligations  provided   that

if such monies are at any time sufficient to discharge the Secured Obligations in full, they, shall be promptly so applied.

14.7        Collateral Agent's power to remedy breaches

If at any time any Grantor fails to perform any of the covenants contained in this Debenture, it shall be lawful for the Collateral Agent, but the Collateral Agent shall have no obligation, to take such action on behalf of that Grantor (including, without limitation, the payment of money) as may in the Collateral Agent's reasonable opinion be required to ensure that such covenants are performed. Any losses, costs, charges and expenses incurred by the Collateral Agent in taking such action shall be reimbursed by that Grantor immediately on written demand.

14.8        No liability

In the execution or purported execution of the trusts and powers conferred on it under this Debenture, none of the Collateral Agent, its nominee or any Receiver shall have any liability for any loss or damage arising by reason of any mistake or omission made in good faith or of any other act or omission, neglect or default in connection with the Collateral except for breach arising from fraud, gross negligence or wilful misconduct on the part of the Collateral Agent.

14.9        Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Credit Documents, neither the Collateral Agent nor any of its personnel or agents shall be bound to:

(a)           enquire as to the occurrence or continuation of any Default or Event of Default;

(b)           enquire as to whether or not any representation made by any person in connection with any Credit Document is true;

(c)           enquire as to the performance, breach or default by any person of its obligations under any of the Credit Documents;

(d)           disclose to any person any confidential information or other information relating to the Credit Parties if such disclosure might or would in its opinion constitute a breach of any applicable law or be otherwise actionable at the suit of any person; or

(e)           account to any other Beneficiary for any sum or the profit element of any sum received by it for its own account whether in connection with the Credit Documents or otherwise.

14.10     No responsibility to perfect Security

The Collateral Agent shall not be liable for any failure, omission or defect in perfecting the Security, including, without limitation, any failure to:

(a)           record or file any document relating to this Debenture and/or the Credit Agreement;

(b)           require the deposit with it of any deed or document certifying, representing or constituting the title of any of the Credit Parties to any of the Collateral;

(c)           obtain any license, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of this Debenture;

(d)           register or notify any of the foregoing in accordance with the provisions of any of the documents of title of any of the Credit Parties;

(e)           effect or procure registration of or otherwise protect any of the Security by registering the same under any applicable registration laws in any territory and the Collateral Agent shall under no circumstances be deemed to have made representations as to the Security or as to the validity or sufficiently of any document relating thereto;

(f)            take, or to require any of the Credit Parties to take, any steps to render the Security effective as regards any property situate outside England and Wales or to secure the creation of any ancillary charge under the laws of any other jurisdiction; or

(g)           require any further assurances in relation to this Debenture.

14.11     Disclaimer

The Collateral Agent shall not accept responsibility or be liable for:

(a)           the adequacy, accuracy or completeness of any information supplied by any person in connection with the Credit Documents or the transactions contemplated thereby, or any other document arrangement or agreement entered into in connection with the Credit Documents;

(b)           the legality, validity, effectiveness, adequacy or enforceability of any Credit Document or any other document, arrangement or agreement entered into in connection with the Credit Documents;

(c)           any losses to any person caused as a result of taking or omitting to take any action in relation to any of the Credit Documents or the Security;

(d)           any shortfall which arises on enforcement of the Security; or

(e)           the use or application by any Credit Party, or any other person, of any funds which the Collateral Agent has released or directed the release of under this Debenture or the Credit Agreement.

15.          CONTINUATION AND PRESERVATION OF SECURITY

15.1        Subsequent Liens

If the Collateral Agent or any other Beneficiary receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent Lien or other interests affecting the Collateral and/or the proceeds of sale thereof, the Collateral Agent or such other Beneficiary may open a new account or accounts for each Grantor in its books. If the Collateral Agent or such other Beneficiary does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice (unless it gives express notice to the contrary to each Grantor). As from that time, all payments by or on behalf of each Grantor to the Collateral Agent or such other Beneficiary will (in the absence of any express appropriation to the contrary) be credited or be treated as having been credited to the new account and will not operate to reduce the Secured Obligations.

15.2        Waiver of defences

Each Grantor shall be deemed to be a principal debtor and the sole, original and independent obligor for the Secured Obligations and the Collateral shall be deemed to be a principal security for the Secured Obligations. The liability of any Grantor under this Debenture shall not be discharged, impaired or otherwise affected by any circumstance, act, omission, matter or thing which but for this provision might operate to reduce, release, prejudice or otherwise exonerate that Grantor from its obligations under the Credit Documents in whole or in part, including without limitation and whether or not known to any Credit Party, the Collateral Agent or any other person:

(a)           the winding-up, dissolution, administration, re-organisation, amalgamation, merger or reconstruction of any Grantor or any other person or any change in its status, function, control or ownership; or

(b)           any time, indulgence, concession, waiver or consent granted to, or composition with, any Grantor or any other person; or

(c)           the release of any Grantor or any other person under the terms of any composition or arrangement with any creditor thereof; or

(d)           the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take-up or enforce, any rights against, or security over, the assets of any Grantor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to release or to realise the full value of any security; or

(e)           any legal limitation, disability, incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of, or other circumstance relating to, any Grantor or any other person; or

(f)            any amendment or other variation (however fundamental including any amendment or variation increasing or extending the maturity of all or any part of the Secured Obligations or changing the obligors in respect thereof) or replacement of any Credit Document or any other document or security; or

(g)           any unenforceability, illegality, invalidity or frustration of any obligation of any Grantor or any other person under any Credit Document or any other document or security, or any failure of any Grantor or any other Credit Party to become bound by the terms of any other Credit Document, in each case whether through any want of power or authority or otherwise; or

(h)           any postponement, discharge, reduction, non-provability or similar circumstances affecting any obligation of any Grantor or any other Credit Party under a Credit Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, so that the obligations of each Grantor under this Debenture remain in full force and effect and that this Debenture shall be construed accordingly as if there were no such circumstance, act, omission, matter or thing.

15.3        Immediate recourse

Each Grantor waives any right it may have of first requiring the Collateral Agent (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security in respect of the Secured Obligations or claim payment from any person before enforcing the Security. This waiver applies irrespective of any law or provision of the Credit Documents to the contrary.

15.4        Non-competition

Subject as provided below, until the Collateral Agent is satisfied that all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, no Grantor shall, by virtue of any payment made, security realised or monies received or recovered under any of the Credit Documents for or on account of the liability of any Credit Party:

(a)           take the benefit (whether by way of subrogation or otherwise) of any rights, security or monies held, received or receivable by the Collateral Agent or any other Beneficiary or be entitled to any right of contribution or indemnity; or

(b)           claim, rank, prove or vote as a creditor of any Credit Party or its estate in competition with the Collateral Agent or any other Beneficiary; or

(c)           receive, claim or have the benefit of any payment, distribution or security from or on account of any Credit Party, or exercise any right of set-off against any Credit Party.

Each Grantor shall hold in trust for and forthwith payor transfer to the Collateral Agent (acting as agent and trustee as aforesaid) any payment or distribution or benefit of security received by it contrary to the above. If any Grantor exercises any right of set-off contrary to the above, it will forthwith pay an amount equal to the amount set off to the Collateral Agent (acting as agent and trustee as aforesaid). Notwithstanding the foregoing, following any enforcement of the Collateral by the Collateral Agent under this Debenture, each Grantor will (at its own cost) promptly take such steps or actions as are referred to above as the Collateral Agent may from time to time stipulate.

15.5        Security held by each Grantor

Each Grantor warrants that it has not taken, and agrees that it will not take, from any other Credit Party or any person party to any related security any Lien, guarantee, indemnity, bond or other assurance in respect of or in connection with its obligations under this Debenture. If any Grantor takes any such Lien, guarantee, indemnity, bond or other assurance in contravention of this Clause, it shall hold it on trust for the Beneficiaries until such time as all of the Secured Obligations have been satisfied in full (and the Beneficiaries are not under any further obligation, actual or contingent, to any Credit Party) and shall on request promptly deposit the same with and/or charge the same to the Beneficiaries in such manner as the Collateral Agent may require as security for the due and punctual payment, performance and discharge by each Grantors of the Secured Obligations.

15.6        Continuing security

The Security shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Collateral Agent and shall extend to the ultimate balance of the Secured Obligations notwithstanding any interim or intermediate payment, discharge or settlement of account or other matter of the whole or any part of the Secured Obligations.

15.7        No prejudice

The Security shall not be prejudiced or affected by the invalidity or unenforceability of any other document or agreement, or by the Collateral Agent now or hereafter dealing with, exchanging, releasing or abstaining from perfecting or enforcing any of the Security, or by any time or indulgence granted to any Grantor, the Collateral Agent (in any capacity) or any other Beneficiary, or by any modification of the terms of the trust upon which the Collateral Agent holds the Security or by any other act or thing which might otherwise prejudice that Security.

15.8        Cumulative Security

The Security shall be cumulative, in addition to, and independent of, every other security which the Collateral Agent or any Beneficiary may at any time hold in respect of the Secured Obligations or any other obligations or any rights, powers and remedies provided by law. The Security shall not merge with any prior security held by the Collateral Agent (acting in any capacity) or by any Beneficiary over the whole or any part of the Collateral.

15.9        Tacking

Each Lender must perform its obligations under the Credit Agreement (including any obligation to make further advances).

16.          POWER OF ATTORNEY

16.1        Appointment

Each Grantor, by way of security, hereby irrevocably appoints the Collateral Agent and the persons deriving title under it and separately any Receiver jointly or severally to be its attorney or attorneys for them (with full power of substitution and delegation) and in the name and on behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required:

(a)           for carrying out any obligations imposed on any Grantor by or pursuant to this Debenture where such Grantor has failed to perform such obligations and following the occurrence of an Event of Default;

(b)           following the occurrence of an Event of Default that is continuing, for carrying any sale, lease or other dealing by the Collateral Agent or Receiver into effect;

(c)           following the occurrence of an Event of Default that is continuing, for conveying or transferring any legal estate or other interest in land or any other property;

(d)           following the occurrence of an Event of Default that is continuing, for getting in all or any part of the Collateral; and

(e)           generally for enabling the Collateral Agent and any Receiver to exercise the respective powers, authorities and discretions conferred on them by or pursuant to this Debenture or by law.

The provisions of this Clause 16.1 shall take effect as and by way of variation to the provisions of sections 109(6) and 109(8) of the Act, which provisions as so varied and extended shall be deemed incorporated in this Debenture as if they related to a Receiver of the Collateral and not merely a Receiver of the income thereof.

16.2        Ratification

Each Grantor covenants with the Collateral Agent and separately with any Receiver that, on request, it will ratify and confirm all security agreements, documents and acts and all transactions entered into by the Collateral Agent or any Receiver (or by that Grantor at the instance of the Collateral Agent (and the persons deriving title under it) or any Receiver) in the proper exercise of its or his powers set out in this Debenture and each Grantor irrevocably acknowledges and agrees that the power of attorney contained in this Clause 16 is given to secure the proprietary interest of, and the performance of obligations owed to, the respective donees within the meaning of the Powers of Attorney Act 1971.

17.          INDEMNITIES

17.1        General

Each Grantor shall, as primary obligor and not merely as surety, notwithstanding any release or discharge of all or any part of the Security, indemnify and hold harmless the Collateral Agent (and its nominees, delegates and sub-delegates), each other Beneficiary from time to time and any Receiver on demand against any losses, actions, obligations, claims, damages, penalties, judgments, suits, costs, expenses (including counsel fees and disbursements), demands, liabilities or disbursements of any kind or nature whatsoever which may be imposed as a consequence of any breach by it of the provisions of this Debenture, the exercise or purported exercise of any of the rights and powers conferred on them by this Debenture or otherwise relating to the Collateral or the Security (otherwise than as a result of the gross negligence or wilful misconduct of the Collateral Agent, its nominees, delegates or sub-delegates or of any such Beneficiary).

17.2        Taxes

Each Grantor agrees to indemnify the Collateral Agent, each other Beneficiary and any Receiver on demand against all present or future stamp, withholding or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent authority in connection with the execution or enforcement of this Debenture, repayment and discharge of the Secured Obligations or in consequence of any payment made pursuant hereto being impeached or declared void for any reason.

17.3        Costs and expenses

Immediately upon demand, each Grantor shall pay all fees, costs and expenses (including legal fees and any value added tax) incurred from time to time in connection with the enforcement of or preservation of rights under this Debenture by the Collateral Agent, or any Receiver, attorney, manager, trustee or any other person appointed by the Collateral Agent under this Debenture or by statute.

18.          WAIVERS AND REMEDIES

18.1        Waivers

No failure or delay by any Beneficiary (or the Collateral Agent on their behalf) in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy as though no waiver had been made and no relaxation or indulgence granted.

18.2        Severability

If any provision of this Debenture shall be prohibited, illegal, invalid or unenforceable under applicable law, it shall be ineffective only to such extent and in the relevant jurisdiction, without invalidating or otherwise detrimentally affecting the remainder of this Debenture.

19.          REINSTATEMENT AND RELEASE

19.1        Reinstatement

Any settlement or discharge under this Debenture between any Grantor and the Collateral Agent or the Beneficiaries (or any of them) shall be conditional upon no security or payment to the Collateral Agent or the Beneficiaries (or any of them) by any Credit Party or any Grantor or any other person on behalf of any Credit Party or, as the case may be, any Grantor being avoided or set aside or ordered to be refunded or reduced by or pursuant to any applicable law or regulation and, if such condition is not satisfied, the Collateral Agent and/or the Beneficiaries shall be entitled to recover from each Grantor on demand the value of any such security or the amount of any such payment as if such settlement or discharge had not occurred. The Collateral Agent or any other Beneficiary may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

19.2        Release

Once all the Secured Obligations have been paid in full and neither the Collateral Agent nor any other Beneficiary has any contingent liability to advance further monies to, or incur liability on behalf of, any Grantor or any other Credit Party, the Collateral Agent and each other Beneficiary shall, at the request and cost of the Grantors, promptly take any action which may be necessary to release and discharge the Security and reassign the Collateral to the Grantors.

20.          CURRENCY

Any amount received or recovered by the Collateral Agent in respect of any sum expressed to be due to it from any Grantor under this Debenture in a currency other than the currency (the "contractual currency") in which such sum is so expressed to be due (whether as a result of, or of the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of each Grantor or otherwise) shall only constitute a discharge to that Grantor to the extent of the amount of the contractual currency that the Collateral Agent is able, in accordance with its usual practice (acting reasonably), to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due that Grantor shall fully indemnify the Collateral Agent against any loss sustained by it as a result, including the cost of making any such purchase.

21.          NOTICES

21.1        General

Any demand, notice or other communication or document to be made on or delivered to any Grantor under this Debenture or in respect of the Secured Obligations shall be made or delivered by fax or otherwise in writing and shall be treated as having been served if served in accordance with Clause 21.2. Each demand, notice, communication or other document to be made on or delivered to any party to this Debenture may (unless that party has by 10 Business Days' written notice to the other party or parties specified another address or fax number) be made or delivered to that other person at the address or fax number set out under its name at the end of this Debenture or at the end of any Deed of Accession by which it became a party to this Debenture.

21.2        Mode of service

Service of any demand, notice, communication or other document to be made or delivered under this Debenture may be made:

(a)           by leaving it at the relevant address for service referred to in Clause 21.1;

(b)           by sending it by pre-paid first class letter (or by airmail if to or from an address outside the United Kingdom) through the post to the relevant address for service referred to in Clause 21.1; or

(c)           by fax to the relevant fax number referred to in Clause 21.1 and so that any fax shall be deemed to be in writing and, if it bears the signature of the server or its authorised representative or agent, to have been signed by or on behalf of the server.

21.3        Deemed service

Any demand, notice, communication or other document from each Grantor shall be irrevocable and shall not be effective until its actual receipt by the Collateral Agent. Any other demand, notice, communication or other document shall be served or treated as served at the following times:

(a)           in the case of service personally or in accordance with Clause 21.2(a), at the time of such service;

(b)           in the case of service by post, at 9.00 a.m. on the working day next following the day on which it was posted or, in the case of service to or from an address outside the United Kingdom, at 9.00 a.m. on the fourth working day following the day on which it was posted; and

(c)           in the case of service by fax, if sent before 9.00 a.m. on a working day, at 11.00 a.m. on the same day, if sent between 9.00 a.m. and 5.30 p.m. on a working day, two hours after the time of such service or, if sent after 5.30 p.m. on a working day, or if sent on a day other than a working day, at 9.00 a.m. on the next following working day.

For the purpose of this Clause 21, the term "working day" shall mean a day (other than a Saturday or a Sunday or a bank or public holiday) upon which the recipient of any demand, notice, communication or other document is normally open for business in the country of its address for service referred to in Clause 21.1 and references to any time of day shall be construed as references to the time of day in such country.

21.4        Proof of service

In proving service of a demand, notice, communication or other document served:

(a)           by post, it shall be sufficient to prove that such demand, notice, communication or other document was correctly addressed, full postage paid and posted; and

(b)           by fax, it shall be sufficient to prove that the fax was followed by such machine record as indicates that the entire fax was sent to the relevant number.

22.          SET OFF

                After Event of Default

Any Beneficiary may at any time after an Event of Default has occurred and is continuing (without giving notice to any Grantor):

(a)           set off or otherwise apply sums standing to the credit of any Grantor's accounts with that Beneficiary (irrespective of the terms applicable to those accounts and whether or not those sums are then due for repayment to that Beneficiary); and

(b)           set off any other obligations (whether or not then due for performance) owed by that Beneficiary to a Grantor, in each case against any liability of that Grantor to the relevant Beneficiary under the Credit Documents.

22.2        Different currencies

A Beneficiary may exercise its rights under Clause 22.1 notwithstanding that the amounts concerned may be expressed in different currencies and each Beneficiary is authorised to effect any necessary conversions at a market rate of exchange selected by it.

22.3        Unliquidated obligations

If the relevant obligation or liability is unliquidated or unascertained, the Beneficiary may set off the amount which it estimates (in good faith) will be the final amount of that obligation or liability once it becomes liquidated or ascertained.

23.          CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Except as expressly provided in this Debenture, a party who is not a party hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Debenture.

24.          ASSIGNMENTS AND TRANSFERS

24.1        No assignment by any Grantor

No Grantor shall be entitled to assign or transfer all or any of its rights or obligations under this Debenture.

24.2        Assignment by Collateral Agent

The Collateral Agent may at any time assign or otherwise transfer all or any part of its rights under this Debenture in accordance with the Credit Documents and each Grantor authorises the Collateral Agent to execute on its behalf any document required to effect the necessary transfer of rights and obligations.

25.          ACCESSION OF GRANTORS

The Company will procure that each UK Credit Party which is required to accede to this Debenture pursuant to the terms of the Credit Agreement shall execute a Deed of Accession.

26.          GOVERNING LAW

This Debenture and the rights and obligations of. the parties hereto are governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof each Grantor has duly executed this Debenture as a deed and intends to deliver and hereby delivers the same on the date first above written and, before such delivery, this Debenture has been duly signed on behalf of the Collateral Agent, in the manner appearing below.

SCHEDULE l

Original Grantors

Name of Original Grantor	Registered Number	Registered Address

Bridgewater Paper Company Limited	01726334	North Road, Ellesmere Port, South Wirral, CH65 1AF, United Kingdom

Cheshire Recycling Limited	01946629	North Road, Ellesmere Port, South Wirral, CH65 1AF, United Kingdom

SCHEDULE 2

Bank Accounts

Name of Grantor	Name and address of entity at which account is held	Sort Code and Account Number	Account Number	Type of Account
Bridgewater Paper Company Limited	Citibank N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London, E145LB	18-50-08	•6002	EUR Main Account
Bridgewater Paper Company Limited	Citibank N .A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London, E145LB	18-50-08	•8915	EUR Account Payable
Bridgewater Paper Company Limited	Citibank N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London, EI45LB	18-50-08	•1425	EUR Account Receivables
Bridgewater Paper Company Limited	Citibank N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London, E145LB	18-50-08	•0659	US$ Account Receivables
Bridgewater Paper Company Limited	Citibank N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London, EI45LB	18-50-08	•6010	Account Receivables
Bridgewater Paper Company Limited	Citibank N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London, EI45LB	18-50-08	•8923	GBP Account Receivables
Bridgewater Paper Company Limited	Citibank N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London, E145LB	18-50-08	•8931	GBP Account Receivables
Bridgewater Paper	NatWest, 10th Floor, The Plaza, 100 Old Hall	60-13-19	•6382	Main Account

Name of Grantor	Name and address of entity at which account is held	Sort Code and Account Number	Account Number	Type of Account
Company Limited	Street, Liverpool, L3 3QJ
Bridgewater Paper Company Limited	NatWest, 10th Floor, The Plaza, 100 Old Hall Street, Liverpool, L3 3QJ	60-13-19	•0413	Sales Account
Bridgewater Paper Company Limited	NatWest, 10th Floor, The Plaza, 100 Old Hall Street, Liverpool, L3 3QJ	60-13-19	•7447	Account Receivables
Bridgewater Paper Company Limited	NatWest, l0th Floor, The Plaza, 100 Old Hall Street, Liverpool, L3 3QJ	60-13-19	•7509	Business Reserve
Bridgewater Paper Company Limited	NatWest, 10th Floor, The Plaza, 100 Old Hall Street, Liverpool, L3 3QJ	60-13-19	•5923	Account Holding overnight deposits
Cheshire Recycling Limited	NatWest, 10th Floor, The Plaza, 100 Old Hall Street, Liverpool, L3 3QJ	60-13-19	•5560	Main Account used for Recycling Business Unit
Cheshire Recycling Limited	NatWest, 10th Floor, The Plaza, 100 Old Hall Street, Liverpool, L3 3QJ	60-13-19	•0421	Business Reserve

SCHEDULE 3

Policies

Name of Grantor	Insurer	Policy No.	Period of Insurance	Type of Policy	Limit of Liability
Abitibi-Consolidated Inc. and its affiliates and subsidiaries, including Bridgewater Paper Company Limited and Cheshire Recycling Limited	Factory Mutual Insurance Company	SM862	1/05/2007 to 1/05/2008	Real and Personal Property Damage	$2,500,000,000
Abitibi-Consolidated Inc. and its affiliates and subsidiaries, including Bridgewater Paper Company Limited and Cheshire Recycling Limited	GCAN Insurance Company	L7130043	1/10/2006 to 1/07/2008	Commercial General Insurance	CDN 2,000,000 combined bodily injury/property damage.
					CDN 2,000,000 in the annual aggregate for products and completed operations.

Abitibi-Consolidated Inc. and its affiliates and subsidiaries, including Bridgewater Paper Company Limited and Cheshire Recycling Limited	Commerce and Industry Insurance Company	6760502	1/10/2006 to 1/07/2008	Excess Liability	CDN 3,000,000 per occurrence.

					CDN 3,000,000 in the aggregate.

Abitibi-Consolidated Inc. and its affiliates and subsidiaries, including Bridgewater Paper Company Limited and Cheshire Recycling Limited	American Home Assurance Company	BE 6849027	1/10/2006 to 1/07/2008	Umbrella	CDN 50,000,000
Abitibi-Consolidated Inc. and its affiliates and subsidiaries, including Bridgewater Paper Company Limited and Cheshire Recycling Limited	ACE INA Insurance	XCP 397287	1/10/2006 to 1/07/2008	Excess Liability	CDN 25,000,000

SCHEDULE 4

Policy Notice and Acknowledgement

Part 1

Form of Notice of Assignment of Policies

To:          [Insurer]

[Address]

[Date]

Dear Sirs

Policy number [●]

We hereby give you notice that pursuant to the terms of a debenture (as the same may be amended, restated, varied, supplemented, novated or replaced, the "Debenture") dated [Date] and made between ourselves and Goldman Sachs Credit Partners L.P. in its capacity as security trustee for and on behalf of certain secured creditors (the "Collateral Agent") we have assigned by way of security all of our right, title and interest in and to the proceeds of the above policy and any other contract of insurance taken out with you (together the "Policies") to the Collateral Agent.

1.             We confirm that we will remain liable under the Policies to perform all obligations assumed by us thereunder.

2.             We confirm that none of the Collateral Agent, its agents or nominees, any receiver or any other person will at any time be under any obligations to you under or in respect of the Policies including to the extent the same is listed as an additional insured.

3.             We irrevocably and unconditionally authorize you to disclose to the Collateral Agent such information relating to the Policies and the proceeds of any claim under them as the Collateral Agent may at any time request you to disclose.

4.             We will remain entitled to exercise all of our rights under each Policy, unless and until you receive notice from the Collateral Agent to the contrary stating that the Security has become enforceable, following which, unless otherwise directed by the Collateral Agent, you shall:

(a)           make all payments under or arising from the Policy to the Collateral Agent or to its order; and

(b)           otherwise comply with the terms of any written notice or instructions which you receive at any time from the Collateral Agent in connection with the Policies or any such proceeds.

5.             We hereby request that, with effect from today's date, the Collateral Agent be noted on the Policies as first loss payee and as additional insured.

The terms of and the instructions and authorisations contained in this letter shall remain in full force and effect until the Collateral Agent gives you notice to the contrary.

Please acknowledge receipt of this letter by signing the attached form of acknowledgement and agreement and returning it to Goldman Sachs Credit Partners L.P. (marked for the attention of: [Contact]) at 30 Hudson Street, 36th Floor, Jersey City, NJ 07302.

This letter shall be governed by and construed in accordance with English law.

Yours faithfully

for and on behalf of

 [Grantor]

SCHEDULE 4

Part 2

Form of Acknowledgement

To:          [Collateral Agent]

[Address]

[Date]

Attention: [●]

Dear Sirs

We acknowledge receipt of a notice dated [Date] and addressed to us by [Grantor] (the "Assignor") regarding policy number [●] and any other contract of insurance of whatever nature taken out with us (together, the "Policies") and acknowledge the instructions and authorisations contained in that notice.

We acknowledge and confirm that:

1.             we shall forthwith endorse a memorandum on the Policies noting your interest as assignee and first loss payee and additional insured in substantially the form specified in the Schedule to this letter;

2.             after you have notified us of the enforceability of the Security and unless you notify us in writing to the contrary, all payments in respect of claims under the Policies shall only be paid to you at the account which you shall notify to us at that time;

3.             we have not received notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action in respect of, the Policies;

4.             no change in any of the terms of any of the Policies shall be effective without your prior written consent;

5.             we shall advise you at least 30 days before any cancellation of any of the Policies;

6.             we shall advise you immediately of any default in respect of any Policy and shall allow 30 days during which time (a) you shall be entitled to remedy such breach (if capable of remedy) and (b) such Policy shall continue in full force and effect; and

7.             we hereby waive any right of subrogation we may have against you with respect to your interests in the insured property.

This letter shall be governed by and construed in accordance with English law.

Yours faithfully

_________________________

for and on behalf of

[Insurer]

Schedule to Acknowledgement re Assignment of Policies

Form of Endorsement -Liability Policies

Notwithstanding any other provision of this policy, the following endorsement will take effect immediately:

Goldman Sachs Credit Partners L.P. (as Collateral Agent) and each Agent and Lender party to the Credit and Guaranty Agreement to which the Collateral Agent and the Named Insured are parties, are added as additional insureds but only with respect to liability arising out of the operations or premises owned by or rented to the Named Insured.

Form of Endorsement -Property Policies

Notwithstanding any other provision of this policy, the following endorsement will take effect immediately:

Loss or damage under this policy (including, without limitation, any business interruption coverage provided thereunder) shall be payable first to Goldman Sachs Credit Partners, L.P., as Collateral Agent ("Collateral Agent") at its 30 Hudson Street, 36th Floor, Jersey City, NJ 07302 office, as its interests (present or future) may appear, under that certain Credit and Guaranty Agreement by and among Abitibi-Consolidated Company of Canada ("Borrower"), Abitibi-Consolidated Inc. ("Holdings") and certain of Holdings' Subsidiaries (together with Borrower and Holdings, collectively, the "Insured"), as Guarantors, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as Administrative Agent, and the Collateral Agent (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") and the related documents and agreements executed and delivered in connection therewith. Capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. This policy shall not be invalidated as to the interest of Collateral Agent or Secured Parties by any act or neglect of the Insured or owner of the within described property, nor by any foreclosure or other proceedings or notice of sale relating to the property or the granting or enforcement of any lien or security interest relating to the property, nor by any change in the title or ownership of said property, nor by the occupancy of the premises for a purpose more hazardous than permitted by this policy, nor for any errors, omissions or improper reporting by the Insured. It is hereby expressly acknowledged that such interest of Collateral Agent or Secured Parties shall, to the extent of any and all indebtedness of any nature now or hereafter owing or to become owing from the named Insured or the owner of the within described property, be deemed to extend to all of the within described property and any and all loss or damage payable under this policy in respect to any or all thereof, notwithstanding that part or parts of such property be not expressly or specifically covered by or included in any mortgage, security interest, pledge, bailment or other security instrument or lien given or to be given or acquired by the Collateral Agent, as security for any indebtedness.

If the Insured fails to render proof of loss within the time specified in this policy, the undersigned insurance company agrees to notify Collateral Agent and Collateral Agent shall have 30 days from receipt of such notice within to file a claim, irrespective of the provisions of this policy. The rights of Collateral Agent, individually and on behalf of and for the benefit of Secured Parties, to recover the full amount of its claim shall not be affected, prejudiced or impaired by any right of subrogation to which the undersigned insurance company may become entitled and any such subrogation shall be subject and subordinate to the prior and paramount lien and rights of Collateral Agent, individually and on behalf and for the benefit of Secured Parties, for any and all indebtedness not fully discharged by the payment of loss or damage under this policy to Collateral Agent, individually and on behalf and for the benefit of Secured Parties.

It is hereby understood and agreed that the policy to which this clause is attached will not be changed in any way which may affect Collateral Agent's or any Secured Party's rights or interest under this policy without prior written notice to Collateral Agent.

SCHEDULE 5

Account Notice and Acknowledgement

Part 1

Form of Account Notice

To:          [Third Party Bank]

[Address]

[Date]

Dear Sirs

We refer to the accounts in our name and maintained with you, designated "Account" under account number [insert account number] (the "Accounts").

We hereby give you notice that we have charged by way of first fixed charge pursuant to a debenture dated [date] 2008 (as the same may from time to time be amended, restated, varied, supplemented, novated or replaced, the "Debenture") between ourselves and Goldman Sachs Credit Partners L.P. (or any successor or replacement thereof) as security agent and trustee for and on behalf of certain secured creditors (the "Collateral Agent") all our rights, title and interest in and to the Accounts and the monies from time to time standing to its credit.

We irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions which we may have given you to the contrary and without requiring you to make any reference to or seek any further authority from us or to make any enquiry as to the justification for or validity of any notice, statement, requirement or direction) as follows:

1.             to disclose to the Collateral Agent such information relating to the Accounts as the Collateral Agent may, at any time and from time to time, request you to disclose to it;

2.             immediately upon receipt by you of a written notice from the Collateral Agent of the occurrence of an Event of Default under the Credit Agreement (as defined in the Debenture) (a "Notice") to hold all monies standing to the credit of the Accounts to the order of the Collateral Agent;

3.             at any time and from time to time following receipt by you of a Notice, upon receipt by you of written instructions from the Collateral Agent (including, for the avoidance of doubt, by way of facsimile transmission) to credit and debit the Accounts (as the case may require) and otherwise to act in accordance with such instructions;

4.             to comply with the terms of any written notice, statement or instructions (including, for the avoidance of doubt, by way of facsimile transmission) which you receive at any time from the Collateral Agent and which in any way relate to or purport to relate to any of the Debenture, the Accounts and the monies standing to the credit thereof from time to time; and

5.             not to agree any change the mandate for the Accounts or close the Accounts without the consent of the Collateral Agent.

For the avoidance of doubt, following receipt by you of a Notice, we are not permitted to withdraw any amount from any Account without the prior written consent of the Collateral Agent.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Collateral Agent gives you written notice revoking them.

This letter shall be governed by and construed in accordance with English law.

Please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the attached form of acknowledgement and agreement and returning it to Goldman Sachs Credit Partners L.P. (marked for the attention of [Contact]) at 30 Hudson Street, 36th Floor, Jersey City, NJ 07302.

Yours faithfully

for [Grantor]

SCHEDULE 5

Part 2

Form of Acknowledgement and Agreement

To:          [Collateral Agent]

[Address]

[Date]

Dear Sirs

We acknowledge receipt of a notice dated [Date] and addressed to us by [Grantor] (the "Grantor") regarding the accounts mentioned in such notice (the "Accounts") and we accept the instructions and authorisations contained in such notice.

We acknowledge and confirm that:

1.             we accept the instructions and authorisations contained in the notice and agree to comply with its terms;

2.             we do not have and, until you give us notice in writing (including, for the avoidance of doubt, by way of facsimile transmission) that the Accounts and the monies from time to time standing to the credit thereof have been released from the charge granted in your favour pursuant to the terms of the Debenture by each Grantor, will not make or exercise any claims or demands, rights of combination, consolidation or set-off or any other equities against each Grantor in respect of the Accounts and the monies from time to time standing to the credit if (other than in connection with and to the extent only of the recovery of our customary fees, costs and expenses solely in connection with the operation and administration of the Accounts); and

3.             we have not received any notice that any third party has or may have any rights, title or interest in or to, or has made or may be making any claim or demand or taking any action against, the Accounts and the monies from time to time standing to the credit if thereof.

We undertake that, if we become aware at any time that any person or entity other than yourselves has or may have any rights, title or interest in or to, or has or may be making any claim or demand or taking any action against, the Accounts, we will immediately give written notice to you of the terms of such rights, title or interest, claim, demand or action.

We confirm that, immediately upon the receipt by us of a notice from you (including, for the avoidance of doubt, by way of facsimile transmission) of the occurrence of an Event of Default under the Credit Agreement, we shall not permit any transfers or withdrawals to be made from the Accounts without your prior written authority.

This acknowledgement shall be governed by and construed in accordance with English law.

Yours faithfully

For [Third Party Bank]

SCHEDULE 6

Deed of Accession

THIS ACCESSION DEED is made on [            ]

BETWEEN:

(I)            [              ], a company incorporated in [England and Wales] with company number

[              ] and having its registered office at [ADDRESS] (the "Additional Grantor");

and

(2)           BRIDGEWATER PAPER COMPANY LIMITED, a company incorporated in England and Wales with company number 01726334 and having its registered office at North Road, Ellesmere Port, South Wirral, CH65 lAF, United Kingdom, for itself and as agent for each of  the other Grantors under and as defined in the Debenture referred to below (the "Company"); and

(3)           GOLDMAN SACHS CREDIT PARTNERS L.P., as agent and trustee for itself and each of the Beneficiaries under and as defined in the Debenture referred to below (the "Collateral Agent").

BACKGROUND:

(A)          The Company has entered into a debenture dated I April 2008 (the "Debenture") between the Company, the Grantors (as defined in the Debenture) and the Collateral Agent.

(B)           The Additional Grantor has agreed to enter into this Deed and to become a Grantor under the Debenture.

NOW IT IS AGREED as follows:

1.             INTERPRETATION

Terms defined in the Debenture have the same meaning in this Deed.

2.             CONSTRUCTION

Clauses 1.2 (Interpretation) to 1.20 (Security) of the Debenture will be deemed to be set out in full in this Deed, but as if references in those clauses to the Debenture were references to this Deed.

3.             ACCESSION

With effect from the date of this Deed, the Additional Grantor will become a party to the Debenture as a Grantor and shall be bound by all the terms of the Debenture which are expressed to be binding on a Grantor.

4.             CHARGING PROVISIONS

4.1          General

Subject to Clause 3.10 (Removal of impediments to charges and assignments) of the Debenture and without limiting the generality of the other provisions of the Debenture and of this Deed, the Additional  Grantor with full  title guarantee  and as continuing security for the payment, performance and discharge of all the Secured Obligations hereby charges in favour of the Collateral Agent (or, if the Collateral Agent so chooses, its nominee) the assets set out in Clause 4.2 to Clause 4.5 inclusive.

4.2          Policies

The Additional Grantor charges by way of first fixed charge, if and to the extent not effectively assigned by Clause 4.6 of this Deed, all of its right, title and interest from time to time in the proceeds of each of the Policies specified in Schedule 2 (Policies) to this Deed, other than the Fixed Asset Collateral Insurance.

4.3          Receivables and Inventory

The Additional Grantor charges by way of first fixed charge, if and to the extent not effectively assigned by Clause 4.6 of this Deed, all of its right, title and interest from time to time in the Receivables and the Inventory, other than Receivables and Inventory in relation to Fixed Asset Collateral.

4.4          Bank Accounts

The Additional Grantor charges by way of first fixed charge, all of its right, title and interest in the Bank Accounts specified in Schedule I (Bank Accounts) to this Deed and all monies (including interest) from time to time standing to their credit, other than the Fixed Asset Collateral Account.

4.5          Pension fund and goodwill

The Additional Grantor charges by way of first fixed charge:

(a)     any beneficial interest, claim or entitlement it has in any pension fund; and

(b)     its goodwill.

4.6          Assignments by way of security

Subject to Clause 3.10 (Removal of impediments to charges and assignments) of the Debenture, the Additional Grantor with full title guarantee and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby assigns absolutely (in each case to the fullest extent capable of assignment) by way of security to the Collateral Agent all of its rights, title and interest in and to the following assets:

(a)     the proceeds of any Policy specified in Schedule 2 (Policies) to this Deed, other than Fixed Asset Collateral Insurance;

(b)     the Contracts specified in Schedule 3 (Contracts) to this Deed;

(c)     any letter of credit issued in its favour; and

(d)     any bill of exchange or other negotiable instrument held by it.

5.            CONSTRUCTION OF DEBENTURE

With effect from the date of this Deed:

(a)       the Debenture and this Deed shall be read together as one instrument on the basis that references in the Debenture to "this Debenture" will be deemed to include this Deed; and

(b)       the Debenture will be read and construed for all purposes as if the Additional Grantor had been an original party in the capacity of Grantor save that the security granted by the Additional Grantor under this Deed will be created on the date of this Deed.

6.            LAW

This Deed and the rights and obligations of the parties hereto are governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Additional Grantor has duly executed this Deed and intends to deliver and hereby delivers the same on the date first above written and, before such delivery, this Deed has been duly signed on behalf of the Collateral Agent, in the manner appearing below.

SCHEDULE 1

Bank Accounts

{Additional Grantor to provide details}

      Name and address of                    Account Number                    Sort Code                   Type of Account

   entity at which account

                  is held

                       ●                                                     ●                                           ●                                        ●

SCHEDULE 2

 Policies

{Additional Grantor to provide details}

                 Name of                                        Insured                            Policy No                     Type of Policy

                 Insurer

                       ●                                                     ●                                           ●                                        ●

SCHEDULE 3

Contracts

             Description

                       ●

SIGNATORIES TO THE DEBENTURE

THE ORIGINAL GRANTORS

EXECUTED as a DEED by

BRIDGEWATER PAPER COMPANY LIMITED

acting by:

Director                                                                                _________________________________

Director/Secretary                                                             _________________________________

Address:

Fax:

Attention:

EXECUTED as a DEED by

CHESHIRE RECYCLING LIMITED

acting by:

Director                                                                                _________________________________

Director/Secretary                                                             _________________________________

Address:

Fax:

Attention:

THE COLLATERAL AGENT

SIGNED for and on behalf of

GOLDMAN SACHS CREDIT PARTNERS L.P.

acting by:                                                                             ________________________________

Address:

Fax:

Attention:

EXHIBIT 1-4 TO

CREDIT AND GUARANTY AGREEMENT

QUEBEC SECURITY AGREEMENT

EXHIBIT 1-4

DEED OF HYPOTHEC AND ISSUE OF DEBENTURES

Minute No.	ON THIS twenty-eighth (28th) day of March, two thousand eight (2008).

BEFORE Mtre. Marc Daigneault, notary, practising in the City of Montreal, Province of Quebec.

APPEARED:

GOLDMAN SACHS CREDIT PARTNERS L.P., a legal entity having a place of business at c/o Goldman Sachs & Co., 30 Hudson Street, 36th Floor, Jersey City, NJ 07302, herein acting as "fondé de pouvoir" under Article 2692 of the Civil Code of Quebec and represented by Constantine Troulis, its authorized representative, hereunto duly authorized for the purposes hereof as he so declares.

PARTY OF THE FIRST PART

AND:	COMPAGNIE ABITIBI-CONSOLIDATED DU CANADA - ABITIBI-CONSOLIDATED COMPANY OF CANADA, a legal person existing under the laws of the Province of Quebec, having its head office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a resolution of its shareholders, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE SECOND PART

	AND:	ABITIBI-CONSOLIDATED INC., a legal person existing under the laws of Canada, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE THIRD PART

AND:	LES EXPLORATIONS TERRA NOVA LTEE TERRA NOVA EXPLORATIONS LTD , a legal person existing under the laws of the Province of Quebec, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE FOURTH PART

AND:	LA COMPAGNIE DE PULPE DE JONQUIERE THE JONQUIERE PULP COMPANY , a legal person existing under the laws of the Province of Quebec, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE FIFTH PART

THE INTERNATIONAL BRIDGE AND TERMINAL COMPANY , a legal person existing under the laws of Canada, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE SIXTH PART

AND:	SCRAMBLE MINING LTD. , a legal person existing under the laws of the Province of Ontario, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE SEVENTH PART

AND:	3224112 NOVA SCOTIA LIMITED , a legal person existing under the laws of the Province of Nova Scotia, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE EIGHTH PART

MARKETING DONOHUE INC. , a legal person existing under the laws of the Province of Quebec, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of

Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE NINTH PART

AND:	DONOHUE RECYCLING INC. RECYCLAGE DONOHUE INC. , a legal person existing under the laws of the Province of Ontario, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE TENTH PART

AND:	1508756 ONTARIO INC. , a legal person existing under the laws of the Province of Ontario, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE ELEVENTH PART

AND:	3834328 CANADA INC. , a legal person existing under the laws of Canada, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, dilly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE TWELFTH PART

AND:	6169678 CANADA INCORPORATED , a legal person existing under the laws of Canada, having its registered office at 7 Mill Road, P.O. Box 500, in the City of Grand Falls, Province of Newfoundland and Labrador, AlA2K I, herein acting and represented by undersigned signatory, dilly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE THIRTEENTH PART

AND:	ABITIBI-CONSOLIDATED NOVA SCOTIA INCORPORATED , a legal person existing under the laws of the Province of Nova Scotia, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, dilly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE FOURTEENTH PART

AND:	PRODUITS FORESTIERS SAGUENAY INC. SAGUENAY FOREST PRODUCTS INC., a legal person existing under the laws of the Province of Quebec. having its registered office at 4910 Talbot Boulevard. in the City of La Terrière, Province of Quebec, 07N JA3, herein acting and represented by the undersigned signatory, duly authorized for the purposes hereof in virtue of a power of attorney. a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE FIFTEENTH PART

AND:	ABITIBI-CONSOLIDATED CANADIAN OFFICE PRODUCTS HOLDINGS INC. , a legal person existing under the laws of Canada, having its registered office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Quebec, H3B 5H2, herein acting and represented by the undersigned signatory, dilly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy or duplicate of which remains hereto annexed after having been acknowledged as true and signed for identification by the said representative in the presence of the undersigned notary.

PARTY OF THE SIXTEENTH PART

WHEREAS ACCC has. under its governing law and constating documents, the power to issue, re-issue, sell or pledge its debt obligations and to mortgage, hypothecate, pledge or otherwise create the security in all or any property of ACCC, now owned or subsequently acquired. to secure any obligation of ACCC or of a third party, and is duly authorized to create and issue Debentures as hereinafter provided and to secure the same as provided for by this Deed.

WHEREAS ACCC is desirous of creating, issuing and securing Debentures in the manner hereinafter set forth.

WHEREAS each of the other Grantors has, under its governing law and constating documents, the power to mortgage, hypothecate, pledge or otherwise create a security in all or any of its property, now owned or subsequently acquired, to secure any obligation of such Grantor or a third party, and is duly authorized to secure the Debentures as provided for by this Deed.

WHEREAS all necessary corporate proceedings and resolutions have been duly taken and passed by each Grantor and other actions have been taken to authorize the execution of this Deed and the issue and securing of the Debentures in conformity therewith.

WHEREAS as continuing collateral security for the fulfilment of the Obligations, each Grantor has agreed to hypothecate all of its right, title and interest both present and future, in and to the property, assets and rights more fully described herein.

NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

ARTICLE l INTERPRETATION

Section 1.1    Definitions

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. As used herein, the following terms have the following meanings unless there is something in the subject matter or context inconsistent therewith:

"ACCC" means COMPAGNIE ABITIBI-CONSOLIDATED DU CANADA - ABITIBI-CONSOLIDATED COMPANY OF CANADA and its successors and permitted assigns.

"Account Debtor" means any Person who becomes obligated to any Grantor under, with respect to, or on account of, a Claim.

"Agent" means GOLDMAN SACHS CREDIT PAR1NERS L.P., as Collateral Agent under the Credit Agreement, together with any successor Collateral Agent appointed in accordance with the terms of the Credit Agreement.

"Applicable Laws" means, in respect of any Person, property, transaction or event, all applicable federal, provincial or municipal laws, statutes, ordinances, decrees, orders in council, regulations, rules, by-laws, policies and guidelines, orders, permits, licenses, authorizations, approvals, orders of governmental bodies and all applicable orders and decrees of courts and arbitrators having force of law.

"Attorney" means GOLDMAN SACHS CREDIT PAR1NERS L.P., as fondé de pouvoir for the Debenture holders, and includes its successors and assigns in such capacity.

"CIPO" means the Canadian Intellectual Property Office.

"Claims" means the universality consisting of all right, title and interest from time to time in and to the following:

(i)            all accounts, present and future, and includes all claims, accounts receivable, other receivables, book debts, claims and other forms of monetary obligations now or in the future owned, received or acquired, whether arising out of goods sold or services rendered or from any other' transaction;

(ii)           all indebtedness present and future for borrowed money, whether or not evidenced by any Instrument, issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(iii)          all claims and other rights, present and future, deriving from any bank accounts or deposit accounts;

(iv)         all present and future claims for tax refunds;

(v)          all present and future claims and rights of action directly related to the infringement, impairment, damage or destruction of any Collateral; and

(vi)         all security, present and future, including all hypothecs and other security held from time to time under or in connection with the foregoing, including the Saguenay Hypothec.

"Collateral" means collectively the following:

(a)           Claims (excluding any Claim relating to the Fixed Asset Collateral Account and any Fixed Asset Collateral Claim);

(b)          Incorporeal Property (excluding Intellectual Property);

(c)           Inventory and the universality of all other corporeal movable property (other than Fixed Asset Equipment);

(d)          Instruments;

(e)           Insurance (except Fixed Asset Collateral Insurance, all insurance policies covering any immovable property in which the Fixed Asset Attorney now or in the future holds a hypothec and any claims and rights of action directly related to the infringement, impairment, damage or destruction of any such immovable property);

(f)           Securities (excluding (i) any Securities held in the Fixed Asset Collateral Account, (ii) Excluded Securities and (iii) Fixed Asset Securities);

(g)          Money;

(h)          to the extent not otherwise included above, all Documents of Title, Records and Collateral Support relating to any of the foregoing;

(i)            to the extent not otherwise included above, all Proceeds, rents and profits of or in respect of the foregoing,

in each case, other than any Fixed Asset Collateral.

"Collateral Report" means any certificate, report or other document delivered by any Grantor to the Attorney or any tender with respect to the Collateral pursuant to any Credit Document.

"Collateral Support" all movable property hypothecated or otherwise securing any Collateral and any hypothec or other agreement granting a hypothec or other security interest on such movable property.

"Contracts" means the universality consisting of all right, title and interest in and to any contracts, agreements, indentures, licences, commitments, entitlements, consents, permits, engagements or other arrangements, whether written or unwritten and, in each case, relating to or arising in connection with any of the Collateral.

"Copyright Licenses" means any and all agreements, licenses and covenants providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue.

"Copyrights" means all of the following (a) all copyrights and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in CIPO or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

"Credit Agreement" means the credit and guaranty agreement dated or to be dated on or about April 1, 2008 among, inter alios, ACCC, as borrower, Abitibi-Consolidated Inc. and certain subsidiaries and affiliates of Abitibi-Consolidated Inc., as guarantors, various lenders, and Goldman Sachs Credit Partners L.P. as administrative agent and as collateral agent, as same may be amended, modified, supplemented, restated, extended, renewed, or superseded from time to time.

"Debentureholder" or "Holder" means a Person entered as a holder of Debentures in the register maintained for that purpose by the Attorney.

"Debentures" means the debentures which have been or may be issued hereunder by ACCC.

"Designs" means all of the following: (a) all industrial designs and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in CIPO or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

"Documents of Title" means the universality consisting of all right, title and interest in and to all or any part of any documents of title, whether negotiable or non-negotiable, including all warehouse receipts and bills of lading.

"Event of Default" means either (i) the failure to pay, when due, any amount owing under the Debentures or (ii) the occurrence of an Event of Default (as defined in the Credit Agreement).

"Excluded Securities" means the securities of any Subsidiary of any Grantor.

"Fixed Asset Attorney" means Wells Fargo Bank, National Association, as fondé de pouvoir under the Fixed Asset Deed of Hypothec, and includes its successors and assigns in such capacity.

                  (a)        Fixed Asset Equipment;

                  (b)        Intellectual Property;

                  (c)        Fixed Asset Collateral Insurance;

                  (d)        the universality consisting of all right, title and interest in and to all present and future claims and other rights in and to the Fixed Asset Collateral Account and all property deposited therein;

                  (e)        Fixed Asset Collateral Claims;

                  (f)         Fixed Asset Securities;

                  (g)        to the extent not otherwise included above, all Documents of Title, Fixed Asset Records and Fixed Asset Collateral Support directly relating to any of the foregoing;

                  (h)        to the extent not otherwise included above, all Fixed Asset Proceeds, rents and profits of or in respect of any of the foregoing received prior to the occurrence of a Fixed Asset Debt Event of Default (or following the cure and/or waiver thereof) but only so long as such Fixed Asset

Proceeds, rents and profits are credited to the Fixed Asset Collateral Account; and

(i)            to the extent not otherwise included above, all Fixed Asset Proceeds, rents and profits of or in respect of any of the foregoing arising or received after the occurrence of and during the continuance of a Fixed Asset Debt Event of Default.

"Fixed Asset Collateral Account" means collectively, the universality of all claims and other rights, present and future, deriving from any segregated bank account or segregated deposit account established for the purposes of depositing collateral proceeds in accordance with the terms of the Indenture.

"Fixed Asset Collateral Claims" means the universality consisting of all right, title and interest from time to time in and to all claims and rights of action directly related to the infringement, impairment, damage or destruction of any Fixed Asset Collateral.

"Fixed Asset Collateral Insurance" means the universality consisting of all right, title and interest in and to all present and future Fixed Asset Insurance solely to the extent covering any Fixed Asset Collateral and all payments and Fixed Asset Proceeds thereof that are directly attributable to any other Fixed Asset Collateral.

"Fixed Asset Collateral Support" all movable property hypothecated or otherwise securing any Fixed Asset Collateral and any hypothec or other agreement granting a hypothec or other security interest on such movable property.

"Fixed Asset Debt Event of Default" means a "Fixed Asset Debt Default as defined in the

Intercreditor Agreement.

"Fixed Asset Deed of Hypothec" means the deed of hypothec entered into on the date hereof among the Fixed Asset Attorney and the Grantors.

"Fixed Asset Equipment" means the universality consisting of all present and future equipment including, without limitation, all machinery, apparatus, tools, manufacturing equipment, processing equipment, computer equipment, building materials, construction materials, fittings, appliances, apparatus, telecommunications equipment, interior improvements, hardware, furniture, fixtures, finishings, motor vehicles and rolling stock and all additions to, substitutions for, replacements of or accessions to any of the above and all attachments, components, parts and accessories.

"Fixed Asset Equity Interests" means the shares, units and partnership interests issued by a Fixed Asset Issuer and the certificates representing any such shares, units and partnership interests, as described in Schedule "B".

"Fixed Asset Insurance" means the universality consisting of all right, title and interest from time to time in and to all insurance policies covering any or all of the Fixed Asset Collateral (regardless of whether the Fixed Asset Attorney is the loss payee or an additional insured or named insured thereof).

"Fixed Asset Issuer" means any of the corporations, legal persons, partnerships, limited partnerships or, as the case may be, other entities listed under the heading "Issuer" in Schedule "B" hereof, and their respective successors.

"Fixed Asset Proceeds" means the universality consisting of all right, title and interest from time to time in and to all proceeds and movable property in any form derived directly or indirectly from any dealing with all or any part of the Fixed Asset Collateral and any insurance or payment that; indemnifies or compensates for such property lost, damaged or destroyed, and proceeds of proceeds and any part of any such proceeds.

"Fixed Asset Records" means the universality consisting of all, right, title and interest from time to time in and to all original copies of all documents, instruments or other writings or electronic records or other, records evidencing the Fixed Asset Collateral.

"Fixed Asset Securities" means all right, title and interest in and to the Fixed Asset Equity Interests, and including all warrants and options relating to such Fixed Asset Equity Interests and any substitutions, additions , and proceeds arising out of any consolidation, subdivision, reclassification, conversion, or similar increase or decrease in or alteration of the capital of a Fixed Asset Issuer or any other event and any securities acquired pursuant " to the exercise of a right or offer to the extent that any such right or offer arises out of the ownership of any shares, units or other interests in the capital of a Fixed Asset Issuer, including, without limitation, all rights to : properties, assets, distributions, liquidating distributions and allocations of profits and losses in respect of such Fixed Asset Securities and all ! additional shares, units or other interests in the capital of a Fixed Asset I Issuer from time to time acquired in any manner (which shall be deemed to be part of the Fixed Asset Collateral), and the certificates representing any such additional shares, units or other interests in the capital, and all dividends, distributions, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, units or other interests.

"Grantor" means each of the parties hereto (other than the Attorney), namely ACCC, Abitibi-Consolidated Inc., Les Explorations Terra Nova Ltée Terra Nova Explorations Ltd, La Compagnie de Pulpe de Jonquière The Jonquiere Pulp Company, The International Bridge and

Terminal Company, Scramble Mining Ltd., 3224112 Nova Scotia Limited, Marketing Donohue Inc., Donohue Recycling Inc. - Recyclage Donohue Inc., 1508756 Ontario Inc., 3834328 Canada Inc., 6169678 Canada Incorporated, Abitibi-Consolidated Nova Scotia Incorporated, Produits Forestiers Saguenay Inc. Saguenay Forest Products Inc. and Abitibi-Consolidated Canadian Office Products Holdings Inc. and their respective successors and permitted assigns and "Grantors" is the collective reference thereto.

"Incorporeal Property" means the universality consisting of all right, title and interest in and to all present and future incorporeal property, including Contracts.

"Indenture" means the indenture dated or to be dated on or about April I, 2008 by and among ACCC, as issuer, Abitibi-Consolidated Inc., the other guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee, as it may be amended, restated, supplemented or otherwise modified from time to time.

"Instruments" means the universality consisting of all right, title and interest in and to all or any part of any letters of credit, advices of credit, bills of exchange, depository notes, depository bills, banker's acceptances and other instruments.

"Insurance" means the universality consisting of all right, title and interest of from time to time in and to all insurance policies covering any or all of the Collateral (regardless of whether the Attorney is the loss payee or an additional insured or named insured thereof).

"Intellectual Property" means the universality consisting of all right, title and interest from time to time in and to all present and future Copyrights, Designs, Patents, Trademarks, Licenses and trade secrets, whether registered or not or the subject of a pending application for registration, that are now or in the future owned or licensed.

"Intercreditor Agreement" means that certain intercreditor agreement dated or to be dated on or about April 1, 2008, by and among ACCC, Abitibi-Consolidated Inc., certain subsidiaries and affiliates of Abitibi-Consolidated Inc. from time to time party thereto, the Agent under the Credit Agreement and Wells Fargo Bank, National Association, as collateral trustee, as amended, supplemented, restated, modified, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, or any other successor agreement and whether among the same or any other parties.

"Inventory" means the universality consisting of all right, title and interest from time to time in and to all goods and inventory including raw materials, works-in-progress, finished goods and by-products, spare parts, operating supplies, packing, shipping and packaging materials of or relating to the business of any Grantor, but excludes any inventory constituting timber to be cut.

"Licenses" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired.

"Money" means the universality consisting of all present and future right, title and interest in and to all or any part of any money.

"Obligations" means the due payment of the Debentures and the due payment and performance of all present and future obligations of the Grantors under this Deed.

"Patent Licenses" means all agreements, licenses and covenants providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue.

"Patents" means all of the following: (a) all letters patent of invention and all applications for letters patent, all design patents and all registrations and recordings thereof, including registrations, recordings and applications in CIPO or in any similar office or agency in any other country or political subdivision thereof, and (b) all reissues, continuations, continuations-in-part, extensions, divisions, and re-examinations thereof.

"Person" means any individual, legal person, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited or unlimited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other from of entity.

"Proceeds" means the universality consisting of all right, title and interest from time to time in and to all proceeds and movable property in any from derived directly or indirectly from any dealing with all or any part of the Collateral and any insurance or payment that indemnifies or compensates for such property lost, damaged or destroyed. and proceeds of proceeds and any part of any such proceeds.

"Records" means the universality consisting of all right, title and interest from time to time in and to (i) all original copies of all documents, instruments or other writings or electronic records or other records evidencing the Claims, (ii) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Claims, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Claims, whether in the possession or under the control of any Grantor or any computer bureau or agent from time to time acting for a Grantor or otherwise, (iii) all evidences of the filing of applications for registration and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Claim.

"Saguenay Hypothec" means the hypothec granted by Produits Forestiers Saguenay Inc. in favour of ACCC and registered at the Register of Personal and Movable Real Rights (Québec) on May 13, 2004 under the number 04-0279470-0002 together with any amendments or supplements thereto.

"Securities" means the universality consisting of all right, title and interest from time to time in and to all shares, partnership interests, trust units, limited liability company interests, stock, warrants, bonds, debentures, debenture stock and other security in which any Grantor now or hereafter has an interest, and including all warrants and options relating to such securities and any substitutions, additions and proceeds arising out of any consolidation, subdivision, reclassification, conversion, stock dividend or similar increase or decrease in or alteration of the capital of such Persons or any other event and any securities acquitted pursuant to the exercise of a right or offer to the extent that any such right or offer arises out of the ownership of any shares in the capital of such Persons.

"Security Agreement" means the Canadian pledge and security agreement dated or to be dated on or about April 1, 2008 among, inter alios, the Grantors and the Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

"Subsidiary" means, with respect to any Person, any legal person, corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar. functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

"this Deed", "these presents" and similar expressions refer to this deed including all schedules, amendments, supplements, extensions, renewals, replacements or restatements from time to time.

"Trademark Licenses" means any and all agreements, licenses and covenants providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting co-existence.

"Trademarks" means all of the following: (a) all trademarks, trade names, corporate names, business names, brands and brand names, trade dress, uniform resource locators, domain names, tag lines, designs, graphics, logos and other commercial symbols or business identifiers or indicia of origin, (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in CIPO or in any similar office or agency in any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

"Unlimited Company" means any unlimited liability company or corporation incorporated or otherwise constituted or continued under the laws of the Province of Alberta or the Province of Nova Scotia or any similar body corporate or other business entity formed under the laws of any other jurisdiction whose members or other equity holders may at any time become responsible for any of the obligations of that entity.

"Unlimited Liability Securities" means securities or other equity interests in an Unlimited Company.

Section 1.2      Severability

If anyone or more of the provisions contained in this Deed or the Debentures shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Attorney, be severable from and shall not affect any other provision of this Deed or the Debentures, as the case may be, but this Deed or the Debentures shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Deed or the Debentures.

Section 1.3      Interpretation and Headings

Each Grantor acknowledges that this Deed is the result of negotiations between the parties and shall not be construed in favour of or against any party by reason of the extent to which any party or its legal counsel participated in its preparation or negotiation. The words "hereto", "herein", "hereof', "hereby", "hereunder" and similar expressions refer to the whole of this Deed including, without limitation, these additional provisions, and not to any particular Section or other portion thereof or hereof and extend to and include any and every document supplemental or ancillary hereto or in implementation hereof. Words in the singular include the plural and words in the plural include the singular. Words importing the masculine gender include the feminine and neuter genders where the context so requires. Words importing the neuter gender include the masculine and feminine genders where the context so requires. The headings do not form part of this Deed and have been inserted for convenience of reference only. Any reference to "including" shall mean "including without limitation" whether or not expressly provided.

Section 1.4      Enurement

This Deed shall enure to the benefit of and be binding upon the heirs, executors, administrators, successors (including any successor by reason of  amalgamation) and permitted assigns of the parties hereto.

Section 1.5      Effective Date

The hypothec created hereunder shall take effect upon execution of this Deed by the parties hereto even if none of the Debentures have been issued at such time.

Section 1.6      Currency

All dollar references in this Deed are expressed in Canadian Dollars.

ARTICLE 2

ISSUE OF DEBENTURES

Section 2.1      Limitation of Issue

                The Debentures which may be created and issued under this Deed are limited to the aggregate principal amount of Nine Hundred Million Dollars ($900,000,000) and may be created and issued for such amounts and on such terms as the directors of ACCC may determine.

Section 2.2      Form of Debentures

                The Debentures shall be substantially in the form set out in Schedule "A" of this Deed. The Debentures shall bear interest from the date of their issuance, both before and after maturity, at the rate of twenty-five percent (25%) per annum. The principal and interest of the Debentures shall be payable on demand, with interest on overdue interest at the aforementioned rate.

Section 2.3      Signature of Debentures

The Debentures may be signed by any officer or director of ACCC or any other person designated by the directors of ACCC.

Section 2.4      Execution

The execution of the Debentures by ACCC shall constitute conclusive evidence that the Debentures have been issued hereunder but shall not be construed as a representation or warranty by the Attorney as to the validity of this Deed, the security constituted hereby or the Debentures, and the Attorney shall in no way be liable for the use made of the Debentures or the proceeds thereof.

Section 2.5      Hypothecation and Assignment

                The Debentures may be hypothecated, pledged or assigned by ACCC as security for any indebtedness or any other obligations, direct or indirect, present or future, of ACCC or any other Person, or may be sold or otherwise alienated. In the event of such hypothec, pledge or assignment, the extinction of the underlying indebtedness or obligation shall not constitute payment of the Debentures.

Section 2.6      Bank

All Debentures shall rank equally and shall be equally and rateably secured by the hypothec constituted hereunder.

Section 2.7      Registration and Transfer

                The Attorney shall cause to be kept a register in which shall be entered the name and address of each of the Debenture holders. No transfer of Debentures shall be valid unless made on such register and upon compliance with such reasonable requirements as the Attorney may prescribe. The registered holder of a Debenture shall be deemed to be the owner thereof for all purposes of this Deed.

Section 2.8      Replacement of Debentures

Upon request from a Debenture holder and subject to such reasonable requirements as the Attorney may prescribe, including an appropriate indemnity by such Debenture holder to ACCC, ACCC shall issue and deliver a new Debenture certificate in place of a Debenture certificate requiring replacement by reason of such certificate having been lost, mutilated or destroyed or for any other reason.

Section 2.9      Liability for Obligations

Each Grantor shall be liable on a solidary basis for the payment of all amounts under the Debentures and the payment and performance of the Obligations of each of the Grantors under this Deed.

Notwithstanding the foregoing, the liability hereunder of each Grantor (other than ACCC) governed by the Companies Act (Quebec), shall, to the extent that the financial assistance provisions of Articles 123.66 and following of such Act are applicable, be limited to the maximum extent permitted by law.

ARTICLE 3

CHARGE

Section 3.1      Hypothec

To secure the full and timely payment and performance of the Obligations, each Grantor hereby hypothecates in favour of the Attorney all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, and wheresoever situate, for the principal sum of Nine Hundred Million Dol1ars ($900,000,000), together with interest thereon from the date hereof at the rate of twenty-five percent (25%) per annum, calculated semi-annually and not in advance.

The foregoing charging provision creates an individual hypothec granted by each Grantor to the Attorney against the Collateral owned or hereafter acquired by such Grantor.

S ection 3.2      Continuing Security

The hypothec created herein is continuing security and will subsist notwithstanding any fluctuation or repayment of the Obligations hereby secured. Each Grantor shall be deemed to obligate itself again, as provided in Article 2797 of the Civil Code of Quebec, with respect to any future obligation hereby secured.

Section 3.3      Special Property

(a) If any Contract which by its provisions or by Applicable Laws may not be hypothecated or assigned or requires the consent of a third party to its hypothecation or assignment (the ''Special Property") (except to the extent that any such provisions are not effective at law to limit or restrict the grant of the hypothec under this Deed, in which case this Deed shall apply to such Special Property without regard to this section), then the hypothec created hereunder on such Special Property shall be under the suspensive condition of such provision being waived or such consent being obtained or such legal prohibition no longer being applicable. In each such case, the relevant Grantor shall promptly, upon written request by the Attorney, use commercially reasonable efforts to obtain the consent of any necessary third party to its hypothecation under this Deed and to the further assignment of such Special Property by the Attorney to any third party as a result of the exercise by the Attorney of remedies hereunder. Upon such consent being obtained or waived or such legal prohibition no longer being applicable, the hypothec created under this Deed shall apply to such Special Property without regard to this section and without the necessity of any further assurance to effect such hypothecation. Provided further that this Section 3.3 shall not apply to any Proceeds of any such Contract.

(b) To the extent that the hypothecation of any Securities in any Person is prohibited or violates a term, provision or condition of any organizational document or any agreement to which any Grantor is a party, then the hypothec created hereby on such Securities shall be under the suspensive condition of such prohibition or violation ceasing to apply. Upon such prohibition or violation ceasing to apply, the hypothec created hereunder shall charge the applicable Securities without regard to this section and without the necessity of any further assurance to effect such hypothecation. Provided further that this Section 3.3 shall not apply to any Proceeds of any such Securities.

ARTICLE 4

ADDITIONAL PROVISIONS WITH RESPECT TO THE CLAIMS

Section 4.1    Debt Collection

The Attorney hereby authorizes each Grantor to collect all of its Claims as and when they become due, save and except as otherwise provided for under the terms of the Credit Agreement or the terms hereof.

Section 4.2    Withdrawal of Authorization to Collect

Upon the occurrence of an Event of Default which is continuing, the Attorney may, at its discretion, withdraw the authorization granted above, by giving notice as prescribed by law, whereupon the Attorney shall immediately be entitled to collect all Claims referred to in such notice. The debtors under such Claims shall comply with the notice received from the Attorney and thereafter shall pay all Claims to the Attorney without inquiry into the state of accounts between the Attorney and any Grantor.

Section 4.3    Accounts and Records

Should the Attorney serve a notice withdrawing the authorization granted to any Grantor to collect the Claims under the circumstances of and as provided for in Section 4.2 above, such Grantor hereby agrees that all accounts and Records maintained by the Attorney with respect to any such Claims received and their application by the Attorney shall be prima facie conclusive and binding unless proven to be wrong or incorrect.

Section 4.4    Powers in Connection with Collection of Claims

Without limiting or otherwise restricting the Attorney's rights as set forth herein or at law, upon the occurrence of an Event of Default which is continuing, the Attorney is irrevocably authorized in connection with the collection of Claims, as each Grantor's agent and mandatary, to:

(a)           grant delays, take or abandon securities;

                (b)           grant releases and discharges, whole and partial, with or  without consideration;

(c)                  endorse all cheques, drafts, notes and other negotiable instruments issued to the order of any such Grantor in payment of Claims;

(d)                  take conservatory measures and appropriate proceedings to obtain payment of Claims;

(e)                  negotiate and settle out of Court with the debtors of Claims, their trustee if there is a bankruptcy or insolvency, or any other legal representative, the whole as it deems appropriate; and

(f)                   deal with any other matter relating to the Claims, in its discretion, without the intervention or the consent of any such Grantor,

the Attorney shall not however be liable for any damages or prejudice which may result from its fault, other than its gross negligence or intentional fault.

Section 4.5    Collection of Claims by Grantor

If, despite the withdrawal of authorization by the Attorney in accordance with the terms hereof, any Claims are paid to any Grantor, such Grantor shall be deemed to have received such amounts as agent and mandatary for the account and on behalf of the Attorney and shall pay all such amounts to the Attorney forthwith upon receipt.

Section 4.6    Further Assurances

As and when requested by the Attorney, each Grantor shall remit to the Attorney all documents which are useful or necessary for the purposes set forth in this Article 4, shall sign any useful or necessary documents without delay, and, as the case may be, shall collaborate in the collection by the Attorney of the Claims under the circumstances provided for in Section 4.2 hereof.

Section 4.7    Guaranteed Claims

Each Grantor represents and warrants that, with the exception of the Saguenay Hypothec, none of the Claims which are presently owned by such Grantor are themselves secured by a hypothec or by the suretyship of a third Person in favour of such Grantor, and each Grantor undertakes to notify the Attorney without delay of any Claim which now is or may at any time hereafter become vested in any Grantor and which, following the date hereof, is or becomes secured by a hypothec or by the suretyship of a third Person in favour of such Grantor and to provide the Attorney with copies of the agreements or other documents evidencing such hypothecs or such suretyships.

Section 4.8    Waiver

Each Grantor hereby waives any obligation the Attorney may have to inform such Grantor of any irregularity in the payment of any Claims.

ARTICLE 5

ADDITIONAL PROVISIONS WITH RESPECT TO THE

HYPOTHEC ON SECURITIES

Section 5.1     Delivery of Securities

                Unless otherwise provided in the Security Agreement or the Credit Agreement, all certificates or instruments representing or evidencing the Securities shall be delivered to and held by the Attorney pursuant hereto (save and except to the extent such certificates or instruments have been pledged and delivered to the Agent pursuant to the terms of any other Credit Document) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Attorney.

Section 5.2    Distributions and Other Matters

                The Attorney hereby authorizes each Grantor to manage and collect the dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property (debt or equity), proceeds, fruits and revenues (the "Distributions") from the Securities comprising the Collateral, save and except as otherwise provided for under the terms hereof or of the other Credit Documents. Such authorization may nevertheless be withdrawn upon the occurrence of an Event of Default which is continuing, whereupon the Attorney shall be free to collect such Distributions and apply such sums (net of all collection costs) in such manner as the Attorney shall deem appropriate, subject to the terms of the Credit Agreement, without any interference or consent on the part of any Grantor and without being bound (to the fullest extent permitted by law) by the rules respecting the administration of the property of others.

Section 5.3    Collection of Distributions by Grantor

                Any amount received by any Grantor with respect to the said Distributions after a withdrawal of authorization as aforesaid shall be deemed so received as mandatary or depositary of the Attorney and shall forthwith be remitted to the Attorney without demand or notice, the whole without prejudice to the recourses of the Attorney against the third party debtors.

Section 5.4    Voting - Interpretation

                As used in this Article 5, "voting rights" includes the right to attend and vote at any meeting, to sign a resolution in writing in lieu of a meeting or of a resolution passed at a meeting and the right to nominate and direct a proxy.

Section 5.5    Grantor to exercise voting rights, etc.

                Until the occurrence of an Event of Default which is continuing and subject to the terms of this Deed and the other Credit Documents, each Grantor may:

(a)           exercise any and all voting rights and all rights of conversion, exchange or retraction or other similar rights with respect to any of the Securities, provided that any property arising from any such conversion, exchange or retraction shall form part of the Collateral; and

(b)           receive any and all notices or other communications delivered in respect of the Securities;

provided. however, that no votes shall be cast or other rights exercised which would:

                   (i)        be prejudicial to the hypothec created under this Deed;

                   (ii)       impair or reduce the value of or restrict the transferability of the Securities; or

                   (iii)      be inconsistent with or violate any provisions of this Deed or any other Credit Document.

Section 5.6      Attorney to exercise voting rights

Each Grantor hereby grants to the Attorney, for the benefit of the Debenture holders, an irrevocable proxy to, upon the occurrence of an Event of Default which is continuing and at the discretion of the Attorney, exercise all voting rights and corporate rights relating to the Securities. After the occurrence of an Event of Default which is continuing and upon request of the Attorney, each Grantor hereby agrees to deliver to the Attorney such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Securities as the Attorney may request. In addition, after the occurrence of an Event of Default which is continuing, each Grantor agrees to deliver to the Attorney copy of any and all notices and other communications delivered in respect of the Securities.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to Attorney on the date of the Credit Agreement the matters set out below:

Section 6.1    Authority and Validity

Each Grantor represents and warrants that it has the full corporate power and lawful authority to execute and deliver this Deed and to hypothecate its Collateral and otherwise perform its obligations as contemplated herein, and that all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained.

Section 6.2    Third Parties

Each of the Claims, Contracts and Instruments of each Grantor constituting Collateral is genuine and enforceable in accordance with its terms against the applicable counterparty, subject to bankruptcy, creditors' rights and equitable principles.

Section 6.3    Amount Due From Account Debtor

(a)           Each of the Claims of any Grantor is genuine and enforceable in accordance with its terms against the applicable Account Debtor, subject to bankruptcy, creditors' rights and equitable principles;

(b)           The amount represented by any Grantor to the Attorney from time to time as owing by each Account Debtor or by all Account Debtors, is and will be the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, save and except for normal cash discounts where applicable and a reasonable reserve for bad debts, and no Claim is or will be subject to any credits, rights of recoupment, set-offs, disputes, claims, defences, taxes or counterclaims (except with respect o refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise);

(c)           No Grantor has made any agreement with any Account Debtor for any extension of time for the payment of a Claim, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by a Grantor in the ordinary course of its business for prompt payment;

(d)           Each Claim is, and was created in accordance with, in all material respects, all Applicable Laws;

(e)           The names of each Account Debtor, amounts owing in respect of each Account, each due date and other information with respect to each Claim are correctly stated, in all materials respect, in all Records of the applicable Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Attorney by any Grantor from time to time pursuant to the terms of the Credit Agreement. As of the time when each Claim arises, the applicable Grantor shall be deemed to have represented and warranted that such Claim, and all Records relating thereto, are genuine and in all material respects what they purport to be at such time;

(f)            No Claim in excess of $25,000 indi vidually or $100,000 in the aggregate are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada) or any other similar law;

(g)           No Claim in excess of $50,000 individually or $200.000 in the aggregate requires the consent of the Account Debtor in respect thereof in connection with the hypothec created under this Deed, except any consent which has been obtain; and

(h)           With respect to the Claims taken as a whole, there are no facts, events or occurrences now known to any of the Grantors which in any way materially impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor's books and records and any invoices, statements and Collateral Reports with respect thereto.

Section 6.4    Ownership of Collateral

Each Grantor has good and valid rights in, title to and ownership of all existing Collateral purported to be owned by it, and will have valid rights, title to and ownership of all future or after-acquired Collateral.

Section 6.5    Inventory

                There are no restrictions, whether existing under Applicable Law or any Contract, on the ability of any Grantor to sell Inventory in the ordinary course of business and no such disposition of Inventory will require the consent of any Person or the payment of any monies to any Person.

Section 6.6    Hypothec

                The Collateral is free and clear of any and all Liens, other than Permitted Liens.

Section 6.7    Relevant Jurisdictions

Each Grantor's full legal name (including French and English versions), jurisdiction of organization, its full address (including postal code or zip code), and its registered or head office (domicile) are as indicated in the appearance of this Deed. All corporate offices and all places of business and, if the same is different, the address at which the books and records of each Grantor are located, the address from which the invoices and accounts of such Grantor are issued and warehouses and other locations at which Collateral is held or stored are specified in the Security Agreement.

Section 6.8    Information

All information supplied by any Grantor from time to time with respect to any of the Collateral is and will be accurate and complete in all material respects.

Section 6.9    Security Agreement Representations and Warranties Incorporated

To the extent not already provided herein, each of the representations and warranties of each Grantor contained in the Security Agreement is incorporated in this Deed by reference, is restated, shall apply mutatis mutandis to the present Deed and the Collateral (with all adjustments to the language of such representations and warranties which may be necessary or desirable to conform to the laws of the Province of Quebec) and is confirmed as being true and correct as at the date of such Security Agreement.

Section 6.10 Survival of Representations and Warranties

All representations and warranties of each Grantor made or incorporated by reference in this Deed are material, shall survive the execution and delivery of this Deed and shall continue in full force and effect. The Attorney shall be deemed to have relied upon such representations and warranties notwithstanding any investigation made by or on behalf of Attorney at any time.

ARTICLE 7

COVENANTS

Each Grantor covenants and agrees that:

Section 7.1    Notification to the Attorney

It shall promptly notify the Attorney of:

(a)           Claims and Liens - any claim, adverse claim or Lien made or asserted against any of the Collateral, other than Permitted Liens;

(b)           Material Adverse Effect - any event that could reasonably be expected to have a Material Adverse Effect on the value of the Collateral or any material portion thereof, the ability of any Grantor or the Attorney to dispose of the Collateral or any material portion thereof, or the rights and remedies of the Attorney in relation thereto; and

(c)           Loss or Damage - all material loss or damage to or loss of possession of all or any part of the Collateral, other than by disposition in accordance with the terms of the Credit Agreement.

Section 7.2      Maintain the Collateral

It shall take all reasonable steps to preserve and protect each item of the Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in collection with any of its Trademarks, consistent with the quality of the products and services as of the date hereof. It shall perform all of the obligations undertaken by it relating to or arising in connection with each item of the Collateral, including in accordance with any Contract relating thereto, all in accordance with and pursuant to the terms and provisions thereof.

Section 7.3      No Accessions or Fixtures

It shall prevent the Collateral from becoming an accession to any property other than other Collateral or from becoming immovable.

Section 7.4      Delivery of Documents

It shall deliver to the Attorney promptly upon request:

(a)           Documents - any Instruments and Documents of Title forming part of the Collateral, and upon such delivery, where applicable, duly endorse the same for transfer in blank or as the Attorney may direct; provided, however, that such delivery requirement shall not apply to any Instrument having a face value amount of less than $200,000 individually or $500,000 in the aggregate;

(b)           Contracts and Agreements - all Contracts forming part of i the Collateral; and

(c)           Other Information - such information concerning the Collateral, any Grantor and any Grantor's business and affairs.

Section 7.5    Changes and Other Names

                It shall not, without giving 30 days (or such lesser period as the Attorney may agree to) prior written notice to the Attorney, (i) change its corporate name as it appears in official filings in the jurisdiction of its organization; (ii) change its registered office, head office, chief executive office, places of business, domicile (within the meaning of the Civil Code of Quebec), corporate offices or warehouses or locations at which any Collateral is held or stored, or the location of its books and records; (iii) change the type of entity that it is; or (iv) change its jurisdiction of incorporation or organization.

Section 7.6    No Affecting the Hypothec

It shall not do, permit or suffer to be done anything to adversely affect the ranking, validity or opposability of the hypothec created under this Deed.

Section 7.7    Negative Pledge

It shall not grant a hypothec or other Lien, other than Permitted Liens, in any of the Collateral to any Person other than the Attorney.

Section 7.8    Defend Collateral

It shall, at its own expense, take any and all actions necessary to (x) defend title to the Collateral against any and all Persons, adverse claims or Liens, and against any and all suits, actions or proceedings, and (z) defend the hypothec created under this Deed and the priority thereof against any Lien other than Permitted Liens or adverse claim not expressly permitted to exist and to rank prior to the hypothec created hereunder.

Section 7.9    No Transfer

It shall not sell, dispose of, assign, conveyor otherwise transfer any of the Collateral, or any rights thereunder except as permitted under the terms of the Credit Agreement; provided that, notwithstanding the terms of the Credit Agreement, no such sale, disposition, assignment, conveyance or other transfer shall be to or in favour of any Credit Party unless such Credit Party is a Grantor hereunder or such Collateral becomes subject to a first priori~ Lien (subject to Permitted Liens) other the terms of any other Collateral Document in favour of the Agent.

Section 7.10     Amounts Due from Account Debtors

(a)           It shall keep and maintain at its own cost and expense satisfactory and materially complete Records of all Claims, including, but not limited to, the originals or copies of all documentation with respect to all Claims and Records of all payments received and all credits granted on Claims, all merchandise returned and all other dealings therewith;

(b)           Other than in the ordinary course of business, it shall not amend, modify, terminate or waive any provision of any Claim;

(c)           Following and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Claim, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Claim for less than the total unpaid balance thereof, (y) release, wholly or partially, any Account Debtor, or (z) allow any credit or discount thereon; and

(d)           The Attorney shall have the right at any time to notify, or require such Grantor to notify, any Account Debtor of the hypothec created under this Deed on its Claims.

Section 7.11     Inventory

(a)           It shall not deliver any Document of Title in respect of any Inventory to any Person other than the issuer of such Document of Title to claim the Inventory evidenced therefor or the Attorney;

(b)           If any Inventory in excess of $1,000,000 individually or $2,000,000 in the aggregate is in possession or control of any third party, such Grantor shall join with the Attorney in notifying the third party of the hypothec created hereunder and obtaining an acknowledgment from such third party that it is holding the Inventory subject to the security hereunder and will permit the Attorney to have access to Inventory for purposes of inspecting such Collateral or, following an Event of Default which is continuing, to remove same from such premises if the Attorney so elects; and

(c)           It shall keep all Inventory having a value in excess of $1,000,000 in the aggregate and any Documents of Title evidencing such Inventory in the locations specified on Schedule 4.l(i) of the Security Agreement (as such schedule may be amended or supplemented from time to time in accordance with the Security Agreement), unless it shall have notified the Attorney in writing of any change in such locations at least thirty (30) days (or such lesser period as the Attorney may agree to) prior to any change in such locations, identifying such new locations and providing such other information in connection therewith as the Attorney may reasonably request.

Section 7.12     Security Agreement Covenants Incorporated

                Each of the covenants of the Grantors contained in the Security Agreement is incorporated herein by reference, is restated and shall apply mutatis mutandis to the present Deed and the Collateral with all adjustments to the language of such provisions which may be necessary or desirable to conform to the laws of the Province of Quebec and to give full effect to the spirit and intent of this Deed.

ARTICLE 8

REMEDIES

Section 8.1        Acceleration

Upon the occurrence of an Event of Default which is continuing, all the Attorney's rights and remedies under this Deed and otherwise at law shall immediately become enforceable and the Attorney shall, in addition to any other rights, recourses and remedies it has, forthwith be entitled to exercise any and all hypothecary rights prescribed by the Civil Code of Quebec.

Section 8.2        Agent

The Attorney may appoint anyone or more agents who shall be entitled to perform the powers vested in the Attorney pursuant to this Deed and at law. Upon the appointment of an agent or agents from time to time, the following provisions shall apply:

(a)           that every such agent shall be the irrevocable agent and mandatary of each Grantor for the exercise of the rights, recourses and remedies available to the Attorney and which are performed by such agent;

(b)           that every such agent, in carrying out the duties delegated to it by the Attorney, shall be entitled to exercise all of the same rights, powers and discretions available to the Attorney hereunder or at law in respect of such matters;

(c)           that every such agent shall, so far as concerns responsibility for his acts or omissions, be deemed the agent and mandatary of, or employed or engaged by each Grantor and in no event the agent, mandatary or employee of the Attorney; and

(d)           that the appointment of every such agent by the Attorney shall not incur or create any liability on the part of the Attorney to the agent in any respect and such appointment or anything which may be done by any such agent or the removal of any agent or termination of any such appointment or .engagement shall not have the effect of creating any liability of any nature whatsoever of any such agent towards each Grantor, except in case of gross negligence or intentional fault.

Section 8.3      Attorney's Right to Perform Obligations

If any Grantor shall fail. refuse or neglect to make any payment or perform any act required hereunder. then while any Event of Default exists, and without notice to or demand upon any Grantor and without waiving or releasing any other right, remedy or recolll8e the Attorney may have because of such Event of Default, the Attorney may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of the relevant Grantor, and shall have the right to take all such action and undertake such expenditures as it may deem necessary or appropriate in order to protect and preserve the Collateral or the rights of the Attorney and the Debenture holders. If the Attorney shall elect to pay any sum due with reference to the Collateral, the Attorney may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly. in making any payments to protect the security intended to be created hereunder, the Attorney shall not be bound to inquire into the validity of any apparent or threatened adverse title. hypothec, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same.

Section 8.4      Mise en demeure

Except as otherwise expressly herein provided, or in the Credit Documents, no notice or mise en demeure of any kind shall be required to be given to the Grantors-by the Attorney for the purpose of putting the Grantors in default, each Grantor being in default by the mere lapse of time allowed for the performance of an obligation or by the mere occurrence and continuance of an event constituting an Event of Default hereunder.

Section 8.5      Exercise of Recourses

                In exercising any of the rights, recourses or remedies available hereunder, the Attorney may at its discretion, in respect of all or any part of the Collateral or any other security held by the Attorney, exercise such rights, recourses and remedies as are available hereunder or at law, as it elects to exercise, without prejudicing the other rights, recourses and remedies available to the Attorney in respect of all or part of the Collateral or any other security held by the Attorney. The Attorney may exercise any of such rights, recourses and remedies in respect of all or any part of the Collateral (or any other security held by the Attorney), simultaneously or successively. It is further understood that the Attorney shall be entitled to exercise and enforce all of the rights and remedies available to it. free from any control of the Grantors provided. however, that the Attorney shall not be bound to realize any specific security nor exercise any right or remedy as aforesaid and shall not be liable for any loss which may be occasioned by any failure to do so except in the case of gross negligence or intentional fault.

Section 8.6      Grant of License to Use Intellectual Property

                For the purpose of enabling the Attorney to exercise rights and remedies under this Deed at such time as the Attorney shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by the Attorney at any time after and during the continuance of an Event of Default, grant to the Attorney an irrevocable (until the termination of the Credit Agreement) non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or, solely to the extent necessary to exercise such rights and remedies, sublicense any of such Grantor's Intellectual Property, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 8.6 shall require any Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Attorney may be exercised, at the option of the Attorney, only during the continuation of an Event of Default

Section 8.7    Application of Proceeds

All moneys collected by the Attorney upon any sale or other disposition of the Collateral, together with all other moneys received by the Attorney hereunder, shall be applied in accordance with the terms of Section 8.2 of the Credit Agreement.

Section 8.8    Surrender

If a prior notice of the Attorney's intention to exercise a hypothecary right is given to any of the Grantors, each such relevant Grantor shall, and shall cause any other Person in possession of the Collateral subject to such prior notice and then belonging to each such Grantor, to immediately surrender same to the Attorney and shall execute, and cause to be executed, all deeds and documents required to evidence such surrender to the Attorney.

Section 8.9    Extension of Time and Waiver

Neither any extension of time given by the Attorney to any of the Grantors or any Person claiming through any of the Grantors, nor any amendment to this Deed or other dealing by the Attorney with a subsequent owner of the Collateral will in any way affect or prejudice the rights of the Attorney against any of the Grantors or any other Person or Persons liable for payment of the Obligations. The Attorney may waive any Event of Default in its sole discretion. No waiver will extend to a subsequent Event of Default, whether or not such subsequent Event of Default is the same as or similar to the Event of Default waived, and no act or omission by the Attorney will extend to, or affect, any subsequent Event of Default or the rights of the Attorney arising from such Event of Default. Any such waiver must be in writing and signed by the Attorney. No failure on the part of the Attorney or any of the Grantors to exercise, and no delay by the Attorney or the Grantors in exercising, any right pursuant to this Deed will operate as a waiver of such right. No single or partial exercise of any such right will preclude any other or further exercise of such right.

ARTICLE 9

ADDITIONAL RIGHTS OF THE ATTORNEY

Each Grantor agrees that upon the occurrence of an Event of Default which is continuing, the following provisions shall apply to supplement the provisions of any Applicable Laws and without limiting any other provisions of this Deed or the Credit Documents dealing with the same subject matter:

(a)           The Attorney shall be the irrevocable mandatary and agent of each Grantor, with power of substitution, in respect of all matters relating to the enforcement of all rights, recourses and remedies of the Attorney. The Attorney shall, as regards all of the powers, authorities and discretions vested in it hereunder, have the absolute and unfettered discretion as to the exercise thereof whether in relation to the manner or as to the mode or time for their exercise.

(b)           Without limiting the generality of paragraph (a) hereinabove, each Grantor agrees that the Attorney may, but is not obliged to, at the expense of each such Grantor, for the purposes of protecting or realizing upon the value of the Collateral or its rights:

(i)            cease or proceed with, in any way the Attorney sees fit, any enterprise of any Grantor, and the administration of the Collateral, including, without limitation, the generality of the foregoing:

(A)          sign any loan agreement, security document, lease, service contract, maintenance contract or any other agreement, contract, deed or other document in the name of and on behalf of any such Grantor in connection with the Collateral or any enterprise operated by or on behalf of any such Grantor and renew, cancel or amend from time to time any such agreement, contract, deed or other document;

(B)           maintain, repair, operate, alter, complete, preserve or extend any part of the Collateral in the name of any such Grantor;

(C)           reimburse for and on behalf of any such Grantor any third Person having a claim against any part of the Collateral;

(D)          borrow money or lend its own funds for any purposes related to the Collateral; and

(E)           receive the revenues, rents, fruits, products II and profits from the Collateral and endorse any cheque, securities or other instrument;

(ii)           dispose of any part of the Collateral likely to rapidly depreciate or decrease in value;

(iii)          use the information it has concerning any such Grantor or any information obtained during the exercise of its rights;

(iv)          fulfil any of the undertakings of any such Grantor or of any other Person;

(v)           use and exercise any other right pertaining to the Collateral; and

(vi)          do all such other things and sign all documents in the name of any such Grantor as the Attorney may deem necessary or useful for the purposes of exercising its rights, recourses and remedies hereunder, under the other Credit Documents or any of them or at law.

(c)           In the event of the exercise by the Attorney of any right, recourse or remedy following the occurrence of an Event of Default which is continuing:

(i)           the Attorney shall only be accountable to each Grantor to the extent of its commercial practice and within the delays normally observed by the Attorney and the Attorney shall not be obliged to, with respect to the Collateral or any enterprise operated by or on behalf of any Grantor:

(A)          make inventory, take out insurance or furnish any security;

(B)           advance any sums of money in order to pay any expenses, not even those expenses that may be necessary or useful; or

(C)           maintain the use for which the enterprise of the applicable Grantor is normally intended, make it productive or continue its use;

and shall not be held liable for any loss whatsoever other than as a result of its gross negligence or intentional fault;

(ii)                 subject to the provisions of Section 8.7 hereof, any and all sums of money remitted to or held by the Attorney may be invested at its discretion, without the Attorney being bound by any legislative provisions relating to the investment or administration of the property of others; the Attorney is not obliged to invest or pay interest on amounts collected even where such amounts exceed the amounts due by any Grantor;

(iii)                the Attorney may itself, directly or indirectly, become the owner of the whole or any part of the Collateral to the extent not prohibited by law;

(iv)               the Attorney may, at the time it exercises its rights, renounce to a right belonging to any Grantor, make settlements and grant discharges and mainlevées, even without consideration;

(v)                 in the event the Attorney exercises its hypothecary right of taking in payment and any Grantor requires the Attorney to sell the whole or any part of the Collateral, such Grantor acknowledges that the Attorney shall not be required to renounce to its hypothecary right of taking in payment unless, prior to the expiration of the time limit to surrender, the Attorney (I) shall have received security, which the Attorney deems satisfactory, to the effect that the sale will be made at a price sufficient to enable the Attorney to be paid its claim in full, (ii) shall have been reimbursed the costs it shall have incurred, and (iii) shall have been advanced all amounts necessary for the sale of the Collateral;

(vi)               in the event that the Attorney sells the whole or any part of the Collateral, it will not be required to obtain any prior appraisal from a third party; and

(vii)              the sale of the Collateral may be made with legal warranty on the part of the applicable Grantor or, at the option of the Attorney, with total or partial exclusion of warranty.

(d)           The Attorney shall only be bound to exercise reasonable prudence and diligence in the execution of its rights and performance of its obligations under the terms of this Deed or at law and the Attorney shall not be responsible for prejudice that may result from its fault or that of its agents or representatives, with the exception of its gross negligence or intentional fault.

(e)           The Attorney shall not be responsible in respect of any obligations undertaken in the exercise of its powers under the terms of this Deed or at law, or by reason of any delay, omission or any other act made in good faith by the Attorney or its representatives with the exception of obligations undertaken or acts made further to gross negligence or intentional fault.

ARTICLE 10

THE ATIORNEY

Section 10.1     Acting as the Person Holding the Power of Attorney

The Attorney shall hold the hypothec granted pursuant to this Deed for the benefit of the Debenture holders and shall act as ''fondé de pouvoir" of the Debenture holders within the meaning of Article 2692 of the Civil Code of Québec. Each Grantor hereby appoints the Attorney to act as such ''fondé de pouvoir" in accordance with the terms hereof.

Section 10.2     Subsequent Holders of Debentures

Any Person who becomes a Debenture holder shall benefit from the provisions hereof and the appointment of the Attorney as "Fondé de pouvoir" for the Debenture holders and, upon becoming a Debenture holder, irrevocably authorizes the Attorney to perform such function. Each Holder of a Debenture, by its acceptance thereof (i) acknowledges that the first issue of a Debenture has been or may be purchased from ACCC by the

Attorney, by underwriting, purchase, subscription or otherwise, and (ii) waives any right it may have under Section 32 of An Act respecting the special powers of legal persons (Québec).

Section 10.3     Protection of Persons Dealing with Attorney

No Person dealing with the Attorney or its agents need inquire whether the hypothec hereby constituted has become enforceable or whether the powers which the Attorney is purporting to exercise have become exercisable.

Section 10.4     Delegation of Powers

The Attorney may delegate the exercise of its rights or the performance of its obligations hereunder to another Person, including a Debenture holder. In that event, the Attorney may furnish that Person with any information it may have concerning any Grantor or the Collateral. The Attorney shall not be responsible for damages resulting from such delegation or from any fault committed by such delegate.

Section 10.5     Possession or Production of Debentures not Required

The Attorney may exercise all of its rights hereunder without possession of the Debentures and without having to produce same in support of any judicial proceeding or trial in connection therewith.

Section 10.6     Resignation and Removal of Attorney

Subject to the terms of the Credit Agreement, the Attorney may at any time resign hereunder upon notice in writing to the Grantors and to the Debenture holders; the Grantors and the Debenture holders may then appoint a new "Fondé de pouvoir". Subject to the terms of the Credit Agreement. the Debenture holders may also remove the Attorney and appoint a new ''Fondé de pouvoir" in its place and stead, upon notice in writing to the Attorney and to the Grantors. Such new "Fondé de pouvoir", without further act, shall be vested with and have the rights and powers granted to the Attorney hereunder and shall be subject in all respects to the conditions and provisions hereof.

Section 10.7     Liability of Attorney

The Attorney shall only be accountable for reasonable diligence in the performance of its duties and the exercise of its rights hereunder, and shall only be liable for its own gross negligence and intentional fault.

Section 10.8     Unfettered Discretion to Exercise Powers

                The Attorney, except as herein otherwise provided, shall, with respect to all rights, powers and authorities vested in it, have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof, and in the absence of fraud, gross negligence or intentional fault, it shall be in no way responsible for any loss. costs. damages or inconvenience that may result from the exercise or non-exercise thereof.

Section 10.9     Attorney not Required to Ad and Limitation of Attorney's Liability in Acting

The Attorney shall have the rights in its discretion to proceed in its name as the Person holding the power of attorney (fondé de pouvoir) hereunder to the enforcement of the security hereby constituted by any remedy provided by law. whether by legal proceedings or otherwise but it shall not be bound to do or to take any act or action in virtue of the powers conferred on it by these presents unless and until it shall have been required to do so by way of an instrument signed by the Debenture holders; the Attorney shall not be responsible or liable, otherwise than as the Person holding the power of attorney (fondé de pouvoir), for any debts contracted by it, for damages to Persons or property or for salaries or non-fulfilment of contracts during any period for which the Attorney shall take possession of the Collateral pursuant to law, nor shall the Attorney be liable to account for anything except actual revenues or be liable for any loss on realization or for any default or omission for which a hypothecary creditor might be liable; the obligation of the Attorney to commence or continue any act, action or proceeding under this Deed shall, at the option of the Attorney, be conditional upon the Debenture holders furnishing, when required, sufficient funds to commence or continue such action or proceeding and indemnity reasonably satisfactory to the Attorney.

Section 10.10   Obligation to Act on Instructions of Debenture holders

The Attorney shall be obliged to act and shall act and be fully                protected in acting pursuant to the written instructions of the Debenture holders in connection with any proceedings, act, power, right, matter or thing relating to or conferred by or to be done under this Deed.

ARTICLE 11

MISCELLANEOUS

Section 11.1     Unlimited Liability Securities

                Notwithstanding any other provision in this Deed, to the extent that any Unlimited Liability Securities constitute Collateral, the Attorney shall not become or be deemed to become a member, shareholder or other equity holder, or obtain or have the right to obtain any other indicia of ownership of any Unlimited Company, and no provision in this Deed (except this Section 11.1) or actions taken by the Attorney pursuant to this Deed which might provide or be deemed to provide otherwise, in whole or in part, shall, without the express written consent of the Attorney, apply in respect of Unlimited Liability Securities. For the avoidance of doubt, and except as otherwise provided in the last sentence of this Section 11.1, no provision of this Deed or actions taken by the Attorney pursuant to this Deed shall apply, or be deemed to apply, so as to cause the Attorney to be, and the Attorney shall not be or be deemed to be or entitled to:

(a)           be registered as a shareholder, member or other equity holder, or apply to be registered as a shareholder, member or other equity holder, of any Unlimited Company;

(b)           request or assent to a notation being entered in its favour in the share or equity register in respect of Unlimited Liability Securities;

(c)           hold itself out as a shareholder, member or other equity holder of any Unlimited Company; or

(c)      act or purport to act as a shareholder, member or other equity holder of any Unlimited Company, or obtain, exercise or attempt to exercise any rights of a shareholder, member or other equity holder, including the right to attend a meeting of, or to vote any Unlimited Liability Securities or to be entitled to receive or receive any distribution in respect of Unlimited Liability Securities.

The foregoing limitation shall not restrict the Attorney from exercising the rights which it is entitled to exercise hereunder in respect of any Unlimited Liability Securities constituting Collateral at any time that the Attorney shall be entitled to realize on all or any portion of the Collateral.

Section 11.2     Separate Security

This Deed and the hypothec created herein, are and shall be in addition to and not in substitution for, any other security held by the Attorney, the Debentureholders or anyone thereof for the fulfilment of the Obligations and shall thus not operate as a novation of any Obligation of the Grantors towards the Attorney, the Debentureholders or anyone thereof.

Section 11.3     Notice

Any notice or other communication, including a demand or a direction, required or permitted to be given hereunder shall be in writing and shall be made in accordance with the terms of the Credit Agreement.

Notwithstanding the foregoing, if the Civil Code of Quebec requires that a notice or other communication be given in a specified manner, then any such notice or communication shall be given in such manner.

Section 11.4     Limitation of Liability

The Attorney shall not be liable or accountable:

(a)           by reason of any entry into or taking possession of all or any of the Collateral, to account for anything except actual receipts, or for any loss on realization or any act or omission for which a creditor might be liable; or

(b)           for any failure to exercise its remedies, take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Collateral and shall not be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Attorney, the Grantors or any other Person in respect of same.

Each Grantor releases and discharges the Attorney and any agent appointed under Section 8.2 from every claim of every nature, whether sounding in damages or not, which may arise or be caused to any Grantor or any Person claiming through or under any Grantor by reason or as a result of anything done by the Attorney or any successor or assign claiming through or under the Attorney or any such agent under the provisions of this Deed unless such claim be the result of gross negligence or intentional fault.

Section 11.5     Further Assurances

                Each Grantor shall upon the reasonable request of the Attorney at all times do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Deed, and shall provide such further documents or instruments required by the Attorney as may be reasonably necessary or desirable to effect the purpose of this Deed and carry out its provisions, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or rendering opposable the hypothec granted hereunder and the priority accorded to it by law or under this Deed.

Section 11.6     Amendments and Waivers

                No amendment or waiver of any provision hereof shall be effective unless in writing and signed by the party against whom enforcement is sought.

Section 11.7     Waivers

No course of dealing on the part of the Attorney, its officers, employees, consultants or agents, nor any failure or delay by the Attorney with respect to exercising any right, power or privilege of the Attorney under any of the Credit Documents, shall operate as a waiver thereof.

Section 11.8     Payment to Third Parties

If the Attorney is at any time or from time to time required to make a payment in connection with the security constituted by this Deed, such payment and all reasonable costs of the Attorney (including legal fees and other expenses) shall be immediately payable by each Grantor to the Attorney and shall bear interest at the rate provided in the Credit Agreement

Section 11.9     Indivisibility

Every divisible obligation in favour of the Attorney arising out of this Deed must be performed in its entirety by each heir or legal representative of any Person who is liable to the same extent as if it were indivisible.

Section 11.10   Time

Time is and shall be of the essence in the performance of the parties' respective obligations.

Section 11.11   Paramountcy

If there is a conflict, inconsistency, ambiguity or difference between any provision of this Deed and the Credit Agreement, the provisions of the Credit Agreement shall prevail, and such provision of this Deed shall be amended to the extent only to eliminate any such conflict, inconsistency, ambiguity or difference, except that the provisions hereof shall govern insofar as they relate to mandatory provisions of the laws of the Province of Quebec applicable to the creation or enforcement of the hypothec created hereby. Any right or remedy in this Deed which may be in addition to the rights and remedies contained in the Credit Agreement shall not constitute a conflict, inconsistency, ambiguity or difference.

Section 11.12   Governing Law

This Deed shall be governed by and construed in accordance with the laws of the Province of Québec and the applicable laws of Canada and the Grantors and the Attorney hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Québec.

Section 11.13   Language

The parties hereto confirm that they have requested that this Deed and all related documents be drafted in English. Les parties aux présentes ont exigé que le présent acte et tous les documents connexes soient rédigés en anglais.

ARTICLE 12

SCHEDULES

Section 12.1     Schedule "A"

The following is Schedule "A" referred to in this Deed:

DEBENTURE
CANADA PROVINCE OF QUEBEC	No. ● Cdn $ ●

●, a legal person governed by the laws of ● (the "Debtor"), for value received, promises to pay, on demand, to ● , as Agent (as defined in the Deed of Hypothec hereinafter described) or to its order, at its office located at ●, the sum of ● Dollars ($●), in lawful money of Canada, with interest thereon from the date hereof at the rate of twenty-five percent (25%) per annum, both before and after maturity, with interest on overdue interest at the same rate.

This Debenture is issued under and secured by a deed of hypothec and issue of debentures (as same may be amended, restated, supplemented or otherwise modified from time to time, the "Deed of Hypothec") executed by the Debtor in favour of ●, as fondé de pouvoir for the holder of this Debenture and the other Debentureholders (as defined in the Deed of Hypothec), before Notary ● on ● 200●, and this Debenture is subject to, and its holder is bound by, the provisions of the Deed of Hypothec. This Debenture is also subject to the terms and conditions of a pledge of debenture bearing the date of ●, 200●, executed by the Debtor in favour of the Agent and the other Pledgees (as defined therein).

This Debenture may be transferred by its holder only in accordance with the provisions oft he Deed of Hypothec.

This Debenture is governed by the laws applicable in the Province of Québec.

IN WITNESS WHEREOF the Debtor has caused this Debenture to be signed by its undersigned representative and to be dated the ● day of ●, 200●.

●

By: ____________________________

Name:

Title: Duly authorized representative

FORM OF TRANSFER

For value received, _____________________________, by these presents cedes and transfers to ______________________________the Debenture represented by this certificate with full power of substitution, as well as its rights in the principal amount and outstanding interest on the said Debenture and Irrevocably appoints _______________________ as its attorney to complete the transfer on the books of ________________________maintained by the Attorney pursuant to the Deed of Hypothec.

Dated this __________________day of ______________________, 200_.

SIGNED BY TRANSFEROR

By: _______________________________

_____________________________

Witness

Section 12.2     Schedule "B"

The following is Schedule "B" referred to in this Deed:

FIXED ASSET EQUITY INTERESTS

Name of Shareholders	Name of Issuer	Description Entity Interest	Certificate number(s)	Number of Shares/Units
ACCC	La Compagnie Hydroélectrique Manicouagan Manicouagan Power Company	common shares	CB001	928,100
ACCC	La Compagnie Hydroélectrique Manicouagan Manicouagan Power Company	common shares	COO31	10
ACCC	La Compagnie Hydroélectrique Manicouagan Manicouagan Power Company	preference shares	PBOO3	45.000

ACCC	Abitibi-Consolidated Hydro Inc. Hydroelectricité Abitibi-Consolidated Inc.	class A common shares	NCA-I	75
ACCC	ACH Limited Partnership	common LP units	NC-2	14,250,000
ACCC	ACH Limited Partnership	preferred LP units	NP-I	1,000

WHEREOF ACTE:

DONE AND PASSED in the City of Montreal, Province of Québec, on the date hereinabove set forth, and remaining of record in the office of the undersigned notary under minute number one thousand sixty-two (l062).

AND after the parties had declared to the Notary to have taken cognizance of these presents and to have exempted the said Notary from reading them or causing them to be read, the said duly authorized representatives of the Grantors and the Attorney respectively have signed these presents, all in the presence of the said Notary who has also signed.

GOLDMAN SACHS CREDIT PARTNERS

By: /s/ Constantine Troulis

Name: Constantine Troulis

Title: Authorized representative

COMPAGNIE ABITIBI-CONSOLIDATED DU CANADA – ABITIBI-

CONSOLIDATED COMPANY OF CANADA

ABITIBI-CONSOLIDATED INC.

LES EXPLORATIONS LTEE TERRA NOVA TERRA NOVA

EXPLORATIONS LTD

LA COMPAGNIE DE PULPE DE JONQUIERE THE JONQUIERE PULP

COMPANY

THE INTERNATIONAL BRIDGE AND TERMINAL COMPANY

SCRAMBLE MINING LTD.

3224112 NOVA SCOTIA LIMITED

MARKETING DONOHUE INC.

DONOHUE RECYCLING INC. - RECYCLAGE DONOHUE INC.

1508756 ONTARIO INC.

3834328 CANADA INC.

6169678 CANADA INCORPORATED

ABITIBI-CONSOLIDATED NOVA SCOTIA INCORPORATED

ABITIBI-CONSOLIDATED CANADIAN OFFICE PRODUCTS

HOLDINGS INC.

By: /s/ Jacques P. Vachon

Name: Jacques Vachon

Title:      Authorized officer, director or

representative  of each of the

above Grantors

PRODUITS FORESTIERS SAGUENAY INC. SAGUENAY FOREST PRODUCTS INC. By: /s/ Jacques P. Vachon Name: Jacques Vachon Title: Authorized signatory /s/ Marc Daigneault MARC DAIGNEAULT, NOTARY

PLEDGE OF DEBENTURE

DATED APRIL 1, 2008

GRANTED BY:                                    COMPAGNIE ABITIBI-CONSOLIDATED DU CANADA-ABITIBI-CONSOLIDATED COMPANY OF CANADA, a legal person existing under the laws of the Province of Quebec, having its head office at 1155 Metcalfe Street, Suite 800, in the City of Montreal, Province of Québec, H3B sm.

IN FAVOUR OF:                               THE AGENT AND THE OTHER PLEDGEES , as such terms are hereinafter defined.

WHEREAS ACCC (as defined below) has issued a debenture in the amount of Cdn.$900,000,000 pursuant to a deed of hypothec and issue of debentures referred to therein, executed among ACCC, Abitibi-Consolidated Inc., Les Explorations Terra Nova Lt6e Terra Nova Explorations Ltd, La Compagnie de Pulpe de Jonquière The Jonquière Pulp Company, The International Bridge and Terminal Company, Scramble Mining Ltd., 3224112 Nova Scotia Limited, Marketing Donohue Inc., Donohue Recycling Inc. - Recyclage Donohue Inc., 1508756 Ontario. Inc., 3834328 Canada Inc., 6169678 Canada Incorporated, Abitibi-Consolidated Nova Scotia Incorporated, Produits Forestiers Saguenay Inc. Saguenay Forest Products Inc., Abitibi-Consolidated canadian Office Products Holdings Inc. and Goldman Sachs Credit Partners L.P., as fondé de pouvoir on March 28, 2008 before Notary Marc Daigneault (as amended, restated or supplemented from time to time, the ''Hypothec''); and

WHEREAS ACCC wishes to pledge such debenture to the Pledgees (as defined below), as security for the Secured Obligations hereinafter defined.

NOW, THEREFORE, THE PARTIES HERETO BAVE AGREED AS FOLLOWS:

1.  INTERPRETATION

1.1. Other capitalized terms used herein and defined in the Hypothec shall have the meaning ascribed to them in the Hypothec unless otherwise defined herein.

1.2. The term "ACCC" herein sba11 mean COMPAGNIE ABITIBI-CONSOLIDATED DU CANADA -ABITIBI-CONSOLIDATED COMPANY OF CANADA and includes its successors and permitted assigns.

13.   The term "Agent" herein shall mean Goldman Sachs Credit Partners L.P., acting for itself and for the other Pledgees, in its capacity as collateral agent appointed pursuant to the Credit Agreement and includes its successors and assigns in such capacity as permitted under the Credit Agreement.

1.4. The term "Credit Agreement" herein shall mean the credit and guaranty agreement dated as of April 1, 2008 among, inter alios, ACCC, as borrower, Abitibi-consolidated Inc. and certain subsidiaries and affiliates of Abitibi-Consolidated Inc., as guarantors, various lenders, and Goldman Sachs Credit Partners L.P., as administrative agent and as collateral agent, as same may be amended, modified, supplemented, restated, extended, renewed, or superseded from time to time.

1.5. The term "Debenture" herein shall mean the debenture in the principal amount of Cdn.$900,000,000 dated April 1, 2008, issued by ACCC pursuant to the Hypothec and represented by certificate bearing number 1.

1.6. The term "Pledgees" herein shall mean collectively the Agent and each of the other Secured Parties.

1.7. The term "Secured Obligations" herein shall mean the "Obligations" (as defined in the Credit Agreement).

1.8. The term "Secured Parties" means the Agents and the Lenders (as such terms are defined in the Credit Agreement) and includes, without limitation, all former Agents and Lenders (as such terms are defined in the Credit Agreement) to the extent that any Obligations (as defined in the Credit Agreement) owing to such Persons were incurred while such Persons were Agents or Lenders (as such terms are defined in the Credit Agreement) and such Obligations (as defined in the Credit Agreement) have not been paid or satisfied in full, as well as any of their respective successors and assigns as permitted under the Credit Agreement.

2.   DELIVERY AND PLEDGE OF THE DEBENTURE

ACCC confirms that it has concurrently herewith pledged the Debenture in favour of the Pledgees by delivery of same to the Agent (or its nominee or mandatary) for the benefit of the Pledgees. The Agent hereby acknowledges having received the certificate representing the Debenture (certificate No.1) on the date of this agreement at the City of Montreal, Province of Quebec and the Agent shall hold same (itself for through its nominee or mandatary) and exercise its rights as payee thereof for the benefit of the Pledgees.

3.   SECURED OBLIGATIONS

The Debenture and the pledge thereof shall secure the payment and the performance of the Secured Obligations of all Credit Parties.

4.  AMOUNT OF THE PLEDGE

The amount for which the pledge is granted is Cdn.$900,000,000, plus interest thereon at the rate of 25% per annum from the date hereof.

5.  COVENANTS

        ACCC hereby:

5.1.    acknowledges that the Agent, acting on its own behalf and on behalf of each of the other Pledgees, shall for all the purposes contemplated in the Hypothec be deemed to be the holder of the Debenture pledged hereunder and shall benefit from all of the rights of a Debentureholder under the Hypothec; and

5.2.    covenants that, upon demand from the Agent, it shall perform all acts and execute all deeds and documents necessary to give full effect to this agreement and to ensure that it is at all times enforceable, including, without limitation, the execution of any written acknowledgement that the Debenture is pledged in favour of a Pledgee which is not named herein and that any certificate representing the Debenture is held by the Agent (or its nominee or mandatary) on behalf and in favour of such Pledgee or its successor or assign.

6.  TRANSFER OF DEBENTURE

The Agent agrees that it shall not transfer or assign the Debenture except in favour of a replacement or successor Agent or otherwise in furtherance of the provisions of the Credit Agreement. The Agent hereby undertakes to cause any person to whom the Debenture is so transferred or assigned to agree in writing towards ACCC to be bound by all the terms and conditions of this agreement or to sign a similar pledge of debenture with ACCC.

7.  EVENT OF DEFAULT

7.1.    Notwithstanding the fact that the Debenture is payable on demand, the Agent agrees that it will not demand, or cause to be demanded, payment of the Debenture until such time' as an Event of Default (as defined in the Credit Agreement) bas occurred and is continuing. It is further agreed that, notwithstanding the nominal value of the Debenture and the interest rate referenced therein, ACCC shall not have any obligation to make, and the Pledgees shall not be entitled to receive, payment under the Debenture for any amount in excess of the Secured Obligations.

7.2.    The Agent may, upon the occurrence of an Event of Default and provided same is continuing, demand payment of the Debenture, collect payment of the principal and   interest  thereof, and  exercise all  of  the  rights  and  remedies  arising from the security constituted hereunder or permitted by applicable law. all of which rights and remedies shall be cumulative, and none of which shall be exclusive.

8.  WAIVER

The parties hereto hereby expressly waive the provisions and protection of Section 32 of An Act respecting the special powers of legal persons and specifically authorize the Agent and any partnership or legal person whereof the Agent is a member or officer. to act as a Debentureholder.

9.  MISCELLANEOUS

9.1.    This agreement and the Debenture are in addition to and not in substitution of or in replacement for any other hypothec, pledge, security, guarantee or other right held by or benefiting any Pledgee.

9.2.    Notwithstanding any provision to the contrary in the Civil Code of Quebec or any other law concerning the imputation of payments. the Agent shall apply the amounts received pursuant to this Agreement in accordance with the terms of the Credit Agreement.

9.3.    This agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

9.4.    This agreement shall be governed by the laws of the Province of Quebec.

9.5.    The parties hereto confirm that they have requested that this agreement and all related documents be drafted in English. Les parties aux présentes ont exigé que le présent document et tous les documents connexes soient rédigés en anglais.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF , the parties have duly executed this agreement as of the day and year first written above.

COMPAGNIE ABITIBI- CONSOLIDATED DU CANADA - ABIBITI-CONSOLIDATED COMPANY OF CANADA		GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Jacques P. Vachon	By:	/s/ Constantine Troulis
	Name: Jacques Vachon		Name: Constantine Troulis
	Title: Authorized representative		Title: Authorized representative

FORM OF TRANSFER

For value received, ___________________________________, by these presents cedes and transfers to __________________________ the  Debenture represented by  this certificate with full  power of substitution, as  well as its rights  in the principal  amount and   outstanding interest on the said Debenture and irrevocably appoints ____________________________________as its attorney to complete the transfer on the books of____________________________ maintained by the Attorney pursuant to the Deed of Hypothec.

Dated this ________________day of ____________________ , 200_.

SIGNED BY TRANSFEROR

By: ___________________________

___________________________

Witness

EXHIBIT 1-5 TO

CREDIT AND GUARANTY AGREEMENT

NETHERLANDS SECURITY AGREEMENT

EXHIBIT 1-5

EXECUTION VERSION

1 APRIL 2008

SECURITY AGREEMENT

between

BRIDGEWATER PAPER COMPANY LIMITED

as Pledgor

and

GOLDMAN SACHS CREDIT PARTNERS L.P.

as Pledgee

__________________________________

NON-POSSESSORY PLEDGE OF MOVABLE ASSETS

__________________________________

Stibbe

EXECUTION VERSION

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	PARALLEL DEBT	3
3.	RIGHT OF PLEDGE	4
4.	PERFECTION RIGHT OF PLEDGE	4
5.	REPRESENTATIONS	5
6.	COVENANTS	5
7.	FURTHER ASSURANCES	7
8.	RIGHTS PRIOR TO ENFORCEMENT	7
9.	ENFORCEMENT AND APPLICATION OF PROCEEDS	8
10.	CONTINUING SECURITY	9
11.	POWER OF ATTORNEY	9
12.	LIABILITY	10
13.	RELEASE AND TERMINATION	10
14.	COSTS AND EXPENSES	11
15.	TRANSFER	11
16.	NOTICES	11
17.	WAIVERS	11
18.	MISCELLEANEOUS	11
19.	COUNTERPARTS	12

EXECUTION VERSION

20.	GOVERNING LAW AND JURISDICTION	12

SCHEDULE 1 - LOCATION OF MOVABLE ASSETS

SCHEDULE 2 - FORM OF NOTICE TO THIRD PARTY

SCHEDULE 3 - FORM OF DEFAULT NOTICE

3

EXECUTION VERSION

THIS DEED is made on I April 2008 between:

(1)           BRIDGEWATER PAPER COMPANY LIMITED, a company with limited liability incorporated under the laws of England and registered under number 01726334 (the "Pledgor"); and

(2)           GOLDMAN SACHS CREDIT PARTNERS L.P., acting in its capacities as (i) the Collateral Agent under the Credit Agreement (as defined below) on behalf of the Secured Parties and (ii) the creditor under the Parallel Debt (as defined below) (the "Pledgee").

WHEREAS:

(A)          The Pledgor enters into this Deed (as defined below) in connection with the Credit Agreement (as defined below).

(B)           It is a condition precedent under the Credit Agreement that this Deed becomes effective as Collateral for the Secured Obligations (as defined below).

(C)           Pursuant to Clause 2 (Parallel debt), the Pledgee is the parallel creditor of the obligations of the Pledgor under any Credit Document and accordingly the Pledgee has its own independent right to demand performance by the Pledgor of its obligations when due.

IT IS AGREED as follows:

1.            DEFINITIONS AND INTERPRETATION

1.1.         Definitions

In this Deed:

"Corresponding Debt" has the meaning given in Clause 2.1.2.

"Credit Agreement" means that certain credit and guaranty agreement dated as of April 1, 2008 by and among Abitibi-Consolidated Company of Canada, as Borrower, Abitibi Consolidated Inc., as Holdings, certain Subsidiaries and Affiliates of Abitibi Consolidated Inc" as Guarantors, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as Syndication Agent, Administrative Agent, Documentation Agent and as Collateral Agent.

"Deed" means this security agreement.

"Default Notice" means a notice from the Pledgee to the Pledgor and the relevant third party, substantially in the form of Schedule 3 (Form of Default Notice).

"Enforcement Event" means a default with respect to the fulfillment of the Secured Obligations, provided that an Event of Default has occurred.

"Movable Assets" means all present or future movable assets (roerende zaken), including inventory (inventaris), stock (voorraden), and any other physical assets (including rights of usufruct (vruchtgebruik)) located in the Netherlands, presently owned or hereafter to be acquired by the Pledgor, including, but not limited to those located at the premises specified in Schedule I (Location of Movable Assets), but excluding movable assets constituting equipment (productiemiddelen) and inventory constituting timber to be cut.

(1)

EXECUTION VERSION

For the avoidance of doubt, this definition is not intended to cover movable assets which are subject to a Lien in favor of the Senior Secured Note Collateral Trustee securing Indebtedness incurred pursuant to the Senior Secured Note Documents.

"Parallel Debt" has the meaning given in Clause 2.1.2.

"Pledgee" has the meaning assigned to it in the preamble of this Deed.

"Pledgor" has the meaning assigned to it in the preamble of this Deed.

"Right of Pledge" means each right of pledge created pursuant to this Deed.

"Secured Obligations" means all monetary payment obligations (verbintenissen tot betaling van een geldsom) now or hereafter due, owing or incurred by the Pledgor under or pursuant to the Credit Agreement or any other Credit Document, in each case when the same becomes due for payment whether by acceleration or otherwise and whether such obligations are express or implied; present, future or contingent; joint or several; incurred as principal or surety; owing to the Pledgee in whatever capacity, including its capacity of creditor and parallel creditor pursuant to Clause 2 (Parallel debt).

"U.S. Security Agreement " means the security agreement dated as of April I, 2008 between Abitibi Consolidated Inc., Abitibi Consolidated Company of Canada, each of the Guarantor Subsidiaries (as defined in the Credit Agreement) party thereto from time to time and Goldman Sachs Credit Partners L.P., as Collateral Agent.

1.2.         Interpretation

1.2.1.      Subject to any contrary indication, any reference in this Deed to:

(a)       any of the parties to this Deed or a party to any other Credit Document shall be construed so as to include its or their respective successors, transferees and assigns from time to time and any successor of such a successor, transferee or assign in accordance with their respective interests;

(b)       a "Credit Document", this Deed or any other agreement or instrument is a reference to that Credit Document, Deed or other agreement or instrument as amended, novated, supplemented, extended, restated or replaced (however fundamentally and whether or not more onerously) and includes any change in the purpose of, any extension of increase in any facility or the addition of a new facility under that Credit Document or other agreement or instrument;

(c)       a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(d)       a "Clause" or a "Schedule" shall be construed as a reference to a clause or a schedule of this Deed;

(e)       a provision of law is a reference to that provision as amended or re-enacted.

(2)

EXECUTION VERSION

1.2.2.       All capitalised terms used and not otherwise defined in this Deed shall have the meaning assigned to them in the Credit Agreement or the U.S. Security Agreement, as the case may be.

1.2.3.       Any Enforcement Event shall constitute a default (verzuim) within the meaning of section 3:248 (I) and 6:81 of the Dutch Civil Code without any further demand (sommatle) or notice of default (Ingebrekestelling) being required.

1.2.4.       References to "include" and "including" shall be treated as references to "include without limitation" or "including without limitation".

1.2.5.       Words and expressions used in this Deed importing the singular shall, where the context permits or requires, include the plural and vice versa.

2.            PARALLEL DEBT

2.1.         Parallel debt

2.1.1.       The Pledgor hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to any amounts owing from time to time by the Pledgor to any Secured Party under any Credit Document as and when those amounts are due.

2.1.2.       The Pledgor and the Collateral Agent acknowledge that the obligations of the Pledgor under Clause 2.1.1 are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of the Pledgor to any Secured Party under any Credit Document (its "Corresponding Debt") nor shall the amounts for which the Pledgor is liable under Clause 2.1.1 (its "Parallel Debt") be limited or affected in any way by its Corresponding Debt provided that:

(a)           the Parallel Debt of the Pledgor shall be decreased to the extent that its Corresponding Debt has been paid or (in the case of guarantee obligations) discharged; and

(b)           the Corresponding Debt of the Pledgor shall be decreased to the extent that its Parallel Debt has been paid or (in the case of guarantee obligations) discharged; and

(c)           the amount of the Parallel Debt of the Pledgor shall at all times be equal to the amount of its Corresponding Debt.

2.1.3.       For the purpose of this Clause 2, the Collateral Agent acts in its own name, and the security granted under this Deed to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as sole creditor of the Parallel Debt.

2.1.4.       All moneys received or recovered by the Collateral Agent pursuant to this Clause 2, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any Security granted to secure the Parallel Debt, shall be applied in accordance with the terms of this Deed.

2.1.5.       The  rights  of  the  Secured  Parties  (other  than  the  Collateral  Agent)  to  receive

(3)

EXECUTION VERSION

payment of amounts payable by the Pledgor under the Credit Documents are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under the Parallel Debt.

2.1.6.       For the avoidance of doubt, the parties to this Deed confirm that the claim of the Collateral Agent against the Pledgor in respect of a Parallel Debt and the claims of anyone or more of the Secured Parties against the Pledgor in respect of the Corresponding Obligations payable by the Pledgor to such Secured Parties do not constitute common property (gemeenschap) within the meaning of section 3:166 of the Dutch Civil Code and that the provisions relating to common property shall not apply. If, however, it shall be held that the claim of the Collateral Agent and the claims of anyone or more of the Secured Parties do constitute common property and the provisions of common property do apply, the Secured Parties agree that this Deed shall constitute the administration agreement (beheersregeling) within the meaning of section 3:168 of the Dutch Civil Code.

3.            RIGHT OF PLEDGE

3.1.         Title and creation Right of Pledge

3.1.1.       As security for the payment of the Secured Obligations, the Pledgor agrees to grant, and hereby grants, where relevant, and to the extent legally possible, in advance (bij voorbaat), to the Pledgee a first priority ranking non-possessory right of pledge (bezitloos pandrecht eerste in rang) over all its Movable Assets.

3.1.2.       The Pledgee accepts the Right of Pledge granted pursuant to this Deed.

3.1.3.       The Right of Pledge is indivisible (ondeelbaar) within the meaning of section 3:230 of the Dutch Civil Code and shall not be affected by one or more but not all of the Secured Obligations being discharged, increased, reduced, extended, prolonged, restated or cancelled.

3.1.4.       The Right of Pledge includes all rights attached to the Movable Assets such as, but not limited to, accessory rights (ajhankelijke rechten) and ancillary rights (nevenrechten) and ancillary rights (nevenrechten).

3.2.         Ranking

If, and to the extent at any time it appears that, the Right of Pledge is not or will not be first priority ranking (eerste in rang), the Pledgor and the Pledgee agree that a valid right of pledge has or shall nevertheless have been created over its Movable Assets with the highest possible ranking as shall then be possible, such without prejudice to any rights of the Pledgee under any Credit Document.

4.            PERFECTION RIGHT OF PLEDGE

The Pledgee is entitled:

(a)           to present (a copy of) this Deed and any other document executed pursuant to this Deed for registration and filing to the relevant Dutch fax authorities (Belastingdienst, Ajdeling Registratie Unit);

(4)

EXECUTION VERSION

(b)           to serve any notice to any Person,

as the Pledgee deems necessary or advisable to perfect or otherwise protect the Right of Pledge created under this Deed.

5.            REPRESENTATIONS

5.1.         Representations

                The Pledgor makes the following representations to the Pledgee:

(a)           it holds full and exclusive title to any of its Movable Assets, free and clear of any Lien (including any retention of title arrangement), attachment (beslag) or rights in rem (beperkte rechten) except as otherwise permitted by the Credit Agreement;

(b)           it has the power (beschikkingsbevoegdheid) to create a Right of Pledge over Movable Assets;

(c)           this Deed creates a valid first priority ranking right of pledge it purports to create in accordance with the terms of this Deed;

(d)           other than any Movable Assets in transit, (i) all the Movable Assets are located only at the locations specified in Schedule 1 (Location of Movable Assets) and (ii) no Movable Asset is now, or shall at any time or times hereafter be, a fixture or be stored at any other location, except as permitted by the Credit Agreement;

(e)           no Movable Asset is subject to any licensing, patent, royalty, Trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of such Movable Asset or the payment of any monies to any third party upon such sale or other disposition; and

(f)            the completion, manufacture, sale or other disposition of any Movable Asset by the Pledgee following an Enforcement Event shall not require the consent of any Person and shall not constitute a breach or default under any material contract or agreement to which the Pledgor is a party or to which such property is subject.

5.2.         Times when representations made

All representations in this Clause 5 are made by the Pledgor on the date of this Deed and are deemed to be made by the Pledgor on each date the pledgor acquires legal title to a Movable Asset.

6.            COVENANTS

6.1.         General

                Unless expressly permitted under the Credit Documents, the Pledgor shall:

                (a)           not assign, transfer or otherwise dispose any of its Movable Assets;

(b)           not create or permit to subsist a Lien (including any retention of title arrangement) on any of Movable Assets;

          (5)

EXECUTION VERSION

(c)           not waive, amend or terminate any of its rights under or in connection with the Movable Assets, including any accessory rights (ajhankelijke rechten) or ancillary rights (nevenrechten) attached to it;

(d)           not do anything which would prejudice the validity, enforceability or priority of the Right of Pledge or result in a reduction in the value of any of its Movable Assets;

(e)           not deliver any Document evidencing any Movable Assets to any Person other than the issuer of such Document to claim the Movable Assets evidenced therefor or the Pledgee;

(f)            if any Movable Asset in excess of $25,000 individually or $100,000 in the aggregate is in possession or control of any warehouseman, bailee or other third party, notify the warehouseman, bailee or other third party of the Pledgee's Right of Pledge by sending a notice substantially in the form of Schedule 2 (Form of notice to third party) and obtain a confirmation substantially in the form attached thereto, inter alia, permitting the Pledgee to access the premises where the Movable Assets are stored for purposes of inspecting such Movable Assets and, following the issuance of a Default Notice, confirming that the third party holds the Movable Assets for the benefit of the Pledgee and that the Pledgee is authorized to remove the Movable Assets from such premises if it so elects;

(g)           keep the Movable Assets and any Documents evidencing any Movable Assets in the locations specified on Schedule I (Location of Movable Assets) unless (a) it shall have notified the Pledgee in writing, at least thirty (30) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Pledgee may reasonably request or (b) otherwise provided under the Credit Documents;

(h)           do all things necessary to maintain, preserve, protect and keep the Movable Assets in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of the Pledgee's business;

(I)            it shall promptly report to the Pledgee any return of Movable Assets involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Movable Assets. In the event any account debtor returns Movable Assets to the Pledgor when an Event of Default exists, the Pledgor, upon the request of the Pledgee, shall: (i) hold the returned Movable Assets in trust for the Pledgee; (ii) segregate all returned Movable Assets from all of its other property; (iii) dispose of the returned Movable Assets solely according to the Pledgee's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Pledgee's prior written consent. All returned Movable Asset shall be subject to the Pledgee's Liens thereon;

(j)            keep its Movable Assets at all times sufficiently insured with an insurer of reputable standing; and

(k)           promptly inform the Pledgee of any event or circumstance (including, but not limited to, any attachment over any of the Movable Assets) which could be relevant to the Pledgee in connection with the preservation and exercise of the Pledgee's rights under this Deed.

(6)

EXECUTION VERSION

6.2.         Access; right of inspection

6.2. 1.      The Pledgee shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Pledgor, and the Pledgee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Pledgor agrees to render to the Pledgee, at the Pledgee's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

6.2.2.       The Pledgee and its employees, representatives and agents shall at all times also have the right to enter any premises of the Pledgor and inspect any property of the Pledgor where any of Movable Assets is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

7.            FURTHER ASSURANCES

7.1.1.       The Pledgor agrees that from time to time, at the expense of the Pledgor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted pursuant to this Deed or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any of the Movable Assets. Without limiting the generality of the foregoing, the Pledgor shall:

(a)           execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Pledgee may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(b)           at any reasonable time, upon request by the Pledgor, assemble the Movable Assets and allow inspection of the Movable Assets by the Pledgee, or persons designated by the Pledgee;

(c)           at the Pledgee's request, appear in and defend any action or proceeding that may affect the Pledgor's title to or the Pledgee's security interest in all or any part of the Movable Assets; and

(d)           furnish the Pledgee with such information regarding the Movable Assets, including, without limitation, the location thereof, as the Pledgee may reasonably request from time to time.

7.1.2.       The Pledgor shall furnish to the Pledgee from time to time statements and schedules further identifying and describing the Movable Assets and such other reports in connection with the Movable Assets as the Pledgee may reasonably request, all in reasonable detail.

8.            RIGHTS PRIOR TO ENFORCEMENT

8.1.         Authorisation

8.1.1.       Subject to the terms of the Credit Documents, the Pledgee hereby revocably authorises the Pledgor:

(7)

EXECUTION VERSION

(a)           to use its Movable Assets; and

(b)           to sell, transfer or otherwise dispose of any or its Movable Assets.

8.1.2.       In respect of any Movable Assets sold, transferred or otherwise actually disposed of pursuant in accordance with Clause 8.1.1, the Pledgee waives, renounces and relinquishes all its security rights hereunder and pursuant thereto as of such moment of disposal.

8.1.3.       Any sale, transfer or disposal of Movable Assets other than in accordance with Clause 8.1.1 and the provisions of any other relevant Credit Document shall require the Pledgee's prior written approval.

8.1.4.       The Pledgor shall or shall cause to deliver Movable Assets to any purchaser or transferee subject to a retention of title, if and to the extent reasonably practicable.

8.2.         Default Notice

The authorisation mentioned in Clause 8.1.1 shall automatically terminate if the Pledgee delivers a Default Notice to the Pledgor. The Pledgee may, or may request the Pledgor to, send a copy of that Default Notice to any third party (without prejudice to any of the Pledgee's rights by not doing so).

8.3.         Possession

Upon the issuance of a Default Notice, the Pledgee may require the Movable Assets to be brought into its possession or into the possession of a third party appointed by it in accordance with section 3:237 (3) of the Dutch Civil Code.

9.            ENFORCEMENT AND APPLICATION OF PROCEEDS

9. 1.        Enforcement

9.1.1.       Upon the occurrence of an Enforcement Event, the Pledgee may immediately enforce the Right of Pledge, or anyone or more thereof, and exercise any of its other rights under this Deed or any other Credit Document and applicable law, including:

(a)           sell any Movable Asset, or cause it to be sold;

(b)           notify any debtor, third party or other person of the Right of Pledge; and

(c)           generally, exercise all rights and remedies available to a pledgee under Dutch law.

9.1.2.       The Pledgee has no obligation to notify the Pledgor or any person having a limited right in rem (beperkt recht) or having made an attachment (beslag) on any of the Movable Assets of a proposed or completed sale of such Movable Asset as referred to in sections 3:249 and 3:252 of the Dutch Civil Code.

9.1.3.       The Pledgor unconditionally waives (which waiver the Pledgee hereby accepts):

(8)

EXECUTION VERSION

(a)           its right to file a request with the relevant court for a sale of any of its Movable Assets in a manner deviating as referred to in section 3:251 (1) of the Dutch Civil Code; and

(b)           any right it may have to demand that the Pledgee shall first enforce any other security interest granted as security for the Secured Obligations as referred to in section 3:234 of the Dutch Civil Code.

9.2.         Application of proceeds

The Pledgee shall apply the proceeds of any enforcement of any Right of Pledge towards payment of the Secured Obligations in accordance with the terms of the Credit Agreement subject to mandatory provisions of Dutch law on enforcement (uitwinning).

10.          CONTINUING SECURITY

10.1.1.     The Right of Pledge is a continuing security and extend to the ultimate balance of the Secured Obligations payable by the Pledgor, regardless of any intermediate payment or discharge in whole or in part.

10.1.2.     The rights of the Pledgee under or in connection with this Deed are cumulative and are without prejudice to any other right the Pledgee may have under any Credit Document or applicable law.

11.          POWER OF ATTORNEY

11.1.1.     The Pledgor hereby grants to the Pledgee an irrevocable power of attorney, with full power of substitution, to take any action and to execute any instrument that the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Deed, including, without limitation, the following:

(a)           upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by the Pledgor or paid to the Pledgee pursuant to the Credit Agreement;

(b)           upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Movable Assets;

(c)           upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with paragraph (b) above;

(d)           upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Pledgee may deem necessary or desirable for the collection of any of the Movable Assets or otherwise to enforce the rights of the Pledgee with respect to the Movable Assets;

(e)           to take or ,cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Deed, including,

(9)

EXECUTION VERSION

without limitation, access to payor discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Movable Assets, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Pledgee in its sole discretion, any such payments made by the Pledgee to become obligations of the Pledgor to the Pledgee, due and payable immediately without demand; and

(f)            upon the occurrence and during the continuance of any Event of Default generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with the Movable Assets as fully and completely as though the Pledgee were the absolute owner thereof for all purposes, and to do, at the Pedgee's option and the Pledgor's expense, at any time or from time to time, all acts and things that the Pledgee deems reasonably necessary to protect, preserve or realize upon the Movable Assets and the Pledgee's security interest therein in order to effect the intent of this Deed, all as fully and effectively as the Pledgor might do, all to the extent permitted by Dutch law.

11.1.2.     The parties to this Deed agree that section 3:68 of the Dutch Civil Code will not apply and to the extent necessary, the Pledgor hereby unconditionally waives any right it may have under section 3:68 of the Dutch Civil Code (which waiver the Pledgee hereby accepts).

12.          LIABILITY

The Pledgee shall not be liable to the Pledgor on any ground whatsoever, including, for the avoidance of doubt, for any loss, damage or liability arising from:

(a)           any sale of any Movable Asset; or

(b)           the performance of any of its rights under this Deed or any other Credit Document,

except for its wilful misconduct (opzet) or gross negligence (grove schuld).

13.          RELEASE AND TERMINATION

13.1.       Release

Upon satisfaction in full of all Secured Obligations, and if no new Secured Obligations may arise, the Pledgee shall, at the request and at the expense of the Pledgor, confirm in writing that the Right of Pledge has been released (is teniet gegaan).

13.2.       Termination

The Pledgee may at any time (unilaterally) terminate (opzeggen) the Right of Pledge, in whole or in part, by giving notice thereof to the Pledgor.

(10)

EXECUTION VERSION

14.          COSTS AND EXPENSES

Subject to any provision to the contrary herein, all costs and expenses incurred in connection with the creation of the Right of Pledge and the performance by the parties to this Deed of their rights and obligations under this Deed shall be for the account of the persons or entities designated in Section 10.2 (Expenses) of the Credit Agreement and shall be settled in accordance therewith.

15.          TRANSFER

15.1.1.     Subject to the provisions of the Credit Agreement, the Pledgee may transfer or assign its rights and obligations under this Deed, in whole or in part. The Pledgor hereby in advance gives its consent to any such transfer or assignment. The Pledgor may not transfer or assign any of its rights or obligations under this Deed.

15.1.2.     The Pledgor hereby in advance gives its irrevocable consent to (geeft toestemming bif voorbaat) within the meaning of section 6:156 of the Dutch Civil Code and hereby in advance irrevocably co-operates with (verleent bid voorbaat medewerking aan), within the meaning of sections 6: 159 and 6: 156 of the Dutch Civil Code, any such transfer and/or assignment executed in accordance with the relevant provisions of the Credit Agreement, including by means of an assumption of debt (schuldoverneming) or transfer of agreement (contractsoverneming), as the case may be, hereunder.

15.1.3.     The Pledgee shall be entitled to impart any information concerning the Pledgor and/or the Movable Assets to any successor or proposed successor, subject to the confidentiality provisions of the Credit Agreement.

16.          NOTICES

Any notice and other communication under or in connection with this Deed shall be given in accordance with Section 10.1 (Notices) of the Credit Agreement.

17.          WAIVERS

To the extent permitted by applicable law, the Pledgor unconditionally waives (which waiver the Pledgee hereby accepts) any right it may have:

(a)           under any applicable law, including sections 6:52, 6:262 and 6:263 of the Dutch Civil Code, to suspend (opschorten) its obligations under this Deed;

(b)           under any applicable law, including section 6:265 of the Dutch Civil Code, to rescind (ontbinden) this Deed; and

(c)           under any applicable law, including section 6:228 of the Dutch Civil Code, to nullify (vernietigen) this Deed.

18.          MISCELLEANEOUS

18.1.       Accounts

(11)

EXECUTION VERSION

Subject to proof to the contrary, the entries made in the accounts maintained by the Pledgee are prima facie evidence (dwingend bewifs) of the existence and amounts of the Secured Obligations, save for manifest error.

18.2.       Partial invalidity

The invalidity or unenforceability of any provision of this Deed shall not affect the validity or enforceability of any other provision of this Deed. Any such invalid or unenforceable provision shall be replaced or deemed to be replaced by a provision that is considered to be valid and enforceable. The interpretation of the replacing provision shall be as close as possible to the intent of the invalid or unenforceable provision.

18.3.       Prevalence

To the extent there is a conflict between the provisions of the Credit Agreement and the provisions of this Deed, the provisions of the Credit Agreement shall prevail (but only to the extent that the validity and enforceability of the Right of Pledge and the powers of attorney given pursuant to this Deed are not affected as a consequence).

18.4.       Amendment

This Deed may only be amended by mutual agreement in writing.

19.          COUNTERPARTS

This Deed may be executed in any number of counterparts each of which, when executed by one or more of the parties, shall constitute an original. Delivery of an executed counterpart of a signature page of this Deed by fax or electronic mail shall be effective as delivery of an original counterpart of this Deed.

20.           GOVERNING LAW AND JURISDICTION

20.1.1.    This Deed is governed by the laws of the Netherlands.

20.1.2.     The courts of Amsterdam, the Netherlands have exclusive jurisdiction to settle any dispute arising out or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed). This Clause 20.1.2 is for the benefit of the Pledgee only and shall not limit its right to bring proceedings in connection with this Deed in any other courts with jurisdiction, including but not limited to any State or Federal court of competent jurisdiction in the State, County and City of New York.

[remainder of this page intentionally left blank]

(12)

This Deed has been entered into on the date stated at the beginning of this Deed

BRIDGEWATER PAPER COMPANY

LIMITED

___________________________                                ____________________________

By:                                                                                          By:

Title:                                                                                       Title

GOLDMAN SACHS CREDIT PARTNERS

L.P.

___________________________                                ____________________________

By:                                                                                          By:

Title:                                                                                       Title

[Netherlands Security Agreement]

This Deed has been entered into on the dale stated at the beginning of this Deed.

BRIDGEWATER PAPER COMPANY

LIMITED

___________________________

By:

Title:

GOLDMAN SACHS CREDIT PARTNERS

L.P.

____________________________

By:

Title

[Netherlands Security Agreement]

EXECUTION VERSION

SCHEDULE 1 -LOCATION OF MOVABLE ASSETS

Company	Address
Bridgewater Paper Company Limited	Verbrugge Temeuzen Terminals B.V. Zwedenweg 1 4538 BH Temeuzen The Netherlands

(14)

EXECUTION VERSION

SCHEDULE 2 -FORM OF NOTICE TO THIRD PARTY

To:          Verbrugge Terneuzen Terminals B.V.

Zwedenweg 1

4538 BH Temeuzen

The Netherlands

From:      Bridgewater Paper Company Limited (the "Pledgor")

Copy:     Goldman Sachs Credit Partners L.P. (the "Pledgee")

[place] [date]

Security Agreement to be dated April l, 2008 -Notice

Dear Sir/Madam,

We refer to the agreement between us and you (the "Warehouse Storage Agreement") relating to, inter alia, the warehousing of our movable assets (roerende zaken), including inventory (inventaris) and stock (the "Movable Assets") which will be stored and kept in your warehouse or storage facility located at Zwedenweg 1,4538 BH Temeuzen, the Netherlands.

We hereby inform you that pursuant to a security agreement (non-possessory pledge of movable assets) dated on or about April I, 2008 between ourselves, as Pledgor, and Wachovia Capital Markets, LLC, as Pledgee (the "Security Agreement") the Movable Assets now and hereafter handled, stored and kept by you on behalf of us have been pledged to and in favour of the Pledgee. A copy of the Security Agreement is enclosed to this letter. We hereby instruct you as follows:

(a)           Notification of Loss or Damage/Warehouse Charges. Copies of all notices of damage to the Movable Assets which you issue to us or any of our agents or affiliates should also be sent to the Pledgee, Notice should also be given to the Pledgee, in writing, at least on a monthly basis, of any non-payment by us of warehouse charges or other amounts due to you for 60 days or more, or in the event of the imminent termination or expiration of our Warehouse Storage Agreement. The Pledgee may (but is not obligated to) pay any such charges on our behalf, and extend or renew the Storage Agreement on or of the Pledgee's behalf and you shall not exercise your right to seize any Movable Assets or terminate the Warehouse Storage Agreement without first notifying the Pledgee in writing of your intention to do so and giving the Pledgee a reasonable opportunity, in its discretion, to cure any such default.

(b)           Notation of Right of Pledge in Records. Warehouse records should be marked to indicate clearly that all Movable Assets stored and kept by you are pledged to the Pledgee.

(c)           Verification and Authorisation. From time to time you may be contacted by employees, representatives or agents of the Pledgee to confirm the quantity and type of Movable Assets held for or on behalf of us and to inspect such Movable Assets and the related records upon reasonable notice to you. Please provide such employees; representatives or agents with reasonable access to your warehouse and other assistance which they might require during normal business hours.

(d)           Default Notice. Pursuant to the terms of the Security Agreement we are authorised to use the Movable Assets and sell, transfer or otherwise dispose of any of the Movable Assets until the issuance  of  a  default  notice  (the  "Default Notice").  Upon  the  issuance  of  the  Default Notice  you  will  keep  the  Movable  Assets  on  behalf  of  the  Pledgee  and  the  Pledgee

(15)

EXECUTION VERSION

is authorised to enter upon the premises where the Movable Assets are located and take immediate possession of the Movable Assets and remove the same or have the same delivered to such place or places as the Pledgee may determine.

(e)           Costs and expenses. We will reimburse you for any additional administration or other costs or expenses reasonably incurred by you directly or indirectly as a result of your acceptance of these instructions.

(f)            Revocation. These instructions may be revoked only by the written instruction signed by us and the Pledgee.

Please indicate your agreement to the foregoing by counter-signing this letter and the confirmation attached hereto and return one copy of this letter and the confirmation to us and send one copy to the Pledgee to the following address:

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 36th Floor

Jersey City, NJ 07302

Attention: SBD Operations

Attention: Andrew Caditz

Telecopier: +1212428-1243

Thank you for your cooperation in this matter.

Yours faithfully,

Bridgewater Paper Company Limited

__________________________

By:

Title:

For agreement

Verbrugge Terneuzen Terminals B.V.

___________________________

By:

Title:

(16)

EXECUTION VERSION

CONFIRMATION

To:          Bridgewater Paper Company Limited (the "Pledgor")

To:          Goldman Sachs Credit Partners L.P. (the "Pledgee")

From:      Verbrugge Terneuzen Terminals B.V.

[place] [date]

Security Agreement to be dated March [ $ ], 2008 -Confirmation

Dear Sir/Madam,

We refer to your letter dated March [ $ ], 2008 (the "Letter") with instructions in connection with the pledge of the movable assets (roerende zaken) (the "Movable Assets") which are now and hereafter stored and kept in our warehouse or storage facility located at Zwedenweg 1,4538 BH, Temeuzen, The Netherlands pursuant to a security agreement (non-possessory pledge of movable assets) dated on or about April 1,2008 (the "Security Agreement").

We hereby waive any security right, retention right or other limited right we may have in respect of the Movable Assets pursuant to the applicability of general terms and conditions or otherwise and acknowledge the right of pledge created over the Movable Assets and irrevocably covenant and agree to the Pledgee to comply with the instructions as contained in the Letter. We hereby confirm that upon the issuance of a Default Notice we will keep the Movable Assets on behalf of the Pledgee.

We agree that in the event the Pledgor is in default of the terms of the Warehouse Storage Agreement (as defined in the Letter) and/or upon the issuance of a Default Notice, we will not distrain, return, claim a lien or right of pledge or exercise any other remedies against the Movable Assets and we shall allow the Pledgee and its employees or agents access to the premises where the Movable Assets are held provided that the Pledgee shall have paid or caused to be paid the overdue amounts relating to the Movable Assets due and owing under the Warehouse Storage Agreement.

Yours faithfully,

Verbrugge Terneuzen Terminals B.V.

___________________________

By:

Title:

(17)

EXECUTION VERSION

SCHEDULE 3 -FORM OF DEFAULT NOTICE

To:          Bridgewater Paper Company Limited (the "Pledgor")

To:          Verbrugge Terneuzen Terminals B.V. (the "Third Party")

Zwedenweg 1

4538 BH Terneuzen

The Netherlands

From: [Goldman Sachs Credit Partners L.P.] (the "Pledgee")

[place] [date]

Security Agreement dated 1 April 2008 - Default Notice

Dear Sir/Madam,

We refer to the security agreement (non-possessory pledge of movable assets) dated I April 2008 between Abitibi-Consolidated Inc., as Pledgor, and ourselves, as Pledgee (the "Security Agreement"). All capitalised terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Security Agreement.

This is a Default Notice.

We hereby give you notice that the Pledgor's authorisation (the "Authorisation") (i) to use its Movable Assets, and (ii) to sell, transfer or otherwise dispose of any of its Movable Assets (subject to the terms of the Credit Documents) is terminated.

As of the date of this notice the Third Party stores and keeps the Movable Assets on behalf of us. We are, inter alia, authorised to enter upon any premises where Movable Assets are located and take immediate possession thereof and remove the same or have the same delivered to such place or places as we may determine.

This Default Notice is governed by the laws of the Netherlands.

Yours faithfully,

[Goldman Sachs Credit Partners L.P.]

___________________________                                ____________________________

By:                                                                                          By:

Title:                                                                                      Title:

(18)

EXHIBIT 1-6 TO

CREDIT AND GUARANTY AGREEMENT

ALABAMA RIVER MORTGAGE

EXHIBIT 1-6

THIS INSTRUMENT WAS PREPARED BY

AND WHEN RECORDED MAIL TO:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, New York 10022-4802

Attn: Tamara Katz, Esq.

Re: Alabama River Newsprint Company

County: Monroe

State: Alabama

Space above this line for recorder's use only

LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND LEASES AND FIXTURE FILING

THE MAXIMUM PRINCIPAL AMOUNT SECURED HEREBY SHALL NOT

EXCEED ONE HUNDRED THIRTY SEVEN MILLION FIVE HUNDRED THOUSAND

DOLLARS ($137,500,000) AS PROVIDED IN SECTION 10.4 BELOW

This LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of April ___,2008 (as it may be amended, supplemented or otherwise modified from time to time, this "Mortgage"), by and from ALABAMA RIVER NEWSPRINT COMPANY, an Alabama general partnership, with an address at County Road 39, Perdue Hill, Alabama 36470 ("Mortgagor") to GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership, with an address at 1 New York Plaza, New York, New York 100004, as Administrative Agent and as Collateral Agent for the benefit of the Secured Parties (in such capacity, together with its successors and assigns, "Mortgagee").

RECITALS:

WHEREAS , reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; all capitalized terms defined therein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement), entered into by and among Abitibi-Consolidated Company of Canada, a corporation amalgamated under the laws of the Province of Quebec, Canada ("Borrower"),  Abitibi-Consolidated  Inc.,  a  corporation  amalgamated  under  the

1

laws of Canada ("Holdings"), certain subsidiaries and affiliates of Holdings, as Guarantors, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as Syndication Agent, as Administrative Agent, as Collateral Agent, and as Documentation Agent;

WHEREAS , pursuant to the Credit Agreement the lender parties have agreed to extend term loans to Borrower in a maximum principal amount of up to $450,000,000.00 (the "Loan" or "Loans");

WHEREAS , subject to the terms and conditions of the Credit Agreement, Borrower may enter into one or more Hedge Agreements with one or more Lender Counterparties;

WHEREAS , Mortgagor is an affiliate of the Borrower, as a result of which Mortgagor is a direct or indirect beneficiary of the Loans and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and may receive advances therefrom, whether or not Mortgagor is a party to the Credit Agreement;

WHEREAS , in consideration of the making of the Loan and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, Mortgagor has agreed, subject to the terms and conditions hereof, each other Credit Document and each of the Hedge Agreements, to secure Mortgagor's obligations under the Credit Documents and the Hedge Agreements as set forth herein; and

NOW, THEREFORE , in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

SECTION 1.         DEFINITIONS

1.1  Definitions . Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

"Indebtedness" means (i) with respect to the Borrower, all Obligations (as defined below) and liabilities of every nature of the Borrower now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Credit Documents and any Hedge Agreement; and (ii) with respect to the Borrower or Mortgagor, all obligations and liabilities of every nature of such Borrower or Mortgagor now or hereafter existing under or arising out of or in connection with any other Credit Document, in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided  or  recovered  directly  or  indirectly  from  Mortgagor,  any  Lender or  Lender Counterparty

2

as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Mortgagor now or hereafter existing under this Mortgage. ,

"Mortgaged Property" means all of (i) that certain Lease described on Exhibit B attached hereto and made a part hereof, as the same may be amended, restated, renewed or extended in the future in compliance with this Mortgage, including any options to purchase, extend or renew provided for in such Lease (collectively, the "Subject Lease") and any non-disturbance, attornment and recognition agreement benefiting Mortgagor with respect to the Subject Lease, together with all credits, deposits, privileges, rights, estates, title and interest of Mortgagor as tenant under the Subject Lease (including all rights of Mortgagor to treat the Subject Lease as terminated under Section 365(h) (a "365(h) Election") of the Bankruptcy Code, or any other state or deferral insolvency, reorganization, moratorium or similar law for the relief of debtors (a "Bankruptcy Law"), or any comparable right provided under any other Bankruptcy Law, together with all rights, remedies and privileges related thereto, and all books and records that contain records of payments of rent or security made under the Subject Lease and all of Mortgagor's claims and rights to the payment of damages that may arise from Lessor's failure to perform under the Subject Lease, or rejection of the Subject Lease under any Bankruptcy Law (a "Lease Damage Claim"), Mortgagee having the right, at any time and from time to time, to notify Lessor of the rights of Mortgagee hereunder; (ii) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens, (the "Improvements"; the Land and Improvements are collectively referred to as the "Premises"); (iiii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to or installed in any of the Improvements or the Land and any other fixtures relating thereto, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"); (iv) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits subject to depositors rights and requirements of law (the "Leases"); (v) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"), (vii) to the extent mortgageable or assignable all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "Property Agreements "); (viii) to the extent mortgageable or assignable all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (ix) all property tax refunds payable to Mortgagor (the "Tax Refunds"); (x) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "Proceeds"); (xi) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "Insurance"); and (xii) all of Mortgagor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or

3

compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the " Condemnation Awards"). As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

"Obligations" means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement, any other Credit Documents or any of the Hedge Agreements.

"UCC" means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.2  Interpretation. References to "Sections" shall be to Sections of this Mortgage unless otherwise specifically provided. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect. The rules of construction set forth in Section 1.3 of the Credit Agreement shall be applicable to this Mortgage mutatis mutandis. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2.         GRANT

To secure the full and timely payment of the Indebtedness and the full performance of the Obligations, Mortgagor MORTGAGE, GRANT, BARGAIN, ASSIGN, SELL and CONVEY WITH POWER OF SALE (if available under State law), to Mortgagee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee for so long as any of the Obligations remain outstanding, upon the trust, terms and conditions contained herein.

SECTION 3.         WARRANTIES, REPRESENTATIONS AND COVENANTS

3.1 Title. Mortgagor represents and warrants to Mortgagee that except for the Permitted Liens, (a) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, and (b) this Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

3.2 First Lien Status . Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Credit Documents to the extent related to the Mortgaged Property. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount

4

and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

3.3 Payment and Performance . Mortgagor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed as required under the Credit Documents.

3.4 Replacement of Fixtures . Except as otherwise permitted in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Credit Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

3.5 Inspection . Mortgagor shall permit Mortgagee, and Mortgagee's agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee may reasonably require; provided, such inspections and studies shall pot materially interfere with the use and operation of the Mortgaged Property. '

3.6 Covenants Running with the Land . All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee. In addition, all of the covenants of Mortgagor in any Credit Document party thereto are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

3.7 Condemnation Awards and Insurance Proceeds . Except as otherwise stated in the Credit Agreement, Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, subject to the terms of the Credit Agreement.

5

3.8 Change in Tax Law .. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the Indebtedness or Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Lenders additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Mortgagor shall payor reimburse Mortgagee or the Lenders for payment of the lawful and non-usurious portion thereof.

3.9 Mortgage Tax . Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any Lender or Lender Counterparty pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Credit Documents, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

3.10 Reduction of Secured Amount . In the event that the amount secured by the Mortgage is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Borrower repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

3.11 Prohibited Transfers . Except as expressly permitted by the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, lease or convey all or any part of the Mortgaged Property.

SECTION 4.         DEFAULT AND FORECLOSURE

4.1 Remedies. If an Event of Default has occurred and is continuing, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses: (a) declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable; (b) enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to

6

dispossess Mortgagor; (c) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; (d) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the VCC, Mortgagor agrees that ten (l0) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee shall credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; (e) make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (f) exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or inequity.

4.2 Separate Sales . The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by anyone or more sales.

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4.3 Remedies Cumulative, Concurrent and Nonexclusive . Mortgagee shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the DCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against anyone or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.4 Release of and Resort to Collateral . Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

4.5 Waiver of Redemption, Notice and Marshalling of Assets . To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Borrower waives the statutory right of redemption and equity of redemption.

4.6 Discontinuance of Proceedings. If Mortgagee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee or the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

4.7 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in accordance with Section 8.2 of the Credit Agreement.

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4.8 Occupancy After Foreclosure . Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

4.9 Additional Advances and Disbursements; Costs of Enforcement . If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this Section, or otherwise under this Mortgage or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee or the Lenders in respect thereof, by litigation or otherwise.

4.10 No Mortgagee in Possession . Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee or the Lenders under the Credit Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

SECTION 5.         ASSIGNMENT OF RENTS AND LEASES

5.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or

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not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

5.2 Perfection Upon Recordation . Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

5.3 Bankruptcy Provisions . Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

SECTION 6.         SECURITY AGREEMENT

6.1 Security Interest . This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the, Fixtures, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations subject to the Permitted Liens, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the DCC shall constitute reasonable notice to Mortgagor.

6.2 Financing Statements . Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by

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law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is at the address set forth on Appendix B to the Credit Agreement.

6.3 Fixture Filing . This Mortgage shall also constitute a "fixture filing" for the purposes of the DCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

SECTION 7.         ATTORNEY-IN-FACT

Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (l0) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Fixtures, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; provided, (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8.         MORTGAGEE AS AGENT

Mortgagee has been appointed to act as Mortgagee hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties. Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement; provided, Mortgagee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Requisite Lenders, or (b) after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements. In furtherance

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of the foregoing provisions of this Section, each Lender Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Mortgagee shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Mortgage. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee under this Mortgage shall promptly (i) transfer to such successor Mortgagee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage thereafter accruing. After any retiring or removed Administrative Agent's resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall continue to enure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

SECTION 9.         TERMINATION AND RELEASE.

Upon payment and performance in full of the Obligations, subject to and in accordance with the terms and provisions of the Credit Agreement, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

SECTION 10.      LOCAL LAW PROVISIONS

10.1       The money, property or services that are the subject of the transactions provided for in the Loan and Security Agreement are not primarily for personal, family or household purposes as contemplated by Section.5-19-1(2) of the Code of Alabama 1975, as amended.

10.2       This Mortgage shall be effective as a financing statement filed as a fixture filing for purposes of Article 9 of the Uniform Commercial Code. The fixture filing covers all goods that are or are to become affixed to the Premises. The goods are described by item or type in the granting clauses hereof. Mortgagor is the debtor, and Mortgagee is the secured party. The names of the debtor (Mortgagor) and the secured party (Mortgagee) are given in the first paragraph of this Mortgage. This Mortgage is signed by the debtor (Mortgagor) as a fixture

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filing. The mailing address of Mortgagee set out in the first paragraph of this Mortgage is an address of the secured party from which information concerning the security interest may be obtained. The mailing address of the Mortgagor set out on the first paragraph of this Mortgage is the mailing address for the debtor. A statement indicating the types, or describing the items, of collateral is set forth in the granting clauses of this Mortgage. The real estate to which the goods are or are to be affixed is described in Exhibit A.

10.3       Without limiting anything contained herein, at any time after an Event of Default, this Mortgage shall be subject to foreclosure and may be foreclosed as provided by law in case of past-due mortgages, and Mortgagee shall be authorized, at its option, whether or not possession of the Mortgaged Property is taken, to sell the Mortgaged Property (or such part of parts thereof as Mortgagee may from time to time elect to sell) under the power of sale which is hereby given to Mortgagee, at public outcry, to the highest bidder for cash, at the front or main door of the courthouse of the county in which the Premises to be sold, or a substantial or material part thereof, is located, after first giving notice by publication once a week for three successive weeks of the time, place and terms of such sale, together with a description of the Mortgaged Property to be sold, by publication in a newspaper published in the county or counties in which the Premises to be sold is located. If there is Mortgaged Property to be sold in more than one county, publication shall be made in all counties where the Mortgaged Property to be sold is located, but if no newspaper is published in any such county, the notice shall be published in a newspaper published in an adjoining county for three successive weeks. The sale shall be held between the hours of 11:00 a.m. and 4:00 p.m. on the day designated for the exercise of the power of sale hereunder. Mortgagee may bid at any sale held under this Mortgage and may purchase the Mortgaged Property, or any part thereof, if the highest bidder therefor. The purchaser at any such sale shall be under no obligation to see to the proper application of the purchase money. At any sale all or any part of the Mortgaged Property, real, personal, or mixed, may be offered for sale in parcels or en masse for one total price, and the proceeds of any such sale en masse shall be accounted for in one amount without distinction between the items included therein and without assigning to them any proportion of such proceeds, Mortgagor hereby waiving the application of any doctrine of marshalling or like proceeding. In case Mortgagee, in the exercise of the power of sale herein given, elects to sell the Mortgaged Property in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Mortgaged Property not previously sold shall have been sold or all the Secured Indebtedness shall have been paid in full and this Mortgage shall have been terminated as provided herein. In case of any sale of the Mortgaged Property as authorized by this paragraph, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the non payment of any of the Secured Indebtedness or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as rebuttably presumptive evidence that the facts so stated or recited are true.

10.4        Notwithstanding anything to the contrary in this Mortgage, the maximum aggregate principal amount of indebtedness that is, or under any contingency may be, secured by this Mortgage (including Borrower's obligation to reimburse advances made by Agent), either at execution or any time thereafter (the "Secured Amount"), is One Hundred Thirty Seven Million Five Hundred Thousand Dollars ($137,500,000), plus interest thereon, and any and all

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disbursements made by Mortgagee for the payment of taxes, special assessments or insurance on the Property, any expenses incurred in upholding the lien of this Mortgage, or any amount, cost or charge to which Mortgagee becomes subrogated, upon payment, with interest on such disbursements, expenses and amounts. For purposes of this Mortgage, the amount of the Obligations secured by this Mortgage shall at all times equal only the Secured Amount. The Secured Amount shall be reduced only by the last and final sums that Borrower repays with respect to the Obligations and shall not be reduced by any intervening repayments of the Obligations. So long as any portion of the Obligations remains outstanding, any payments and repayments of the Obligations by Borrower shall not be deemed to be applied against, or to reduce, the portion of the Obligations secured by this Mortgage.

SECTION 11.      LEASEHOLD PROVISIONS

11.1 Mortgagor represents, warrants and agrees as follows:

(a) Mortgagor has delivered to Collateral Agent a true, correct and complete copy of the Subject Lease, including all amendments and modifications, written or oral existing as of the date hereof.

(b) Mortgagor has not executed or entered into any modifications or amendments of the Subject Lease, either orally or in writing, other than written amendments that have been disclosed to Agent in writing. Except as expressly permitted under the Credit Agreement, Mortgagor shall not enter into any new leases of all or any portion of the Mortgaged Property or any modifications or amendments of the Subject Lease except with Collateral Agent's prior written consent which consent shall not be unreasonably withheld or delayed.

(c) No default now exists under the Subject Lease. No event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or would entitle Mortgagor or any other party under the Subject Lease to cancel the same or otherwise avoid its obligations.

(d) Except for this Mortgage or other assignments in favor of Collateral Agent, Mortgagor has not executed any assignment or pledge of the Subject Lease or of Mortgagor's right, title and interest in the same.

(e) This Mortgage conforms and complies with the Subject Lease, does not constitute a violation or default under the Subject Lease, and is and shall at all times constitute a valid lien (subject only to matters permitted by this Mortgage) on Mortgagor's interests in the Subject Lease.

(f) Mortgagor shall pay, when due and payable, the rentals, additional rentals, and other charges required by, and payable under, the Subject Lease in accordance with the Subject Lease.

(g) Mortgagor shall perform and observe all terms, covenants, and conditions that Mortgagor must perform and observe as Lessee under the Subject Lease, and do everything necessary to preserve and to keep unimpaired Mortgagor's rights under the Subject Lease. Mortgagor shall provide all insurance required by the Subject Lease. All such insurance shall comply with this Mortgage. Mortgagor shall enforce the Lessor's obligations under the Subject

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Lease so that Mortgagor may enjoy all its rights as lessee under the Lease. Mortgagor shall furnish to Collateral Agent all information that Collateral Agent may reasonably request from time to time concerning Mortgagor's compliance with the Subject Lease.

(h) Mortgagor shall promptly deliver to Collateral Agent a copy of any notice of default or termination that it receives from the Lessor. Mortgagor shall promptly notify Collateral Agent of any request that either party to the Subject Lease makes for arbitration pursuant to the Subject Lease and the guidelines of the institution of any such arbitration. Mortgagor shall promptly deliver to Collateral Agent a copy of the arbitrators' determination in each such arbitration. Collateral Agent may participate in any such arbitration in such manner as Collateral Agent shall determine appropriate, including following an Event of Default and during the continuance thereof, to the exclusion of Mortgagor if so determined by Collateral Agent in its reasonable discretion.

(i) Mortgagor shall not, without Collateral Agent's consent, consent or refuse to consent to any action that the Lessor or any third party takes or desires to take pursuant to the terms and provisions of such Lease if such action has a material adverse effect on the Subject Lease or Mortgagor's rights thereunder.

(j) Mortgagor's obligations under this Mortgage are independent of and in addition to Mortgagor's obligations under the Subject Lease. Nothing in this Mortgage shall be construed to require Mortgagor or Collateral Agent to take or omit to take any action that would cause a default under the Subject Lease.

11.2 Treatment of Lease in Bankruptcy.

(a) If the Lessor rejects or., disaffirms, or seeks or purports to reject or disaffirm, the Subject Lease pursuant to any Bankruptcy Law, then Mortgagor shall not exercise the 365(h) Election except as otherwise provided in this paragraph. To the extent permitted by law, Mortgagor shall not suffer or permit the termination of any Subject Lease by exercise of the 365(h) Election or otherwise without Mortgagee's consent. Mortgagor acknowledges that because the Subject Lease is a primary element of Mortgagee's security for the Obligations secured hereunder, it is not anticipated that Mortgagee would consent to termination of the Subject Lease. If Mortgagor makes any 365(h) Election in violation of this Mortgage, then such 365(h) Election shall be void and of no force or effect.

(b) Mortgagor hereby assigns to Mortgagee the 365(h) Election with respect to the Subject Lease until the Obligations secured hereunder have been satisfied in full. Mortgagor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Mortgagee may use at any time to protect and preserve Mortgagee's other rights and interests under this Mortgage. Mortgagor further acknowledges that exercise of the 365(h) Election in favor of terminating the Subject Lease would constitute waste prohibited by this Mortgage. Mortgagor acknowledges and agrees that the 365(h) Election is in the nature of a remedy available to Mortgagor under the Subject Lease, and is not a property interest that Mortgagor can separate from the Subject Lease as to which it arises. Therefore, Mortgagor agrees and acknowledges that exercise of the 365(h) Election in favor of preserving the right to possession under the Subject Lease shall not be deemed to constitute Mortgagee's taking or sale

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of the Land (or any element thereof) and shall not entitle Mortgagor to any credit against the Obligations secured hereunder or otherwise impair Mortgagee's remedies.

(c) Mortgagor acknowledges that if the 365(h) Election is exercised in favor of Mortgagor's remaining in possession under the Subject Lease, then Mortgagor's resulting occupancy rights, as adjusted by the effect of Section 365 of the Bankruptcy Code, shall then be part of the Mortgaged Property and shall be subject to the lien of this Mortgage.

11.3 Rejection of Lease by Lessor. If the Lessor rejects or disaffirms the Subject Lease or purports or seeks to disaffirm such Subject Lease pursuant to any Bankruptcy Law, then:

(a) Mortgagor shall remain in possession of the Land demised under the Subject Lease and shall perform all acts necessary for Mortgagor to remain in such possession for the unexpired term of such Subject Lease (including all renewals), whether the then existing terms and provisions of such Subject Lease require such acts or otherwise; and

(b) All the terms and provisions of this Mortgage and the lien created by this Mortgage shall remain in full force and effect and shall extend automatically to all of Mortgagor's rights and remedies arising at any time under, or pursuant to, Section 365(h) of the Bankruptcy Code, including all of Mortgagor's rights to remain in possession of the Land.

11.4 Assignment of Claims to Mortgagee. Mortgagor, immediately upon learning that the Lessor has failed to perform the terms and provisions under the Subject Lease (including by reason of a rejection or disaffirmance or purported rejection or disaffirmance of such Subject Lease pursuant to any Bankruptcy Law), shall notify Mortgagee of any such failure to perform. Mortgagor unconditionally assigns, transfers, and sets over to Mortgagee any and all Lease Damage Claims. This assignment constitutes a present, irrevocable, and unconditional assignment of the Lease Damage Claims, and shall continue in effect until the Obligations secured hereunder have been satisfied in full.

11.5 Offset by Mortgagor . If pursuant to Section 365(h)(2) of the Bankruptcy Code or any other similar Bankruptcy Law, Mortgagor seeks to offset against any rent under the Subject Lease the amount of any Lease Damage Claim, then Mortgagor shall notify Mortgagee of its intent to do so at least 20 days before effecting such offset. Such notice shall set forth the amounts proposed to be so offset and the basis for such offset. If Mortgagee reasonably objects to all or any part of such offset, then Mortgagor shall not effect any offset of the amounts to which Mortgagee reasonably objects. If Mortgagee approves such offset, then Mortgagor may effect such offset as set forth in Mortgagor's notice. Neither Mortgagee's failure to object, nor any objection or other communication between Mortgagee and Mortgagor that relates to such offset, shall constitute Mortgagee's approval of any such offset. Mortgagor shall indemnify Mortgagee against any offset against the rent reserved in any Lease.

11.6 Mortgagor's Acquisition of Interest in Leased Parcel .. If Mortgagor acquires the fee or any other interest in any Land or Improvements originally subject to the Subject Lease, then, such acquired interest shall immediately become subject to the lien of this Mortgage as fully and completely, and with the same effect, as if Mortgagor now owned it and as if this

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Mortgage specifically described it, without, need for the delivery and/or recording of a supplement to this Mortgage or any other instrument. In the event of any such acquisition, the fee and leasehold interests in such Land or Improvements, unless Collateral Agent elects otherwise in writing, remain separate and distinct and shall not merge, notwithstanding any principle of law to the contrary.

11.7 New Lease Issued to Agent . If the Subject Lease is for any reason whatsoever terminated before the expiration of its term and, pursuant to any provision of the Subject Lease, Collateral Agent or its designee shall acquire from Lessor a new lease of the relevant leased premises, then Mortgagor shall have no right, title or interest in or to such new lease or the estate created thereby.

SECTION 12. MISCELLANEOUS

12.1 Notices . Any notice required or permitted to be given under this Mortgage shall be given in accordance with the notice provisions of the Credit Agreement. No failure or delay on the part of Mortgagee or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Mortgage and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Except as permitted in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. Upon payment in full of the Indebtedness and performance in full of the Obligations, or upon prepayment of a portion of the Indebtedness equal to the Net Asset Sale Proceeds for the Mortgaged Property in connection with a permitted Asset Sale, subject to and in accordance with the terms and provisions of the Credit Agreement, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor or, at the request of Mortgagor, assign this Mortgage without recourse. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

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12.2 Governing Law . THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF INSOFAR AS SUCH PRINCIPLES WOULD DEFER TO THE SUBSTANTIVE LAWS OF SOME OTHER JURISDICTION.

12.3 Conflicts of Law . In the event of any conflict or inconsistency with the terms of this Mortgage and the terms of the Credit Agreement, the Credit Agreement shall control.

12.4 Time of Essence . Time is of the essence of this Mortgage.

12.5 WAIVER OF JURY TRIAL . MORTGAGOR AND MORTGAGEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS MORTGAGE. ANY SUCH DISPUTES SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

12.6 Successors and Assigns . This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

12.7 No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Credit Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

12.8 Subrogation . To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

12.9 Credit Agreement . If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

12.10 Waiver of Stay, Moratorium and Similar Rights . Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the

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enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

12.11 Entire Agreement. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

12.12 Counterparts . This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated offshore or in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A thereto. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF , Mortgagor has on the date set forth in the acknowledgment hereto; effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

Alabama River Newsprint Company,

an Alabama general partnership

By: Abitibi-Consolidated Alabama Corporation,

       an Alabama corporation

Its: General Partner

By: /s/ Breen Blaine

Name: Breen Blaine

Title: President

By: Abitibi Consolidated Sales Corporation,

       a Delaware corporation

Its: General Partner

By: /s/ Breen Blaine

Name: Breen Blaine

Title: President

STATE OF NEW YORK              )

                                                          )

COUNTY OF WESTCHESTER   )

I, Ellen Girone                    , a Notary Public                in and for said County, in said State. hereby certify that Breen Blaine whose name as President of Abitibi-Consolidated Alabama Corporation, an Alabama corporation, a general partner of Alabama River Newsprint Company, an Alabama general partnership, is signed to the foregoing conveyance and who is known to me, acknowledged before me On this day that, being informed of the contents of the conveyance. he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the 31st day of March, 2008.

                                                                               /s/ Ellen Girone

                                                                               Notary Public

                                                                               My commission expires: May 15, 2011

STATE OF NEW YORK              )

                                                          )

COUNTY OF WESTCHESTER   )

I, Ellen Girone                    , a Notary Public                in and for said County, in said State. hereby certify that Breen Blaine whose name as President of Abitibi-Consolidated Alabama Corporation, an Alabama corporation, a general partner of Alabama River Newsprint Company, an Alabama general partnership, is signed to the foregoing conveyance and who is known to me, acknowledged before me On this day that, being informed of the contents of the conveyance. he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the 31st day of March, 2008.

                                                                               /s/ Ellen Girone

                                                                               Notary Public

                                                                               My commission expires: May 15, 2011

EXHIBIT A TO

MORTGAGE

Legal Description of Premises:

Tract I

The Real Estate consists of the real property, easements and rights-of-way, all located in Monroe County, Alabama and described as follows:

Commencing at the southeast corner of Section 7, Township 7 North, Range 6 East, Monroe County, Alabama, said point being inside the property to be described, run South 89;43'30" West and along the South line of said Section 7, a distance of255.57 feet to the point of beginning; thence run North 01;02'00" East, 2105.82 feet to a point, thence run South 88;58'00" East, 1865.00 feet to a point, thence run South 01;02'00" West, 2550.00 feet to a point, thence run North 88;58'00" West, 1865.00 feet to a point, thence run north 01;02'00" East, 444.18 feet to the point of beginning and lying in Sections 7, 8, 17 and 18 of Township 7 North, Range 6 East, Monroe County, Alabama.

EASEMENT "A"

A 25 foot wide easement for a pipe bridge described as follows: Commencing at the northwest corner of Section 17, Township 7 North, Range 6 East, Monroe County, Alabama, run South 88;58' East, 1609.50 feet to a point, thence run South 01;02' West, 362.50 feet to the point of beginning; thence continue South 01;02' West, 25 feet to a point, thence run South 88;58' East, 512.50 feet to a point, thence run North 01 ;02' East, 240 feet to a point, thence run South 88;58' East, 157.50 feet to a point, thence run South 01;02' West, 67.50 feet to a point, thence run South 88;58' East, 40 feet to a point, thence run North 01;02' East, 92.50 feet to a point, thence run North 88;58' West, 222.50 feet to a point, thence run South 0]002'West,240.00 feet to a point, thence run North 88;58' West, 487.50 feet to the point of beginning.

EASEMENT "B"

An easement for a tank described as follows: Commencing at the northwest corner of Section 17, Township 7 North, Range 6 East, Monroe County, Alabama, run South 88;58' East, 1739.50 feet to a point, thence run south 01;02' West 515.00 feet to the radius point of the tank, the easement being a circle around the radius point of the tank and having a radius of 45.00 feet.

EASEMENT "C"

An easement for a clarifier described as follows: Commencing at the northwest corner of Section 17, Township 6 North, Range 7 East, Monroe County, Alabama, run South 88;58'

A-1

East, 1949.50 feet to a point, thence run South 01;02' West, 1260.00 feet to the radius point of the clarifier, the easement being a circle around the radius point of the clarifier and having a radius of 90.00 feet.

EASEMENT "D"

An easement for a building described as follows: Commencing at the northwest corner of Section 17, Township 7 North, Range 6 East, Monroe County, Alabama, run South 88;58' East, 2084.50 feet to a point, thence run South 01;02' West, 790.00 feet to the point of beginning, thence continue South 01;02' West, 60.00 feet to a point, thence run South 88;58' East, 120.00 feet to a point, thence run North 01;02' East, 60.00 feet to a point, thence run North 88;58' West, 120.00 feet to the point of beginning.

EASEMENT "E"

An easement for an aeration basin described as follows: Commencing at the northwest corner of Section 17, Township 7 North, Range 6 East, Monroe County, Alabama, run South 88;58' East, 2089.50 feet to a point, thence run South 01;02' West, 1050 feet to the point of beginning, thence continue South 01;02' West, 260.00 feet to a point, thence run South 88;58' East, 130.00 feet to a point, thence run North 01;02' East, 260,00 feet to a point, thence run North 88;58' West, 130.00 feet to the point of beginning.

EASEMENT "F"

An easement for a tank described as follows: Commencing at the northwest corner of Section 17, Township 7 North, Range 6 East, Monroe County, Alabama, run South 88;58' East, 2289.50 feet to a point, thence run South 01;02' West, 710.00 feet to the radius point of a tank, the easement being a circle around the radius point of the tank and having a radius of 37.50 feet.

EASEMENT "G"

An easement for a clarifier described as follows: Commencing at the northwest corner of Section 17, Township 7 North, Range 6 East, Monroe County, Alabama, run South 88;58' East, 3099.50 feet to a point, thence run South 01;02' West, 600.00 feet to the radius point of the clarifier, the easement being a circle around the radius point of the clarifier and having a radius of 75 feet.

TEASEMENT "H"

An easement for a conveyor described as follows: Commencing at the southwest corner of Section 8, Township 7 North, Range 6 East, Monroe County, Alabama, run South 88;58' East, 1609.50 feet to a point, thence run North 01;02' East, 1355.00 feet to the point of beginning;  thence  continue North 01;02'  East,  50.00  feet  to  a  point,  thence  run  South

2

88;58' East, 795.00 feet to a point, thence run South 01;02' West, 368.69 feet to a point, thence run South 29;20' East, 166.42 feet to a point, thence run South 60;40' West, 50.00 feet to a point, thence run North 29;20' West, 178.88 feet to a point, thence run North 01;02' East, 331.30 feet to a point, thence run North 88;58' West, 745.00 feet to the point of beginning.

EASEMENT "I"

An easement for a conveyor and building described as follows: Commencing at the southwest corner of Section 8, Township 7 North, Range 7 East, Monroe County, Alabama, run South 88;58' East, 2749.50 feet to a point, thence run North 01;02' East, 475.00 feet to the point of beginning; thence continue North 01;02' East, 210.00 feet to a point, thence run North 88;58' West, 325.00 feet to a point, thence run South 01 ;02' West, 50.00 feet to a point, thence run South 88;58' East, 160.00 feet to a point, thence run South 01;02' West, 160.00 feet to a point, thence run South 88;58' East, 165.00 feet to the point of beginning.

EASEMENT "J"

A 50 foot wide right-of-way for a railroad right-of-way described as follows: Commencing at the southwest corner of Section 8, Township 7 North, Range 6 East, Monroe County, Alabama, run South 88;58' East, 1609.50 feet to a point, thence run North 01;02' East, 1880.00 feet to the point of beginning; thence continue North 01;02' East, 50.00 feet to a point, thence run South 88;58' East, 1868.03 feet to the point of curvature of a curve to the right, said curve having a radius of 1109.36 feet and a delta angle of 49;30'-30", thence run southeastwardly along the arc of said curve, 958.59 feet to a point, thence run South 39;27'30" East, 99.66 feet, thence run South 50;32'30" West, 50.00 feet to a point, thence run North 39;27'30" West, 99.66 feet to the point of curvature of a curve to the left, said curve having a radius of 1059.36 feet and a delta angle of 40;30'30", thence run northwestwardly along the arc of said curve, 915.39 feet to a point, thence run North 88;58' West, 1868.03 feet to the point of beginning.

EASEMENT "K"

An easement for a sludge press described as follows:

Commencing at the Southwest corner of Section 8, Township 7 North, Range 6 East, Monroe County, Alabama, run South 88 degrees 58 minutes East, 2340 feet to a point; thence run North 1 degree 2 minutes East, 778.75 feet to the point of beginning; thence continue North 1 degree 2 minutes East, 53.00 feet to a point; thence run South 88 degrees 58 minutes East, 1.50 feet to a point; thence run North 1 degree 2 minutes East, 7.00 feet to a point; thence run South 88 degrees 58 minutes East, 36.50 feet to a point; thence run South 1 degree 2 minutes West, 10.00 feet to a point; thence run North 88 degrees 58 minutes West, 5.00 feet to a point; thence run South 1 degree 2 minutes West,  40.00 feet to a point thence run South 88 degrees 58 minutes  East,  5.00  feet  to a point;  thence  run  South  1  degree  2 minutes  West,  10.00  feet  to a  point;  thence  run North  88  degrees  58 minutes  West,  38.00  feet  to  the  point  of  beginning.

3

Together with the benefits of that certain non-exclusive perpetual Reciprocal Easement Agreement as created by instrument dated 03/23/1989 and recorded in Deed Book 639 Page 126 for the purpose of ingress and egress and the continued maintenance and operation of Easements A through K described above in their present locations.

Together with the following described property:

ROADWAY EASEMENT

COMMENCE AT A POINT BEING THE NORTHWEST CORNER OF SECTION 17, TOWNSHIP 7 NORTH, RANGE 6 EAST, MONROE COUNTY, ALABAMA; THENCE, SOUTH 00;08'00" WEST A DISTANCE OF 450.06 FEET TO A POINT; THENCE, SOUTH 88;58'00" EAST A DISTANCE OF 219.93 FEET TO A POINT, SAID POINT BEING THE POINT OF BEGINNING OF THE FOLLOWING DESCRIBED PROPERTY.

THENCE SOUTH 88;58'00" EAST A DISTANCE OF 200.00 FEET TO A POINT; THENCE, SOUTH 01;02'00" WEST A DISTANCE OF 2700.00 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE LEFT, SAID CURVE HAVING A RADIUS OF 375.74 FEET AND A DELTA ANGLE OF 35;00'00", THENCE RUN SOUTHWARDLY AND EASTWARDLY ALONG THE ARC OF SAID CURVE, 229.53 FEET TO A POINT; THENCE SOUTH 33;58'00" EAST A DISTANCE OF 550.00 FEET TO A POINT ON THE NORTH RIGHT-OF-WAY OF COUNTY ROAD NUMBER 39; THENCE, ALONG SAID NORTH RIGHT-OF-WAY, SOUTH 56;02'00" WEST A DISTANCE OF 200.00 FEET TO A POINT; THENCE NORTH 33;58'00" WEST A DISTANCE OF 550.00 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 575.74 FEET AND A DELTA ANGLE OF 35;00'00", THENCE RUN NORTHWARDLY AND EASTWARDLY ALONG THE ARC OF SAID CURVE, 351.70 FEET TO A POINT; THENCE NORTH 01;02'00" EAST A DISTANCE OF 2700.00 FEET TO THE POINT OF BEGINNING. ALL LYING IN AND BEING A PART OF SECTION 17, TOWNSHIP 7 NORTH, RANGE 6 EAST, MONROE COUNTY, ALABAMA.

Tract II

COMMENCING AT THE SOUTHWEST CORNER OF SECTION 8, TOWNSHIP 7 NORTH, RANGE 6 EAST, MONROE COUNTY, ALABAMA, RUN SOUTH 88;-58' EAST ALONG THE NORTH LINE OF SAID SECTION, 542.33 FEET TO A POINT; THENCE RUN NORTH 01;-02' EAST, 1074.00 FEET TO THE POINT OF BEGINNING, THENCE CONTINUE NORTH 01;-02' EAST, 215.50 FEET TO A POINT, THENCE RUN SOUTH 88;-58' EAST, 60.33 FEET TO A POINT, THENCE RUN NORTH 01;-02' EAST, 118 FEET TO A POINT, THENCE RUN NORTH 88;58' WEST, 57.10 FEET TO A POINT, THENCE RUN NORTH 60;15'-10" WEST, 155.06 FEET TO A POINT, THENCE RUN NORTH 88;-58' WEST, 224.33 FEET TO A POINT, SAID POINT BEING ON THE ARC OF A CURVE, SAID CURVE HAVING A RADIUS OF 593.80 FEET AND A DELTA ANGLE OF 76;-46'-47", THENCE RUN NORTHWARDLY AND EASTWARDLY ALONG THE ARC OF SAID CURVE, 795.73 FEET (CHORD BEARS NORTH 52;-38'-36"E FOR 737.51 FEET) TO A POINT, THENCE RUN SOUTH 88;-58' EAST, 117.61 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 593.80 FEET AND A DELTA ANGLE OF 13;-29'-49", THENCE RUN EASTWARDLY ALONG THE ARC OF SAID CURVE, 139.88 FEET (CHORD BEARS SOUTH 82;-13'-05" EAST FOR 139.56 FEET) TO A POINT, THENCE RUN SOUTH 01;02' WEST, 434.31 FEET TO A POINT, THENCE RUN SOUTH 54;- 52'-30" WEST, 138.62 FEET TO A POINT, THENCE RUN NORTH 88;-58' WEST, 74.08 FEET TO A POINT, THENCE RUN SOUTH 01;-02' WEST, 333.50 FEET TO A POINT, THENCE RUN NORTH 88;-58; WEST, 291.17 FEET TO THE POINT OF BEGINNING.

4

TOGETHER WITH a permanent easement for a pipe bridge described as:

COMMENCING AT THE SOUTHWEST CORNER OF SECTION 8, TOWNSHIP 7 NORTH, RANGE 6 EAST, MONROE COUNTY, ALABAMA, RUN SOUTH 88;-58' EAST, 421.50 FEET TO A POINT, THENCE RUN NORTH 01;-02' EAST, 1049.00 FEET TO THE POINT OF BEGINNING, THENCE CONTINUE NORTH 01 ;-02' EAST, 25.00 FEET TO A POINT, THENCE RUN SOUTH 88;_58' EAST, 192.50 FEET TO A POINT, THENCE RUN SOUTH 01"-02' WEST, 25.00 FEET TO A POINT, THENCE RUN NORTH88;-58'WEST, 192.50FEETTOTI-ffiPOINTOFBEGINNING.

Together with the benefits of that certain non-exclusive perpetual Reciprocal Easement Agreement as created by instrument dated 03/23/1989 and recorded in Deed Book 639 Page 126 for the purpose of ingress and egress.

AND TOGETHER WITH A PERMANENT EASEMENT FOR A REASONABLE AND CONVENIENT MEANS OF INGRESS AND EGRESS BY PEDESTRIAN AND VEHICULAR TRAFFIC FROM PUBLIC ROADS AND HIGHWAYS TO THE ABOVE-DESCRIBED REAL PROPERTY ACROSS THE FOLLOWING DESCRIBED REAL PROPERTY:

COMMENCING AT THE SOUTHEAST CORNER OF SECTION 7, TOWNSHIP 7 NORTH, RANGE 6 EAST', MONROE COUNTY, ALABAMA, SAID POINT BEING INSIDE THE PROPERTY TO BE DESCRIBED, RUN SOUTH 89;43'-30" WEST AND ALONG THE SOUTH LINE OF SAID SECTION 7, A DISTANCE OF 255.57 FEET TO THE POINT OF BEGINNING, THENCE RUN NORTH 01;- 02'-00" EAST, 2105.82 FEET TO A POINT, THENCE RUN SOUTH 88;-58'-00" EAST, 1865.00 FEET TO A POINT, THENCE RUN SOUTH 01;-02'-00" WEST, 2550.00 FEET TO A POINT, THENCE RUN NORTH 88;-58'-00" WEST, 1865.00 FEET TO A POINT, THENCE RUN NORTH 01;-02'-00" EAST, 444.18 FEET TO THE POINT OF BEGINNING AND LYING IN SECTIONS 7, 8,17 AND 18 OF TOWNSHIP 7 NORTH, RANGE 6 EAST, MONROE COUNTY, ALABAMA.

LESS AND EXCEPT the real property first above-described and LESS AND EXCEPT the following real property:

COMMENCING AT THE SOUTHWEST CORNER OF SECTION 8, TOWNSHIP 7 NORTH, RANGE 6 EAST, MONROE COUNTY, ALABAMA, RUN SOUTH 88;-58' EAST, 1529.50 FEET TO THE POINT OF BEGINNING, THENCE RUN SOUTH 01;-02' WEST, 375.00 FEET TO A POINT, THENCE RUN NORTH 80;-40' WEST, 378.97 FEET TO A POINT, THENCE RUN NORTH 01 ;-02' WEST, 520.29 FEET TO A POINT, THENCE RUN SOUTH 88;_58' EAST, 375.00 FEET TO A POINT, THENCE RUN SOUTH 01;-02' WEST, 200.00 FEET TO THE POINT OF BEGINNING.

5

EXHIBIT B TO

MORTGAGE

Description of Lease

Lease by and between the Industrial Development Board of Monroe County and Alabama River Newsprint Company, dated as of October 1,1988 and recorded in Deed Book 354 at page 495 in the office of the Judge of Probate of Monroe County, Alabama together with that certain Supplemental Lease Agreement by and between the Industrial Development Board of Monroe County and Alabama River Newsprint as recorded in Deed Book 411 at page 299 in the office of the Judge of Probate of Monroe County, Alabama and as further supplemented by Second Supplemental Lease Agreement by and between the Industrial Development Board of Monroe County and Alabama River Newsprint as recorded in Deed Book 519 at page 239 in the office of the Judge of Probate of Monroe County, Alabama.

6

EXHIBIT J TO

CREDIT AND GUARANTY AGREEMENT

LANDLORD WAIVER AND CONSENT

To: The Collateral Agent (as defined below)

[____________], a [________] (together with its successors and assigns, the "Company"), is the lessee under that certain Lease, dated ______ (as amended, modified, extended, substituted and replaced from time to time, the "Lease") between the Company and the undersigned (together with its successors and assigns, the "Lessor") covering real property located in (the "Premises"), more fully described in the Lease which is attached hereto and made a part hereof as Exhibit A. The Lessor is the sole owner of the Premises. The Company has certain of its assets located on the Premises.

The Company has entered or will enter into that certain Credit and Guaranty Agreement (the "Credit Agreement") between the Company, Goldman Sachs Credit Partners L.P., as administrative agent, and the other parties thereto, pursuant to which the Company, among other things, has granted or will grant to the collateral agent for the secured parties (together with its respective successors and assigns, in such capacity, the "Collateral Agent") security interests and liens in, among other things, all of the Company's inventory and certain other property located on the Premises (the "Collateral").

To induce the Collateral Agent and the various lenders (together with their respective agents and assigns) to enter into the Credit Agreement, and for ten dollars ($I0.00) and other good and valuable consideration, the Lessor hereby agrees that:

1.     It will not assert against any of the Company's assets (including the Collateral) any statutory, contractual or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives. It disclaims any and all ownership rights and interests in the Collateral. Legal and beneficial title thereto remains and will continue to remain the Company and it has no rights in the Collateral and no power to transfer rights in the Collateral to a secured party.

2.     None of the Collateral located on the Premises shall be deemed to be fixtures.

3.     It will notify the Collateral Agent in writing if the Company defaults on obligations to the Lessor under the Lease and allow the Collateral Agent fifteen (15) days after its receipt of notice in which to cure or cause the Company to cure any such defaults; provided, that the Collateral Agent shall not be under any obligation to cure any such defaults.

4.     If, for any reason whatsoever, the Lessor either deems itself entitled to redeem or take possession of the Premises during the term of the Lease or intends to sell or otherwise transfer all or any of its interest in the Premises, the Lessor will notify the Collateral Agent fifteen (15) days before taking such action, or, subject to Section 5, upon termination of the Lease;

5.     If the Company defaults on its obligations to the Collateral Agent and the lenders under the Credit Agreement referred to above, and as a result, the Collateral Agent undertakes to enforce its respective security interest in the Collateral, the Lessor will permit the Collateral Agent to assemble or remove all of the Collateral located on the Premises or remain on the Premises, for a period of sixty (60) days after the Collateral Agent notifies the Lessor of the existence of such default and of the intent to exercise its rights under this paragraph, provided the Collateral Agent pays the rental payments due under the Lease and allocable to the period of time the Collateral Agent uses the Premises, and the Lessor will not hinder the Collateral Agent's actions in enforcing its liens on the Collateral.

EXHIBIT J-l

6.     If the Collateral Agent shall conveyor assign its rights under or pursuant to the applicable loan documentation it has entered into with the Company to any successor or assign, then such successor or assign shall enjoy all rights and privileges and be subject to all obligations of the Collateral Agent hereunder and there shall be no further liability of the Collateral Agent hereunder. The Collateral Agent shall give prompt written notice to Lessor of any such assignment.

7.     The Lessor certifies that (a) the Lessor is the lessor under the Lease, (b) the Lease is in full force and effect and has not been amended, modified or supplemented except as set forth on Exhibit A annexed hereto, (c) there is no defense, offset, claim or counterclaim by or in favor of Lessor against the Company under the Lease or against the obligations of Lessor under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Lessor has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to the Collateral Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the fax number or address stated herein. All notices and communications shall be faxed to the relevant fax number or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

The Lessor further acknowledges and agrees that the provisions of this Landlord Waiver and Consent shall run to the benefit of the Collateral Agent (which is an express third party beneficiary hereof), and shall be entitled to receive the benefits and exercise its rights and remedies hereunder.

The agreements contained herein shall continue in force until all of the obligations to the Collateral Agent and the lenders have been paid and satisfied in full and the Credit Agreement has been terminated.

The Lessor will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Lessor, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Lessor.

EXHIBIT J-2

Executed and delivered this___ day of ______, 200__.

(NAME OF LESSOR]

[Address of Lessor]

[Fax Number of Lessor]

______________________

Name:

Title:

EXHIBIT J-3

EXHIBIT A

LEASE

EXHIBIT J-4

_________,200_

To:          [Bailee]

[Address]

Attention: [______________]

Telecopier: [______________]

From:      [Company]1

[Address]

Attention: [_______________]

Telecopier: [_______________]

[______________], a [________ ] (the "Company") expects to deliver certain inventory to you for processing, warehouse storage or distribution (such inventory heretofore or hereafter delivered to you being referred to as the "Bailed Inventory") at your address set forth above (the "Premises").

The Company has entered or will enter into that certain Credit and Guaranty Agreement (the "Credit Agreement") between the Company, Goldman Sachs Credit Partners L.P., as administrative agent, and the other parties thereto, pursuant to which the Company, among other things, has granted or will grant to the collateral agent for the secured parties (together with its respective successors and assigns, in such capacity, the "Collateral Agent") security interests and liens in, among other things, the Bailed Inventory and certain other property of the Company (collectively, the "Collateral"), located and to be located upon the Premises.

To induce the Collateral Agent and lenders (together with their respective agents, successors and assigns) to enter into the Credit Agreement, and for other good and valuable consideration, you hereby represent, warrant, covenant and agree as follows:

1.            You are holding the Collateral for the benefit of the Collateral Agent. You disclaim any and all ownership rights and interests in the Collateral. Legal and beneficial title thereto remains and will continue to remain in the Company and you have no rights in the Collateral and no power to transfer rights in the collateral to a secured party.

2.            The Collateral Agent's security interests in the Collateral are senior to all of your liens, claims and interests, if any, in the Collateral.

3.            You will not assert against any of the Collateral any statutory or possessory liens, including without limitation, warehouseman's liens, processor's liens, rights of levy and distraint for rent. You will not offset any amounts due from the Company against the Collateral.

4.            You maintain and will continue to maintain a system whereby the Collateral is clearly identified as being owned by the Company and is kept separate and distinct from your property and any other property in your possession.

5.            You will allow the Collateral Agent to inspect and remove the Collateral upon its request during normal business hours at any time and from time to time.

6.            You will inform all of your creditors who seek to obtain a security interest in your property located at the Premises that the Collateral is owned by the Company, subject to the Collateral Agent's prior security interest therein and lien thereon.

__________________________

1 Note: Please revise as necessary to reflect the scenario where multiple Credit Parties keep inventory with the same bailee .

EXHIBIT J-5

7.            You will notify the Collateral Agent if the Company defaults on its obligations to you under any agreement between you and the Company. You will allow the Collateral Agent thirty (30) days after its receipt of such notice in which to cure, or cause the Company to cure, any such defaults, regardless of any contrary terms in your agreements with the Company.

8.            If the Company defaults on its obligations to the Collateral Agent and lenders, and, as a result, the Collateral Agent undertakes to enforce its security interest in the Collateral, you shall (i) permit the Collateral Agent to assemble, remove, and enforce its liens against all of the Collateral located on the Premises, (ii) not hinder the Collateral Agent's actions in enforcing its liens on the Collateral, and (iii) hold the Collateral at the Premises for the Collateral Agent's account for up to sixty (60) days after notice of default from the Collateral Agent.

9.            In the event that you issue warehouse receipts or other documents of title which evidence any Collateral now or hereafter delivered by the Company to you, (i) such receipts shall be nonnegotiable and issued to or for the account of the Company at such time and (ii) you shall provide the Company with copies of such receipts or other documents upon its request therefor.

10.          At the Collateral Agent's reasonable request, you will execute and deliver, or cause to be delivered, such other documents, and take such further actions, as may be necessary in the reasonable opinion of the Collateral Agent to further effectuate the purposes hereof.

Notwithstanding anything to the contrary in the foregoing provisions, you are authorized to release any of the Collateral to the Company or its authorized agent upon the Company's request, subject, however, to the following conditions: upon the written direction of the Collateral Agent, you shall refuse to release the Collateral to the Company or its agents, and you shall only release such Collateral to the Collateral Agent or the party designated by the Collateral Agent in such written direction.

The Company agrees that you shall have no liability to the Company if you comply with the Collateral Agent's written direction as described above. The Company further agrees that it will continue to pay, if required under and pursuant to its existing arrangement with you, all warehousing, handling and other fees and expenses related to the processing, storage, distribution and other handling of the Collateral and will reimburse you for all reasonable costs or expenses incurred as a direct result of your compliance with the terms and provisions of this letter.

Any notices required or desired to be given hereunder shall be directed to the party to be notified at the fax number or address stated herein. All notices and communications shall be faxed to the relevant fax number or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

You further acknowledge and agree that the provisions of this letter shall run to the benefit of the Collateral Agent (which is an express third party beneficiary hereof).

The agreements contained herein shall continue in force until the Collateral Agent notifies you in writing that all of the indebtedness and other obligations to the Collateral Agent have been paid and satisfied in full and the Credit Agreement has been terminated.

You will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon your successors, assigns and personal representatives, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from you.

EXHIBITJ-6

Executed and delivered this ______ day of_______, 200__.

                                                                               [COMPANY]

                                                                               By: _______________________

                                                                               Name:

                                                                               Title:

ACKNOWLEDGED AND AGREED:

[BAILEE]

By: ________________________

Name:

Title:

EXHIBIT J-7

_________, 200___

To:         [Consignee]

[Address]

Attention: [____________]

Telecopier: [____________]

From:     [Company]1

[Address]

Attention: [_____________]

Telecopier: [_____________]

[___________], a [_________] (the "Company") expects to deliver certain inventory to you to be stored at your address set forth above (the "Premises") until purchased by you in the ordinary course of your business in accordance with the Consignment Agreement (such inventory heretofore or hereafter delivered to 'you being referred to as the "Bailed Inventory").

The Company has entered or will enter into that certain Credit and Guaranty Agreement (the "Credit Agreement") between the Company, Goldman Sachs Credit Partners L.P., as administrative agent, and the other parties thereto, pursuant to which the Company, among other things, has granted or will grant to the collateral agent for the secured parties (together with its respective successors and assigns, in such capacity, the "Collateral Agent") security interests and liens in, among other things, the Bailed Inventory and certain other property of the Company (collectively, the "Collateral"), located and to be located upon the Premises.

To induce the Collateral Agent and lenders to enter into the Credit Agreement, and for other good and valuable consideration, you hereby represent, warrant, covenant and agree as follows:

1.      You are holding the Collateral for the benefit of the Collateral Agent. You disclaim any and all ownership rights and interests in the Collateral, except for Bailed Inventory which has been purchased and accepted by you in accordance with the terms of the Consignment Agreement between you and the Company as in effect on the date hereof (the "Consignment Agreement"). Until any such purchase and acceptance, legal and beneficial title thereto remains and will continue to remain in the Company and you have no rights in the Collateral and no power to transfer rights in the collateral to a secured party.

2.      The Collateral Agent's security interests in the Collateral are senior to all of your liens, claims and interests, if any, in the Collateral.

3.      You will not assert against any of the Collateral any statutory or possessory liens, including without limitation, warehouseman's liens. You will not offset any amounts due from the Company against the Collateral.

4.      You maintain and will continue to maintain a system whereby, until any Bailed Inventory is purchased by you in accordance with the Consignment Agreement, the Collateral is clearly identified as being owned by the Company and is kept separate and distinct from your property and any other property in your possession.

5.      You will allow the Collateral Agent to inspect and remove the Collateral upon its request during normal business hours on reasonable prior notice at any time and from time to time.

______________________

1 Note: Please revise as necessary to reflect the scenario where multiple Credit Parties keep inventory with the same bailee.

EXHIBIT J-8

6.      You will inform all of your creditors who seek to obtain a security interest in your property located at the Premises that the Collateral is owned by the Company, subject to the Collateral Agent's prior security interest therein and lien thereon.

7.      If the Company defaults on its obligations to the Collateral Agent and lenders, and, as a result, the Collateral Agent undertakes to enforce its security interest in the Collateral, you will (i) permit the Collateral Agent to assemble, remove, and enforce their liens against all of the Collateral located on the Premises, (ii) not hinder the Collateral Agent's actions in enforcing its liens on the Collateral, and (iii) hold the Collateral at the Premises for the Collateral Agent's account for up to sixty (60) days after notice of default from the Collateral Agent.

8.      You will not issue any warehouse receipts or other documents of title which evidence any Collateral now or hereafter delivered by the Company to you.

9.      At the Collateral Agent's reasonable request, you will execute and deliver, or cause to be delivered, such other documents, and take such further actions, as may be necessary in the reasonable opinion of the Collateral Agent to further effectuate the purposes hereof.

Notwithstanding anything to the contrary in the foregoing provisions, you are authorized to (i) continue to purchase the Bailed Inventory in the ordinary course of your business in accordance with the terms of the Consignment Agreement and (ii) release any of the Collateral to the Company or its authorized agent upon the Company's request, subject, however, to the following conditions: upon the written direction of the Collateral Agent, (x) you shall report to the Collateral Agent your purchase of any of the Bailed Inventory in accordance with the terms of the Consignment Agreement, and you shall send to the Collateral Agent all notices and other communications that you are required to send to the Company under the terms of the Consignment Agreement, and (y) you shall refuse to release the Collateral to the Company or its agents, and you shall only release such Collateral to the Collateral Agent or the party designated by the Collateral Agent in such written direction.

The Company agrees that you shall have no liability to the Company if you comply with the Collateral Agent's written direction as described above. The Company further agrees that it will reimburse you for all reasonable costs or expenses incurred as a direct result of your compliance with the terms and provisions of this letter.

Any notices required or desired to be given hereunder shall be directed to the party to be notified at the fax number or address stated herein. All notices and communications shall be faxed to the relevant fax number or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

You further acknowledge and agree that the provisions of this letter shall run to the benefit of the Collateral Agent (which is an express third party beneficiary hereof), and shall be entitled to receive the benefits and exercise its rights and remedies hereunder.

The agreements contained herein shall continue in force until the Collateral Agent notifies you in writing that all of the Obligations to the Collateral Agent and the lenders have been paid and satisfied in full and the Credit Agreement has been terminated.

You will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon your successors and assigns and personal representatives.

EXHIBIT J-9

Executed and delivered this ______ day of_______, 200__.

                                                                               [COMPANY]

                                                                               By: _______________________

                                                                               Name:

                                                                               Title:

ACKNOWLEDGED AND AGREED:

[CONSIGNEE]

By: ________________________

Name:

Title:

EXHIBIT J-10

EXHIBIT K TO

CREDIT AND GUARANTY AGREEMENT

MASTER INTERCOMPANY NOTE

New York, New York

April [_____], 2008

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a "Payor"), hereby promises to pay on demand to such other entity listed below (each, in such capacity, a "Payee"), in lawful money of the United States of America (or otherwise as agreed between Payor and Payee) in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor, other than any such loans and advances that are evidenced by other promissory notes. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note ("Note") is an intercompany note executed in connection with (i) the Credit and Guaranty Agreement dated as of April [___], 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; each capitalized term used but not defined herein, unless otherwise noted, having the meaning given it in the Credit Agreement) among Abitibi-Consolidated COMPANY OF CANADA, a company amalgamated under the laws of the Province of Quebec, Canada, as Borrower ("Borrower"), ABITIBI-CONSOLIDATED INC., a corporation amalgamated under the laws of Canada ("Holdings"), and CERTAIN SUBSIDIARIES AND AFFILIATES OF HOLDINGS, as Guarantors (the "Guarantors"), the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Joint Lead Arranger, Joint Bookrunner, Syndication Agent, Documentation Agent, Collateral Agent and Administrative Agent (together with its permitted successors in such capacity, "Administrative Agent"), and GOLDMAN SACHS CREDIT PARTNERS L.P., as Collateral Agent (together with its permitted successors in such capacity, "Collateral Agent"). This Note is subject to the terms of the Credit Agreement, and shall be pledged by each Payee pursuant to the US Security Agreements to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that the Administrative Agent and Collateral Agent under the Credit Agreement may exercise all rights provided in the Credit Agreement and each US Security Agreement (as defined in the Credit Agreement) with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is Borrower or a Guarantor to any Payee other than Borrower shall be unsecured and subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations (as defined in the Credit Agreement) of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor's guarantee of the Obligations (as defined in the Credit Agreement) (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as "Senior Indebtedness"):

(i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note

EXHIBIT K-l

and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as "Restructured Debt Securities")) shall be made to the holders of Senior Indebtedness;

(ii)   if an Event of Default occurs and is continuing with respect to any Senior Indebtedness, then no payment or distribution of any kind or character shall be made by the Payor under this Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agrees that the subordination of this Note is for the benefit of the holders of Senior Indebtedness, and the agent under the Credit Agreement may, on behalf of itself and any holder of Senior Indebtedness and subject to the terms of the Credit Agreement and the other documents executed in connection therewith, proceed to enforce the subordination provisions herein.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

Additional Payors and Payees may become parties to this Note by executing a counterpart signature page to this Note. Upon delivery of such counterpart signature page, notice of which is waived by all parties hereto, such Payor or Payee, as the case may be, shall become a party hereto as fully as if it were an original signatory hereto. Each Payor agrees that its obligations under or evidenced by this Note shall not be diminished or impaired by the addition of an additional Payor.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

[Signature pages follow]

EXHIBIT K-2

IN WITNESS WHEREOF , each of the undersigned has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first above written.

ABITIBI-CONSOLIDATED COMPANY OF

CANADA

By:        ________________________

Name:

Title:

ABITIBI-CONSOLIDATED INC.

By:        ________________________

Name:

Title:

DONOHUE CORP.

By:        ________________________

Name:

Title:

ABITIBI CONSOLIDATED SALES

CORPORATION

By:        ________________________

Name:

Title:

ABITIBI-CONSOLIDATED CORP.

By:        ________________________

Name:

Title:

AUGUSTA WOODLANDS, LLC

By:        ________________________

Name:

Title:

EXHIBIT K-3

ABITIBI-CONSOLIDATED ALABAMA

CORPORATION

By:        ________________________

Name:

Title:

ALABAMA RIVER NEWSPRINT COMPANY

By:        ________________________

Name:

Title:

1508756 ONTARIO INC.

By:        ________________________

Name:

Title:

DONOHUE RECYCLING INC.

By:        ________________________

Name:

Title:

DONOHUE MALBAIE INC.

By:        ________________________

Name:

Title:

MARKETING DONOHUE INC.

By:        ________________________

Name:

Title:

6169678 CANADA INCORPORATED

By:        ________________________

Name:

Title:

3834328 CANADA INC.

By:        ________________________

Name:

Title:

EXHIBIT K-4

ABITIBI-CONSOLIDATED NOVA SCOTIA

INCORPORATED

By:        ________________________

Name:

Title:

LES EXPLORATIONS TERRA NOVA LTEE.

By:        ________________________

Name:

Title:

LA COMPAGNIE DE PULPE DE JONQUIERE

By:        ________________________

Name:

Title:

THE INTERNATIONAL BRIDGE AND

TERMINAL COMPANY

By:        ________________________

Name:

Title:

SCRAMBLE MINING LTD.

By:        ________________________

Name:

Title:

3224112 NOVA SCOTIA LIMITED

By:        ________________________

Name:

Title:

COMPAGNIE DE FLOITAGE DU ST-MAURICE

LTEE.

By:        ________________________

Name:

Title:

EXHIBIT K-5

PRODUITS FORESTIERS SAGUENAY INC.

By:        ________________________

Name:

Title:

PRODUITS FORESTIERS LA TUQUE INC.

By:        ________________________

Name:

Title:

MANICOUAGAN POWER COMPANY

By:        ________________________

Name:

Title:

ABITIBI-CONSOLIDATED HYDRO INC.

By:        ________________________

Name:

Title:

ACH LIMITED PARTNERSHIP

By:        ________________________

Name:

Title:

ACH KENORA INC.

By:        ________________________

Name:

Title:

ACH NORMAN INC.

By:        ________________________

Name:

Title:

ACH FORT FRANCES INC.

By:        ________________________

Name:

Title:

EXHIBIT K-6

ACH STURGEON FALLS INC.

By:        ________________________

Name:

Title:

ACH CALM LAKE INC.

By:        ________________________

Name:

Title:

ACH TWIN FALLS INC.

By:        ________________________

Name:

Title:

ACH IROQUOIS FALLS INC.

By:        ________________________

Name:

Title:

ACH ISLAND FALLS INC.

By:        ________________________

Name:

Title:

BRIDGEWATER PAPER COMPANY LIMITED

By:        ________________________

Name:

Title:

CHESHIRE RECYCLING LTD

By:        ________________________

Name:

Title:

BRIDGEWATER PAPER LEASING LTD.

By:        ________________________

Name:

Title:

EXHIBIT K-7

ALLONGE

This Allonge is attached to and made a part of that certain Master Intercompany Note dated as of April [__], 2008 (as it may be amended, restated or modified from time to time, the "Note") made by and between ABITIBI-CONSOLIDATED COMPANY OF CANADA, ABITIBI-CONSOLIDATED INC., and CERTAIN SUBSIDIARIES AND AFFILIATES OF ABITIBI-CONSOLIDATED INC. (each in its capacity as a "Payee" thereunder and, collectively the "Payees"). The outstanding principal amount owing from time to time under the Note is evidenced on the books and records of the Payees, as more fully set forth in the Note.

Each of the undersigned hereby assigns and transfers its rights under the Note to the order of

               ______________________________

Dated as of _________________, 20__

[Signature pages follow]

EXHlBITK-8

ABITIBI-CONSOLIDATED COMPANY OF

CANADA

By:        ________________________

Name:

Title:

ABITIBI-CONSOLIDATED INC.

By:        ________________________

Name:

Title:

DONOHUE CORP.

By:        ________________________

Name:

Title:

ABITIBI CONSOLIDATED SALES

CORPORATION

By:        ________________________

Name:

Title:

ABITIBI-CONSOLIDATED CORP.

By:        ________________________

Name:

Title:

AUGUSTA WOODLANDS, LLC

By:        ________________________

Name:

Title:

ABITIBI-CONSOLIDATED ALABAMA

CORPORATION

By:        ________________________

Name:

Title:

ALABAMA RIVER NEWSPRINT COMPANY

By:        ________________________

Name:

Title:

EXHIBIT K-9

1508756 ONTARIO INC.

By:        ________________________

Name:

Title:

DONOHUE RECYCLING INC.

By:        ________________________

Name:

Title:

MARKETING DONOHUE INC.

By:        ________________________

Name:

Title:

6169678 CANADA INCORPORATED

By:        ________________________

Name:

Title:

3834328 CANADA INC.

By:        ________________________

Name:

Title:

ABITIBI-CONSOLIDATED NOVA SCOTIA

INCORPORATED

By:        ________________________

Name:

Title:

LES EXPLORATIONS TERRA NOVA LTEE.

By:        ________________________

Name:

Title:

LA COMPAGNIE DE PULPE DE JONQUIERE

By:        ________________________

Name:

Title:

EXHIBIT K-10

THE INTERNATIONAL BRIDGE AND

TERMINAL COMPANY

By:        ________________________

Name:

Title:

SCRAMBLE MINING LTD.

By:        ________________________

Name:

Title:

3224112 NOVA SCOTIA LIMITED

By:        ________________________

Name:

Title:

PRODUITS FORESTIERS SAGUENAY INC.

By:        ________________________

Name:

Title:

BRIDGEWATER PAPER COMPANY LIMITED

By:        ________________________

Name:

Title:

CHESHIRE RECYCLING LTD

By:        ________________________

Name:

Title:

EXHIBIT K-11